Exhibit 4.1

THE DAYTON POWER AND LIGHT COMPANY TO IRVING TRUST COMPANY TRUSTEE
FIRST AND REFUNDING MORTGAGE DATED AS OF OCTOBER 1, 1935

As amended and supplemented by a Sixth Supplemental Indenture, dated as of February 1, 1952; a Seventh Supplemental Indenture, dated as of September 1, 1954; a Tenth Supplemental Indenture, dated as of June 1, 1963; an Eleventh Supplemental Indenture, dated as of May 1, 1967; a Twelfth Supplemental Indenture, dated as of June 15, 1968; a Thirteenth Supplemental Indenture, dated as of October 1, 1969; a Fourteenth Supplemental Indenture, dated as of June 1, 1970; a Fifteenth Supplemental Indenture, dated as of August 1, 1971; a Sixteenth Supplemental Indenture, dated as of October 3, 1972; a Seventeenth Supplemental Indenture, dated as of November 1, 1973; a Nineteenth Supplemental Indenture, dated as of August 1, 1975; A Twentieth Supplemental Indenture, dated as of November 15, 1976, a Twenty-first Supplemental Indenture, dated as of April 15, 1977; a Twenty-second Supplemental Indenture, dated as of October 15, 1977, a Twenty-third Supplemental Indenture, dated as of April 1, 1978, a Twenty-fourth Supplemental Indenture, dated as of November 1, 1978, a Twenty-fifth Supplemental Indenture, dated as of August 1, 1979, a Twenty-sixth Supplemental Indenture, dated as of December 1, 1979; a Twenty-seventh Supplemental Indenture, dated as of February 1, 1981, a Twenty-eighth Supplemental Indenture, dated as of February 18, 1981, and a Twenty-ninth Supplemental Indenture, dated as of September 1, 1981.

Composite Copy Without Property Description

The First and Refunding Mortgage was also supplemented by a First Supplemental Indenture, dated as of March 1, 1937, which provided for the creation of Bonds of 3¼% Series Due 1962, and amended and supplemented by a Second Supplemental Indenture, dated as of January 1, 1940, which provided for the creation of Bonds of 3% Series Due 1970, a Third Supplemental Indenture, dated as of October 1, 1945, which provided for the creation of Bonds of 2¾ Series Due 1975, a Fourth Supplemental Indenture, dated as of January 1, 1948, which provided for the creation of bonds 3% Series Due 1978, a Fifth Supplemental Indenture, dated as of December 1, 1948, which provided for the creation of Bonds of 3% Series A Due 1978, an Eighth Supplemental Indenture, dated as of November 1, 1957, which provided for the creation of Bonds of 5% Series Due 1987, a Ninth Supplemental Indenture, dated as of March 1, 1960, which provided for the creation of Bonds of 5¼% Series Due 1990, and an Eighteenth Supplemental Indenture, dated as of October 1, 1974, which provided for the creation of Bonds of 10½% Series Due 1981, all of which Bonds have been redeemed or otherwise retired.

NOTES

Omitted from the composite printing are the forms of coupon bond, coupon, fully registered bond of Trustee’s Certificate set forth in the Third, Fourth, Fifth, and Sixth Supplemental Indentures for the series of Bonds provided for therein. See the comparable forms, which are generally similar, set forth in the Seventh Supplemental Indenture for the Bonds of 3% Series Due 1984.

Volume 1 - Table of Contents: Text Pages 1 to 410

THE DAYTON POWER AND LIGHT COMPANY

First and Refunding Mortgage, as Amended

and Supplemented

TABLE OF CONTENTS
Page
Parties	1
Recitals	4
Authorization by Board of Directors	4
Granting Clause	4
Description of Property	5
First
Real Property, Leases and Leasehold Interests 5
Second
Electric Generating Plants	5
Third
Transmission Lines	5
Fourth
Substations and Substation Sites	6
Fifth
Electric Distribution Systems	6
Sixth
Steam Heating Plants	7

i

Page
Seventh
Steam and Hot Water Heating Distribution Systems	7
Eighth
Gas Distribution Systems	8
Ninth
Water Plant	8
Tenth
Water Distribution System	8
Eleventh
Office and Departmental Buildings	9
Twelfth
Telephone Lines	9
Thirteenth
Franchises	9
Fourteenth
Other Real Estate and Appurtenances	10
Fifteenth
Property Hereafter to Become Subject to the Lien of this Indenture	11
Habendum Clauses	12
Subject Clauses	12
Grant in Trust	13
Defeasance Clause	13
Covenant Clause	14

ARTICLE ONE
Definitions

		Page
Sec. 1.	Terms Defined	14
Sec. 2.	Company	14
	Affiliate	14
	Control	14
	Trustee	15
	Indenture	15
	The Lien Hereof	15
	Bonds	15
	Holder of Bonds	15
	Excepted Encumbrances	15
	Mortgaged and Pledged Property	16
	Outstanding	18
Sec. 3.	Resolution	17
	Treasurer’s Certificate	17
	Opinion of Counsel	17
	Engineer	18
	Engineer’s Certificate	18
	Appraiser	18
	Accountant	18
	Independent	18
	Approval of Engineer, Appraiser, Accountant	18
	Continuance of Appointment and Approval of Engineer,
	Appraiser, etc.	19
	Sound Accounting Practice	19
Sec. 4	Property Additions	19
	Retirements	20
	Minimum Provision for Depreciation	21
	Operating Revenues	21
Sec. 5.	Funded Property	21
	Funded Cash	24
Sec. 6.	Prior Liens	24
	Prior Lien Bonds	24
	Outstanding Prior Lien Bonds	24
Sec. 7.	Net Earning Certificate	25

ARTICLE TWO
Form, Execution, Registration and Exchange of Bonds

ARTICLE FIVE
Issuance of Bonds Upon the Basis of Property Additions

v

ARTICLE EIGHT
Particular Covenants of Company

ARTICLE FIFTEEN
Merger, Consolidation and Sale

x

ARTICLE SEVENTEEN
Discharge of Mortgage

ARTICLE TWENTY
Additional Provisions as to Evidence of Compliance With
Indenture Provisions and Certificates as to Fair Value
		Page
Sec. 1.	As Evidence of Compliance, Company to furnish Trustee in Certain Instances	147
	Treasurer’s Certificate	147
	Opinion of Counsel	147
	Each Certificate Contains Certain Statements	148
Sec. 2.	Company to Furnish Trustee with Certificate as to Fair Value of Securities	148
	Certificate of an Independent Expert	148
ARTICLE TWENTYONE
Miscellaneous
Sec. 1.	Indenture for Parties and Holders of Bonds Outstanding hereunder	149
Sec. 2.	Cash held by Trustee may be Invested in United States Bonds	149
Sec. 3.	Procedure when Bonds not presented for Payment	150
Sec. 4.	Successors and Assigns	151
Sec. 5.	Interpretation guided by the Trust Indenture Act	151
Sec. 6.	Execution in Counterparts	153
TESTIMONIUM		153
SIGNATURES AND SEALS		153
RECORDATION DATA
First and Refunding Mortgage		156
First Supplemental Indenture		157
Second Supplemental Indenture		158
Third Supplemental Indenture		159
Fourth Supplemental Indenture		160
Fifth Supplemental Indenture		161
Sixth Supplemental Indenture		162
Seventh Supplemental Indenture		162
Eighth Supplemental Indenture		164
Ninth Supplemental Indenture		165
Tenth Supplemental Indenture		166
Eleventh Supplemental Indenture		167
Twelfth Supplemental Indenture		168
Thirteenth Supplemental Indenture		168a
Fourteenth Supplemental Indenture		168b
Fifteenth Supplemental Indenture		168c
Sixteenth Supplemental Indenture		168d

Seventeenth Supplemental Indenture	168e
Eighteenth Supplemental Indenture	168f
Nineteenth Supplemental Indenture	168g
Twentieth Supplemental Indenture	168h
TwentyFirst Supplemental Indenture	168i
TwentySecond Supplemental Indenture	168j
TwentyThird Supplemental Indenture	168k
TwentyFourth Supplemental Indenture	168l
TwentyFifth Supplemental Indenture	168m
TwentySixth Supplemental Indenture	168n
TwentySeventh Supplemental Indenture	168o
TwentyEighth Supplemental Indenture	168p
TwentyNinth Supplemental Indenture	168q
APPENDIX A

Article Three of the Eleventh Supplemental Indenture, As Amended by Section 2 of Article Three of the Fifteenth Supplemental Indenture	169

APPENDIX B

Article Four of the Fifteenth Supplemental Indenture	175
APPENDIX C

Article Five, Sections 1, 3 and 4 of the Fifteenth Supplemental Indenture	176

APPENDIX D
Sixth Supplemental Indenture
Parties	178
Recitals	178
Form of Bonds of 3 1/4% Series Due 1982	181
Authorization by Board of Directors	181
Granting Clause	181
Description of Property	182

Page
First
Real Property and Interests in Real Property	182
Second
Electric Generating Plants	183
Third
Transmission Lines	183
Fourth
Substations and Substation Sites	184
Fifth
Electric Distribution Systems	184
Sixth
Gas Distribution Systems	185
Seventh
Office and Departmental Buildings	185
Eighth
Telephone Lines	186
Ninth
Franchises	186
Tenth
Other Real Estate and Appurtenances	186
Eleventh
Property Hereafter to Become Subject to the Lien of the First Mortgage	188
Habendum Clause	189

		Page
Subject Clause		189
Grant in Trust		189
ARTICLE ONE
Bonds of 3¾% Series Due 1982 and Issue Thereof

Sec. 1.	Series and Form of Bonds of Series Due 1982	190
Sec. 2.	Issue of Bonds of Series Due 1982	190
	$15,000,000 Principal Amount of Bonds of Series Due 1982 may be Authenticated and Delivered Upon Compliance with Article Seven of First Mortgage	190
Sec. 3.	Dates, Interest, etc., of Bonds of Series Due 1982	191
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 1982	191
	Temporary Bonds may be Authenticated and Delivered	192
Sec. 5.	Redemption of Bonds of Series Due 1982 and Redemption Prices	192
Sec. 6	Improvement and Sinking Fund	194
ARTICLE TWO
Amendments to First Mortgage as Amended

[The amendments contained in the Sixth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]

ARTICLE THREE
Covenants of the Company

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	200
Sec. 2.	Covenant with Respect to Common Stock Dividends	200
Sec. 3.	Legal Opinion as to Recording	201
Sec. 4.	Closing of 3% Series Due 1978	202
ARTICLE FOUR
Miscellaneous

Sec. 1.	Authentication and Delivery of Bonds of Series Due 1982 in Advance of the Recording of Sixth Supplemental Indenture	202

		Page
Sec. 2.	Sixth Supplemental Indenture to Form Part of First Mortgage	202
Sac. 3.	Definitions in First Mortgage Shall Apply to Sixth Supplemental Indenture	203
Sic. 4.	Execution in Counterparts	203
APPENDIX E
Seventh Supplemental Indenture
Parties		204
Recitals		204
Form of Coupon Bond of 3% Series this 1984		207
Form of Coupon for Bonds of 3% Series Due 1984		212
Form of Registered Bond Without Coupons of 3% Series Due 1984		213
Form of Trustee’s Certificate on all Bonds of 3% Series Due 1984		218
Authorization by Board of Directors 218
Granting Clause		219
Description of Property		220
First
Real Property and Interests in Real Property		220
Second
Electric Generating Plants		220
Third
Transmission Lines		220
Fourth
Substations and Substation Sites		221

		Page
Fifth
	Electric Distribution Systems	221
Sixth
	Gas Distribution Systems	222
Sixth
	Office and Department Buildings	222
Seventh
	Telephone Lines	223
Ninth
	Franchises	223
Tenth
	Other Real Estate and Appurtenances	224
Eleventh
	Property Hereafter to Become Subject to the Lieu of the First Mortgage	225
	Habendum Clause	228
	Subject Clause	226
	Grant in Trust	227
ARTICLE ONE
	Bonds Of 3% Series Due 1984 And Issue Thereof
Sec. 1.	Serial and Form of Bonds of Series Due 1984	227
Sec. 2.	Issue of Bonds of Serial Due 1984	228
	$15,000,000 Principal Amount of Bonds of Series Due 1984 may be Authenticated and Delivered Upon Compliance with Article Seven of First Mortgage	128

		Page
Sic. 3.	Dates, interest, etc. of Bonds of Series Due 1984	228
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 1984	228
	Temporary Bonds may be Authenticated and Delivered	229
Sec. 5.	Redemption of Bonds of Series Due 1984 and Redemption Prices	229
Sec. 6.	Improvement and Sinking Fund	231
ARTICLE TWO
Amendments to First Mortgage as Amended

[The amendments contained in the Seventh Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]

ARTICLE THREE
Covenants of The Company

Sec. 1	Confirmation of Covenants by Company in First Mortgage	236
Sec. 2	Covenant with Respect to Common Stock Dividends	237
Sec. 3.	Covenant of the Company and Legal Opinion at to Recording	238
ARTICLE FOUR
Miscellaneous

Sec. 1.	Authentication and Delivery of Bonds of Series Due 1964 in Advance of the Recording of Seventh Supplemental Indenture	238
Sec. 2.	Seventh Supplemental Indenture to Form Part of First Mortgage	239
Sec. 3.	Definition in First Mortgage Shall Apply to Seventh Supplemental Indenture	239
Sec. 4.	Executed in Counterparts	240

APPENDIX F
Tenth Supplemental Indenture
Page
Parties	241
Recitals	241
Form of Bonds of 4.45% Series Due 1993	244
Authorization by Board of Directors	244
Granting Clause	245
Description of Property	248
First
Real Property anti Interests in Real Property	248
Second
Electric Generating Plants	246
Third
Transmission Lines	246
Fourth
Substations and Substations Sites	247
Fifth
Electric Distribution System	247
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	248
Seventh
Gas Distribution Systems	248
Eighth
Office and Departmental Buildings	249

Ninth
		Page
Telephone Lines		249
Tenth
Franchises		250
Eleventh
Other Real Estate and Appurtenances		250
Twelfth
Property Hereafter to become Subject to the Lien of the First Mortgage		252
Habendum Clause		253
Subject Clause		263
Grant in Trust		263
ARTICLE ONE
Bonds Of 4.45% Series Due 1993 and Issue Thereof
Sec. 1.	Series and Form of Bonds of Series Due 1993	253
Sec. 2.	Issue of Bonds of Series Due 1993	254
	$50,000,00 Principal Amount of Bonds of Series Due 1993 may be Authenticated and Delivered Upon Compliance with Article Six of First Mortgage	254
Sec. 3.	Dates, interest, etc., of Bonds of Series Due 1993	254
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 1993	255
	Temporary Bonds may be Authenticated and Delivered	255
Sec. 5.	Redemption of Bonds of Series Due 1993 and Redemption Prices	256
Sec. 6.	Improvement and Sinking Fund	268
ARTICLE TWO
Amendments To First Mortgage As Amended

[The amendments contained in the Tenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]

ARTICLE THREE
Covenants Of The Company
		Page
Sec. 1.	Confirmation of Covenants by Company in First Mortgage	263
Sec. 2.	Covenant with Respect to Common Stock Dividends	264
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	265
ARTICLE FOUR
Miscellaneous

Sec. 1.	Authentication and Delivery of Bonds of Series Due 1993 in Advance of the Recording of Tenth Supplemental Indenture	265
Sec. 2.	Tenth Supplemental Indenture to Form Part of First Mortgage	266
Sec. 3.	Definitions in First Mortgage Shall Apply to Tenth Supplemental Indenture	266
Sec. 4.	Execution in Counterparts	267

APPENDIX G
Eleventh Supplemental Indenture
Parties		268
Recitals		268
Granting Clause		271
First
Real Property and Interests in Real Property		272
Second
Electric Generating Plants		272
Third
Transmission Lines		173
Fourth
Substation and Substation Sites		273

		Page
Fifth
Electric Distribution System		274
Sixth
Liquefied Petroleum Gas Production and Storage Facilities		274
Seventh
Gas Distribution Systems		275
Eighth
Office and Departmental Buildings		275
Ninth
Telephone Lines		276
Tenth
Franchises		276
Eleventh
Other Real Estate and Appurtenances		276
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		278
Habendum Clause		278
Subject Clause		279
Grant in Trust		279
ARTICLE ONE
Bonds Of 3⅜% Series Due 1997 And Issue Thereof
Sec. 1	Series and Form of Bonds of Series Due 1997	297
Sec. 2.	Issue of Bonds of Series Due 1997	280
Sec. 3.	Dates, Interest, etc., of Bonds of Series Due 1991	280
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 1997	280
	Temporary Bonds May Be Authenticated and Delivered	281
Sec. 5.	Redemption of Bonds of Series Due 1997 and Redemption Prices	281
Sec. 6.	Improvement and Sinking Fund	284

		Page
ARTICLE TWO
Amendments to First Mortgage as Amended Which
Become Effective Upon the Initial Issue of Series Due 1997

	[The amendment contained in the Eleventh Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended printed herein.]

ARTICLE THREE
Amendment to First Mortgage as Amended to
Become Effective at a Later Date or Dates

Sec. 1.	Provision for Certain Amendments to Become Effective at a Later Date or Date	289

[The amendments contained in the Eleventh Supplemental Indenture to become effective at a later date or dates are incorporated in footnotes to the relevant Articles of the First and Refunding Mortgage as amended, printed herein, with appropriate notation indicating their effective date.]

Sec. 7.	Further Supplemental Indenture to Accomplish Purposes of Amendments	289

ARTICLE FOUR
Covenants of the Company

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	290
Sec. 2.	Covenant with Respect to Common Stock Dividends	290
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	291
ARTICLE FIVE
Miscellaneous

Sec. 1.	Authentication and Delivery of Bonds of Series Due 1997 in Advance of the Recording of Eleventh Supplemental Indenture	292
Sec. 2.	Eleventh Supplemental Indenture to Form Part of First Mortgage	292
Sec. 3.	Definition in First Mortgage Shall Apply to Eleventh Supplemental Indenture	293
Sec. 4.	Execution in Counterparts	233

Page
APPENDIX H
Twelfth Supplemental Indenture
Parties	294
Recitals	294
Granting Clause	297
First
Real Property and Interests in Real Property	298
Second
Electric Generating Plants	298
Third
Transmission Lines	299
Four
Substations and Substations Sites	299
Fifth
Electric Distribution Systems	300
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	300
Seventh
Gas Distribution Systems	300
Eight
Office and Departmental Buildings	301
Ninth
Telephone Lines	301
Tenth
Franchises	301
Eleventh
Other Real Estate and Appurtenances	302

		Page
Twelfth
Property Hereafter to Became Subject to the Lien of the First Mortgage 303
Habendum Clause		304
Subject Clause		304
Grant in Trust		304
ARTICLE ONE
Bonds of 6¾% Series Due 1998 and Issue Thereof
Sec. 1.	Series and Form of Bonds of Series Due 1998	305
Sec. 2.	Issue of Bonds of Series Due 1998	305
Sec. 3.	Dates, Interest, etc., of Bonds of Series Due 1996	306
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 1998	306
	Temporary Bonds may be Authenticated and Delivered	307
Sec. 5.	Redemption of Bonds of Series Due 1998 and Redemption Prices	307
Sec. 6.	Improvement and Sinking Fund	310
ARTICLE TWO
Amendment to First Mortgage as Amended
[The amendments contained in the Twelfth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE
Consent to Certain Amendments made by
Eleventh Supplemental Indenture
Sec. 1.	Consent to Certain Amendments	314
Sec. 2.	Amendment to Section 5 of Article One	315

		Page
ARTICLE FOUR
Sec. 1.	Confirmation of Covenants by Company in First Mortgage	315
Sec. 2.	Covenant with Respect to Common Stock Dividends	316
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	317
ARTICLE FIVE
Miscellaneous

Sec. 1.	Authentication and Delivery of Bonds or Series Due 1998 in Advance of the Recording of Twelfth Supplemental Indenture	317
Sec. 2.	Twelfth Supplemental Indenture to Form Part of First Mortgage	318
Sec. 3.	Definitions in First Mortgage Shall Apply to Twelfth Supplemental Indenture	318
Sec. 4.	Execution in Counterparts	319
APPENDIX I
Thirteenth Supplemental Indenture
Parties		320
Recitals		320
Granting Clauses		324
First
Real Property and Interests in Real Property 324
Second
Electric Generating Plants 325
Third
Transmission Lines		325
Fourth
Substations and Substation Sites		326

		Page
Fifth
Electric Distribution Systems		326
Sixth
Liquefied Petroleum Gas Production and Storage Facilities		327
Seventh
Gas Distribution System		327
Eighth
Office and Departmental Buildup		328
Ninth
Telephone Lines		328
Tenth
Franchises		328
Eleventh
Other Real Estate and Appurtenances		329
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		330
Habendum Clause		332
Subject Clause		332
Grant in Trust		332
ARTICLE ONE.
Bonus of 8¼% Series Due 1999 and Issue Thereof.
Sec. 1.	Series and Form of Bonds of Series Due 1999	332
Sec. 2.	Issue of Bonds of Series Due 1999	333
Sec. 3.	Dates, Interest, etc., of bonds of Series Due 1999	333
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 1999	334
	Temporary hands may be Authenticated and Delivered	334
Sec. 5.	Redemption of Bonds of Series Due 1999 and Redemption Prices	335
Sec. 6.	Improvement and Sinking Fund	338

		Page
ARTICLE TWO.
Amendment to First Mortgage as Amended.

[The amendments contained in the Thirteenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage as amended. printed herein.]

ARTICLE THREE.
Consent to and Amendment of Certain Amendments
made by Eleventh Supplemental Indenture.
Sec. 1.	Consent to Certain Amendments	343
Sec. 2.	Amendment to Section 5 of Article One	343
ARTICLE FOUR.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	344
Sec. 2.	Covenant with Respect to Common Stock Dividends	344
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	346
ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of Series Due 1999 in Advance of the Recording of Thirteenth Supplemental Indenture	346
Sec. 2.	Thirteenth Supplemental Indenture to Form Part of First Mortgage	346
Sec. 3.	Definitions in First Mortgage Shall Apply to Thirteenth Supplemental Indenture	347
Sec. 4.	Execution in Counterparts	347
APPENDIX J
Fourteenth Supplemental Indenture
Parties		348
Recitals		348
Granting Clause		352

Page
First
Real Property and Interest in Real Property	352
Second
Electric Generating Plants	353
Third
Transmission Lines	353
Fourth
Substations and Substation Sites	354
Fifth
Electric Distribution Systems	354
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	354
Seventh
Gas Distribution Systems	355
Eight
Office and Departmental Buildings	356
Ninth
Telephone Lines	356
Tenth
Franchises	356
Eleventh
Other Real Estate and Appurtenances	356
Twelfth
Property Hereafter to Become Subject to the Lieu of the First Mortgage	358
Habendum Clause	359
Subject Clause	359
Grant in Trust	360

		Page
ARTICLE ONE.
Bonds of 9½ % Series Due 2000 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of Series Due 2000	360
Sec. 2.	Issue of Bonds of Series Due 2000	301
Sec. 3.	Dates, Interest, etc. of Bonds of Series Due 2000	361
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 2000	361
	Temporary Bonds may be Authenticated and Delivered	362
Sec. 5.	Redemption of Bonds of Series Due 2000 and Redemption Prices	363
Sec. 6.	Improvement and Sinking Fund	366

ARTICLE TWO.
Amendments to First Mortgage as Amended.

[The Amendments contained in the Fourteenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgagees amended, printed herein.]

ARTICLE THREE.
Consent to and Amendment of Certain Amendments
Made By Eleventh Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments	371
Sec. 2.	Amendment to Section 5 of Article One	371

ARTICLE FOUR.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	372
Sec. 2.	Covenant with Respect to Common Stock Dividends	372
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	373

ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of Series Due 2000 in Advance of the Recording of Fourteenth Supplemental
	Indenture	374
Sec. 2.	Fourteenth Supplemental Indenture to Form Part of First
	Mortgage	374
Sec. 3.	Definitions in First Mortgage Shall Apply to Fourteenth Supplemental Indenture	375
Sec. 4.	Execution in Counterparts	375

Page
APPENDIX K
Fifteen Supplemental Indenture
Parties	376
Recitals	316
Granting Clause	180
First
Real Property and Interests in Real Property	381.
Second
Electric Generating Plant	381
Third
Transmission Lines	381
Fourth
Substations and Substation Sites	382
Fifth
Electric Distribution Systems	382
Sixth
Liquefied Petroleum Gas Production and Storage	383
Seventh
Gas Distribution Systems	383
Eighth
Office and Departmental Buildings	384
Ninth
Telephone Lines	384
Tenth
Franchises	384
Eleventh
Other Real Estate and Appurtenances	386

		Page
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		388
Habendum Clause		388
Subject Clause		388
Grant in Trust		388
ARTICLE ONE.
Bonds of 8⅛% Series Due 2001 And Issue Thereof.

Sec. 1.	Series and Forms of Bonds of Series Due 2001	388
Sec 2.	Issue of Bonds of Series Due 2001	389
Sec. 3.	Dates, Interest, etc., of Bonds of Series Due 2001	389
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 2001	390
	Temporary Bonds may be Authenticated and Delivered	391
Sec. 5.	Redemption of Bonds of Series Due 2001 and Redemption Prices	391
Sec. 6.	Improvement an Sinking Fund	394

ARTICLE TWO.
Amendment to First Mortgage As Amended.
[The amendments contained in the Fifteenth Supplemental Indenture are incorporated in the Articles of The First and Refunding Mortgage as amended, printed herein.]

ARTICLE THREE.
Consent to and Amendment of Certain Amendments
Made By Eleventh Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments	399
Sec. 2.	Amendment to Section 5 of Article One	399

ARTICLE FOUR.
Amendment to First Mortgage as Amended to Become Effective at the Time the Amendments Made by the Eleventh Supplemental Indenture Become Effective.

Sec. 1.	Amendment to Section 4 of Article 1	400

		Page
ARTICLE FIVE.
Amendments to First Mortgage as Amended to
Become Effective at a Later Date.

Sec. 1.	Date on which Amendments to Become Effective	400
[The amendments contained in the Fifteenth Supplemental Indenture to become effective at a later date are incorporated in footnotes to the Articles of the First and Refunding Mortgage, as amended, printed herein, with appropriate notation indicating their effective date.]

Sec 4.	Further Provisions	401
ARTICLE SIX.
Covenants Of The Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	401
Sec. 2.	Covenant with Respect to Common Stock Dividends	401
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	403

ARTICLE SEVEN.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of Series Due 2001 in Advance of the Recording of Fifteenth Supplemental Indenture	403
Sec. 2.	Fifteenth Supplemental Indenture to Form Part of First Mortgage	403
Sec. 3.	Definitions in First Mortgage Shall Apply to Fifteenth Supplemental Indenture	404
Sec. 4.	Execution in Counterparts	405

APPENDIX L
Sixteenth Supplemental Indenture
		Page
Parties		406
Recitals		406
ARTICLE ONE.
Amendment To First Mortgage As Amended.
Sec. 1.	Amendment to Section 6 of Article Five	409
ARTICLE TWO.
Covenants Of The Company.
Sec. 1.	Confirmation of Covenants by Company in First Mortgage	409
Sec. 2.	Covenant of the Company and Leal Opinion as to Recording	409
ARTICLE THREE.
Miscellaneous.
Sec. 1.	Sixteenth Supplemental Indenture to Form Part of First Mortgage	410
Sec. 2.	Definitions in First Mortgage Shall Apply to Sixteenth Supplemental Indenture	410
Sec. 3.	Execution in Counterparts	410

APPENDIX M
Seventeenth Supplemental Indenture
Page
Parties	411
Recitals	411
Granting Clauses	415
First
Real Property and Interests in Real Property	415
Second
Electric Generating Plants	417
Third
Transmission Lines	418
Fourth
Substations and Substation Sites	419
Fifth
Electric Distribution Systems	420
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	421
Seventh
Gas Distribution Systems	421
Eighth
Office and Departmental Buildings	422
Ninth
Telephone Lines	422
Tenth
Franchises	422

Eleventh
		Page
Other Real Estate and Appurtenances		423
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		424
Habendum Clause		425
Subject Clause		425
Grant in Trust		425
ARTICLE ONE.
Bonds Of 8% Series Due 2003 And Issue Thereof.
Sec. 1.	Series and Forms of Bonds of Series Due 2003	426
Sec. 2.	Issue of Bonds of Series Due 2003	426
Sec. 3.	Dates, Interest, etc., of Bonds of Series Due 2003	426
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 2003	427
	Temporary Bonds may be Authenticated and Delivered	428
Sec. 5.	Redemption of Bonds of Series Due 2003 and Redemption Prices	428
Sec. 6.	Improvement and Sinking Fund	431
ARTICLE TWO.
Amendments To First Mortgage As Amended.
[The amendments contained in the Seventeenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]

		Page
ARTICLE THREE.
Consent to Amendment of Certain Amendments Made By Eleventh Supplemental and Indenture as Amended and Consent to Certain Amendments Made By Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	436
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	436
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	437
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	437
Sec. 5.	Further Provisions	437
ARTICLE FOUR.
Covenant Of The Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	438
Sec. 2.	Covenant with Respect to Common Stock Dividends	438
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	439

ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of Series Due 2003 in Advance of the Recording of Seventeenth Supplemental Indenture	440
Sec. 2.	Seventeenth Supplemental Indenture to Form Part of First
	Mortgage	440
Sec. 3.	Definitions in First Mortgage Shall Apply to Seventeenth Supplemental Indenture	441
Sec. 4.	Execution in Counterparts	441

Page
APPENDIX N
Nineteenth Supplemental Indenture
Parties	442
Recitals	442
Granting Clauses	446
First
Real Property and Interest in Real Property	447
Second
Electric Generating Plants	448
Third
Transmission Lines	448
Fourth
Substations and Substations Sites	449
Fifth
Electric Distribution Systems	449
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	450
Seventh
Gas Distribution Systems	450
Eight
Office and Departmental Buildings	451
Ninth
Telephone Lines	451
Tenth
Franchises	451

		Page
Eleventh
Other Real Estate and Appurtenances		451
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		453
Habendum Clause		454
Subject Clause		454
Grant in Trust		454
ARTICLE ONE.
Bonds of 10.70% Series Due 2005 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of Series Due 2005	455
Sec. 2.	Issue of Bonds of Series Due 2005	465
Sec. 3.	Dates, Interest. etc., of Bonds of Series Due 2005	456
See. 4.	Denominations and Exchangeability of Bonds of Series Due 2005	456
	Temporary Bonds may be Authenticated and Delivered	467
Sec. 5.	Redemption of Bonds of Series Due 2005 and Redemption Price	457
Sec. 6.	Improvement and Sinking Fund.	460
ARTICLE TWO.
Amendments to First Mortgage as Amended.

[The amendments contained in the Nineteenth Supplemental Indenture are incorporated in the Articles of this First and Refunding Mortgage, as amended, printed herein].

		Page
ARTICLE THREE.
Consent to and Amendment of Certain Amendments made by
Eleventh Supplemental Indenture As Amended and
Consent To Certain Amendments Made by
Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	465
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	465
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	465
Sec. 4.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	465
Sec. 5.	Further Provisions	466

ARTICLE FOUR.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	467
Sec. 2.	Covenant with Respect to Common Stock Dividends	467
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	469

ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of Series 2005 in Advance of the Recording of Nineteenth Supplemental Indenture	469
Sec. 2.	Nineteenth Supplemental Indenture to Form Part of First Mortgage	469
Sec. 3.	Definitions in First Mortgage shall Apply to Nineteenth Supplemental Indenture	470
Sec. 4.	Execution in Counterparts	470

Page
APPENDIX O
Twentieth Supplemental Indenture
Parties	471
Recitals	471
Granting Clauses	475
First
Real Property and Interest in Real Property	476
Second
Electric Generating Plants	477
Third
Transmission Lines	477
Fourth
Substations and Substation Sites	478
Fifth
Electric Distribution Systems	479
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	479
Seventh
Gas Distribution System	480
Eighth
Office and Departmental Buildings	480
Ninth
Telephone Lines	481
Tenth
Franchises	481

		Page
Eleventh
Other Real Estate and Appurtenances 481
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		483
Habendum Clause		484
Subject Clause		484
Grant in Trust		484
ARTICLE ONE.
Bonds of 8¾% Series Due 2006 and Issue Thereof.
Sec. 1.	Series and Form of Bonds of Series Due 2006	484
Sec. 2.	Issue of Bonds of Series Due 2006	485
Sec. 3.	Dates, Interest, etc., of Bonds of Series Due 2006	485
Sec. 4.	Denominations and Exchangeability of Bonds of Series Due 2006	486
	Temporary Bonds may be Authenticated and Delivered	487
Sec. 5.	Redemption of Bonds of Series Due 2006 and Redemption Price	487
Sec. 6.	Improvement and Sinking Fund	488
ARTICLE TWO.
Amendments to First Mortgage as Amended.

[The amendments contained in the Twentieth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

		Page
ARTICLE THREE.
Consent to and amendment of Certain Amendments Made by
Eleventh Supplemental Indenture as Amended and
Consent to Certain Amendments Made by
Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	495
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	495
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	496
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	496
Sec. 5.	Further Provisions	496

ARTICLE FOUR.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	497
Sec. 2.	Covenant with Respect to Common Stock Dividends	497
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	499

ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of Series Due 2006 in Advance of the Recording of Twentieth Supplemental Indenture	499
Sec. 2.	Twentieth Supplemental Indenture to Form Part of First Mortgage	499
Sec. 3.	Definitions in First Mortgage Shall Apply to Twentieth Supplemental Indenture	500
Sec. 4.	Execution in Counterparts	500

Page
APPENDIX P
TwentyFirst Supplemental Indenture
Parties	501
Recitals	501
Granting Clauses	506
First
Real Property and Interest in Real Property	507
Second
Electric Generating Plants	508
Third
Transmission Lines	508
Fourth
Substations and Substation Sites	509
Fifth
Electric Distribution Systems	510
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	510
Seventh
Gas Distribution System	510
Eighth
Office and Departmental Buildings	511
Ninth
Telephone Lines	511

		Page
ARTICLE TWO.
Consent to and amendment of Certain Amendments Made by
Eleventh Supplemental Indenture as Amended and
Consent to Certain Amendments Made by
Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	530
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	530
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	531
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	531
Sec. 5.	Further Provisions	531

ARTICLE THREE.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	532
Sec. 2.	Covenant of the Company and Legal Opinion as to Recording	532

ARTICLE FOUR.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of Series Due 2007 in Advance of the Recording of Twentieth Supplemental Indenture	533
Sec. 2.	Twentieth Supplemental Indenture to Form Part of First Mortgage	533
Sec. 3.	Definitions in First Mortgage Shall Apply to Twentieth Supplemental Indenture	534
Sec. 4.	Section 310(b)(1) of the Trust Indenture Act of 1939	534
Sec. 5.	Execution in Counterparts	534

Page
APPENDIX Q
TwentySecond Supplemental Indenture
Parties	535
Recitals	535
Granting Clauses	539
First
Real Property and Interest in Real Property	540
Second
Electric Generating Plants	541
Third
Transmission Lines	541
Fourth
Substations and Substation Sites	542
Fifth
Electric Distribution Systems	543
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	543
Seventh
Gas Distribution System	543
Eighth
Office and Departmental Buildings	544
Ninth
Telephone Lines	544

		Page
Tenth
Franchises		544
Eleventh
Other Real Estate and Appurtenances		545
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		546
Habendum Clause		547
Subject Clause		547
Grant in Trust		548
ARTICLE ONE.
Bonds of the 8½% Series Due 2007 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of the 8½% Series Due 2007	548
Sec. 2.	Issue of Bonds of the 8½% Series Due 2007	549
Sec. 3.	Dates, Interest, etc., of Bonds of the 8½% Series Due 2007	549
Sec. 4.	Denominations and Exchangeability of Bonds of the 8½% Series Due 2007	550
	Temporary Bonds may be Authenticated and Delivered	550
Sec. 5.	Redemption of Bonds of the 8½% Series Due 2007 and Redemption Price	551
Sec. 6.	Improvement and Sinking Fund	554

ARTICLE TWO.
Amendments to First Mortgage as Amended.

[The amendments contained in the TwentySecond Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

		Page
ARTICLE THREE.
Consent to and amendment of Certain Amendments Made by
Eleventh Supplemental Indenture as Amended and
Consent to Certain Amendments Made by
Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	560
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	560
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	561
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	561
Sec. 5.	Further Provisions	562

ARTICLE FOUR.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	562
Sec. 2.	Covenant with Respect to Common Stock Dividends	562
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	564
Sec. 4.	Covenant with Respect to Application of Maintenance and Replacement Fund Moneys	564

ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of the 8½% Series Due 2007 in Advance of the Recording of TwentySecond Supplemental Indenture	565
Sec. 2.	TwentySecond Supplemental Indenture to Form Part of First Mortgage	565
Sec. 3.	Definitions in First Mortgage Shall Apply to TwentySecond Supplemental Indenture	566
Sec. 4.	Execution in Counterparts	566

Page
APPENDIX R
TwentyThird Supplemental Indenture
Parties	567
Recitals	567
Granting Clauses	571
First
Real Property and Interest in Real Property	572
Second
Electric Generating Plants	572
Third
Transmission Lines	573
Fourth
Substations and Substation Sites	573
Fifth
Electric Distribution Systems	574
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	575
Seventh
Gas Distribution System	575
Eighth
Office and Departmental Buildings	576
Ninth
Telephone Lines	576

l

		Page
Tenth
Franchises		576
Eleventh
Other Real Estate and Appurtenances		577
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		578
Habendum Clause		579
Subject Clause		579
Grant in Trust		579
ARTICLE ONE.
Bonds of the 8.95% Series Due 1998 and Issue Thereof.
Sec. 1.	Series and Form of Bonds of the 8.95% Series Due 1998	580
Sec. 2.	Issue of Bonds of the 8.95% Series Due 1998	580
Sec. 3.	Dates, Interest, etc., of Bonds the 8.95% of Series Due 1998	580
Sec. 4.	Denominations and Exchangeability of Bonds of the 8.95% Series Due 1998	581
Temporary Bonds may be Authenticated and Delivered		582
Sec. 5.	Redemption of Bonds of the 8.95% Series Due 1998 and Redemption Price	582
Sec. 6.	Mandatory Sinking Fund and Optional Sinking Fund	585
Sec. 7.	Notice of Redemption	585
Sec. 8.	Selection of Bonds to be Redeemed	586
Sec. 9.	Limitations on Redemptions	586
Sec. 10.	Applicable Provisions of First Mortgage as Amended	587
ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The amendments contained in the TwentyThird Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

Page
ARTICLE THREE.
Consent to and amendment of Certain Amendments Made by Eleventh
Supplemental Indenture as Amended and Consent to Certain Amendments
Made by Fifteenth Supplemental Indenture.
Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	588
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	589
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	589
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	590
Sec. 5.	Further Provisions	590
ARTICLE FOUR.
Covenants of the Company.
Sec. 1.	Confirmation of Covenants by Company in First Mortgage	591
Sec. 2.	Covenant with Respect to Common Stock Dividends	591
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	592
Sec. 4.	Covenant with Respect to Application of Proceeds of Released Property to Redemption of Bonds of the 8.95% Series Due 1998	593
ARTICLE FIVE.
Miscellaneous.
Sec. 1.	Authentication and Delivery of Bonds of the 8.95% Series Due 1998 in Advance of the Recording of TwentyThird Supplemental Indenture	593
Sec. 2.	TwentyThird Supplemental Indenture to Form Part of First Mortgage	593
Sec. 3.	Definitions in First Mortgage Shall Apply to TwentyThird Supplemental Indenture	594
Sec. 4.	Execution in Counterparts	594

Page
APPENDIX S
TwentyFourth Supplemental Indenture
Parties	595
Recitals	595
Granting Clauses	599
First
Real Property and Interest in Real Property	600
Second
Electric Generating Plants	601
Third
Transmission Lines	601
Fourth
Substations and Substation Sites	602
Fifth
Electric Distribution Systems	602
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	603
Seventh
Gas Distribution System	603
Eighth
Office and Departmental Buildings	604
Ninth
Telephone Lines	604
Tenth
Franchises	604

		Page
Eleventh
Other Real Estate and Appurtenances		606
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage		607
Habendum Clause		607
Subject Clause		607
Grant in Trust		607
ARTICLE ONE.
Bonds of the 9½% Series Due 2003 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of the 9½% Series Due 2003	608
Sec. 2.	Issue of Bonds of the 9½% Series Due 2003	608
Sec. 3.	Dates, Interest, etc., of Bonds of the 9½% Series Due 2003	608
Sec. 4.	Denominations and Exchangeability of Bonds of the 9½% Series Due 2003	609
	Temporary Bonds may be Authenticated and Delivered	610
Sec. 5.	Redemption of Bonds of the 9½% Series Due 2003 and Redemption Price	610
Sec. 6.	Notice of Redemption	612
Sec. 7.	Selection of Bonds to be Redeemed	613
Sec. 8.	Limitations on Redemptions	614
Sec. 9.	Applicable Provisions of First Mortgage as Amended	614
ARTICLE TWO.
Consent to Amendment of Certain Amendments Made By Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made By Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Supplemental Indenture	614
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	615
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	615
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	615
Sec. 5.	Further Provisions	616

		Page
ARTICLE THREE.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	616
Sec. 2.	Covenant with Respect to Common Stock Dividends	616
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	618
Sec. 4.	Covenant with Respect to Application of Proceeds of Released Property to Redemption of Bonds of the 9½% Series Due 2003	618

ARTICLE FOUR.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of the 9½% Series Due 2003 in Advance of the Recording of TwentyFourth Supplemental Indenture	619
Sec. 2.	TwentyFourth Supplemental Indenture to Form Part of First Mortgage	619
Sec. 3.	Definitions in First Mortgage Shall Apply to TwentyFourth Supplemental Indenture	620
Sec. 4.	Execution in Counterparts	620

Page
APPENDIX T.
TwentyFifth Supplemental Indenture
Parties	621
Recitals	621
Granting Clauses	625
First
Real Property and Interest in Real Property	626
Second
Electric Generating Plants	627
Third
Transmission Lines	627
Fourth
Substations and Substation Sites	627
Fifth
Electric Distribution Systems	628
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	628
Seventh
Gas Distribution Systems	629
Eighth
Office and Departmental Buildings	629
Ninth
Telephone Lines	629
Tenth
Franchises	630

		Page
Eleventh
Other Real Estate and Appurtenances		630
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended		632
Habendum Clause		633
Subject Clause		633
Grant in Trust		633
ARTICLE ONE.
Bonds of the 10½% Series Due 1999 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of the 10½% Series Due 1999	633
Sec. 2.	Issue of Bonds of Series the 10¼% Due 1999	634
Sec. 3.	Dates, Interest, etc., of Bonds of the 10¼% Series Due 1999	634
Sec. 4.	Denominations and Exchangeability of Bonds of the 10¼% Series Due 1999	635
	Temporary Bonds may be Authenticated and Delivered	635
Sec. 5.	Redemption of Bonds of the 10¼% Series Due 1999 and Redemption Price	636
Sec. 6.	Mandatory Sinking Fund and Optional Sinking Fund	638
Sec. 7.	Notice of Redemption	639
Sec. 8.	Selection of Bonds to be Redeemed	639
Sec. 9.	Limitations on Redemptions	640
Sec. 10.	Applicable Provisions of First Mortgage as Amended	640

ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The amendments contained in the TwentyFifth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE.
Consent to and amendment of Certain Amendments Made by Eleventh
Supplemental Indenture as Amended and Consent to Certain Amendments
Made by Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	642

		Page
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	643
Sec. 3.	Consent to Amendment Made by Section 1 of Article Fifteenth of Fifteenth Supplemental Indenture	643
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	643
Sec. 5.	Further Provisions	644

ARTICLE FOUR.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	644
Sec. 2.	Covenant with Respect to Common Stock Dividends	645
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	646
Sec. 4.	Covenant with Respect to Application of Proceeds of Released Property to Redemption of Bonds of the 10¼% Series Due 1999	646

ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of the 10¼% Series Due 1999 in Advance of the Recording of TwentyFifth Supplemental Indenture	647
Sec. 2.	TwentyFifth Supplemental Indenture to Form Part of First
	Mortgage	647
Sec. 3.	Definitions in First Mortgage Shall Apply to TwentyFifth Supplemental Indenture	648
Sec. 4.	Execution in Counterparts	648

Page
APPENDIX U.
TwentySixth Supplemental Indenture
Parties	649
Recitals	649
Granting Clauses	653
First
Real Property and Interest in Real Property	654
Second
Electric Generating Plants	655
Third
Transmission Lines	657
Fourth
Substations and Substation Sites	657
Fifth
Electric Distribution Systems	658
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	658
Seventh
Gas Distribution System	658
Eighth
Office and Departmental Buildings	659
Ninth
Telephone Lines	659
Tenth
Franchises	659

		Page
Eleventh
Other Real Estate and Appurtenances		660
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended		661
Habendum Clause		662
Subject Clause		662
Grant in Trust		662
ARTICLE ONE.
Bonds of the 12⅛% Series Due 2009 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of the 12⅛% Series Due 2009	663
Sec. 2.	Issue of Bonds of the 12⅛% Series Due 2009	663
Sec. 3.	Dates, Interest, etc., of Bonds of the 12⅛% Series Due 2009	664
Sec. 4.	Denominations and Exchangeability of Bonds of the 12⅛% Series Due 2009	664
	Temporary Bonds may be Authenticated and Delivered	665
Sec. 5.	Redemption of Bonds of the 12⅛% Series Due 2009 and Redemption Price	665
Sec. 6.	Improvement and Sinking Fund	668
ARTICLE TWO.
Amendments to First Mortgage as Amended.

[The amendments contained in the TwentySixth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE.
Consent to and amendment of Certain Amendments Made by Eleventh
Supplemental Indenture as Amended and Consent to Certain Amendments
Made by Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	673

Page
APPENDIX V
TwentySeventh Supplemental Indenture
Parties	680
Recitals	680
Granting Clauses	684
First
Real Property and Interest in Real Property	685
Second
Electric Generating Plants	685
Third
Transmission Lines	686
Fourth
Substations and Substation Sites	687
Fifth
Electric Distribution Systems	688
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	688
Seventh
Gas Distribution System	688
Eighth
Office and Departmental Buildings	689
Ninth
Telephone Lines	689
Tenth
Franchises	689

		Page
Eleventh
Other Real Estate and Appurtenances		690
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended
Habendum Clause		691
Subject Clause		692
Grant in Trust		692

ARTICLE ONE.
Bonds of the 14⅝% Series Due 1988 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of the 14⅝% Series Due 1988	693
Sec. 2.	Issue of Bonds of the 14⅝% Series Due 1988	693
Sec. 3.	Dates, Interest, etc., of Bonds of the 14⅝% Series Due 1988	694
Sec. 4.	Denominations and Exchangeability of Bonds of the 14⅝% Series Due 1988	694
	Temporary Bonds may be Authenticated and Delivered	695
Sec. 5.	Redemption of Bonds of the 14⅝% Series Due 1988 and Redemption Price	695

ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The amendments contained in the TwentySeventh Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE.
Consent to and amendment of Certain Amendments Made by Eleventh
Supplemental Indenture as Amended and Consent to Certain Amendments
Made by Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	697
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as amended	697
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	698

		Page
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	698
Sec. 5.	Further Provisions	698
ARTICLE FOUR.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	699
Sec. 2.	Covenant with Respect to Common Stock Dividends	699
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	701
Sec. 4.	Covenant with Respect to Application of Maintenance and Replacement Fund Moneys	701

ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of the 14⅝% Series Due 1988 in Advance of the Recording of TwentySeventh Supplemental Indenture	701
Sec. 2.	TwentySeventh Supplemental Indenture to Form Part of First Mortgage	702
Sec. 3.	Definitions in First Mortgage Shall Apply to TwentySeventh Supplemental Indenture	703
Sec. 4.	Execution in Counterparts	703

Page
APPENDIX W
TwentyEighth Supplemental Indenture
Parties	704
Recitals	704
Granting Clauses	708
First
Real Property and Interest in Real Property	709
Second
Electric Generating Plants	709
Third
Transmission Lines	710
Fourth
Substations and Substation Sites	710
Fifth
Electric Distribution Systems	711
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	711
Seventh
Gas Distribution System	711
Eighth
Office and Departmental Buildings	712
Ninth
Telephone Lines	712
Tenth
Franchises	712

		Page
Eleventh
Other Real Estate and Appurtenances		713
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage as amended		714
Habendum Clause		715
Subject Clause		715
Grant in Trust		715
ARTICLE ONE.
Bonds of the 14½% Series Due 1988 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of the 14½% Series Due 1988	716
Sec. 2.	Issue of Bonds of the 14½% Series Due 1988	716
Sec. 3.	Dates, Interest, etc., of Bonds of the 14½% Series Due 1988	716
Sec. 4.	Denominations and Exchangeability of Bonds of the 14½% Series Due 1988	717
	Temporary Bonds may be Authenticated and Delivered	718
Sec. 5.	Redemption of Bonds of the 14½% Series Due 1988 and Redemption Price	718
Sec. 6.	Notice of Redemption	719
Sec. 7.	Selection of Bonds to be Redeemed	720
Sec. 8.	Limitations on Redemptions	721
Sec. 9.	Applicable Provisions of First Mortgage as Amended	721

ARTICLE TWO.
Consent to and amendment of Certain Amendments Made by Eleventh
Supplemental Indenture as Amended and Consent to Certain Amendments
Made by Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	721
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	722
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	722

		Page
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	723
Sec. 5.	Further Provisions	723

ARTICLE THREE.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	724
Sec. 2.	Covenant with Respect to Common Stock Dividends	724
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	725
Sec. 4.	Covenant with Respect to Application of Proceeds of Released Property to Redemption of Bonds of the 14½% Series Due 1988	726
Sec. 5.	Covenant with Respect to Application of Maintenance and Replacement Fund Moneys	726

ARTICLE FOUR.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of the 14½% Series Due 1988 in Advance of the Recording of TwentyEighth Supplemental Indenture	726
Sec. 2.	TwentyEighth Supplemental Indenture to Form Part of First Mortgage	726
Sec. 3.	Definitions in First Mortgage Shall Apply to TwentyEighth Supplemental Indenture	727
Sec. 4.	Execution in Counterparts	728

Page
APPENDIX X
TwentySecond Supplemental Indenture
Parties	729
Recitals	729
Granting Clauses	733
First
Real Property and Interest in Real Property	734
Second
Electric Generating Plants	735
Third
Transmission Lines	736
Fourth
Substations and Substation Sites	736
Fifth
Electric Distribution Systems	736
Sixth
Liquefied Petroleum Gas Production and Storage Facilities	737
Seventh
Gas Distribution System	737
Eighth
Office and Departmental Buildings	738
Ninth
Telephone Lines	738
Tenth
Franchises	738

		Page
Eleventh
Other Real Estate and Appurtenances		739
Twelfth
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended		740
Habendum Clause		741
Subject Clause		741
Grant in Trust		741
ARTICLE ONE.
Bonds of the 17% Series Due 1991 and Issue Thereof.

Sec. 1.	Series and Form of Bonds of the 17% Series Due 1991	742
Sec. 2.	Issue of Bonds of the 17% Series Due 1991	742
Sec. 3.	Dates, Interest, etc., of Bonds of the 17% Series Due 1991	743
Sec. 4.	Denominations and Exchangeability of Bonds of the 17% Series Due 1991	743
	Temporary Bonds may be Authenticated and Delivered	744
Sec. 5.	Redemption of Bonds of the 17% Series Due 1991 and Redemption Price	744

ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The amendments contained in the Twentieth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE.
Consent to and amendment of Certain Amendments Made by Eleventh
Supplemental Indenture as Amended and Consent to Certain Amendments
Made by Fifteenth Supplemental Indenture.

Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	748
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage, as Amended	748
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	749

		Page
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	749
Sec. 5.	Further Provisions	749
ARTICLE FOUR.
Covenants of the Company.

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	750
Sec. 2.	Covenant with Respect to Common Stock Dividends	750
Sec. 3.	Covenant of the Company and Legal Opinion as to Recording	751
Sec. 5.	Covenant with Respect to Application of Maintenance and Replacement Fund Moneys	752

ARTICLE FIVE.
Miscellaneous.

Sec. 1.	Authentication and Delivery of Bonds of the 17% Series Due 1991 in Advance of the Recording of TwentyNinth Supplemental Indenture	752
Sec. 2.	TwentyNinth Supplemental Indenture to Form Part of First Mortgage	752
Sec. 3.	Definitions in First Mortgage Shall Apply to TwentyNinth Supplemental Indenture	753
Sec. 4.	Execution in Counterparts	754

INDENTURE,* dated as of October 1, 1935, made and entered into by and between The Dayton Power and Light Company (a corporation of the State of Ohio, hereinafter sometimes called the Company) party of the first part, and Irving Trust Company (a corporation of the State of New York, hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties**

 * As supplemented by:
(1) a First Supplement Indenture, dated as of March 1, 1937 (omitted from this composite printing), which created the Bonds of 3¼% Series Due 1962, all of which Bonds were redeemed on December 1, 1945;
and as amended and supplemented by:
(2) a Second Supplemental Indenture, dated as of January 1, 1940 (omitted from this composite printing), which created the Bonds of 3% Series Due 1970, all of which Bonds were redeemed on December 1, 1945;
(3) a Third Supplemental Indenture, dated as of October 1, 1945 (omitted from this composite printing), which created the Bonds of 2¾% Series Due 1975;
(4) a Fourth Supplemental Indenture, dated as of January 1, 1948 (omitted from this composite printing), which created the Bonds of 3% Series Due 1978;
(5) a Fifth Supplemental Indenture, dated as of December 1, 1948 (omitted from this composite printing), which created the Bonds of 3% Series A, Due 1978;
(6) a Sixth Supplemental Indenture, dated as of February 1, 1952 (see Appendix D), which created the Bonds of 3¼% Series Due 1982;
(7) a Seventh Supplemental Indenture, dated as of September 1, 1954 (see Appendix E), which created the Bonds of 3% Series Due 1984;
(8) an Eighth Supplemental Indenture, dated as of November 1, 1957 (omitted from this composite printing), which created the Bonds of 5% Series Due 1987, all of which Bonds were redeemed on June 6, 1963;

(9) a Ninth Supplemental Indenture, dated as of March 1, 1950 (omitted from this composite printing), which created the Bonds of 5⅛% Series Due 1990, all of which Bonds were redeemed on June 6, 1963;
(10) a Tenth Supplemental Indenture, dated as of June 1, 1963 (see Appendix F), which created the Bonds of 4.45% Series Due 1993;
(11) an Eleventh Supplemental Indenture, dated as of May 1, 1967 (see Appendix G), which created Bonds of 5⅜% Series Due 1997;
(12) a Twelfth Supplemental Indenture, dated as of June 15, 1968 (see Appendix H), which created the Bonds of 6¾% Series Due 1998;
(13) a Thirteenth Supplemental Indenture dated as of October 1, 1969 (see Appendix I, which created the Bonds of 8¼% Series Due 1999;
(14) a Fourteenth Supplemental Indenture dated as of June 1, 1970 (see Appendix J), which created the Bonds of 9½% Series Due 2000; and
(15) a Fifteenth Supplemental Indenture dated as of August 1, 1971 (see Appendix K), which created the Bonds of 8⅛% Series Due 2001;
and as amended by
(16) a Sixteenth Supplemental Indenture dated as of October 3, 1972 (see Appendix L);
(17) a Seventeenth Supplemental Indenture dated as of November 1, 1973 (see Appendix M), which created the Bonds of 8% Series Due 2003;
(18) an Eighteenth Supplemental Indenture dated as of October 1, 1974 (omitted from this composite printing), which created the Bonds of 10½% Series Due 1981;
(19) a Nineteenth Supplemental Indenture dated as of August 1, 1975 (see Appendix N), which created the Bonds of 10.7% Series Due 2005;
(20) a Twentieth Supplemental Indenture dated as of November 15, 1976 (see Appendix O), which created the Bonds of 8¾% Series Due 2005;
(21) a Twenty-first Supplemental Indenture dated as of April 15, 1977 (see Appendix P), which created the Bonds of 6.35% Series Due 2007;

(22) a Twenty-second Supplemental Indenture dated as of October 15, 1977 (see Appendix Q), which created the Bonds of 8½% Series Due 2007;
(23) a Twenty-third Supplemental Indenture dated as of April 1, 1978 (see Appendix R), which created the Bonds of 8.95% Series Due 1998;
(24) a Twenty-fourth Supplemental Indenture dated as of November 1, 1978 (see Appendix S), which created the Bonds of 9½% Series Due 2003;
(25) a Twenty-fifth Supplemental Indenture dated as of August 1, 1979 (see Appendix T), which created the Bonds of 10¼% Series Due 1999;
(26) Twenty-sixth Supplemental Indenture dated as of December 1, 1979 (see Appendix U), which created the Bonds of 12¼% Series Due 2009;
(27) Twenty-seventh Supplemental Indenture dated as of February 1, 1981 (see Appendix V), which created the Bonds of 14⅝% Series Due 1988;
(28) Twenty-eighth Supplemental Indenture dated as of February 18, 1981 (see Appendix W), which created the Bonds of 14½% Series Due 1988;
(29) a Twenty-ninth Supplemental Indenture dated as of September 1, 1981 (see Appendix X), which created the Bonds of 17% Series Due 1991.
The Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, and Twenty-ninth Supplemental Indentures contain certain amendments to the Indenture which become effective in the future. Section 1 of Article Three of the Eleventh Supplemental Indenture and Section 1 of Article Three of the Fifteenth Supplemental Indenture establish the dates on which such amendments will become effective. To reflect such amendments, text which will be deleted by the amendments is bracketed. Text to be added is set out in Appendices A, B and C.

**The marginal notes are included herein for ease of reference and are not in the First and Refunding Mortgage or in the supplements thereto as executed, delivered and recorded.

Purposes for which Company desires to make provision
Whereas the Company desires to borrow money from time to time for its corporate purposes and to issue its bonds (hereinafter sometimes called the Bonds) therefor from time to time in one or more series, and to mortgage and pledge its property, hereinafter described or mentioned, to secure the payment of the Bonds; and
Whereas the Bonds are to be coupon bonds and registered bonds without coupons, authenticated by the certificate of the Trustee and issuable as in this Indenture hereinafter provided; and
[Omitted from this composite printing are the Recital Clauses with respect to, and the Forms of, the coupon bond, coupon, fully registered bond, and Trustee’s Certificate set forth in the First and Refunding Mortgage for the Bonds of 3½% Series Due 1960, all of which Bonds were redeemed on March 16, 1940.]

Authority for Indenture	Whereas the execution and delivery of this Indenture have been duly authorized by the Board of Directors of the Company, at a muting duly held for such purpose; and
Granting Clause
Now, therefore this Indenture Witnesseth: That The Dayton Power and Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the Bonds by the holders thereof, and in order to secure the payment both of the principal and interest of the Bonds from time to time issued hereunder, according to their tenor and effect, and of the provisions hereof and of the Bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Irving Trust Company, as Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, all the following described properties:
FIRST.	Property subject to Liens of Mortgage
All and singular the following described real property, leases and leasehold interests: [Specific property descriptions omitted from this composite printing.]
SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company owned by it at the date of the execution hereof, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights of way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including the following:
[Specific property descriptions omitted from this composite printing.)

THIRD.
Transmission Lines.

All electric transmission lines of the Company owned by it at the date of the execution hereof, including towers, poles, pole lines, wires, switch racks, switchboards, insulators and other appliances and equipment, and all other property forming a part thereof, or appertaining thereto, and all service lines extending therefrom; together with all real property, rights of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation, including the following:
[Specific property descriptions omitted from this composite printing.]
FOURTH.
Substations and Substation Sites.
All the substations and switching stations of the Company owned by it at the date of the execution hereof, for transforming, distributing or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, insulators, appliances, equipment, and all other property, real or personal, forming a part of, or appertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, including:
[Specific property descriptions omitted from this composite printing.]
FIFTH.
Electric Distribution Systems.
All electric distribution systems of the Company owned by it at the date of the execution hereof, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, manholes, cables, appliances, equipment and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights of way, easements, permits, privileges, franchises and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation, including the following:
[Specific property descriptions omitted from this composite printing.]

SIXTH.
Steam Heating Plants.
All steam heating plants and stations of the Company owned by it at the date of the execution hereof, including all buildings, standpipes, pipe lines, structures and works and the land on which the same are situated, and all other lands and easements, rights of way, permits, privileges, conduits, manholes, machinery, equipment, appliances, appurtenances and supplies forming part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including the following:
[Specific property descriptions omitted from this composite printing.]
SEVENTH.
Steam and Hot Water Heating Distribution Systems.
All steam and hot water heating distribution systems of the Company owned by it at the date of the execution hereof, including pipes and pipe-lines, valves, drips, expansion joints, manholes, conduits, meters, substations, appliances and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all right of way, easements, permits, privileges, franchises and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limit of any municipal corporation, including the following:
[Specific property descriptions omitted from this composite printing.]

EIGHTH.
Gas Distribution Systems.
All gas distribution systems of the Company owned by it at the date of the execution hereof, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights of way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation, including the following:
[Specific property descriptions omitted from this composite printing.]
NINTH.
Water Plant.
The water plant of the Company owned by it at the date of the execution hereof, for the production and distribution of water, including wells, pipes, stand-pipes, mains, conduits, meters, pumps, screens, settling basins, aerators, chlorinators, buildings, hydrants, and all other property, and property rights, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such plant or station. Said water plant and appurtenances thereto being located on the parcels of land described in Paragraph Q of Clause First above.
TENTH.
Water Distribution System.
The water distribution system of the Company located in the City of Wilmington, Clinton County, Ohio, owned by it at the date of the execution hereof, including pipes and pipe-lines,

mains, stand-pipes, drips, manholes, meters, substations, fire hydrants, appliances and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection therewith; together with all rights of way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of said City of Wilmington.
ELEVENTH.
Office and Departmental Buildings.
All office and departmental buildings of the Company, including the real estate on which such structures stand, owned by it at the date of the execution hereof, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service, including the following:
(Specific property descriptions omitted from this composite printing.]
TWELFTH.
Telephone Lines.
All telephone lines of the Company owned by it at the date of the execution hereof, used or available for use in the operation of its properties or otherwise.
THIRTEENTH.
Franchises.
All and singular the franchises, grants, immunities, privileges and rights of the Company used or useful in the operation of any of the property mortgaged hereunder, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by the City of Dayton, and by any other municipality or political subdivision, and all right, title and interest therein owned by the Company on the date of the execution hereof, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them.
FOURTEENTH.
Other Real Estate and Appurtenances.
A.      All other real estate and interests in real estate and all physical electric power and light, gas and other property owned by the Company at the time of execution hereof.
B.      All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company  may hereafter acquire or construct.
C.      All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of this Indenture, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions, now owned or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter, shall be, subject to the lien of this Indenture.
D.      All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon or in connection with or appertaining to any of the properties which now are or hereafter shall be subject to the lien of this Indenture or which the Company has or may have the right to exercise in respect of any of said properties.
E.      All machinery, tools and equipment, now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works,

transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of this Indenture.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.
It is not intended to include in the lien hereof and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of this Indenture) or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default hereunder as defined in Section 1 of Article Twelve hereof, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.]
FIFTEENTH.
Property Hereafter to Become Subject to the Lien on
This Indenture.
A.      Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following prop-

* (2) in any case, to any cars, trunks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.
[Effective date established by Section 1 of Article Three of the Eleventh Supplemental Indenture.]

erty which is not intended to be subjected to the lien of this Indenture: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of this Indenture) or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default hereunder as defined in Section 1 of Article Twelve hereof, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.)
**[B. Any and all property of every name end nature, including shares of stock, bonds and the securities or obligations which from time to time after the execution of this Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also when and as hereinafter provided as and for substituted security, for the payment of the Bonds to be issued hereunder, and to hold and apply any and all such property subject to the terms hereof.]

Habendum Clause
To have and to hold all such properties, real, personal and Clams mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever,

Subject Clause	Subject, however, as to property hereby conveyed, to the lien of the indenture dated March 1, 1907 between The Dayton Lighting Company and Trust Company of America, Trustee

* (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.
[Effective date established by Section 1 of Article Three of Eleventh Supplemental Indenture.]
** B. Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which from time to time after the execution of this Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also when and as hereinafter provided as and for substituted security, for the payment of the Bonds to be issued hereunder, and to hold and apply any and all such property subject to the terms hereof.
(Effective date established by Section 1 of Article Three of the Eleventh Supplemental Indenture.]

(The Chase National Bank of the City of New York, successor Trustee) under which $1,029,000, principal amount of bonds are outstanding, and to the lien of the indenture dated June 1, 1911, between the Company and Knickerbocker Trust Company (Irving Trust Company, successor Trustee) under which $18,860,000, principal amount of bonds are outstanding which the Company has covenanted to call for redemption as provided in Section 13 of Article Eight of this Indenture and to other existing liens, and, as to any property hereafter acquired by the Company and which may become subject to the lien hereof, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, for the benefit and security of the holders from time to time of the Bonds and coupons issued and to be issued hereunder in accordance with the provisions of this Indenture, without preference, priority or distinction as to lien of any of the Bonds and coupons over any others by reason of priority in time of the issue or negotiation thereof or otherwise howsoever; it being intended that the lien and security of all the Bonds and coupons of all series issued or to be issued hereunder shall take effect from the execution and delivery of this Indenture, and that the lien and security of this Indenture shall take effect from the date of execution and delivery thereof as though all the Bonds of all series were actually authenticated and delivered upon such date; subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest hereinafter set forth.
Grant in Trust

Provided, however, and these presents are upon the condition that if the Company, its successors or assigns shall pay or cause to be paid the principal of and interest on the Bonds at the times and in the manner stipulated therein and herein and shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed or observed by or on the part of the Company, then this Indenture and the estate and rights hereby granted
Defeasance Clause

Art. One Sec. 1
shall cease, determine and be void, otherwise to be and remain in full force and effect.
Covenant Clause
It is hereby covenanted, declared and agreed by the Company that all the Bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses, and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in the trust, for the benefit of those who shall hold the Bonds and interest coupons, or any of them, as follows:

Art. One	ARTICLE ONE. Definitions.
Sec. 1 Terms Defined:
Section 1.  The terms specified in the next seeding six Sections of this Article, numbered from 2 to 7, both inclusive, shall, for all purposes of this Indenture, have the meanings in such Sections specified.

Sec. 2 “the Company”
Section 2.  The term “the Company” shall mean the party of the first part hereto, The Dayton Power and Light Company, and, subject to the provisions of Article Fifteen hereof, shall also include its successors and assigns.

“affiliate” “control”
The term “affiliate” as used with respect to any person shall mean any other person who or which, directly or indirectly, controls or is controlled by or is under direct or indirect common control with such person. The term “control” as used with respect to any person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of such person, whether through the ownership of voting securities or by contract, or otherwise. The terms “affiliated”, “affiliation”, “controlling”, “controlled by”, and “under common control with” shall have meanings correlative with the foregoing.

Art. One Sec. 2
The term “the Trustee” shall mean the party of the second part hereto, Irving Trust Company, and shall also include its successors and assigns, as provided in Article Sixteen hereof.	“the Trustee”:

The term “this Indenture” shall mean this Indenture of mortgage and deed of trust, either as originally executed or as the same may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.
“this Indenture”:

The terms “the lien hereof” and “the lien of this Indenture” shall mean the lien created by these presents (including the lien created by the granting clauses hereof on properties hereafter acquired) and the lien created by any subsequent conveyance or delivery to the Trustee hereunder (whether made by the Company or any other corporation or any individual or copartnership) effectively constituting any property a part of the security held by the Trustee upon the terms and trusts and subject to the conditions specified in this Indenture.
“the lien hereof”. “the lien of this Indenture”:

The term “the Bonds” shall mean bonds issued under and secured by this Indenture. Bonds shall be deemed to be “issued” hereunder when duly authenticated by the Trustees and delivered to or upon the order of the Company pursuant to any of the provisions of this Indenture.
“the Bonds”:

The term “holder of Bonds” or “Bondholder”, or other similar term, shall mean any person who shall be the holder of any Bond which shall not at the time be registered, or the registered owner of any Bond which shall at the time be registered.
“holder of Bonds”. “Bondholders”:

The term “excepted encumbrances” shall mean, any of the following; (a) liens for tares and assessments for a then cur-rent year and taxes and assessments not due or payable on any property of the Company; (b) any lieu, neither assumed by the Company nor on which it customarily pays interest charges, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line, distribution line or right of way purposes; (c) rights reserved to or vested in any municipality or public authority by the terms at any franchise, grant, license, permit or by any
“excepted encumbrances”:

Art. One Sec. 2

provision of law to purchase or recapture or to designate a purchaser of any of the property of the Company; (d) rights reserved to or vested in others to take or receive any part of the power developed or generated by any property of the Company; (e) easements or reservations in any property of the Company created at or before the acquisition thereof by the Company for the purpose of roads, pipe lines, transmission lines and other like purposes; (f) rights reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company; or (g) any obligations or duties affecting the property of the Company to any municipality or public authority with respect to any franchise, grant, license or permit.

“the mortgaged and pledged property”:
The term “the mortgaged and pledged property” shall mean as of any particular time the property which at said time is covered or intended to be covered by the lien of this Indenture whether such lien be created by these presents (including the lien created by the granting clauses hereof on properties here-after acquired) or by subsequent conveyance or delivery to the Trustee hereunder or otherwise.

“outstanding”:
The term “outstanding” shall mean as of any particular time with respect to the Bonds issued under this Indenture all the Bonds which theretofore shall have been authenticated and delivered under this Indenture, except (a) Bonds theretofore paid, retired, redeemed, or canceled or for the payment or redemption of which money in the necessary amount shall have been deposited in pursuance of any of the provisions of this Indenture, and (b) Bonds held in pledge by the Trustee under any of the provisions of this Indenture, and (c) Bonds authenticated and delivered (other than those authenticated and delivered tinder the provisions of Section 1 of Article Six hereof) upon transfer of, in exchange for, in substitution for, or in lieu of, any Bond or Bonds theretofore authenticated and delivered and not canceled under any of the provisions of this Indenture; provided, however, that in determining the percentage of the principal amount of Bonds outstanding (or of Bonds of a particular series outstanding) entitling the holders thereof to take

Art. One Sec. 2

any action hereunder, or in determining whether the holders of the required percentage of the principal amount of Bonds outstanding (or of Bonds of a particular series outstanding) have concurred in any direction to the Trustee or in any consent, Bonds owned by the Company or by any other obligor upon the Bonds or by any affiliate of the Company or of any such other obligor shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent, only Bonds which the Trustee knows are so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not a person affiliated with the Company or any other obligor upon the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 3.  The term “resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or Executive Committee of the Company.
Sec. 3 “resolution”:

The term “Treasurer’s certificate” shall mean a certificate signed and verified by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company, in addition to the statements required to be included therein by the specific Section or Article pursuant to which furnished, each Treasurer’s certificate shall, if required by the provisions of Section 1 of Article Twenty, contain the statements provided for in said Section.
“Treasurer’s certificate”:

The term “opinion of counsel” shall mean an opinion in writing signed by counsel (who may be of counsel to the Company or any affiliate of the Company) appointed by the Board of Directors or the Executive Committee of the Company and approved by the Trustee. In addition to the statements required to be included therein by the specific Section or Article pursuant to which furnished, each opinion of counsel shall, if required by
“opinion of counsel”:

Art. One Sec. 3
the provisions of Section 1 of Article Twenty, contain the statements provided for in said Section.
“engineer”:
The term “engineer” shall mean an individual or a co-partnership or a corporation engaged in the engineering profession or otherwise qualified to pass upon engineering questions, whether or not an officer of or employed by or in any way affiliated with the Company or any other obligor upon the Bonds.

“engineer’s certificate”:	The term “engineer’s certificate” shall mean a certificate signed by the President or a Vice-President of the Company and by an engineer.
“appraiser”:
The term “appraiser” shall mean any corporation engaged in the business of appraising property or any qualified individual or copartnership, whether or not an officer of or employed by or in any way affiliated with the Company or any other obligor upon the Bonds.

“accountant”:
The term “accountant” shall mean any practicing accountant or accounting firm whether or not an officer of or employed by or in any way affiliated with the Company or any other obligor upon the Bonds. An officer or regular employee of the Company who is principally engaged in accounting work shall be deemed to be an accountant.

“independent”:
The term “independent”, when applied to any engineer, appraiser, accountant or other expert, shall mean such a person who (1) is in fact independent, (2) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the Bonds or in any affiliate of the Company or of any such other obligor, and (3) is not connected with the Company or any suck other obligor or any affiliate of the Company or of any each other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Approval of engineer, appraiser, accountant:	Whenever the Company is required to furnish to the Trustee pursuant hereto an opinion, appraisal or certificate of an engineer, appraiser or accountant, the engineer, appraiser or

Art. One Sec. 3

accountant signing such certificate, appraisal or opinion shall be appointed by the Board of Directors or the Executive Committee of the Company and approved by the Trustee in the exercise of reasonable care.

The appointment or approval of any engineer, appraiser, accountant or counsel as herein provided shall continue as to any such engineer, appraiser, accountant or counsel until the same shall have been revoked. The acceptance by the Trustee of a certificate, appraisal or opinion shall be sufficient evidence of the approval of the signer or signers thereof within the meaning of this Indenture.
Continuance of appointment and approval of engineer, appraiser, etc.

Where under any provision of this Indenture or of any indenture supplemental hereto any certificate or opinion of an engineer, appraiser, accountant or other expert is required to be delivered to the Trustee, such certificate or opinion (unless under the provisions of this Indenture or of such indenture supplemental hereto such certificate or opinion is required to be signed by an independent engineer, appraiser, accountant or other expert) may be signed by an engineer, appraiser, accountant or other expert who is an officer or employee of the Company.
Certificate or opinion may be signed by officer or employee of Company except—

In determining “sound accounting practice”, any applicable rules, regulations or orders of The Public Utilities Commission of Ohio or other public regulatory authority having jurisdiction over the accounts of the Company shall be controlling except to the extent that the Company shall at the time be contesting in good faith the validity or applicability to the Company of any such rule, regulation or order.
“sound accounting practices” controlled by—

Section 4.  The term “property additions” shall mean plants, lines, machinery, transmission lines, distribution, service and supply systems, property, real or personal, and permanent improvements, extensions or additions (other than such as are funded property of the class defined in subdivision (1) of Section 5 of this Article One), acquired by purchase, consolidation, merger, donation or in any other way whatsoever by the Company subsequent to September 30, 1945, or made or constructed
Sec. 4 “property additions”:

Art. One Sec. 4
—does not include: shares of stock: good will: property for sale: property chargeable to operating expenses: “retirements”:
by the Company subsequent to September 30, 1945, or in the process of construction or erection, in so far as actually constructed or erected, by the Company subsequent to September 30, 1945, and (except as to paving, grading and other improvements to public highways or other public property in connection with rights-of-way, transmission and distribution lines) subject to the lien of this Indenture, to be used in the business of generating, manufacturing, transmitting, distributing or supplying (a) electricity or gas (natural, artificial or mixed) for light, heat, power or other purposes, or (b) steam or hot water for power or heat or other purposes, or (c) water for domestic or public use or consumption. The term “property additions” shall not include (1) any shares of stock, bonds, evidences of debt or other securities or contracts or chosen in action, or (2) going value or good will, or franchises or governmental permits granted to or acquired by the Company, separate and distinct from the property operated thereunder, or (3) any equipment, materials or supplies acquired for the purpose of resale in the usual course of business or consumable in the operation of any of the properties of the Company, or (4) any property acquired or constructed by the Company the cost of which should under sound accounting, practice be charged to operating expenses as maintenance or repairs.

The term “retirements” shall mean (a) the gross book value of property subject to the lien of this Indenture owed by the Company at the close of business on September 30, 1945, and (b) the cost of property additions constructed or acquired by the Company after that date, which, subsequent to September 30, 1945, shall have become worn out or permanently unserviceable or shall have been lost, sold, destroyed, abandoned, surrendered on lapse of title, or released from the lien of this Indenture, or taken by eminent domain, or purchased by any governmental or public body, authority, agency or licensee pursuant to right reserved to or fixed in it by any license or franchise, or otherwise disposed of by the Company, or retired from service for any reason, or shall have permanently ceased to be used or useful in the business of the Company; provided, how-

Art. One Sec. 4

ever, that in computing “retirements” there shall be deducted the value of property released from the lien of this Indenture or becoming not subject to the lien of this Indenture pursuant to any provision of Section 7 of Article Eight* [or Section 3 or 6 of Article Eleven.]

So long as any Bonds of Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984 or Series Due 1993 shall be outstanding, the term ‘minimum provision for depreciation’ for any period shell mean fifteen per centum (1.5%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts.
“minimum provisions for depreciation”:

The term “operating revenues of, the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.
“operating revenues”:

Section 5.  The term “funded property” shall mean:
(1) All property owned by the Company on September 30, 1945, and subject to the lien of this Indenture;
(2) All property additions which shall have been made the basis of the authentication and delivery of Bonds under this Indenture;
(3) All property additions substituted for property within the term funded property as defined in this Section to the extent that the same shall have been made the basis of the release of such funded property from the lien of this Indenture;
Sec. 5 “funded property”:
* or Section 2, 3 or 6 of Article Eleven. [Effective date established by Section 1 of Article Five of Fifteenth Supplemental Indenture.]

Art. One Sec. 5

(4) All property additions acquired by the Company to the extent that the same shall have been substituted for property within the term funded property as defined in this Section in the exercise by the Company of any right which it may have to apply the proceeds of insurance, released property or property taken by eminent domain to the acquisition of such substituted property without deposition such proceeds with the Trustee hereunder or with the trustee or other holder of any mortgage or other lien constituting a prior lien;
(5) All property additions to the extent that the same shall have been made the basis of the withdrawal of any funded cash, as hereinafter defined, held by the Trustee hereunder or by the trustee or other holder of any mortgage or other lien constituting a prior lien;
(6) All property constituting repairs, renewal, or replacements of property of any of the foregoing classes to the extent that the cost thereof may under sound accounting practices properly be debited to operating expense accounts;
*[(7) So long as any Bonds of Series Due 1975, Series Due 1978, Series as A, Due 1978, Series Due 1982, Series Due 1984 or Series Due 1993 shall be outstanding, all property additions used as a deduction pursuant to Section 5 of Article Eight hereof;]
(8) So long as any Bonds of Series Due 1978 shall be outstanding all property additions made the basis for a credit pursuant to Section 6 of Article One at the Fourth Supplemental Indenture to this Indenture;
(9)           So long as any Bonds of Series A, Due 1978 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Fifth Supplemental Indenture to this Indenture;

(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007, the 8½% Series Due 2007, the 8.95% Series Due 2007, the 9½% Series Due 2003, the 10¼% Series Due 1999, the 12⅛% Series Due 2009, the 14⅝%Series Due 1988, the 14⅝% Series Due 1988 or the 17% Series Due 1991 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five) equal to the dollar amount of retirements, as defined in Section 4 of Article One.
[Effective date established by Section 2 of Article Three of Eleventh Supplemental Indenture.]

Art. One Sec. 5

(10) So long as any Bonds of Series Due 1982 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Sixth Supplemental Indenture to this Indenture;
(11) So long as any Bonds of Series Due 1984 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Seventh Supplemental Indenture to this Indenture;
(12) So long as any Bonds of Series Due 1993 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of any of the Eighth, Ninth and Tenth Supplemental Indentures to this Indenture.
(13)           So long as any Bonds of Series Due 1997 shall be outstanding, all property additions made the basis for credit pursuant to Section 6 of Article One of the Eleventh Supplemental Indenture to this Indenture.
(14)           So long as any Bonds of Series Due 1998 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Twelfth Supplemental Indenture to this Indenture.
(15)           So long as any Bonds of Series Due 1999 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Thirteenth Supplemental Indenture to this Indenture.
(16)           So long as any Bonds of Series Due 2000 shall be outstanding, All property additions made the basis for a credit pursuant to Section 6 of Article One of the Fourteenth Supplemental Indenture to this Indenture.
(17)           So long as any Bonds of Series Due 2001 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Fifteenth Supplemental Indenture to this Indenture.
(18)           So long as any Bonds of Series Due 2009, shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Seventeenth Supplemental indenture to this Indenture.
(19)           So long as few Bonds of Series Due 2005 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Nineteenth Supplemental Indenture to this Indenture.
(20) So long as any Bonds of Series Due 2006 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Twentieth Supplemental Indenture to this Indenture,

(21) So long as any Bonds of the 8¼% Series Due 2007 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Twenty-Second Supplemental Indenture to this Indenture.
(22) So long as any Bonds of the 12¼% Series Due 2009 shall be outstanding, all property additions made the basis for a credit pursuant to Section 6 of Article One of the Twenty-Sixth Supplemental Indenture to this Indenture.
If any funded property owned by the Company shall be released from the lien hereof as in Article Eleven provided, then and in any such case the property so released shall at the time of such release cease to the funded property, but may at any time thereafter again become funded property through the operation of any of sub-divisions (2) through (22) above.

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Art. One Sec. 5

The term “funded cash” shall mean:
a. Cash (held by the Trustee hereunder or by the trustee or other holder of any mortgage or other lien constituting a prior lien) to the extent that it represents the proceeds of insurance on or the release of or the taking by eminent domain of funded property;
b. Any cash deposited with the Trustee under Section 1 of Article Seven hereof;
c. Any cash deposited with the Trustee under Sections 12 and 14 of Article Eight, Section 4 of Article Nine and Section 3 of Article 3 of Article Eleven hereof;
d. Any cash deposited with the Trustee under Section 5 of Article Eight or under Section 8 of Article One of the Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-Second or Twenty-Sixth Supplemental Indentures to this Indenture.
“funded cash”;
Sec. 6 “prior liens”:
Section 6.  The term “prior liens” shall mean mortgage or other liens (not including excepted encumbrances, as defined in Section 2 of this Article One) prior to the lien of this Indenture, existing at any particular time upon any property additions, as defined in Section 4 of this Article One, which property additions shall then become or shall theretofore have become funded property as defined in Section 5 of this Article One. The term “prior liens” shall not mean any mortgage or other lien prior to the lien of this Indenture, securing any bonds or other obligations capable of being discharged by the payment of money when cash sufficient for the payment of such bonds or other obligations in full has been deposited with the trustee or other holder of such mortgage or other lien or cash or a principal amount of such obligations sufficient for the discharge thereof are deposited with the Trustee, or with any other depositary satisfactory to the Trustee, with authority to apply such cash and principal amount of such obligations, so far as necessary, to the discharge of such mortgage or other lien.

“prior lien bonds”:	The term “prior lien bonds” shall mean bonds, obligations or other evidences of indebtedness secured by prior liens.
“outstanding prior lien bonds”:
The term “outstanding prior lien bonds” shall mean as of any particular time all prior lien bonds theretofore authenticated and delivered by the trustee or other holder of the mortgage or other lien securing the same and, if there be no such trustee or other holder, all prior lien bonds theretofore made and delivered by the maker (or his successor) of such mortgage or other lien, except (a) prior lien bonds theretofore canceled, (b) prior lien bonds held in pledge hereunder, (c) prior lien bonds held in pledge by the trustee or other holder of the mortgage or other lien securing such prior lien bonds or other prior lien bonds (under conditions such that no transfer of ownership or possession of such prior lien bonds by the trustee or other holder of such mortgage or other lien is permissible except

Art. One Sec. 5

upon a default thereunder or except to the Trustee hereunder, to be held subject to the provisions of Article Nine hereof, or to the trustee or other holder of such mortgage or other lien securing such prior lien bonds for cancellation, or to be held uncanceled under the terms of such mortgage or other lien under like conditions) and (d) prior lien bonds, sufficient cash for the payment or redemption of which in full shall have been duly deposited in trust for such purpose with the trustee or other holder of the mortgage or other lien securing such prior lien bonds, or with the Trustee, or any other depositary satisfactory to the Trustee.

Section 7.  The term “net earnings certificate” shall mean a Treasurer’s Certificate (which, unless one of the officers signing the same is an accountant, shall also be signed by an accountant), dated not more than sixty (60) days prior to the date on which application is made for the authentication and delivery of Bonds in connection with or on the basis of such certificate and in any event dated subsequent to the last previous date on which any Bonds have been authenticated and delivered under this Indenture, stating the net earnings of the Company, as defined in Section 5 of Article Five, for a period of any twelve consecutive calendar months selected by the Company within the fifteen calendar months immediately preceding the first day of the month in which such application is made, and setting forth the amounts of the gross earnings, the total operating expenses and the total additional income of the Company used in computing such net earnings. In any application for the authentication and delivery of Bonds where a net earnings certificate is required, if the aggregate principal amount of Bonds then applied for plus the aggregate principal amount of Bonds authenticated and delivered since the commencement of the then current calendar year (other than Bonds with respect to which a net earnings certificate is not required or with respect to which a net earnings certificate signed by an independent public accountant has been previously furnished) is 10% or more of the aggregate principal amount of the Bonds at the
Sec. 7 “net earnings certificate”:

Art. One Sec. 7

time outstanding under this Indenture, such net earnings certificate shall be signed by an independent public accountant, in addition to being signed as hereinabove required, but no such net earnings certificate need be signed by any such independent public accountant as to periods not covered by annual reports herein required to be filed by the Company.

Art. Two	ARTICLE TWO. Form, Execution, Registration and Exchange of Bonds.
Sec. 1 Bonds issuable in one or more series Powers of Board of Directors of Company with respect to creating series of Bonds. Board of Directors may insert provisions
Section 1.  At the option of the Company, the Bonds issued hereunder may be issued in one or more series, the Bonds of each series (other than the Bonds of the 3½% Series Due 1960 hereinafter in Section 12 of this Article Two described) maturing on such dates and bearing interest at such rates respectively as the Board of Directors of the Company may determine prior to the authentication thereof. Subject to the provisions of Section 12 of this Article Two as to the Bonds of the 3½% Series Due 1960, the form of each series of Bonds issued hereunder and of the coupons to be attached to the coupon Bonds of such series shall be established by resolution of the Board of Directors of the Company prior to the authentication of any Bonds of such series. The text of the coupon Bonds, coupons, registered Bonds without coupons and the Trustee’s certificate shall be respectively substantially of the tenor and purport recited in the Third Supplemental Indenture to this Indenture, provided, however, that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the Bonds, the designation of the series, the date of the coupon Bonds of the series, the rate of interest to be borne by the Bonds of the series, the date of maturity, the dates for the payment of interest, and a place for the payment of principal and interest and for the registration and transfer of the Bonds. Any series of Bonds may also contain such provisions as the Board of Directors may, in their discretion, cause to be inserted therein:

Art. Two Sec. 1

(a) specifying any additional place or places, either in the United States or, subject to the provisions of Section 11 of this Article Two, elsewhere, for the payment of principal and interest or for the registration of Bonds or the transfer of Bonds;
additional place or places for payment or registration or transfer:

(b) expressing any obligation of the Company for the payment of the principal of the Bonds of that series or the interest thereon, or both, without deduction for taxes or for the reimbursement of taxes in case of payment by the Bondholders, or both, it being understood that such obligation may be limited to taxes imposed by any taxing authorities of a specified class and may exclude from its operation or be limited to any specified tax or taxes or any portion thereof; or expressing any obligation of the Company or the creation of a sinking fund for Bonds of that series, or expressing any obligation of the Company to permit the conversion of Bonds of that series into capital stock of the Company of any designated class;
payment of principal or interest without deduction for taxes: —obligation for creation of sinking fund:

(c) permitting the Bondholders to make, at a specified place or places, any or all of the following exchanges, viz., exchanges of coupon Bonds for registered Bonds; exchanges of registered Bonds for coupon Bonds; exchanges of coupon Bonds for coupon Bonds of other denominations; exchanges of registered Bonds for registered Bonds of other denominations; and exchanges of Bonds of one series for Bonds of another series. Such privilege of exchange may in any case be made subject to such conditions, limitations or restrictions as the Board of Directors shall determine, and the privilege of exchange may in any case be conferred upon the holders of Bonds of one or more denominations and withheld from the holders of Bonds of other denominations of the same series and may in any case be conferred on the holders of registered Bonds and withheld from the holders of coupon Bonds or vice versa;
—permitting specified exchanges:
(d) reserving to the Company the right to redeem all or any part of the Bonds of that series before maturity at a	reserving right to redeem:

Art. Two Sec. 1
time or times, upon such notice and at a redemption price or prices to be specified in the form of Bond;
—limiting amount of series:	(e) limiting the aggregate principal amount of Bonds in that series that may be issued and outstanding hereunder at any one time;

(f) providing as to registered Bonds of that series (this provision to be applicable only to Series Due 1998 and subsequently created series) that so long as there is no existing default in the payment of interest on Bonds of that series, interest shall be paid to the persons who are the registered owners thereof on dates which shall be specified in the Bonds of that series and which shall not be more than twenty days prior to the interest payment dates for that series, and providing that if and to the extent the Company shall default in the payment of interest due on any such interest payment date, a subsequent date shall be established for the determination of the registered owners to whom such defaulted interest shall be paid;

—other terms	(g) in any other respect expressing or referring to the terms and conditions upon which the Bonds of that series are to be issued or secured under this Indenture.
Sec. 2 Bonds may be executed, etc., originally as
Section 2.  Any series of Bonds may be executed, authenticated and delivered originally as coupon Bonds or as registered Bonds without coupons, and of such denomination or denominations as may be authorized from time to time by the Board of Directors of the Company.

Sec. 3 Date of Registered Bonds
Section 3.  Every registered Bond without coupons shall be dated the date of authentication, and shalt bear interest from the interest payment date to which interest has been paid last preceding the date thereof, unless

(i) the date of such Bond is a date to which interest has been paid, in which case it shall bear interest from such date, or

Art. Two Sec. 3

(ii)  the date of such Bond is a date prior to the first interest payment date of the Bonds of the series to which such Bond belongs, in which case (unless the following subdivision (iii) is applicable) it shall bear interest from the beginning of the current interest period, or

(iii)  such Bond is one of a series to which subdivision (f) of Section 1 of this Article Two is applicable and the date of such Bond is a date prior to an interest payment date of the Bonds of such series but after the date, fixed as permitted by said subdivision (f), which determines the registered owners to whom such interest shall be paid, in which case such Bond shall bear interest from such interest payment date provided, however, that if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such Bond shall bear interest from the interest payment date next preceding the date of such Bond to which interest has been paid unless the date thereof is prior to the first interest payment date for the series to which such Bond belongs, in which case it shall bear interest from the beginning of the current interest period.

Section 4.  Any Bond may have imprinted thereon any legend or legends required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or of the Securities and Exchange Commission or to conform to general usage, and the Board of Directors of the Company by resolution may amend any legend on Bonds then outstanding so as to comply with any such law, rule or regulation, or so as to conform to such usage.
Sec. 4 Bonds may have legends as required
Section 5. In all cases in which the privilege of exchanging Bonds exists and is exercised, the Bonds to be exchanged shall be surrendered in form for transfer at such place or places	Sec. 5 Bonds to be exchanged shall be surrendered:

Art. Two Sec. 5
Disposition of surrendered Bonds.
as shall be designated by the Board of Directors of the Company for the purpose, with all unmatured coupons attached (in the case of coupon bonds) and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Bond or Bonds which the Bondholder making the exchange shall be entitled to receive. All Bonds so surrendered for exchange and the coupons attached thereto shall be canceled and cremated by the Trustee and a certificate evidencing the cremation thereof shall be delivered to the Company. Upon every transfer of Bonds as permitted by the next succeeding section, and upon every exchange of Bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company and in addition may charge a sum not exceeding two dollars ($2) for each Bond issued upon any such transfer or exchange which shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. The Company shall not be required to make transfers or exchanges of Bonds of any series for a period of ten (10) days next preceding any interest payment date of said series.

Sec. 6 Company to maintain books for registration and transfer of bonds.
Section 6. The Company shall keep at such place or places as shall be designated for the purpose, books for the registration and transfer of Bonds issued hereunder which, at all reasonable times, shall be open for inspection by the Trustee; and upon presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any Bonds issued under this Indenture and entitled to registration or transfer at such office. Upon the registration of any coupon Bond as to principal, the fact of such registration shall be noted on such Bond. Upon the transfer of any registered Bond without coupons the Company shall issue in the name of the transferee or transferees a new registered Bond or new registered Bonds of like form

Art. Two Sec. 6
and the Trustee shall authenticate and deliver the same to him or them. All registered Bonds without coupons so surrendered for transfer shall be canceled by the Trustee.

Section 7.  All Bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President or one of its Vice-Presidents and its corporate seal shall be thereunto affixed or a facsimile thereof reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. At the election of the Company, the signature of the President or a Vice-President of the Company, and/or the signature of the Secretary or an Assistant. Secretary of the Company in attestation of its corporate seal, upon any of the Bonds of Series Due 1997 and any subsequent series, may be made my engraving, lithographing or printing thereon the facsimile signature of such officer or officers in lieu of manual signature. The coupons to be attached to coupon Bonds shall bear the facsimile signature of the present or any future Treasurer or the present or any future Assistant Treasurer of the Company. In case any of the officers who shall have signed any Bonds or attested the seal thereon or whose facsimile signature appears on any Bonds or any coupons, shall cease to be such officers of the Company before the Bonds so signed or sealed shall have been actually authenticated and delivered by the Trustee or issued by the Company, such Bonds nevertheless may be authenticated, delivered or issued with the same force and effect as though the person or persons who signed such Bonds or attested the seal thereon or whose facsimile signature appears on any Bonds or on any coupons had not ceased to be such officer or officers of the Company. Before authenticating any coupon Bonds the Trustee shall detach, cancel and cremate all matured coupons thereto attached, and shall deliver to the Company a certificate evidencing the cremation thereof.
Sec. 7 Execution of Bonds

Art. Two Sec. 8
Sec. 8 Issuance of Temporary Bonds
Section 8.  Until definitive Bonds of any series issued under this Indenture are ready for delivery, there may be authenticated and delivered and issued in lien of any thereof, one or more temporary typewritten, printed, lithographed or engraved Bonds substantially of the tenor of the Bond or Bonds hereinbefore described, with or without one or more coupons, and such temporary Bond or Bonds may be in such denomination or denominations as the Board of Directors of the Company may determine. Until exchanged for definitive Bonds of the same series, such temporary Bond or Bonds shall be entitled to the lien and benefit of this Indenture. Upon such exchange which the Company shall make without any charge therefor, such temporary Bond or Bonds and any unmatured coupons attached thereto shall be cremated by the Trustee and upon the exchange of all such temporary Bonds a certificate of such cremation shall be delivered to the Company. When and as interest is paid upon any temporary Bond without coupons the fact of such payment shall be noted thereon and interest due on any temporary Bond which is represented by a coupon shall be paid only upon presentation and surrender of such coupon for cancellation. Until such definitive Bonds are ready for delivery, the holder of one or more temporary Bonds may exchange the same on the surrender thereof in bearer form or properly endorsed for transfer if registered, with all unmatured coupons, if any, attached, to the Trustee for cancellation, and shall be entitled to receive temporary Bonds of the same series of like aggregate principal amount of such other denominations as the Board of Directors of the Company may determine to issue in exchange.

Sec 9. Replacement of Bonds lost, mutilated, etc.
Section 9.  Upon receipt by the Company and the Trustee of evidence satisfactory to them, of the theft, loss, destruction or mutilation of any outstanding Bond and the coupons appertaining thereto, and of indemnity satisfactory to them, and

Art. Two Sec. 9

upon payment, if the Company shall require it, of a reasonable charge, and upon surrender and cancellation of such Bond, if mutilated, and the coupons appertaining thereto, if any, the Company may execute, and the Trustee shall authenticate and deliver, a new Bond of like tenor and of the same series, to be issued in lieu of such stolen, lost, destroyed or mutilated Bond. Subject to the provisions of Section 6 of Article Sixteen, the Trustee shall not be liable to anyone by reason of anything done or omitted to be done by it in good faith under the provisions of this Section 9.

Section 10.  No Bond shall be secured hereby unless there shall be endorsed thereon the certificate of the Trustee, substantially in the form recited in the Third Supplemental Indenture to this Indenture, that it is one of the Bonds (or temporary Bonds), of the series designated therein, herein described; and such certificate on any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered and is secured hereby.
Sec. 10 Bonds without Trustee’s Certificate not secured by Indenture

Section 11.  By supplemental indenture executed as set forth in Article Eighteen hereof provision may he made for effecting payment of the Bonds of any series at one or more places in foreign countries, provided that such payment shall be only the stated amount of such principal or interest in currency of the United States of America, or the equivalent thereof in the appropriate local foreign currency at the then buying rate at such place or places for sight drafts on New York.
Sec. 11 Payment of Bonds in foreign securities permitted
[Sections 12 and 13 of Article Two of the First and Refunding Mortgage which set forth the provisions of the Bonds 3½% Series Due 1960 have been omitted from this composite printing.]

Art. Three Sec. 1
Art. Three	ARTICLE THREE. Initial Issue of Bonds.
Sec 1. Authentication of Bonds, Series Due 1960
Section 1.  Upon the execution of this Indenture and upon the payment by the Company to the Trustee of $20,000,000 and upon delivery to the Trustee of $20,000,000, aggregate principal amount, of Bonds of Series Due 1960 executed by the Company, the Trustee shall, without awaiting the filing or recording of this Indenture, authenticate said Bonds and deliver said Bonds to or upon the written order of the Company, signed in its name by its President or one of its Vice-Presidents.

Sec 2. Payment of Bonds outstanding under Indenture dated June 1, 1911.
Section 2. The money deposited with the Trustee pursuant to Section 1 of this Article Three shall be paid by the Trustee to the Company upon delivery to the Trustee of a certificate of Irving Trust Company, as successor trustee, under the indenture dated June 1, 1911, under which the First and Refunding Mortgage Five Per Cent. Gold Bonds of the Company are issued and secured, stating that there have been deposited with it sufficient funds to pay and redeem all of the bonds outstanding under said indenture and stating that it has been authorized and directed by the Company to deliver and has delivered all of The Dayton Lighting Company First and Refunding Mortgage Gold Bonds, due March 1, 1937, held by it under said indenture to the trustee under the indenture, dated March 1, 1907, under which said First and Refunding Mortgage Gold Bonds were issued, for cancellation.

Art. Four	ARTICLE FOUR. General Provisions as to Issue of Bonds.
Sec 1. Aggregate principal amount of Bonds not limited.
Section 1.  The aggregate principal amount of Bonds which may be secured by this Indenture is not limited, but shall include such amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof.

Art. Four Sec. 1

Nothing in this Indenture contained shall limit the power of the Board of Directors of the Company to fix the price at which the Bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged or sold, but any or all of the Bonds may be issued, exchanged, sold or disposed of upon such terms and for such considerations as the Board of Directors of the Company may deem fit, subject to any provisions of law in respect thereto.
No limitation on Board of Directors to fix price of Bonds

No Bonds, except upon transfer or in exchange for other Bonds or in lieu of stolen, lost, destroyed or mutilated Bonds, shall be authenticated or delivered by the Trustee if the Company is at the time in default under any of the provisions of this Indenture.
Except as provided, Trustee shall not authenticate and deliver Bonds if Company is in default.
ARTICLE FIVE Issuance of Bonds Upon the Basis of Property Additions.	Art. Five

Section 1.  Bonds in addition to those provided for in Section 2 of Article One of the Third Supplemental Indenture to this Indenture and of any one or more series may from time to time be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered from time to time to the Company upon the basis of property additions, as defined in Section 4 of Article One hereof, but only in accordance with and subject to the conditions, provisions and limitations set forth in this Article Five.
Sec. 1 Issuance of additional Bonds upon the basis of property additions
Section 2. No Bonds shall be authenticated and delivered at any time under the provisions of this Article Five upon the basis of funded property, as defined in Section 5 of Article One hereof.	Sec. 2 — but not upon the basis of funded property.

Art. Five Sec. 3
Sec. 3
Issuance of additional Bonds upon the basis of property additions in an amount not exceeding 60% of (a) cost or fair value less (b) the excess of retirements over the minimum provisions for depreciation.

Cost shall be deemed

* [Section 3.  Bonds of any one or more series shall be authenticated and delivered under the provisions of this Article Five upon the basis of property additions, as defined in Section 4 of Article One, which have not theretofore become funded property, as defined in Section 5 of Article One, in a principal amount not exceeding sixty per centum (60%) of (a) the cost or the then fair value thereof to the Company, whichever shall be less, less (b) the excess, if any, of retirements, as defined in Section 4 of Article One, over the minimum provision for depreciation, as defined in Section 4 of Article One. The cost of any such property additions shall be deemed to be the sum of (1) any cash forming a part of such cost, (2) an amount equivalent to the fair market value in cash of any securities issued or delivered in payment therefor or for the acquisition thereof as of the date of such issue or delivery, and (3) the principal amount of any prior lien bonds outstanding against such property additions at the time of their acquisition unless the engineer’s certi-

* SECTION 3 Bonds of any one or more series shall he authenticated and delivered under the provisions of this Article Five upon the basis of property additions, as defined in Section 4 of Article One, which are not then funded property, as defined in Section 5 of Article One, in a principal amount not exceeding 60 per centum (60%) of the cost or the then fair value thereof to the Company, whichever shall be less. The cost of any such property additions shall be deemed to be the sum of (1) any cash forming a part of such cost, (2) an amount equivalent to the fair market value in cash of any securities issued or delivered in payment therefor or for the acquisition thereof as of the date of such issue or delivery, and (3) the principal amount of any prior lien bonds outstanding against such property additions at the time of their acquisition unless the engineer’s certificate, hereinafter in subdivision (3) of Section 6 of this Article Five provided for, shall show that other property additions subject to the lien securing such prior lien bonds are then funded property as defined in Section 3 of Article One. The fair value to the Company of any such property additions shall be deemed to be the fair value thereof to the Company as of the time when such fair value is being determined, such fair value to be determined as such property additions were free of prior liens, if any. The amount of funded property the amount of the cost of any property additions and the then fair value thereof to the Company and the amount of retirements shall be determined for the purpose of this Section by the appropriate certificates provided for in Section 6 of this Article Five.
[Effective date established by Section 1 of Article Three of Eleventh Supplemental Indenture.]

Art. Five Sec. 3

ficate, hereinafter in subdivision (3) of Section 6 of this Article Five provided for, shall show that other property additions subject to the lien securing such prior lien bonds have theretofore become funded property as defined in Section 5 of Article One. The fair value to the Company of any such property additions shall be deemed to be the fair value thereof to the Company as of the time when such fair value is being determined, such fair value to be determined as if such property additions were free of prior liens, if any. The amount of the cost of any property additions, the then fair value thereof to the Company and the amount of retirements and the minimum provision for depreciation shall be determined for the purpose of this Section by the appropriate certificates provided for in Section 6 of this Article Five.]
Fair value shall be determined

Section 4.  In all cases where property additions proposed to be made the basis for the authentication and delivery of Bonds are subject to prior liens as defined in Section 6 of Article One hereof, the amount of the then outstanding prior lien bonds secured thereby (exclusive of any such outstanding prior lien bonds which may concurrently with the certificates referred to in Section 3 of this Article Five be deposited with the Trustee to be held under the provisions of Article Nine hereof and with respect to which deposit the Company shall certify that it elects not to have any Bonds authenticated and delivered hereunder upon the basis thereof) shall be deducted and reserved from the amount of Bonds which might otherwise be authenticated pursuant to the provisions of Section 3 of this Article Five, unless such certificates shall also show that other property additions subject to the lien securing such prior lien bonds have theretofore become funded property as defined in Section 5 of Article One.
If at any time after the amount of any outstanding prior lien bonds shall have been deducted and reserved in accordance with the provisions of this Section from the amount of Bonds which might
Sec. 4 Issuance of additional bonds upon the basis of property additions subject to prior liens

Art. Five Sec. 4
Company entitled to authentication and delivery of additional Bonds when it shall otherwise be authenticated and delivered hereunder, or after the amount of any outstanding prior lien bonds shall have been deducted and reserved in accordance with any provisions of this Indenture or of the Fourth, Fifth, Sixth. Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-Second or Twenty-Sixth Supplemental Indentures to this Indenture in connection with the withdrawal of cash or the release of property or the taking of any credit or deduction for the purposes of the Improvement and Sinking Funds provided in Section 6 of Article One of the Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-Second or Twenty-Sixth Supplemental Indentures to this Indenture or the Maintenance and Replacement Fund provided in Section 5 of Article Eight, the Company shall either

(a) deposit soon prior lien bonds; or
(a) deposit with the Trustee any such outstanding prior lien bonds, to be held and dealt with by the Trustee in the manner and subject to the conditions and provisions set forth in Article Nine hereof ; or

(b) filed Treasurer’s certificate to the effect that the amount of such outstanding prior lien bonds has been (1) reduced by payment or by the deposit of money or (2) accertained to be invalid
(b) file with the Trustee a Treasurer’s certificate as defined in Section 3 of Article One hereof, to the effect that the amount of such outstanding prior lien bonds has been (1) reduced by payment or by the deposit with the trustee or other holder of the mortgage or other lien securing the same of money in the necessary amount for the purchase, payment or redemption thereof, or otherwise reduced, provided such reduction has not been effected by the use by the trustee or other holder of such prior lien of the proceeds of insurance on or of the release or of the taking by eminent domain of funded property, as defined in Section 5 of Article One, or (2) ascertained by final judicial determination or otherwise to be in whole or in part invalid, and specifying the amount of reduction or the extent of the invalidity, as the case may be, accompanied by a concurring opinion of counsel, as defined in Section 3 of Article One;

then, and in any such case, the Company shall be entitled to the authentication and delivery of further Bonds hereunder to a

Art. Five Sec. 4

principal amount equivalent to the amount of the prior lien bonds, or (as the case may be) equivalent to the amount by which the principal amount of such prior lien bonds secured by any such prior lien shall be certified to have been so reduced or ascertained to be invalid.

No Bonds shall be authenticated and delivered under this Section either (a) by reason of the deposit of any prior lien bonds, or the payment, reduction or ascertainment of invalidity thereof, if such deposit or payment, reduction or ascertainment of invalidity shall have been used as the basis of the withdrawal of funded cash, or of the authentication and delivery of Bonds or of the release of funded property, or (b) by reason of the deposit of any prior lien bonds with respect to which deposit the Company shall have certified that it elects not to have any Bonds authenticated hereunder on the basis thereof, or (c) reason of the deposit of any prior lien bonds with the Trustee under the provisions of Section 13 of Article Eight, other than prior lien bonds withdrawn by the Company subsequent to such deposit as provided in Section 4 of Article Nine.

No bonds to be delivered (a) if deposit payment, etc. of prior lien bonds had been basis of withdrawal of funded cash or release of funded property or (b) Company elects not to use deposit of prior lien bonds as basis for authentication of Bonds or (c) by reason of deposits of prior lien bonds under Sec. 13 of Art. Eight

No Bonds shall be authenticated and delivered under the provisions of this Section unless the Trustee at the time of the application for such authentication and delivery shall receive a resolution and certificate such as are described in subdivisions (1) and (2) of Section 6 of this Article Five, an opinion of counsel such as is described in subdivision (4) of Section 1 of Article Seven and a Treasurer’s certificate, as defined in Section 3 of Article One hereof, to the effect that said authentication of Bonds will be in compliance with the requirements of the next preceding paragraph of this Section 4.
Documents to be furnished Trustee

No Bonds shall be authenticated and delivered under the provisions of this Article Five, or cash deposited with the Trustee under the provisions of Section 1 of Article Seven be withdrawn, upon the basis of property additions subject to prior liens in any case where, on the date of the making of the engineer’s certificate described in subdivision (3) of Section 6 of this Article Five, either (a) the principal amount of prior lien bonds outstanding against the property additions made the

Bonds not to be delivered upon basis of property additions where prior lien bonds outstanding against such additions exceed 15% of cost or fair value to Company or aggregate amount of prior lien bonds exceeds 15% of Bonds issued hereunder and applied for

Art. Five Sec. 4

basis of such application (other than outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing the same) exceeds thirty-five per centum (35%) of the cost or fair value to the Company (whichever shall be less) of the property additions subject to the prior lien or liens securing such prior lien bonds, or (b) the aggregate principal amount of all outstanding prior lien bonds, including those on the property additions made the basis of such application (other than outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing the same) exceeds fifteen per centum (15%) of the principal amount of (a) Bonds issued hereunder and outstanding on said date, and (b) the Bonds then applied for on each basis.

Sec. 5
Bonds not to be delivered unless net earnings are equivalent to two times the annual interest charges upon Bonds issued hereunder. Bonds applied for and outstanding prior lien bonds

“Net earnings” defined

Section 5.  No Bonds shall be authenticated and delivered upon the basis of property additions unless the net earnings of the Company (computed as hereinafter in this Section 5 provided) for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the first day of the month in which the application for such authentication and delivery is made, shall be in the aggregate at least equivalent to two times the annual interest charges upon: (1) all Bonds issued hereunder and outstanding as defined in Section 2 of Article One on the date of making such application; (2) all Bonds applied for in such Application; and (3) all outstanding prior lien bonds and underlying lien bonds as in Section 6 of Article One defined) on the date of the making of such application, except prior lien bonds deposited with or made the basis of such application. For the purposes of this Section 5, the net earnings of the Company shall be (a) the gross earnings of the Company for such period derived from the operation of properties subject to the lien of this Indenture (including gross earnings from operation of any property to be acquired through the issue of Bonds applied for in the application in

Art. Five Sec. 5

connection with which such certificate is made; less the total operating expenses for such period applicable to such properties including taxes other than income, profits and other taxes measured by net income, assessments, rentals and insurance, reasonable charges for current repairs and maintenance and, as provisions for depreciation, fifteen per centum (15%) of the amount of the operating revenues of the Company, as defined in Section 4 of Article One, during the period for which net earnings of the Company are being computed less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, but not including charges for any interest or sinking funds charges on Bonds issued hereunder or on prior lien bonds, plus (b) the total additional income of the Company for such period derived from property, stocks, securities or investments not in themselves subject to any lien which may consist of (1) non-operating income and (2) income which in the opinion of the signers of the net  earnings certificate referred to in  subdivision (6) of Section 6 of this Article Five is not derived from the operation of properties directly or indirectly subject to the lien of this indenture, provided that in no event shall the amount added under this clause (b) exceed fifteen per centum (15%) of the amount stated in the preceding clause (a).

If any of the property owned by the Company at the time of the making of any net earnings certificate shall be acquired during or after any period for which net earnings are to be computed, the earnings of such property during such period or such part of such period as shall have preceded the acquisition thereof by the Company shall be computed in the manner specified in this Section 5 and shall be included in earnings or additional income for all purposes of this Indenture to the extent that such earnings have not otherwise been included, and unless such property was acquired in exchange for property, the earnings of which have been included.
Earnings of property acquired during or after period for which net earnings are computed
Section 6. No application by the Company to the Trustee for the authentication and delivery of Bonds upon the basis of	Sec. 6 Company to furnish trustee with—

Art. Five Sec. 5
property additions shall be granted by the Trustee until the Trustee shall have received:
(1) Resolution
(1) An resolution, as defined in Section 3 of Article One, requesting the Trustee to authenticate and deliver Bonds, (a) specifying the principal amount of Bonds called for, the series thereof and any other matters with respect thereto required or permitted by this Indenture, and (b) specifying the officer or officers to whom, or upon whose written order, such Bonds shall be delivered.

(2) Treasurer’s certificate	(2) A Treasurer’s certificate, as defined in Section 3 of Article One, stating that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture.
(3) Engineer’s certificate	(3) An engineer’s certificate, as defined in Section 3 of Article One,

(a) describing the property additions made the basis of the application in reasonable detail and stating the cost of each of the property additions described in such certificate and the total cost thereof;

(b) stating as to property additions that they are property additions, as defined in Section 4 of Article One;

[(c) stating that such property additions are desirable for use* in the proper conduct of the Company’s business, and that such property additions do not consist in whole or in part of funded property, as defined in Section 5 of Article One;]

(d) stating as to each of the property additions, as described in such certificate, except as to property additions acquired, made or constructed wholly through the issue or delivery of securities, the amount of any cash forming all or part of the cost thereof;

(e) briefly describing with respect to any property additions acquired, made or constructed in whole or in part through the issue or delivery of securities, the securities

* stating that such property additions are desirable for use in the proper conduct of the Company’s business, that such property additions do not constitute whole or in part of funded property as defined in Section 3 of Article One and that funded property includes, as of the date of the certificate, property additions having a cost to the Company equal to the amount stated in said certificate of retirements made by the Company as defined in Section 4 of Article One to a date not more than 30 days prior to the date of the certificate.
[Effective date established by Section 7 of Article Three of Eleventh Supplemental Indenture.]

Art. Five Sec. 5
so issued or delivered and the appraised value thereof stated in the appraisal required by subdivision (5) of this Section;

(f) stating the then fair value to the Company (computed as provided in Section 3 of this Article Five) of each of the property additions described in such certificate except property additions of the character specified in sub-division (4) of this Section;
(g) specifying the general nature, extent and amount of any prior lien bonds, as defined in Section 6 of Article One, outstanding against such property additions not theretofore described in any prior certificate and whether or not other property additions subject to the lien or liens securing such prior lien bonds have theretofore become funded property as defined in Section 5 of Article One;
(h) stating the amount, if any, of prior lien bonds secured by the prior liens described in the certificate then being made which may have been concurrently with such certificate deposited with the Trustee, to be held under the provisions of Article Nine hereof, and with respect to which deposit the Company shall have certified that it elects not to have any Bonds authenticated and delivered hereunder upon the basis thereof;
(i) stating that the principal amount of prior lien bonds outstanding against the property additions made the basis of such application (other than outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing the same) does not exceed thirty-five per centum (35%) of the cost or fair value to the Company (whichever shall be less) of the property additions subject to the prior lien or liens securing such prior lien bonds;

Art. Five Sec. 5

(j) stating that the aggregate principal amount of all outstanding prior lien bonds, including those on the property additions made the basis of such application (other than outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing the same) does not exceed fifteen per centum (15%) of the principal amount of (a) all Bonds issued hereunder and outstanding on the date of making such certificate and (b) the Bonds applied for in the application in connection with which such certificate is made ;
(k) stating what part, if any, of such property additions consists of property which, within six months prior to the date of acquisition thereof by the Company, was used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company and showing whether or not the fair value thereof to the Company is less than $25,000, and whether or not the fair value thereof to the Company is less than 1% of the aggregate principal amount of the Bonds at the time outstanding under this Indenture;

(4) in certain cases an independent engineer’s certificate:
(4) In case any property additions are shown by the engineer’s certificate provided for in subdivision (3) of this Section 6 to consist of property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and such certificate does not show the fair value thereof to the Company to be less than $25,000, or less than 1% of the aggregate principal amount of the Bonds at the time outstanding under this Indenture, a further certificate consisting of an independent engineer’s certificate stating, as to such property additions which have been so used or operated, that the then aggregate fair value thereof to the Company, in the opinion of the signer, is a specified

Art. Five Sec. 5

amount, stating briefly the condition, serviceability and general location of such property additions, and stating, in case of the authentication and delivery of Bonds, the fair value to the Company, in the opinion of the signer, of any property so used or operated which has been subjected to the lien of this Indenture since the commencement of the then current calendar year, as the basis for the authentication and delivery of Bonds, the withdrawal of cash or the reduction of the amount of cash or Bonds which would otherwise be required to be deposited with the Trustee, or the release of property or securities, and as to which an independent engineer’s certificate has not previously been furnished to the Trustee.

(5) In case any property additions are shown by the engineer’s certificate provided for in subdivision (3) of this Section 6 to have been acquired, made or constructed by the Company in whole or in part through the issue or delivery of securities, a written appraisal of an independent appraiser, stating the fair market value in cash of such securities at the time of the issue or delivery thereof in payment for or for the acquisition of such property additions.
(5) in certain cases, appraisal by independent appraiser:
(6) A net earnings certificate, as defined in Section 7 of Article One, stating the net earnings of the Company to be as required by Section 5 of this Article Five.	(6) a net earnings certificate:

(7) An opinion of counsel, as defined in Section 3 of Article One, specifying the instruments of conveyance, assignment and transfer necessary to vest in the Trustee, to hold as part of the mortgaged and pledged property, all the right, title and interest of the Company in and to the property additions made the basis of the application, or stating that no such instruments are necessary for such purpose, and also stating the signers’ opinion to the effect (a) that (except as to paving, grading and other improvements to public highways or other public property in connection with rights-of-way, transmission and distribution lines), this Indenture, is, or, upon the delivery of the instruments of conveyance, as-
(7) opinion of counsel:

Art. Five Sec. 5

signment or transfer mentioned in said opinion, will be, a lien on the property additions forming the basis of such application, subject to no lien, charge, encumbrance or rights therein or thereon, except prior liens, as defined in Section 6 of Article One, and excepted encumbrances, as defined in Section 2 of Article One; (b) that the ownership and operation of the property additions in respect of which the application is made are within the purposes of the Company as set forth in the Company’s Amended Articles of Incorporation as the same may be amended, supplemented, or restated from time to time; (c) that in the signer’s opinion the issue of the Bonds, the authentication and delivery of which are then applied for, has been duly authorized by the Company and by any and all governmental authorities that consent of which is requisite to the legal issue of such Bonds, or that no such consent is requisite; and (d) that the general nature and extent of prior liens if any, mentioned in the accompanying engineer’s certificate, are correctly stated.

(8) Instruments of conveyance, etc.	(8) The instruments of conveyance, assignment and transfer, if any, described in the opinion of counsel provided for in subdivision (7) of this Section 6.
(9) a further Treasurer’s certificate	[(9) A further Treasurer’s certificate (which, unless one of the officers signing the same is an accountant, shall also be signed by an accountant), stating

(a) the amount of the retirements, as defined in Section 4 of Article One, from September 30, 1945, to a specified date not more than thirty (30) days prior to the date of such certificate;
(b) the amount of the minimum provision for depreciation, as defined in Section 4 of Article One, from September 30, 1945, to the date specified in sub-paragraph (a) above;
(c) the excess, if any, of the amount shown in sub-paragraph (a) above over the amount shown in sub-paragraph (b) above, after deducting therefrom the aggregate amount of the excess of retirements over the minimum provision for depreciation, both as defined in Section 4 of

Art. Five Sec. 5
Article One, shown in all certificates previously filed with the Trustee pursuant to this subdivision (9).]
The certificates and appraisal called for by this Section 6 shall be made and dated not more than sixty (60) days prior to the date of making the application with respect to which they are submitted.
ARTICLE SIX. Issuance of Bonds Upon Retirement of Bonds previously outstanding hereunder.	Art. Six

Whenever Bonds authenticated and delivered hereunder are paid, retired, redeemed, canceled or surrendered to the Trustee for cancelation (except when canceled pursuant to the provisions of Section 3 of Article Eleven to obtain the release of funded property; or any sinking fund provisions contained in any indenture supplemental hereto, so long as any Bonds of the series to which such sinking fund provisions relate shall be outstanding; or canceled through use by the Trustee of funded cash; or canceled pursuant to the provisions of Section 5 of Article Eight of this Indenture), or for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee, upon the request of the Company evidenced by a resolution such as is described in subdivision (1) of Section 6 of Article Five, and upon receipt of a Treasurer’s certificate and an opinion of counsel such as are described in subdivisions (2) and (4) respectively of Section 1 of Article Seven and of a further Treasurer’s certificate, as defined in Section 3 of Article One, stating (a) the aggregate principal amount of Bonds authenticated and delivered hereunder and made the basis of such request which have been paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation, and (b) the aggregate principal amount of Bonds for the purchase payment or redemption of which money in the necessary amount shall have been deposited with the Trustee, and that such Bonds have not been canceled pursuant to the provisions of Section 13 of Article Two, or Section 3 of Article Eleven to obtain the release of funded property, or canceled through the use by the Trustee of funded cash, or canceled pursuant to the provisions of Section 5 of Article Eight of this Indenture, or, if any Bonds of the series to which such sinking fund provisions relate shall then be outstanding, canceled pursuant to any
Except as stated, whenever Bonds delivered hereunder are paid, retired, etc. or

Art. Six
Money for the purchase or redemption of Bonds shall have been deposited with Trustee then upon request of Company Trustee shall authenticate and deliver additional Bonds.
sinking fund provisions of any indenture supplemental hereto (including, without limitation, if any Bonds of Series Due 1982 shall be outstanding, the provisions of Section 6 of Article One of the Sixth Supplemental Indenture to this Indenture, or, if any Bonds of Series Due 1984 shall be outstanding, the provisions of Section 6 of Article One of the Seventh Supplemental Indenture to this Indenture, or, if any Bonds of Series Due 1993 shall be outstanding, the provisions of Section 6 of Article One of the Tenth Supplemental Indenture to this Indenture, or, if any Bonds of Series Due 1997 shall be outstanding, the provisions of Section 6 of Article One of the Eleventh Supplemental Indenture to this Indenture, or, if any Bonds of Series Due _1998 shall be outstanding, the provisions of Section 6 of Article One of the Twelfth Supplemental Indenture to this Indenture, or, if any Bonds of Series Due 1999 shall be outstanding, the provisions of Section 6 of Article One of the Thirteenth Supplemental Indenture to this Indenture, or, if any Bonds of Series Due 2000 shall be outstanding, the provisions of Section 6 of Article One of the Fourteenth Supplemental Indenture to this Indenture, or, if any Bonds of the Series Due 2001 shall be outstanding, the provisions of Section 6 of Article One of the Fifteenth Supplemental Indenture to this Indenture, or, if any Bonds of the Series Due 2003 shall be outstanding, the provisions of Section 6 of Article One of the Seventeenth Supplemental Indenture to this Indenture, or, if any Bonds of the Series Due 2005 shall be outstanding, the provisions of Section 6 of Article One of the Nineteenth Supplemental Indenture to this Indenture, or, if any Bonds of the Series Due 2006 shall be outstanding, the provisions of Section 6 of Article One of the Twentieth Supplemental Indenture to this Indenture, or, if any Bonds of the 8½% Series Due 2007 shall be outstanding, the provisions of Section 6 of Article One of the Twenty-Second Supplemental Indenture to this Indenture, or, if any Bonds of the 8.95% Series Due 1998 shall be outstanding, the provisions of Section 6 of Article One of the Twenty-Third Supplemental Indenture to this Indenture or, if any Bonds of the 10¼% Series Due 1999 shall be outstanding, the provisions of Section 6 of Article One of the Twenty-Fifth Supplemental Indenture to this Indenture, or, if any Bonds of the     % Series Due 2009 shall he outstanding, the provisions of Section 6 of Article One of the Twenty-Sixth Supplemental Indenture to this Indenture), the Trustee shall authenticate and deliver additional Bonds of the same or another series in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation or for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee; provided, however, that, unless the Company shall deliver to the Trustee a net earnings certificate such as is described in subdivision (6) of Section 6 of Article Five, no Bonds shall be authenticated or delivered under this Article for Bonds so paid, retired, redeemed, canceled or surrendered if such Bonds shall not have been at some time held by the public.

ARTICLE SEVEN.	Art. Seven
Issuance of Bonds Upon Deposit of Cash with Trustee.

Section 1. The Trustee shall from time to time upon the request of the Company authenticate and deliver Bonds of one or more series upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the Bonds so requested to be authenticated and delivered but only after the Trustee shall have received:
Sec. 1 Trustee to deliver Bonds upon deposit of cash and receipt of:
(1) a resolution such as is described in subdivision (1) of Section 6 of Article Five.	(1) Resolution:
(2) a Treasurer’s certificate, as defined in Section 3 of Article One, stating that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture.	(2) Treasurer’s certificates:
(3) a net earnings certificate such as is described in subdivision (6) of Section 6 of Article Five.	(3) net earnings certificate:

(4)      an opinion of counsel, as defined in Section 3 of Article One, to the effect that the issue of the Bonds, the authentication and delivery of which are then applied for, has been duly authorized by the Company and by any and all governmental authorities the consent of which is requisite to the legal issue of such Bonds, or that no such consent is requisite.
(4) opinion of counsel

Section 2. All cash deposited with the Trustee under the provisions of Section 1 of this Article Seven shall be held by the Trustee as a part of the mortgaged and pledged property, but whenever the Company shall become entitled to the authentication and delivery of Bonds under any of the provisions of this Indenture (other than those contained in Section 1 of this Article Seven) the Trustee, upon the application of the Company, evidenced by a resolution, shall pay over to the Company or upon its order, in lieu of each Bond or fraction thereof to the delivery of which the Company may then be so entitled, a sum in cash equal to the principal amount of such Bond or fraction
Sec. 2 Disposition of cash deposited with Trustee under Sec. 1

Art. Seven Sec. 2
thereof; provided, however, that for the purpose of withdrawing cash pursuant to the provisions of this Section, it shall in no case be necessary for the Company to deliver to the Trustee the resolution and certificate required by subdivisions (1) and (6) of Section 6 of Article Five or such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company.

Sec. 3 Cash may be withdrawn and applied as provided in Sec. 5. Art. Eleven
Section 3. If, at any time, the Company shall so direct, any sums deposited with the Trustee under the provisions of Section 1 of this Article Seven may be withdrawn, used or applied in the manner and for the purposes and subject to the conditions provided in Section 5 of Article Eleven, except that reimbursement from sums so deposited for expenditures in respect of property additions shall be permitted only to the extent of sixty percent (60%) of such expenditures, instead of in full as provided in Section 5 of Article Eleven.

Art. Eight	ARTICLE EIGHT. Particular Covenants of Company.
Company Covenants:	The Company hereby covenants as follows:
Sec. 1 To lien of Indenture
Section 1. That it is lawfully possessed of all the aforesaid mortgaged and pledged property; that it will maintain and preserve the lieu of this Indenture so long as any of the Bonds issued hereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the mortgaged and pledged property, as provided in and by this Indenture.

Sec. 1 To pay principal and interest
Section 2. That it will duly and punctually pay the principal of and interest on all the Bonds outstanding hereunder, according to the terms thereof; that it will not issue or permit to be issued any Bonds hereunder in any manner other than in accordance with the provisions of this Indenture; that it will faithfully observe and perform all of the conditions, covenants and requirements of this Indenture and of indentures supple-

Art. Eight Sec. 2

mental hereto and of the Bonds issued hereunder; and that, except as provided in Article Eighteen hereof, it will not directly or indirectly extend or assent to the extension of the time for the payment of any coupon or claim for interest upon any of the Bonds and will not directly or indirectly be a party to or approve of any arrangement for any such extension by purchasing said coupons or claims or in any other manner. As the coupons annexed to the Bonds are paid they shall be canceled.
Not to extend time for payment of interest

The Company will reimburse (but without penalty or interest) to the registered owner of any registered Bond of Series Due 1960, or to the holder of any coupon Bond of Series Due 1960 or, if such coupon Bond is registered, to the registered owner thereof, any personal property taxes up to but not exceeding four mills per annum on each dollar of the value or principal amount thereof which may be legally assessed upon such Bond or against such holder or registered owner by reason of his ownership thereof under any present or future law of the Commonwealth of Pennsylvania and which shall be paid by such holder or registered owner as a resident of said Commonwealth; provided, however, that application therefor shall be made to the Company by such holder or registered owner within thirty days after payment of such taxes and that such application shall, if required by the Company, be under oath, and shall set forth the fact of the ownership by the applicant of said Bond, the number thereof, that at the time such taxes were assessed the applicant was resident of the Commonwealth of Pennsylvania and that such taxes were assessed against and paid by such applicant as a resident of said Commonwealth because of the ownership of said Bond by said applicant; and provided, further, that the Company shall not reimburse, or be required to reimburse, such applicant to any extent that the Company shall theretofore have paid to said Commonwealth or to any county, municipality or other taxing authority therein, any portion of such taxes applicable to the Bond in respect to which such application is made. Anything in this Indenture to the contrary notwithstanding no failure of the Company so to reimburse any such holder or registered owner of Bonds for such tax shall be a default under this Indenture.

Art. Eight Sec. 3
Sec. 3 To maintain office or agency where principal or interest shall be payable
Section 3. That it will keep an office or agency, while any of the Bonds issued hereunder are outstanding, at any and all places in which the principal of or interest on any of the Bonds shall be payable, where notices, presentations and demands to or upon the Company in respect of the Bonds or coupons as may be payable at such places or in respect of this Indenture may be given or made, and for the payment of the principal thereof and interest thereon. The Company will from time to time give the Trustee written notice of the location of such office or offices or agency or agencies, and in case the Company shall fail to maintain such office or offices, agency or agencies or to give the Trustee written notice of the location thereof, any such notice, presentation or demand in respect of the Bonds or coupons or of this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its office in the Borough of Manhattan, City of New York, and the Company hereby authorizes such presentation and demand to be made to and any such notice to be served on the Trustee in either of such events and the principal of and interest on the Bonds shall in such event be payable at said office of the Trustee.

Appointment of paying agent other than Trustee
That if the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in writing in which such paying agent shall agree with the Trustee (1) that it will hold in trust for the benefit of holders of the Bonds or coupons appertaining thereto or the Trustee all sums held by it for the payment of the principal of or interest on the Bands; (2) that it will give the Trustee notice of any default by the Company, or any other obligor on the Bonds, in the making of any deposit with it for the payment of the principal of or interest on the Bonds; and (3) that it will at any time during the continuance of any such default upon the written request of the Company or the Trustee deliver to the Trustee all sums so held in trust by it. The foregoing provisions of this subdivision (a) are, however, subject to the provisions of Section 3 of Article Twenty-one of this Indenture.

Art Eight Sec.3

That the Company, if it acts as its own paying agent, will, on or before each due date of each installment of principal or interest on the Bonds, set aside and segregate and hold in trust for the benefit of holders of the Bonds a sum sufficient to pay such principal or interest so becoming due on the Bonds (and premium, if any) and will notify the Trustee of such action, or of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Company may at any time cause any paying agent, or itself, to pay or cause to be paid to the Trustee or to any successor paying agent, upon the same trusts, all sums so held in trust by any such paying agent or by itself.

Section 4. That (a) it will at all times maintain, preserve and keep the mortgaged and pledged property, with the appurtenances and every part and parcel thereof, in thorough repair, working order and condition and equipped with suitable equipment and appliances; (b) it will make regular charges to expense for the establishment of a reasonably adequate reserve or reserves for depreciation, and from time to time will make all needful and proper repairs, retirements, renewals and replacements of the mortgaged and pledged property; (c) it will not charge to its property, plant and equipment accounts any expenditures which are properly chargeable to maintenance or repairs or to any other expense account in accordance with any system of accounting required by law to be followed by the Company or, in the absence of such requirement, in accordance with sound accounting practice; and (d) it will promptly classify as retired all property that has permanently ceased to be used or useful in the Company’s business. Nothing in this Section or elsewhere in this Indenture contained shall be construed to prevent the Company from ceasing to operate any of its plants or any other property if, in the judgment of the Company, it is advisable not to operate the same and the operations thereof shall not be essential to the maintenance and continued operation of the rest of the mortgaged and pledged property and the security afforded by this Indenture will not be substantially impaired by the termination of such operation.
Sec. 4 To maintain mortgaged property
to provide adequate reserves for depreciation
not to charge improperly maintenance or repair expenses
to retire property no longer used or useful

Art. Eight Sec. 5
*“[Section 5. That (A) so long as any Bonds of Series Due 1978, Series A Due 1978, Series Due 1982, Series Due 1984 or Series Due 1993 shall be outstanding, the Company will, for each calendar year commencing with the calendar year 1946, pay to the Trustee on or before the April 30 next succeeding each such calendar year, as a Maintenance and Replacement Fund, in cash or principal amount of Bonds issued under this Indenture, a sum equal to

(a) the minimum provision for depreciation, as defined in Section 4 of Article One, for such calendar year; less (to the extent that the Company desires to deduct the same)

(b)      the cost (computed as provided in Section 3 of Article Five) of property additions, as defined in Section 4 of Article One, which shall not theretofore have become funded property, as defined in Section 5 of Article One. If any property additions made the basis for a deduction under this subdivision are subject to any prior liens, as defined in Section 6 of Article One, than in order to ascertain the cost of such property additions, there shall be deducted from the cost thereof an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds, unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of this Indenture, or the basis of a deduction under this Section 5 or of a credit under Section 5 of Article One of the Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-Second or Twenty-Sixth Supplemental Indentures to this Indenture.

To pay as a maintenance and replacement fund a sum equal to (a) minimum provison for depreciation less (b) cost of property additions which shall not theretofore have become funded property

* Article Three, Section 3 of the Eleventh Supplemental Indenture reads in part as follows:
“Section 3. Effective on a date fixed as provided in Section 1 of this Article Three, the Maintenance and Replacement Fund, provided for in Section 5 of Article Eight of the First Mortgage as amended, shall be discontinued On that date the obligation of the Company to make payments to the Trustee as a Maintenance and Replacement Fund shall be terminated and all property which shall have theretofore become funded property by being used as a deduction under Section 5 of Article Eight of the First Mortgage as amended shall no longer be funded property except an amount of such funded property equal to the amount of retirements, as defined in Section 4 of Article One of the First Mortgage. In order to effect this result and to change the definition of funded property to include property additions equal to retirements rather than equal to deductions under the Maintenance and Replacement Fund, the following amendments shall become effective on a date fixed as provided in Section 1 of this Article Three:. . .
“Effective on a date fixed as provided in Section 1 of this Article Three, the Company and the Trustee shall enter into a supplemental indenture which shall by amendment delete such references, adjust such enumeration of sections and paragraphs and make such changes in the First Mortgage as amended necessary to make it consistent with the amendments provided for in this Section 3.”

Art. Eight Sec. 5

(B) On or before the April 30 next succeeding any such calendar year, the Company shall file with the Trustee
(a) a Treasurer’s certificate (which, unless one of the officers signing the same is an accountant, shall also be signed by an accountant), stating
(1)      the amount of the operating revenues of the Company (as defined in Section 4 of Article One) during such calendar year;
(2)      fifteen percent (15%) of such amount;
(3)      all expenditures made during such calendar year by the Company for maintenance and repairs and included or reflected in its operating expense accounts;
(4)      the minimum provision for depreciation for such calendar year (the amount set forth pursuant to subdivision (2) above less the amount set forth pursuant to subdivision (3) above);
(5)      the cost of property additions which the Company desires to deduct pursuant to the provisions of subdivision (b) of paragraph (A) of this Section;
(6)      the excess, if any, shown in any prior certificate or certificates pursuant to paragraph (C) of this Section to the extent that the same shall not theretofore have been used to offset any deficiencies as shown in any subsequent certificate or certificates;
(7)      the amount of the balance, if any, of the amount set forth under subdivision (a) (4) remaining after deducting the total of the amounts set forth under subdivisions (a) (5), and (a) (6); and
(8)      that the respective amounts specified in said certificate have been computed in accordance with the provisions of this Section; and
Company to file with Trustee (a) a Treasure’s Certificate

(b) with respect to any property additions which the Company desires to deduct pursuant to the provisions of subdivision (b) of paragraph (A) of this Section, such certificate, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, certificates and appraisal required by subdivisions (1), (4), (5), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issue of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required
(b) other certificates, etc. required

Art. Eight Sec. 5

by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signer in default under any of the provisions hereof, and provided further that none of such certificates, opinions, instruments and other papers need contain any statement with respect to the fair value of such property additions.

Excess amounts deposited available to offset future deficiencies
(C) If the total of the amounts specified in subdivisions (a) (5) and (a) (6) in any certificate filed in accordance with paragraph (B) of this Section for any calendar year shall exceed the amount specified in subdivision (a) (4) in such certificate, the excess shall be available to offset any deficiency as shown in any subsequent certificate or certificates. The Company at any time or from time to time may deliver to the Trustee a Treasurer’s certificate stating that a specified amount of any such excess existing at the date of such Treasurer’s certificate shall not be available to offset any such deficiency as shown in any subsequent certificate or certificates, and thereafter such specified amount or such excess shall not be so available, and, at the election and upon the direction of the Company, expressed by a resolution, as defined in Section 3 of Article One, and upon delivery to the Trustee of a Treasurer’s certificate and opinion of counsel, both as defined in Section S of Article One, (1) a principal amount of Bonds previously delivered to the Trustee pursuant to the provisions of this Section 5 equal to the amount of such excess so specified shall, for the purposes of Article Six, no longer be deemed to have been canceled pursuant to the provisions of this Section 5, or (2) an amount of cash at the time held in the Maintenance and Replacement Fund equal to the amount of such excess so specified shall be paid over to the Company by the Trustee.

Application of cash in Maintenance and Replacement Fund
(D) Any cash balance, or any portion thereof, at any time held in the Maintenance and Replacement Fund, at the election and upon the direction of the Company, expressed by a resolution, as defined in Section 3 of Article One, shall be applied by the Trustee to the purchase or redemption of Bonds, as instructed by the Company. Any such cash balance or any portion thereof, at the election of the Company and upon like direction,

Art. Eight Sec. 5

shall be paid over to the Company by the Trustee upon delivery by the Company to the trustee clan aggregate principal amount of Bonds equal to the amount of cash so to be paid over. Any such cash balance or portion thereof may also be withdrawn by the Company upon compliance with the provisions of Section 5 of Article Eleven. If cash in excess of fifty thousand dollars ($50,000) shall have been held in the Maintenance and Replacement Fund for a period of five (5) years, and no proper direction with respect to the application, paying over or withdrawal thereof shall have been made by the Company, such cash shall promptly be applied by the Trustee to the redemption of Bonds of any series or series. In such case the Trustee shall select by lot in any manner determined by the Trustee to be equitable from Bonds of any series or series the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as possible such cash and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

(E) So song as any Bonds of Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984 or Series Due 1993 shall be outstanding (a) any such property additions used by the Company as a deduction pursuant to the provisions of subdivision (a) (5) of paragraph (B) of this Section shall be funded property, as defined in Section 5 of Article One; (b) any such property additions used by the Company as a basis for the withdrawal of any cash balance in the Maintenance and Replacement Fund upon compliance with the provisions of Section 5 of Article Eleventh shall be funded property, as defined in Section 5 of Article One; and (c) no Bonds delivered to, or purchased or redeemed by, the Trustee under any provision of this Section shall be made the basis for the authentication and delivery of Bonds (except to the extant provided in paragraph (C) of this Section), or the withdrawal of cash or the reduction of the amount of cash required to be paid to the Trustee under any provision of this Indenture or of the Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-Second, Twenty-Sixth, Twenty-Seventh or Twenty-Ninth Supplemental Indentures to this Indenture.
Property additions used as deduction pursuant to sub-division (a)(5) of paragraph (B) or used as basis for withdrawal of cash to be funded property

Art. Eight Sec. 5
Bonds redeemed or retired to be canceled and cremated
(F) Any Bonds of Series Due 1978, Series A, Due 1978. Series Due 1982, Series Due 1984, the 14⅝% Series Due 1988, the 17% Series Due 1991, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, the 8½% Series Due 2007 or the Series Due 2009 redeemed or retired by the Trustee pursuant to the provisions of this Section shall forthwith be canceled and may periodically be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation, cremation or destruction.)

Sec. 6 To pay all taxes and assessments
Section 6. That it will pay all taxes and assessments lawfully levied or assessed upon the mortgaged and pledged property, or upon any part thereof or upon any income therefrom, or upon the interest of the Trustee in the mortgaged and pledged property when the same shall become due, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged and pledged property, and all covenants, terms and conditions upon or under which any of the mortgaged and pledged property is held; that it will not suffer any lien (other than liens for taxes assessed but not then due or payable, vendor’s liens, liens of purchase money mortgages and liens for paving, conservancy or other assessments) to be hereafter created upon the mortgaged and pledged property, or any part thereof, or the income therefrom, prior to the lien of these presents, except any mortgage or other lien on any property hereafter acquired by the Company which may exist on the date of such acquisition, prior liens, as defined in Section 6 of Article One, and excepted encumbrances, as defined in Section 2 of Article One, and within four months after the accruing of any lawful claims or demands for labor, materials, supplies or other objects, which if unpaid might by law by given precedence over this Indenture as a lien or charge upon the mortgaged and pledged property or the income thereof, it will pay or cause to the discharged or make adequate provision to satisfy or discharge the same; provided, however, that nothing in this Section contained shall require the Company to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge or to pay any such tax or assessment so long as the validity

Art. Eight Sec. 6
thereof shall be contained in good faith and by appropriate legal proceedings; and that, save as aforesaid, it will not suffer any matter or thing whereby the lien hereof might or could be impaired.

Section 7. That it will keep the mortgaged property insured against fire, to the extent that property of similar character is usually insured by companies similarly situated and operating like properties, either (a) by reputable fire insurance companies, any loss to be made payable to the Trustee, as its interest may appear, or to the trustee or other holder of any mortgage or other lien constituting a prior lien or a lien prior hereto, if required by the terms thereof, except any loss as to materials and supplies and except any loss less than *[fifty thousand dollars ($50,000),] or (b) in whole or in part in the form of one or more insurance funds created by the Company, and whether alone or with other corporations, provided that the plan of each such insurance fund shall have been or shall be approved by the Board of Directors of the Company. The Company will, if so requested in writing by the Trustee, subject to the requirements of any mortgage constituting a prior lien or a lien prior hereto, once in each year cause policies for such insurance and participation certificates or other appropriate evidence of insurance fund protection to be delivered to the Trustee for inspection, which policies and participation certificates or other appropriate evidence of insurance fund protection shall be returned to the Company within sixty (60) days from the date of the delivery to the Trustee, unless the Company shall than be in default under any of the provisions of this Indenture. There shall be deposited with the Trustee in December of each year a detailed statement signed by the Treasurer or an Assistant Treasurer of the Company of the insurance policies then outstanding and in force upon the aforesaid property, or any part thereof, including the names of the insurance companies which have issued the policies, the amounts thereof and the property covered thereby, together with a detailed statement, signed by the
Sec 7 To insure mortgaged property
* one million dollars (11,000,000), [Effective date established by Section 1 of Article Three of Eleventh Supplemental Indenture.]

Art. Eight Sec. 7
Treasurer or Assistant Treasurer of the Company, of the status of such other method or plan, if any.
Except as stated, Trustee under no obligation to request inspection of insurance policies
Subject to the provision of Section 6 of Article Sixteen, the Trustee shall be under no obligation to request an inspection of insurance, policies, participation certificates or other appropriate evidence of insurance fund protection.

All moneys paid to the Trustee accordance with this Section 7 or received by the Trustee as proceeds of any insurance: against loss or damage shall be withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions provided in Section 5 of Article Eleven.

Sec. 8 To maintain corporate existence
Section 8. That it will, subject to the provisions of Article Fifteen hereof, at all times maintain its corporate existence and right to carry on business, and duly procure all renewals and extensions thereof, and, subject to the provisions hereof, will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it.

Sec. 9 To record Indenture as required to protect security of Bondholders
Section 9. That it will cause this Indenture and all indentures and instruments supplemental hereto to be kept recorded and filed and re-recorded and refiled in such manner and in such places as may be required by law in order fully to preserve and protect the security of the Bondholders and all rights of the Trustee.

To furnish annual opinion of counsel as to recording, etc.
That it will furnish to the Trustee not later than December 31 in each year beginning with the year 1946 an opinion of counsel either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and of each indenture supplemental hereto as is necessary to maintain the lien of this Indenture, and the lien, if any, of each such indenture supplemental hereto as herein required, and reciting the details of the action so taken, or (b) stating that, in the opinion of such counsel, it is not necessary to record or file or re-record or refile this Indenture or any such supplemental indenture in order to maintain such lien, if any.

Art. Eight Sec. 10

Section 10. That it will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, and to make subject to the lien hereof any property hereafter acquired which is intended to be covered hereby, and to transfer to any new trustee or trustees the estate, powers, instruments or funds held in trust hereunder.
To execute and deliver such further instruments, etc., as may be necessary

Section 11. That books of record and account will be kept, in which full, true and correct entries will be made, of all dealings or transactions of, or in relation to, the plants, properties, business and affairs of the Company and of the subsidiary companies, and that all books, documents and vouchers relating to the plants, properties, business and affairs of the Company and of the subsidiary companies shall at all reasonable times be open to the inspection of such reputable accountant or other agent of recognized standing as the Trustee may from time to time designate, and that the Company will bear the expenses of any such inspection. Subject to the provisions of Section 6 of Article Sixteen, the Trustee shall be under no obligation to cause any such inspection to be made.
To keep books of record and account

Section 12. That, subject to the proviso hereinafter in this Section contained, it will not permit any act or omission, which is or may be declared to be a default under any mortgage securing prior lien bonds, to occur hereafter and to continue beyond the period of grace, if any, specified in any such mortgage; provided, however, that in case the abandonment, sale or other disposition of any property subject to the lien of any such mortgage and permitted to be released from the lien hereof under the provisions of this Indenture, results in a default under such mortgage, which is continued beyond such period of grace, if any, specified in such mortgage, neither such default under such mortgage securing prior lien bonds so continued nor a failure to pay the principal of any prior lien bonds that may have become or been declared due and payable by reason of any such default
Not to permit any act or omission which may be a default under any mortgage securing prior lien bonds

Art. Eight Sec. 12

shall be deemed a violation of this Section 12 (a) so long as the Company shall contest any such default under such mortgage securing prior lien bonds in good faith and by appropriate legal proceedings, or (b) so long as the trustee or other holder of any such mortgage securing prior lien bonds fails to enter upon the property subject to the lien thereof and hereof, or omits to take action to enforce or foreclose the same, or (c) in case any such trustee or other holder takes such action, so long as the Company shall preserve to itself the possession and use of all other properties subject to the lien of such mortgage securing prior lien bonds and of this Indenture not so abandoned, sold or disposed of and shall preserve the lien of this Indenture thereon unimpaired, or (d) in case such trustee or other holder enters or takes such action and the Company is deprived of the possession and use of any of or all the other properties subject to the lien of such mortgage securing prior lien bonds and of this Indenture not so abandoned, sold or disposed of, if the Company shall deposit with the Trustee hereunder an amount in cash sufficient in the opinion of the Trustee to prevent the impairment of the lien of this Indenture, not exceeding the principal amount of bonds outstanding under and secured by such mortgage securing prior lien bonds, and all interest thereon unpaid or accrued. The amount of cash so deposited shall be used by the Trustee on the written request of the Company, signed by its President or a Vice-President and its Treasurer or an Assistant Treasurer, to discharge the lien of such mortgage securing prior lien bonds, or to pay or purchase at not exceeding the principal amount thereof and accrued interest any or all of the bonds secured by such mortgage securing prior lien bonds. Any bonds purchased shall be delivered by the Trustee to the Company, and any cash so deposited with the Trustee and not so used shall be returned to the Company, in either case on the written request of the Company, signed by its President or a Vice-President and its Treasurer or an Assistant Treasurer, accompanied by an opinion of counsel, as defined in Section 3 of Article One, stating that such default has been withdrawn or

Art. Eight Sec. 12

waived or that the action taken by the trustee or other holder of such mortgage securing prior lien bonds has been finally judicially determined adversely to such trustee or other holder or has been otherwise terminated in favor of the Company, and a Treasurer’s certificate, as defined in Section 3 of Article One.

Section 13. That, upon the cancellation and discharge of any mortgage or other lien securing prior lien bonds, it will (subject to the requirements of any other mortgage or other lien securing prior lien bonds) cause the prior lien bonds deposited with the trustee or other holder of such prior lien bonds to be canceled or, at the option of the Company, to be deposited with the Trustee hereunder. That it will not permit the amount of prior lien bonds to be increased by the issue of additional prior lien bonds unless (1) the prior lien bonds representing such increase shall be issued in exchange for outstanding prior lien bonds on the exercise by a holder or holders of such outstanding prior lien bonds of the right to make such exchange or unless (2) the prior lien bonds representing such increase shall be deposited with the Trustee to be held under the provisions of Article Nine hereof or unless such prior lien bonds representing such increase shall be deposited with the trustee or other holder of the mortgage or other lien securing said prior lien bonds or other prior lien bonds (under conditions such that no transfer of ownership of such prior lien bonds representing such increase by the trustee or other holder of such mortgage or other lien is permissible except upon a default thereunder, or except to the Trustee hereunder to be held subject to the provisions of Article Nine hereof, or to the trustee or other holder of the mortgage or other lien securing the same or other prior lien bonds, to be canceled, or to be held uncanceled under the terms of such mortgage or other lien under like conditions). That it will not apply under any provisions of this Indenture for the authentication and delivery of any Bonds or the withdrawal of cash or the release of property by reason of the deposit with the Trustee of such prior lien bonds representing
Sec. 13 To cancel prior lien bonds upon discharge of mortgage or lien securing same Not to increase amount of prior lien bonds unless -

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Art. Eight Sec. 13

such increase. That it will not issue any additional bonds under the indenture securing its First and Refunding Mortgage Five Per Cent. Gold Bonds, dated June 1, 1911, and will call all its outstanding First and Refunding Mortgage Five Per Cent. Gold Bonds, dated June 1, 1911, for redemption on or before December 1, 1935, and will provide the full amount required to redeem and pay said bonds on the redemption date and as soon as practicable thereafter will secure and deliver to the Trustee a satisfaction of the indenture under which said First and Refunding Mortgage Fire Per Cent. Gold Bonds were issued. That it will deliver for cancellation to the trustee under the indenture dated March 1, 1907, upon the satisfaction of the indenture under which said First and Refunding Mortgage Five Per Cent. Gold Bonds were issued, all The Dayton Lighting Company First and Refunding Mortgage Gold Bonds held under said indenture and as soon as practicable thereafter will deliver to the Trustee a certificate of cancellation of said trustee. That the Company will not permit any additional The Dayton Lighting Company First and Refunding Mortgage Gold Bonds to be issued and that upon the maturity of The Dayton Lighting Company First and Refunding Mortgage Gold Bonds it will pay all of said bonds then outstanding and, as soon as practicable thereafter, will secure and deliver to the Trustee a satisfaction of the indenture under which said bonds were issued.

Sec. 14 Not to apply for withdrawal of funded cash on basis of funded property unless cash deposited with Trustee
Section 14. That it will not apply under any provision of any mortgage or other lien securing prior lien bonds for the withdrawal of funded cash, held by the trustee or other holder of the mortgage or other lien securing such prior lien bonds, as the case may be, on the basis of funded property, unless such cash so withdrawn shall be deposited with the Trustee hereunder, to be held and disposed of by it in the manner provided in Section 5 of Article Eleven with respect to cash deposited with the Trustee under the provisions of Section 3 of Article Eleven.

Art. Nine Sec. 1
ARTICLE NINE.	Art. Nine
Concerning Prior Lien Bonds Deposited With Trustee.

Section 1. Each prior lien bond in coupon form deposited with the Trustee shall have all unmatured coupons attached when so deposited, or shall be accompanied by evidence satisfactory to the Trustee (which may be a certificate of the mortgagee or trustee under such prior lien) that the discharge of the mortgage or other lien securing such prior lien bond, as the case may be, may be obtained without the production of any coupon or coupons that may be missing; and each prior lien bond so deposited shall be uncanceled.
Sec. 1 Deposited prior lien coupon bonds shall have unmatured coupons attached

Section 2. Except as hereinafter provided all prior lien bonds received by the Trustee shall be held alive by the Trustee for the protection and further security of the Bonds issued hereunder. Except during the continuance of a completed default specified in Section 1 of Article Twelve, no payment by way of interest on any of the prior lien bonds held by the Trustee shall be made or demanded and the coupons thereto appertaining as they mature shall be canceled by the Trustee and delivered so canceled to the Company, unless the Company shall, by an instrument in writing, signed by its President or a Vice-President and its Treasurer or an Assistant Treasurer, and delivered to the Trustee, elect, with respect to any of such prior lien bonds, to have such payments demanded and made.
Sec. 2 Trustee to keep alive all prior lien bonds received

All moneys received by the Trustee on account of the principal or interest of said prior lien bonds, or by reason of the sale or delivery of any of said prior lien bonds to the sinking fund provided for in any mortgage or other lien securing the same (to the extent that a Treasurer’s certificate, as defined in Section 3 of Article One, delivered to the Trustee, shall state that the same do not represent the proceeds of insurance on, or the release or the taking by eminent domain of, funded property, as defined in Section 5 of Article One), shall be paid over by the Trustee to or upon the order of the Company. To the extent that
Moneys received on account thereof shall be paid to Company

Art. Nine Sec. 2

such Treasurer’s certificate shall not state that such moneys do not represent the proceeds of insurance on, or the release or the taking by eminent domain of, funded property, the same shall be retained by the Trustee and held or disposed of by the Trustee in the same manner as the proceeds of released property under and subject to the terms, provisions and conditions of Article Eleven hereof relating to the proceeds of property released from the lien of this Indenture.

Sec. 3 Except as stated, Trustee shall, if directed, cause prior lien bonds to be canceled
Section 3. Except during the continuance of a completed default specified in Section 1 of Article Twelve, the Trustee, if so directed by an instrument in writing, signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company, shall cause any prior lien bonds held by it to be canceled and the obligations thereby evidenced to be satisfied and discharged, and upon similar direction shall sell or surrender any prior lien bonds held by it in pledge hereunder to the trustee or other holder of the mortgage or other lien securing the same, for cancellation, or to be held uncanceled, for the purposes of any sinking fund or other similar device for the retirement of bonds for which provision may have been made in the mortgage or other lien securing the prior lien bonds so sold or surrendered; provided, however, that no such prior lien bonds shall be so sold or surrendered, except for cancellation as aforesaid, until the Trustee shall have received an opinion of counsel, as defined in Section 3 of Article One, to the effect that the provisions of the mortgage or other lien securing the prior lien bonds so to be sold or surrendered are such that no transfer of ownership or possession of such prior lien bonds by the trustee or other holder of such mortgage or other lien is permissible except on default thereunder or except to the Trustee hereunder to be held subject to the provisions of this Article Nine or to trustee or other holder of the mortgage or other lien securing other prior lien bonds to be canceled or to be held uncanceled under the terms of such mortgage or other lien under like conditions.

Art. Nine Sec. 4

Section 4.  Except during the continuance of a completed default specified in Section 1 of Article Twelve, the Trustee, if so directed by an instrument in writing signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of thy Company, shall permit the Company to withdraw any prior lien bonds held by the Trustee, upon deposit with the Trustee of any amount in cash equivalent to the principal amount of the prior lien bonds so withdrawn; provided, however, that the Company shall not be permitted to so withdraw any prior lien bonds which have been deposited with the Trustee pursuant to the provisions of Section 13 of Article Eight by reason of such prior lien bonds representing an increase in the amount of prior lien bonds, unless all of the property subject to the mortgage or other liens securing such prior lien bonds representing such increase, shall no longer be subject to the lien of this Indenture, and provided further, that the Company shall not be permitted so to withdraw any prior lien bonds until the Trustee shall receive a Treasurer’s certificate, as defined in Section 3 of Article One, stating that such prior lien bonds have not been deposited with the Trustee pursuant to the provisions of Section 13 of Article Eight by reason of such prior lien bonds representing an increase in the amount of prior lien bonds or stating that all the property subject to the mortgage or other lien securing such prior lien bonds representing such increase is no longer subject to the lien of this Indenture, and an opinion of counsel, as defined in Section 3 of Article One. Any amounts in cash so deposited with the Trustee shall be held and disposed of by it in the manner provided by Sections 2 and 3 of Article Seven with respect to cash deposited with the Trustee under the provisions of Section 1 of said Article Seven.
Sec. 4 Except as stated, Trustee, if directed, shall permit Company to withdraw prior lien bonds upon deposit of equivalent amount of cash

Section 5.  Upon the occurrence of any completed default specified in Section 1 of Article Twelve, the Trustee may exercise any and all rights of a bondholder with respect to the prior lien bonds then held by it or may take any other action which shall in its judgment be desirable or necessary to avail of the security
Sec. 5 Upon occurrence of completed default, Trustee may exercise rights of bondholder with respect to prior lien bonds held by it

Art. Nine Sec. 5

created for such prior lien bonds by the mortgages or other instruments securing the same. The Trustee shall be reimbursed from the trust estate for all expenses by it properly incurred by reason of any such action taken, with interest upon all such expenditures at the rate of six per centum (6%) per annum; and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged and pledged property prior to the lien of the Bonds and coupons issued hereunder.

Art. Ten	ARTICLE TEN.
Redemption and Purchase of Bonds.
Sec. 1 Bonds redeemable before maturity
Section 1.  Such of the Bonds of any series issued hereunder as are, by their terms, redeemable before maturity may, at the option of the Company, be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of Sections 2, 3, and 4 of this Article Ten.

Sec. 2 Selection of Bonds by lot for partial redemption
Section 2.  In case the Company shall elect to redeem less than all the Bonds of any series then outstanding, it shall give to the Trustee adequate written notice in advance of the aggregate principal amount of Bonds to be redeemed, and thereupon the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, the particular Bonds or portions thereof to be redeemed, and shall forthwith notify the Company of the particular Bonds or portions thereof to be redeemed.

Notice of redemption
Notice of intention to redeem (including in case a part only of the Bonds of any particular series are to be redeemed, the numbers of such Bonds) shall be given, by or on behalf of the Company, by publication for the period of time before the redemption date fixed by the Bonds to be redeemed, or if no such period be fixed, then at least once during each of four successive calendar weeks, upon any day in each calendar week, the first publication to be not less than thirty days and not more than

Art. Ten Sec. 2

sixty days prior to the date of redemption, in one daily newspaper of general circulation, printed in the English language and published in the Borough of Manhattan, City of New York. Whenever in this Indenture or in the Bonds issued hereunder publication is required to be made in a daily newspaper the word daily shall be deemed to include a newspaper customarily published at least six days a week. A copy of such notice shall also be mailed by or on behalf of the Company, not less than thirty days before the redemption date, to each holder of any fully registered Bond or of any coupon Bond registered as to principal which is to be redeemed, at his last address, if any, appearing upon the registry books, but such mailing shall not be a condition precedent to such redemption and failure so to mail any such notice shall not affect the validity of the proceedings for the redemption of such Bonds.

Section 3.  On and after the date fixed for redemption, the notice of redemption having been completed by publication as above provided, and the necessary funds for redemption having been deposited with the Trustee before the redemption date, or the Company having irrevocably directed the Trustee to apply from money held by it available to be used for redemption of Bonds a sum of money sufficient to redeem such Bonds, said Bonds so called shall become due and payable at the principal trust office of the Trustee in the Borough of Manhattan, City of New York.
Sec. 3 Bonds due and payable on redemption date

Notwithstanding any other provision of this Article Ten, if at any time the Company shall (a) deposit with the Trustee an amount of money sufficient to pay and redeem all, or a part, of the outstanding Bonds of one or more series, which shall by their terms be redeemable, including an amount of money sufficient to pay all coupons appertaining to such Bonds not theretofore paid and maturing on or before the specified redemption date hereinafter mentioned, (b) furnish to the Trustee proof, satisfactory to the Trustee, that notice of redemption of such Bonds on a specified date has been published as hereinbefore provided,
Bonds called for redemption no longer outstanding upon deposit of redemption money and compliance with other provisions

Art. Ten Sec. 3

or that arrangements have been made insuring to the satisfaction of the Trustee that all necessary publications of such notice will be made or, in lieu of such arrangements, shall deliver to the Trustee a written instrument executed by the Company under its corporate seal and expressed to be irrevocable, authorizing the Trustee to cause all necessary publications of such notice to be made for and on behalf of the Company, and (c) pay to the Trustee the full amount of all costs, charges and expenses in relation thereto then payable to the Trustee, then, and in such event and notwithstanding any failure of any such publications, such Bonds shall be deemed to have been called for redemption and shall not be deemed to be outstanding under this Indenture for any purpose, except for the purpose of the receiving by the holders of such Bonds of payment of the redemption price thereof out of the moneys so deposited with the Trustee upon surrender of such Bonds and except as may be otherwise expressly provided in the indenture supplemental hereto providing for the creation of such Bonds. The Trustee shall apply such moneys so deposited with it to the payment from time to time of such Bonds at the redemption price thereof upon presentation and surrender of such Bonds with the requisite appurtenant coupons. Until paid out as aforesaid, the Trustee shall hold said moneys so deposited with it in trust for the benefit of the holders of the Bonds so called for redemption and shall apply such moneys in payment at the redemption price of the Bonds so called for redemption, but shall in no event be liable beyond the amounts so deposited with it.

Sec. 4 Application of moneys deposited for redemption of Bonds
Section 4.  All moneys deposited by the Company with the Trustee under the provisions of this Article Ten for the redemption of Bonds or which the Company directs shall be applied by the Trustee to the redemption of Bonds shall be held for the benefit of the holders of the Bonds so to be redeemed, and shall be paid to them respectively, upon presentation and surrender of such Bonds in bearer form or properly endorsed for transfer, with all coupons, if any, appertaining thereto maturing on and

Art. Ten Sec. 4

after the redemption date. After such redemption date, if the moneys for the redemption of the Bonds to be redeemed shall have been deposited or directed to be applied as aforesaid, such Bonds shall cease to bear interest and shall cease to be  ntitled to the lien of this Indenture, and coupons for interest, if any, maturing subsequent to that day shall be void and as respects the Company’s liability thereon such Bonds and coupons shall be deemed to have been paid. If any serial number shall be drawn by the Trustee, at any selection by lot as in Section 2 of this Article Ten provided, which is endorsed upon any registered Bond without coupons of a denomination larger than one thousand dollars ($1,000), such registered bond shall be presented properly endorsed for transfer at or after the time fixed for the redemption of said Bond so drawn for redemption, and the payment with respect to said Bond shall be made upon surrender of said Bond so endorsed; and coupon Bonds or registered Bonds without coupons of authorized denominations for the unpaid balance, if any, of the principal amount of the registered Bond without coupons so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge therefor. After the date fixed for such redemption, money having been deposited or its application having been directed as aforesaid, interest shall be payable only on the portion of said registered Bond not so called for redemption and only such portion shall continue to be entitled to the benefit of the lien of this Indenture, and the Company shall be under no further liability with respect to the portion thereof so called for redemption.
Bonds to cease bearing interest after redemption date

Section 5.  At any time, upon the request of the Company, expressed by resolution of the Board of Directors of the Company, the Trustee shall apply all or any part of the cash held by it under any provision of this Indenture (except sinking fund moneys and except moneys deposited for the payment or redemption of a particular series of Bonds), or any cash deposited with it by the Company for the purpose, to the purchase of Bonds then outstanding hereunder of such series as the Company may des-
Sec. 5 If directed, Trustee to apply cash held hereunder to purchase of Bonds

Art. Ten Sec. 5

ignate, to the extent that such Bonds are available for such purchase, (a) at a price not exceeding the current redemption price of such Bonds as shall be by their terms redeemable before maturity, and the accrued interest thereon, or (b) in the case of Bonds not so redeemable, at a price not exceeding 110% of their principal amount and accrued interest if such Bonds bear interest at not exceeding 4% per annum, and, if such Bonds bear a higher rate of interest, at not exceeding a maximum price increased above said price of 110% by 3% of such principal amount for each 1/2% by which the interest rate exceeds said rate of 4% or at a price not exceeding such lower prices as the Company may designate in any such request. The Trustee may purchase such Bonds from the Company, provided that the Bonds so purchased shall have theretofore at some time been outstanding in the hands of the public. Before making any such purchase the Trustee, if requested by the Company, shall, by notice published once in each of four (4) successive calendar weeks (on any day of each week) in one daily newspaper of general circulation, printed in the English language and published in the Borough of Manhattan, City of New York, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date Bonds of the series designated by the Company then outstanding hereunder; and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the Bonds so offered at the lowest price or prices asked therefor, and reasonable notice shall be given by the Trustee to the owner or owners of the Bonds whose proposals may be

Trustee may advertise for written proposals
accepted. The Trustee may also in its discretion, and upon request of the Company so to do, shall invite offers of Bonds for sale to it in any other usual manner. Should there be two or more proposals at the same price aggregating more than the amount which the Trustee has available for such purchases, after having accepted all proposals at lower prices, the Trustee shall use the amount so available, by acceptance of proposals, so as to acquire, as nearly as may be, the requisite amount of Bonds at the lowest cost possible, provided, however,

Art. Ten Sec. 5

that to the extent consistent with the acquisition of such amount of Bonds at the lowest cost possible the Trustee shall (a) in accepting proposals, give preference to such proposals as are subject to acceptance of a portion thereof as against proposals not subject to such acceptance, (b) as between proposals subject to acceptance of a portion thereof, accept the same pro rata, and (c) as between proposals not subject to such acceptance, select by lot, according to such method as the Trustee shall deem proper in its discretion, the proposals to be accepted. The Trustee shall reject any or all proposals in whole or in part if it can at the time of opening said proposals purchase the requisite amount of such Bonds or any part thereof at a lower price than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state.

Upon the purchase of any Bonds by the Trustee as herein-above provided, the Trustee shall notify the Company, in writing, of such purchase, specifying the serial numbers and the principal amount of the Bonds purchased and the amount paid by the Trustee on such purchase (including accrued interest thereon); and the Company covenants that it will from time to time, upon the receipt by it of any such notice, forthwith pay to the Trustee an amount in cash equal to the amount by which the purchase price of said Bonds (including such accrued interest thereon) as specified in such notice exceeds the principal amount thereof, the amount so paid to the Trustee to be held by it subject to the same provisions hereof as the cash used by it in the purchase of said Bonds.
Company to pay Trustee the amount the purchase price of Bonds purchased hereunder exceeds principal amount hereof

Section 6.  All Bonds issued hereunder paid, retired or redeemed under any of the provisions of this Indenture or purchased by the Trustee as provided in Section 5 of this Article Ten and all appurtenant coupons, if any, shall forthwith be canceled and cremated by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation.
Sec. 6 Bonds paid, etc to be canceled and cremated

Art. Eleven Sec. 1
ARTICLE ELEVEN.
Possession, Use and Release of Mortgaged Property.
Sec. 1
When Company is not in default, etc., it is to possess, use and enjoy mortgaged property and to receive, use and dispose of tolls, rents, revenues, etc.

Sec. 2
Subject as stated, Company may without release or consent of Trustee dispose of machinery, etc, if unserviceable whenever property of equal value is substituted:

Section 1.  So long as the Company is not in default in the payment of the interest, on any of the Bonds then outstanding hereunder or none of the completed defaults specified in Section 1 of Article Twelve shall continue, the Company shall be suffered and permitted to possess, use and enjoy the mortgaged and pledged property (except money and securities which are expressly required to be deposited with the Trustee), and to receive, use and dispose of the tolls, rents, revenues, issues, earnings, income, product and profits thereof, with power, in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or of the Bondholders to use, consume and dispose of supplies, and, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action and contracts.

Section 2.  So long as the Company is not in default in the payment of the interest on any of the Bonds then outstanding hereunder or none of the completed defaults specified in Section 1 of Article Twelve shall continue, the Company may at any time and from time to time, without any release or consent by the Trustee, or accountability thereto for any consideration received by the Company:

(1) sell or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, tools, implements, or other similar property*, which shall have become old, inadequate, obsolete, worn out, unfit or unadapted for use in the operations of the Company, whenever there shall have been subjected to the lien of this Indenture, or concurrently with such sale or other disposition there is subjected to the lien of this Indenture, in substitution therefor, other property (not within the term “funded property” as defined in Section 5 of Article One) of at least equal value to that disposed of;

* or any nuclear fuel materials, assemblies or components, [Effective date established by Section 1 of Article Five of Fifteenth Supplemental Indenture.]

Art. Eleven Sec. 2
(2) cancel or make changes or alterations in, or substitutions of, any and all contracts, leases or rights of way grants;	cancel, change or alter contracts, leases, etc.

(3)           surrender or assent to the modification of any franchise, license, governmental consent or permit which it may hold or under which it may be operating, provided that such surrender or modification is, in the opinion of the Board of Directors of the Company, desirable in the conduct of the business of the Company.
consent to modification of any franchise, licenses, etc.

Section 3. So long as the Company is not in default under any of the provisions of this Indenture, the Company may obtain the release of any of the mortgaged and pledged property, including, without limiting the generality of the foregoing, any one or more of the Company’s heating, gas or water properties substantially as an entirety (provided, however, that none of the electric properties of the Company shall in any event be released substantially as an entirety and, further, that prior lien bonds deposited with the Trustee shall not be released except as provided in Article Nine hereof), and the Trustee shall release the same from the lien hereof upon the application of the Company and receipt by the Trustee of
Sec. 3 Trustee may release mortgaged property as stated upon receipt of:
(1) a resolution, as defined in Section 3 of Article One, describing in reasonable detail the property to be released and requesting such release;	(1) resolution

(2)           an engineer’s certificate, as defined in Section 3 of Article One, made and dated not more than sixty (60) days prior to the date of such application and stating the fair value, in the opinion of the signers, of the property to be released, and further stating that such release is in the opinion of the signers desirable in the conduct of the business of the Company or required by law, and whether or not such property or any portion thereof is funded property, as defined in Section 5 of Article One, and stating that in the opinion of the signers the proposed release will not impair the security under this Indenture in contravention of the pro-
(2) engineer’s certificate

Art. Eleven Sec. 3
Independent engineer’s certificate in certain events
visions thereof. Such certificate shall be made by an independent engineer if the fair value of such property and of all other property released since the commencement of the then current calendar year, as set forth in any certificates or opinions furnished pursuant to the provisions of this subdivision, is 10% or more of the aggregate principal amount of the Bonds at the time outstanding; provided, however, that such a certificate of an independent engineer shall not be required in the case of any release if the fair value of the property as set forth in the certificate required by this subdivision is less than $25,000 or less than 1% of the aggregate principal amount of the Bonds at the time outstanding;

an amount in cash representing difference in value of property released and
(3) an amount in cash equivalent to the amount, if any, by which the value of the property to be released, as specified in the engineer’s certificate provided for in subdivision (2) above, exceeds the aggregate of the following items:

(a) amount of obligations delivered to Trustee
(a)      the principal amount of any obligations simultaneously delivered to the Trustee consisting of obligations secured by purchase money mortgage upon the property released, Bonds outstanding hereunder, or outstanding prior lien bonds;

(b) amount by which prior lien has been reduced
(b)      the amount by which any prior lien has been reduced (1) by payment, or (2) by the assumption of the payment thereof by the purchaser of the property to be released, if all property subject to the mortgage or other lien securing such prior lien has been or is to be released, or (3) as ascertained by final judicial determination or otherwise to be in whole or in part invalid, as shown by a Treasurer’s certificate simultaneously delivered to the Trustee, accompanied by a concurring opinion of counsel; and

(c) cost or fair market value of property additions
(c)      the cost or then fair value (whichever is less) to the Company, as the case may be, as shown by an engineer’s certificate made and dated not more than sixty (60) days prior to the date of making such application

Art. Eleven Sec. 3

and simultaneously delivered to the Trustee, of any property additions with respect to which such engineer’s certificate shall state that the same have been acquired or constructed or concurrently with the release of such property will be acquired by the Company;

(4)      in case any obligations secured by purchase money mortgage upon the property to be released are included in the consideration for such release, an opinion of counsel to the effect that in his or their opinion, such obligations are valid obligations, and that any purchase money mortgage securing the same is sufficient to afford a valid purchase money lien upon the property to be released, and stating also, in case the Trustee is requested to release any franchise, that such release will not impair the right of the Company to operate any of its remaining properties;
4. in certain cases an opinion of counsel.
(5) a Treasurer’s certificate and an opinion of counsel, both as defined in Section 3 of Article One.	5. Treasurer’s certificate and opinion of counsel.

If the property to be released is subject to any prior lien or to any lien prior hereto and if, to obtain the release of such property therefrom, the terms thereof require any consideration to be paid to the trustee or other holder of any such prior lien or lien prior hereto, the certificate of the trustee or other holder of any such prior lien or lien prior hereto that it has received such consideration, shall be accepted by the Trustee, to the extent of such consideration so received, in lieu of cash, obligations, bonds or property additions required by the provisions of subdivision (3) of this Section to be delivered to the Trustee upon the release of said property; provided, however, that such consideration shall be of such character as would entitle the Trustee to release the property in question if such consideration were delivered to the Trustee. To the extent that such consideration remains in the hands of the trustee or other holder of such prior lien at the time of the discharge of such prior lien, such consideration shall be deposited with the Trustee hereunder to be held and disposed of by it in the manner provided in Section 5 of Article Eleven.
Disposition of consideration for released property subject to prior liens

Art. Eleven Sec. 3
In case of release of property based upon property additions as defined in Sec. 3 Art. One to be furnished, and subject to provisions of Secs. 2, 3 and 4, Art. Five

How to ascertain cost or fair value to company of property additions subject to prior liens

*[In case the release of property is based upon property additions, the Trustee shall also be furnished with a resolution as defined in Section 3 of Article One stating that such property additions are, in the opinion of the Board of Directors of the Company, desirable in the conduct of the business of the Company and with such certificates and opinions with respect to such property additions and such instruments and other papers as would be necessary to entitle the Company under the provisions of Section 6 of Article Five hereof to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, new earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental and by the company.] The release of such property to the extent that the same is based upon property additions shall be subject to all the conditions, provisions and limitations to which the authentication and delivery of additional Bonds are subjected by the provisions of Sections 2, 3 and 4 of Article Five, as fully to all intents and purposes as if application were made for the authentication of Bonds thereunder; except that the provisions of Section 3 of Article Five in so far as they limit the principal amount of Bonds to be authenticated to a percentage of the cost or of the then fair value of such property additions as the case may be, shall be inapplicable to the release of property under this Section. If any property additions constituting a part or all of the consideration for the release of property under this Section are subject to any prior liens, as defined in Section 6 of Article One, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions so constituting a part or all of such consideration, there shall be deducted from the cost or fair value thereof (whichever shall be less) an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other liens securing such prior lien bonds and any such outstanding prior lien bonds which may concurrently with such release be pledged with the Trustee to be held under the provisions of Article

* In case the release of property is based upon property additions, the Trustee shall also be furnished with such certificates and opinions with respect to such property additions and such instruments and other papers as would be necessary to entitle the Company under the provisions of Section 6 of Article Five hereof to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company.

Art. Eleven Sec. 3

Nine hereof and with respect to which deposit the Company shall certify that it elects not to have any Bonds authenticated hereunder), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five, or the basis of a deduction under Section 5 of Article Eight or of a credit under Section 6 of Article One of the Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-Second or Twenty-Sixth Supplemental Indentures to this Indenture or the basis of the withdrawal of cash or the release of property under any of the provisions of this Indenture.

Any Bonds issued hereunder deposited with the Trustee pursuant to the provisions of this Section shall forthwith be cancelled and cremated by the Trustee and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation, and any prior lien bonds deposited with the Trustee pursuant to the provisions of this Section shall be held by the Trustee subject to the provisions of Article Nine.
Disposition of Bonds deposited with Trustee pursuant hereto.

Any purchase money mortgage received in consideration of the release of any property by the Trustee, or the obligations secured by such purchase money mortgage, may be released by the Trustee upon payment by the Company to the Trustee of the principal or any unpaid portion of such purchase money mortgage or of the obligations thereby secured. The principal of and interest on any such purchase money mortgage, or of the obligations thereby secured, shall be collected by the Trustee as and when the same become payable, and the Trustee may take any action which in its judgment may be desirable or necessary to avail of the security of such purchase money mortgage. So long as none of the completed defaults specified in Section 1 of Article Twelve hereof shall continue, the interest received by the Trustee on any such purchase money mortgage, or the obligations thereby secured, prior to the maturity thereof, shall be paid over to the Company.
Trustee may release to Company purchase money mortgage received for released property upon payment of principal thereof

Art. Eleven Sec. 4
Sec. 4
Except as stated, Trustee may release unimproved real estate upon receipt of:

(a) Treasurer’s certificate

(b) engineer’s certificate

(c) consideration, if any, received for released property

(d) opinion of counsel

Section. 4.  The Trustee shall, whenever from time to time requested by the Company (such request to be evidenced by a resolution as defined in Section 3 of Article One) and without requiring compliance with any of the provisions of Section 3 of this Article Eleven unless, under the provisions of said Section 3, the Company would then be required to furnish an independent engineer’s certificate, in which event this Section shall not be applicable, release from the lien hereof unimproved real estate, provided the aggregate value of unimproved real estate so released without such compliance in any period of five consecutive years shall not exceed the sum of fifty thousand dollars ($50,000), upon receipt by the Trustee of (a) a Treasurer’s certificate, as required by paragraph (2) of Section 6 of Article Five, which shall also state the aggregate of the fair values of all parcels of real estate released pursuant to this Section during the period of five consecutive years ending with the date of such certificate, as such fair values were shown in the certificates furnished to the Trustee pursuant to this Section in connection with the applications for the respective releases, (b) an engineer’s certificate as to the fair value of the property to be released, stating that, in the opinion of the signer or signers, the proposed release will not impair the security under this Indenture in contravention of the provisions thereof, (c) the consideration, if any, received by the Company upon the sale or other disposition of the unimproved real estate so released (unless the same shall have been paid or delivered to the trustee or other holder of a mortgage or other instrument constituting a prior lien or constituting a lien prior to the lien of this Indenture in accordance with the provisions thereof and a certificate to that effect shall have been furnished to the Trustee), and (d) an opinion of counsel, as defined in Section 3 of Article One. Any amounts received by the Trustee pursuant to the provisions of this Section shall be dealt with and applied in the manner provided in Section 5 of this Article Eleven.

Sec. 5 Money received by Trustee [or released property may be]	Section 5. Any money received in consideration of any release by the Trustee, including payment on account of the

Art. Eleven Sec. 5
principal of any obligation secured by purchase money mortgage if such obligation was received as part of such a consideration,

(1)           may be withdrawn from time to time to reimburse the Company in full for expenditures incurred in acquiring, making or constructing property additions which shall not theretofore have become funded property, as defined in Section 5 of Article One; or
1. withdrawn against expenditures for property additions

(2)           may be withdrawn from time to time by the Company in an amount equal to the principal amount of Bonds issued hereunder and concurrently deposited with the Trustee for cancellation, or in an amount equal to the principal amount of outstanding prior lien bonds concurrently deposited with the Trustee to be held subject to the provisions of Article Nine hereof, or equal to the amount by which any prior lien may have been reduced by payment or otherwise or ascertained by judicial determination or otherwise to be invalid, provided that said amount of the reduction of, or invalidity in, a prior lien has not previously been used as a basis for the authentication and delivery of Bonds or the withdrawal of funded cash, or the release of funded property, under any of the provisions of this indenture; or
2. withdrawn in an amount equal to Bonds or prior lien bonds deposited with Trustee
(3) may, upon the request of the Company, be used by the Trustee for the purchase of Bonds issued hereunder in accordance with the provisions of Section 5 of Article Ten; or	3. used by Trustee to purchase Bonds

(4)           may, upon the request of the Company, be applied by the Trustee to the redemption of any Bonds issued hereunder as are by their terms redeemable before maturity, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article Ten hereof.
4. used to redeem Bonds

* [Such moneys shall from time to time be paid out or used or applied by the Trustee as aforesaid] upon the written order of the Company, signed by its President or a Vice-President, and (a) with respect to any payment under subdivision (1) above, upon receipt by the Trustee of a resolution as defined in Section 3

* Such moneys shall from time to time be paid out or used or applied by the Trustee as aforesaid upon the written order of the Company, signed by its President or a Vice-President, and (a) with respect to any payment under subdivision (1) above, upon receipt by the Trustee of such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five hereof to entitle the Company to the authentication and delivery of Bonds upon the basis thereof, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, or
[Effective date established by Section 1 of Article Three of Eleventh Supplemental Indenture.]

Art. Eleven Sec. 5

of Article One stating that such property additions are, in the opinion of the Board of Directors of the Company, desirable in the conduct of the business of the Company and of such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five hereof to entitle the Company to the authentication and delivery of Bonds upon the basis thereof, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company; or] (b) with respect to any payment under subdivision (2) above, upon the deposit with the Trustee by the Company of Bonds issued hereunder or upon deposit of such prior lien bonds of such Treasurer’s certificate with respect to prior liens as would be necessary under the provision of Section 4 of Article Five to entitle the Company to the authentication and delivery of additional Bonds, and upon delivery to the Trustee of a Treasurer’s certificate and an opinion of counsel, both as defined in Section 3 of Article One.

Withdrawal of each against property additions subject to Secs. 2, 3 and 4 of Art. Five Determination of cost or fair market value of property additions subject to prior liens
The withdrawal of cash upon the basis of property additions under the provisions of this Section shall be subject to all the conditions, provisions and limitations to which the authentication and delivery of additional Bonds are subject under the provisions of Sections 2.3, and 4 of Article Five, as fully to all intents and purposes as if application were made for the authentication of Bonds in principal amounts equivalent to the amounts of cash so withdrawn; except that the provisions of Section 3 of Article Five in so far as they limit the principal amount of Bonds to be authenticated to a percentage of the cost or of the then fair value of such property additions, shall be inapplicable to the withdrawal of cash under this Section. If any property additions made the basis of the withdrawal of cash under this Section are subject to any prior liens, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions so constituting a part or all of such consideration, there shall be deducted from the cost or fair value

Art. Eleven Sec. 5

thereof (whichever shall be less) an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with the Trustee or other holder of the mortgage securing such prior lien bonds, or of any such outstanding prior lien bonds, which may concurrently with such withdrawal of cash be pledged with the Trustee to be held under the provisions of Article Nine hereof and with respect to which deposit the Company shall certify that it elects not to have any Bonds authenticated hereunder) unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five hereof, or the basis of a deduction under Section 5 of Article Eight or of a credit under Section 6 of Article One of the Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-Second or Twenty-Sixth Supplemental Indentures to this Indenture or the basis of the withdrawal of cash or the release of property under any of the provisions of this Indenture.

In the event that the Company shall direct the Trustee to apply any money held by it under this Section, or any money subject to be used or applied as in this section provided, to the redemption of Bonds issued hereunder, the Company shall pay to the Trustee on or before the date of such redemption an amount in cash, to be held by the Trustee subject to the provisions of this Section, equal to the premiums, if any, and the interest accrued to or due on the date of redemption, payable to the holders of the Bonds to be redeemed.
Company to pay premiums and interest on Bonds purchased for redemption

Any new property acquired by the Company by exchange or purchase to take the place of any property released under any provision of this Article Eleven shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture as a part of the mortgaged and pledged property; but the Company shall, if requested by the Trustee, convey the same, or cause the same to be conveyed, to the Trustee by
Company to convey to Trustee property additions

Art. Eleven Sec. 5
appropriate instruments of conveyance upon the trusts and for the purposes of this Indenture.
Bonds deposited hereunder to be canceled and cremated
Any Bonds issued hereunder deposited with the Trustee pursuant to the provisions of this Section shall forthwith be cancelled and cremated by the Trustee and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation, and any prior lien bonds deposited with the Trustee pursuant to the provisions of this Section shall be held by the Trustee subject to the provisions of Article Nine.

Sec. 6 Trustee to release property taken by eminent domain or governmental purchase upon receipt of
Section 6. Should all or any part of the mortgaged property be taken by the exercise of the power of eminent domain or should any municipality or any federal or state governmental body or agency at any time exercise any right which it may have to purchase or designate a purchaser of, or to order the sale of, all or any part of the mortgaged property, or should the Company sell all or any part of the mortgaged property to any municipality or any federal or state governmental body or agency which (i) has such power of eminent domain whether or not exercised or (ii) has such right to purchase or designate a purchaser or order the sale of the property so sold, the Company shall forthwith upon receipt deposit with the Trustee the award for, or proceeds of, any property so taken, purchased or sold (unless the same shall have been paid or delivered to the trustee or other holder of a mortgage or other lien constituting a prior lien, as defined in Section 6 of Article One, in accordance with the provisions thereof and a certificate to that effect shall have been furnished to the Trustee). In the event of any such taking, purchase or sale the Trustee shall release the property so taken, purchased or sold, but only upon receipt by or deposit with the Trustee of:

(1) written request of Company	(1) A written request of the Company for such release, signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company.
(2) Treasurer’s certificate:	(2) A Treasurer’s certificate, as defined in Section 3 of Article One, describing the property so to be released and stating that such property has been taken, purchased or sold

Art. Eleven Sec. 6
in the manner set forth above in this Section and the amount of the award therefor or proceeds thereof.

(3)           The award for, or the proceeds of, said property, which in either case shall be in cash (unless the same shall have been paid or delivered to the trustee or other holder of a mortgage or other lien constituting a prior lien in accordance with the provisions thereof and a certificate to that effect shall have been furnished to the Trustee).
(3) award for, or proceeds from sale of, property:

(4)           In the case of a sale in lieu of, or in reasonable anticipation of, any taking or exercise of the power of eminent domain or any exercise of any right by any municipal or federal or state governmental body or agency to purchase or designate a purchaser of, or to order the sale of, any part of the mortgaged property, an engineer’s certificate, dated not more than thirty (30) days prior to the request of the Company for such release, stating the fair value, in the opinion of the signer, at the date of such certificate, of the property to be released (which shall not be less than the award for, or the proceeds of, such property), and stating that in the opinion of the signer the proposed release will not impair the security under this Indenture in contravention of the provisions hereof. The engineer signing such certificate shall be an independent engineer in case the aggregate of the fair value of the property to be released as stated in said certificate and the fair value of all other property or securities released since the commencement of the then current calendar year as stated in the engineer’s certificate furnished in connection with the release thereof is ten per centum (10%) or more of the aggregate principal amount of all Bonds at the time outstanding hereunder and the fair value of the property to be released as stated in said certificate is an amount at least equal to the greater of $25,000 or one per centum (1%) of the aggregate principal amount of all Bonds at the time outstanding hereunder.
(4) an engineer’s certificate:
(5) An opinion of counsel, as defined in Section 3 of Article One, stating	(5) opinion of counsel

Art. Eleven Sec. 6

(a)      that such property has been duly taken, purchased or sold in the manner set forth above in this Section, and that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested; and

(b)      in the case of any such taking by exercise of eminent domain, that the taking of an appeal from the award for the property so taken is not advisable in the interest of the Company and the holders of the Bonds.

In any proceeding for the taking of all or any part of the trust estate by the exercise of the power of eminent domain, the Trustee may be represented by counsel who may be counsel for the Company.
Sec. 7 Receiver or trustee in bankruptcy may exercise name power as Company re disposition of mortgaged property
Section 7. In case the mortgaged and pledged property shall be in the possession of a receiver or a trustee in bankruptcy, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the sale or other disposition of the mortgaged and pledged property may be exercised by such receiver or such trustee, and any request, certificate or appointment made or signed by such receiver or such trustee for such purposes shall be as effective as if made by the Company or its Board of Directors or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the mortgaged and pledged property under any provision of this indenture, then such powers may be exercised by the Trustee in its discretion.

Sec. 8 Purchaser of mortgaged property not bound to ascertain Trustee’s authority to execute release
Section 8.  No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of its authority; nor shall any purchaser or grantee of any property or rights permitted by this Article Eleven to be sold, granted, exchanged or otherwise disposed of, be under any

Art. Eleven Sec. 8
obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange or other disposition.

Section 9.  The Trustee shall not be required under any of the provisions of this Article to release at the request of the Company any part of the mortgaged and pledged property from the lien hereof or pay out moneys at any time when the Company shall be in default in the performance of any covenant or agreement in the Bonds or in this Indenture contained, but notwithstanding any such default, the Trustee, subject to the provisions of Section 6 of Article Sixteen, may release from the lien hereof any part of the mortgaged and pledged property or pay out moneys upon compliance with the conditions specified in this Article in respect thereof, if the Trustee in its absolute discretion shall deem such release or paying out for the best interest of the Bondholders.
Sec. 9 Trustee not required to release property if Company is in default

Section 10.  Any cash coming into the lands of the Trustee for the disposition of which no special provision is made in this Indenture shall be held and disposed of by it subject to the provisions of Section 5 of this Article Eleven hereof.
Sec. 10 Disposition of cash otherwise unprovided for
ARTICLE TWELVE.	Art. Twelve
Remedies of Trustee and Bondholders Upon Default.
Section 1. Upon the occurrence of any one or more of the following events (herein sometimes called “completed defaults”), viz.:	Sec. 1 Upon occurrence of (“completed defaults”):
(a) Default in the payment of the principal of any Bond hereby secured when the same shall have become payable whether at maturity as therein expressed or by declaration, or otherwise; or	(a) Default in payment of principal;
(b) Default continued for ninety (90) days after the same shall have become payable in the payment of any interest upon any Bond hereby secured; or	(b) Default in payment of interest outstanding for 90 days;

(c)           Default continued for ninety (90) days after the same shall have become payable in the payment of any amount to the Improvement and Sinking Funds provided in Section 6 of Article One of the Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-Second or Twenty-Sixth Supplemental Indentures to this Indenture or to the Maintenance and Rep-
(c) Default in payment is Improvement and Sinking Fund or Maintenance and Replacement Fund continuing for 90 days;

Art. Twelve Sec. 1

lacement Funds provided in Section 5 of Article Eight; or default in the payment of any amount to the Mandatory Sinking Fund or the Optional Sinking Fund provided in Section 6 of Article One of the Twenty-Third or Twenty-Fifth Supplemental Indenture to this Indenture; or

(d) Default in payment of interest on or principal of prior lien bonds.
(d)           Default in the payment of any interest upon or the principal of any outstanding prior lien bond continued beyond the period of grace, if any, specified in the mortgage or other lien constituting a prior lien if the Company shall not have complied with the provisions of Section 12 of Article Eight to the extent that such provisions may be applicable thereto; or

(e) Receivership, bankruptcy or reorganization proceedings;
(e)           By decree of a court of competent jurisdiction the Company shall be adjudicated a bankrupt, or an order shall be made approving a petition or answer filed seeking reorganization or readjustment of the Company under the federal bankruptcy laws or other law or statute of the United States of America or of the State of incorporation of the Company or of any other State, or, by order of such a court, a trustee in bankruptcy, a receiver or receivers shall be appointed of all or substantially all of the property of the Company or of all or any part of the property of the Company subject to the lien of this Indenture, and any such decree or order shall have continued unstayed on appeal or otherwise and in effect for a period of sixty (60) days; or

(f) Voluntary bankruptcy, receivership or reorganization proceedings or assessment for benefit of creditors
(f)           The Company shall file a petition in voluntary bankruptcy or shall make an assignment for the benefit of creditors or shall consent to the appointment of a receiver or receivers of all or any part of its property, or shall file a petition seeking reorganization or readjustment under the federal bankruptcy laws or other law or statute of the United States of America or any State thereof, or shall file a petition to take advantage of any debtors’ act; or

(g) Default in performance of covenants, etc. continuing for 90 days;	(g) Default continued for ninety (90) days after notice to the Company from the Trustee in the performance of any other covenant, agreement or condition contained in this

Article Twelve Sec. 1
Indenture or in any supplemental indenture or in any Bond secured thereby ;

the Trustee, or the holders of not less than twenty-five per centum (25%) in principal amount of the Bonds then outstanding hereunder, may, by notice in writing delivered to the Company, declare the principal of all Bonds hereby secured then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; subject, however, to the right of the holders of a majority in principal amount of all the Bonds, on behalf of all the Bondholders, by written notice to the Company and to the Trustee to annul such declaration and destroy its effect at any time before any sale hereunder, if before any such sale all agreements with respect to which default shall have been made shall be fully performed or made good, and all arrears of interest upon all Bonds outstanding hereunder and the reasonable expenses and charges of the Trustee, its agents and attorneys, and all other indebtedness secured hereby, except the principal of any Bonds not then due by their terms and interest accrued on such Bonds since the last interest date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto. No such annulment or waiver shall extend to any such subsequent default or affect or impair any right consequent thereon. Nothing contained in this Section shall be construed to relieve the Trustee of its obligation under Section 6 of Article Sixteen.
Trustee or holders of at least 25% of principal amount of outstanding Bonds may declare principal and accrued interest thereon due, subject to

Section 2.  Upon the occurrence of one or more completed defaults, the Company, upon demand of the Trustee, shall forthwith surrender to the Trustee the actual possession of, and it shall be lawful for the Trustee, by such officer or agent as it may appoint, to take possession of all the mortgaged and pledged property (with the books, papers and accounts of the Company), and to hold, operate and manage the same, and from time to time to make all needful repairs and such extensions, additions and improvements as to the Trustee shall seem wise; and to
Sec. 2 Upon occurrence of completed default Trustee may take possession of mortgaged property and hold, operate and manage same

Art. Twelve Sec. 2

receive the rents, income, issues and profits thereof, and out of the same to pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges prior to the lien of this Indenture which the Trustee may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and to apply the remainder of the moneys so received by the Trustee, subject to the provisions of Section 11 of this Article Twelve with respect to extended, transferred or pledged coupons or claims for interest, first to the payment of the instalments of interest which are due and unpaid, in the order of their maturity, with interest on said interest at the same rates respectively as shall be borne by the bonds on which such interest shall be overdue and next, if the principal of any of the Bonds is due, to the payment of the principal and accrued interest thereon at the same rate as is expressed in the Bonds pro rata without any preference or priority whatever, except as aforesaid. Whenever all that is due upon such Bonds and instalments of interest and under any of the terms of this Indenture shall have been paid and all defaults made good, the Trustee shall surrender possession to the Company, its successors or assigns; the same right of entry, however, to exist upon any subsequent default.

Sec. 3 Upon completed default Trustee may sell mortgaged property Publication of notice of sale by public auction
Section 3.  Upon the occurrence of one or more completed defaults it shall be lawful for the Trustee, by such officer or agent as it may appoint, with or without entry, to sell all the mortgaged and pledged property as an entirety, or in such parcels as the holders of a majority in principal amount of the Bonds outstanding hereunder shall in writing request, or in the absence of such request, as the Trustee may determine, at public auction, at some convenient place in the City of Dayton, Ohio, or such other place or places as may be required by law, having first given notice of such sale by publication in at least one daily newspaper of general circulation, printed in the English language, and published in the City of Dayton, Ohio, at least

Art. Twelve Sec. 3

once a week on any day of the week for four (4) successive weeks next preceding such sale, and by like publication in at least one such daily newspaper published in the Borough of Manhattan, City of New York, and any other notice which may be required by law, and from time to time to adjourn such sale in its discretion by announcement at the time and place fixed for such sale without further notice, and upon such sale to make and deliver to the purchaser or purchasers good and sufficient instruments of transfer for the same, which sale shall be a perpetual bar both at law and in equity, against the Company and all persons and corporations lawfully claiming or who may claim by, through or under it.

Section 4.  In case of the breach of any of the covenants or conditions of this Indenture, the Trustee shall have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the Bondholders hereunder. In case of a completed default hereunder the Trustee may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce payment of the Bonds then outstanding hereunder and to foreclose this Indenture and to sell the mortgaged and pledged property under the judgment or decree of a court of competent jurisdiction; and it shall be obligatory upon the Trustee to take action, either by such proceedings or by the exercise of its powers with respect to entry or sale, as it may determine, upon being requested so to do by the holders of not less than a majority in principal amount of the Bonds then outstanding hereunder and upon being indemnified as hereinafter provided.

Sec. 4
Upon breach of covenants or conditions, Trustee may take appropriate judicial proceedings

Upon completed default Trustee may proceed to enforce payment of Bonds; obliged to take action when requested by majority of Bondholders

No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders), is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
Remedies cumulative

Art. Twelve Sec. 4
Daley or omission as waiver of default
No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

Sec. 5 Majority of Bondholders have right to direct method and place of conducting proceedings
Section 5.  Anything in this Indenture to the contrary not-withstanding, the holders of a majority in principal amount of the Bonds then outstanding hereunder shall have the right at any time, by an instrument in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken for any sale of the mortgaged and pledged property, or for the foreclosure of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided that such direction shall not be otherwise than in accordance with the provisions of law or of this Indenture.

Sec. 6 Upon default and commencement of judicial proceedings Trustee entitled to appointment of receiver
Section 6.  Upon the occurrence of a completed default hereunder, and upon the filing of a bill in equity, or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled as a matter of right, to the appointment of a receiver or receivers of the mortgaged and pledged property, and of the income, rents, issues and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

Sec. 7 Upon sale or decree for foreclosure or enforcement of Indenture Bonds shall be due and payable
Section 7.  Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the principal of all Bonds then outstanding hereunder, if not previously due, shall at once become and be immediately due and payable.

Sec. 8 Bondholder or Trustee may purchase
Section 8.  Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, any Bondholder or Bondholders or the Trustee,

Art. Twelve Sec. 8

as trustee or in its individual capacity, may bid for and purchase the mortgaged and pledged property or any thereof and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in their or its own absolute right without further accountability, and any purchaser at any such sale may, in paying the purchase money, turn in any of the Bonds and coupons or claims for interest outstanding hereunder in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, subject, however, to the provisions in respect of extended, pledged and transferred coupons and claims for interest contained in Section 11 of this Article Twelve. Said Bonds and coupons, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment.
Bonds and coupons may be applied to purchase price

Section 9.  Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.
Sec. 9 Trustee’s receipt sufficient discharge of purchaser

Section 10.  Any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, of, in and to the property so sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns and against any and all persons claiming or who
Sec. 10 Any sale hereunder to divest company of all rights, etc. to property sold

Art. Twelve Sec. 10
may claim the property sold or any part thereof, from, through or under the Company, its successors or assigns.
Sec. 11 Application of proceeds of sale
Section 11.  The proceeds of any sale made either under the power of sale hereby given, or under judgment or decree in any judicial proceeding for the foreclosure or otherwise for the enforcement of this Indenture, together with any other amounts of cash which may then be held by the Trustee, as part of the mortgaged and pledged property, shall be applied as follows:

First. To payment of taxes and expenses, etc.
First.—To the payment of all taxes, assessments or liens prior to the lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such sale, including reasonable compensation to the Trustee, its agents and attorneys, and of all other sums payable to the Trustee hereunder by reason of any expenses or liabilities incurred or advances made in good faith and without negligence in connection with the management or administration of the trusts hereby created;

Second, to payment of principal and interest
Second.—To the payment in full of the amounts then due and unpaid for principal and interest upon the Bonds; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, with interest on the overdue principal and instalments of interest at the rates expressed in the Bonds, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest, or of any series of Bonds over any other series Provided, however, that if the time for the payment of any coupon or claim for interest upon any of the Bonds secured hereby shall have been extended, except pursuant to action taken under Article Eighteen hereof, or if any thereof at or after maturity shall have been transferred or pledged separate from the Bond to which they relate, such coupons or claims for interest shall not be entitled in case of default hereunder to the benefit or security of this Indenture except after the prior payment in full of the principal

Art. Twelve Sec. 11

of all Bonds issued hereunder then outstanding and of all coupons and claims for interest on such Bonds the payment of which has not been so extended, or not so transferred or pledged, but the foregoing provisions of this paragraph Second shall not be applicable to any coupon or claim for interest, the time for the payment of which shall have been extended, if such extension be pursuant to a plan proposed by the Company to all holders of any one or more series of Bonds then outstanding and accepted by and binding upon the holder of such coupon or claim for interest.

Third.—Any surplus thereof remaining to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same.	Third, surplus to Company or whosoever entitled

Section 12.  In case of a default on its part, as aforesaid, neither the Company nor any one claiming through or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the mortgaged and pledged property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the mortgaged and pledged property hereby conveyed, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all who may claim through or under it, hereby waives the benefit of all such laws and hereby waives all right of appraisement and redemption in which it may be entitled under the laws of the State of Ohio or of any other state where any of the mortgaged and pledged property may be situated. And the Company, for itself and all who may claim through or under it, waives any and all right to have the estates comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the mortgaged and pledged property as an entity.
Sec. 12 Waiver of stay or extension and of valuations or appraisement laws Waiver of right to redeem

Art. Twelve Sec. 13
Sec. 13 Upon default for 90 days in payment of interest or upon default in principal Company will pay to Trustee on demand whole amount due
SECTION 13.  In case
(a)           default shall be made in the payment of the principal of any Bond hereby secured when the same shall have become due and payable, whether at maturity as therein expressed or by declaration, or otherwise, or
(b)           default shall be made in the payment of any interest upon any Bond hereby secured when the same shall have become payable, and such default shall have continued for ninety (90) days,

then and in each such case upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Bonds and coupons entitled to receive such principal and interest so in default, the whole amount that then shall have become due and payable, for such interest or principal, or both, as the case may be, with interest upon the overdue principal and (to the extent permitted by law) instalments of interest at the same rates, respectively, as shall be borne by the Bonds on which such interest shall be in default; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents and attorneys, and any and all expenses and liabilities incurred in good faith and without negligence by the Trustee hereunder. Until such demand is made by the Trustee, the Company may pay the principal and interest of each of the Bonds to the bearer or registered holder, as the case may be; but after such demand shall have been made, payment of the Bonds and of the coupons shall be made only to the Trustee. In case the Company shall fail to pay the

Trustee may transfer judgment
same forthwith upon such demand, the Trustee in its own name and as trustee of an express trust shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid. The Trustee shall be entitled to sue and recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture upon the mortgage and pledged property, and in case of a sale of the mortgaged

Art. Twelve Sec. 13

and pledged property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustee in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all the bonds and coupons then outstanding hereunder, for the benefit of the holders thereof, and the Trustee shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the mortgaged and pledged property or upon any other property, shall in any manner or to any extent affect the lien of this Indenture upon the mortgaged and pledged property or any part thereof, or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of the Bonds, but such lien, rights, powers and remedies of the Trustee and of the Bondholders shall continue unimpaired as before.
Right to recover judgment shall not affect lien or rights, etc. of Trustee

Any moneys thus collected or received by the Trustee under this Section shall be applied by it first, to the payment of its expenses, disbursements and compensation and the expenses, disbursements and compensation of its agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon the Bonds and coupons in respect of which such moneys shall have been collected, ratably and without preference or priority of any kind (subject to the provisions of Section 11 of this Article Twelve with respect to extended, transferred or pledged coupons and claims for interest), according to the amounts due and payable upon the Bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and coupons and upon stamping such payment thereon, if partly paid, and upon surrender thereof, if fully paid.
Application by Trustee of moneys recovered

Section 14. All rights of action under this Indenture or under any of the Bonds or coupons, may be enforced by the Trustee without the possession of any of the Bonds or coupons or the production thereof on any trial or other proceedings
Sec. 14 Rights of action under indenture enforceable by Trustee without possession of Bonds relative thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee and any recovery of judgment shall be for the equal benefit of the holders of the outstanding Bonds and coupons.

Sec. 15
Notice of default request by at least 25% of Bondholders and all of offer of indemnity to Trustee, conditions precedent to action by holders of Bonds to institute action for foreclosure of Indenture

Section 15.  No holder of any Bond or coupon shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless such holder shall have previously given to the Trustee written notice of a completed default, nor unless also the holders of not less than twenty-five per centum (25%) in principal amount of the Bonds then outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused to exercise such powers or institute such action, suit or proceeding in its own name or failed so to do for an unreasonable time; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such suit, action or proceeding by any holder of any Bond or coupon; it being understood and intended that no one or more holders of the Bonds or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the lien or security of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had

All proceedings for benefit of all holders of Bonds
and maintained in the manner herein provided and for the equal benefit of all holders of outstanding Bonds and coupons. Nothing in this Article Twelve contained shall, however, affect or impair the right of any Bondholder which is absolute and unconditional to enforce the payment of the principal of and interest on his Bonds at and after the maturity thereof as therein expressed or the obli-

Art. Twelve Sec. 15

gation of the Company which is also absolute and unconditional to pay the principal of and interest on each of the Bonds issued hereunder to the respective holders thereof at the time and place in said Bonds and the appurtenant coupons expressed.

Section 16. The Company may waive any period of grace provided for in this Article.	Sec. 16 Company may waive any period of grace

Section 17.  In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the mortgaged and pledged property, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.
Sec. 17 Company and Trustee restored to former positions open discontinuation, etc., of foreclosure entry, etc.

Section 18.  The Trustee is hereby irrevocably appointed (and the successive respective holders of Bonds and coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Bonds and coupons issued hereunder, with authority to make or file, irrespective of whether the Bonds or any of them are in default as to payment of principal or interest, in the respective names of the holders of the Bonds or coupons or in behalf of all holders of the Bonds or coupons as a class, any proof of debt, amendment to proof of debt, petition or other document; to receive payment of any sums becoming distributable on account thereof; and to execute any other papers and documents and to do and perform any and all acts and things for and in behalf of the respective holders of the Bonds or coupons as a class, as may be necessary or advisable, in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Bonds or coupons against the Company and any other obligor on the Bonds allowed in any equity receivership, insolvency, liqui-
Sec. 18 Trustee appointed attorney-in-fact of Bondholders is file proof of claim, etc.

Art. Twelve Sec. 18

dation, bankruptcy, reorganization or other judicial proceedings relative to the Company or any other obligor on the Bonds, its creditors or its property, and to receive payment of or on account of such claims; and any receiver, assignee or trustee in bankruptcy is hereby authorized by each of the Bondholders to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees, incurred by it up to the date of such distribution; but nothing in this Indenture contained shall authorize the Trustee to accept or consent to any plan of reorganization or readjustment on behalf of any Bondholder.

Art. Thirteen	ARTICLE THIRTEEN.
Evidence of Rights of Bondholders and Ownership of Bonds.
Sec. 1 Execution and acknowledgment of instruments by Bondholders
Section 1.  Any request, direction, consent or other instrument required or permitted by this Indenture to be signed or executed by Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by attorney appointed in writing.

The signature to any such writing shall be guaranteed by a bank or trust company located or having a correspondent in the City of New York, New York, or if acceptable to the Trustee, by a firm having a membership upon the New York Stock Exchange, or the execution of such writing shall be acknowledged before a notary public or other officer in any jurisdiction who by the laws thereof has power to take acknowledgments or proofs of deeds within said jurisdiction, or shall be supported by an affidavit of a witness to such execution.

Proof of ownership and amount of bonds transferable by delivery
In order to establish the fact of the holding of coupon Bonds transferable by delivery, and of the coupons thereto appertaining, the amount and issue numbers and series of such Bonds, and the date of the holding of the same by any person, each such holder shall exhibit such Bonds to the Trustee or shall deliver

Art. Thirteen Sec. 1

to it a certificate executed by any trust company, bank, banker or other depositary satisfactory to it, showing that at the date therein mentioned such person had on deposit with, or exhibited to such trust company, bank, banker or other depositary the Bonds or coupons described in such certificate and claimed to be the owner thereof. Such holding shall be deemed to continue until written notice to the contrary is delivered to the Trustee.

The ownership of coupon Bonds registered as to principal or of fully registered Bonds without coupons shall be proved by the registers of said Bonds.	Proof of ownership and registered Bonds

Section 2.  The Company and the Trustee may deem and treat the bearer of any coupon, Bond outstanding hereunder, which shall not at the time be registered as to principal in the name of the owner thereof as hereinbefore authorized, and the bearer of any coupon for interest on any such Bond, whether such Bond shall be registered or not, as the absolute owner of such Bond or coupon, as the case may be for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.
Sec. 2 Company and Trustee may deem bearer of coupon Bond not registered as to principal of the bearer of any coupon and the registered owner of any Registered Bond as the absolute owner thereof.

The Company and the Trustee may deem and treat the person in whose name any registered Bond without coupons outstanding hereunder shall be registered upon the books of the Company as herein authorized, as the absolute owner of such Bond for the purpose of receiving payment of or on account of the principal of and interest on such Bond and for all other purposes, and they may deem and treat the person in whose name any coupon Bond shall be so registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by detached coupons; and all such payments so made to any such registered holder or upon his order, shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary

Art. Thirteen Sec. 2

Neither the Company nor the Trustee shall be bound to recognize any person as the holder of a Bond outstanding under this Indenture unless and until his Bond is submitted for inspection, if required, and his title thereto satisfactorily established, if questioned.

Art. Fourteen	ARTICLE FOURTEEN.
Immunity of Subscribers to the Capital Stock, Stockholders, Officers and Directors.
See. 1 Obligations under indenture solely corporate
Section 1.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in any Bond or coupon hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation under any present or future rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture, any indenture supplemental hereto and the obligations hereby and thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, subscribers to capital stock, stockholders, officers or directors of the Company or any predecessor or successor corporation, or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any indenture supplemental hereto or in any of the Bonds or coupons hereby secured, or implied therefrom; and that any and all personal liability of every name and nature, and any and all rights and claims against every such incorporator, subscriber to capital stock, stockholder, officer or director, whether arising at common law or in equity, or

Art. Fourteen Sec. 1

created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Bonds and interest obligations secured hereby.

ARTICLE FIFTEEN.	Art. Fifteen
Merger, Consolidation and Sale

Section 1.  Nothing in this Indenture shall prevent any consolidation of the Company with, or merger of the Company into, any corporation having corporate authority to carry on any of the businesses mentioned in Section 4 of Article One of this Indenture, or a series of consolidations or mergers, or successive consolidations or mergers, or any conveyance or transfer subject to this Indenture, of all the mortgaged and pledged property substantially as an entirety to any corporation lawfully entitled to acquire and operate the same; provided, however, and the Company covenants and agrees that such consolidation, merger, conveyance or transfer shall be upon such terms as fully to preserve and in no respect to impair the lien or security of this Indenture, or any of the rights or powers of the Trustee or the Bondholders hereunder; and provided further, that, upon any such consolidation, merger conveyance or transfer, the due and punctual payment of the principal and interest of all the Bonds according to their tenor and the due and punctual performance and observance of all covenants and conditions of the Indenture to be kept or performed by the Company, shall be expressly assumed in writing by the corporation formed by such consolidation, or into which the Company shall have been merged, or acquiring all the mortgaged and pledged property as an entirety as aforesaid.
See. 1 Consolidation or merger of Company or sale of its property as an entirely permitted

Subject to the provisions of Section 6 of Article Sixteen, the Trustee may receive an opinion of counsel defined in Section 3 of Article One, as conclusive evidence that any such assumption complies with the foregoing conditions and provisions of this Section.
Assumptions of obligations by successor corporation

Art. Fifteen Sec. 2

Sec. 2 Successor Corporation to be substituted for Company with the same effect as if named herein
Section 2.  In case the Company, pursuant to Section 1 of this Article Fifteen, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of this Indenture, all the mortgaged and pledged property substantially as an entirety, and in case the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, shall have assumed, by instrument in writing delivered to the Trustee, satisfactory in form to the Trustee, the due and punctual payment of the principal and interest of all the Bonds secured hereby according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept and performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereupon may cause to be executed, issued and delivered, either in its own name or in the name of The Dayton Power and Light Company, such Bonds as could or might have been executed, issued and delivered by the Company had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, concerning the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any Bonds which shall have been previously signed and delivered by the officers or the Company to the Trustee for authentication, and such Bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of any property additions made the basis of the authentication and delivery or Bonds hereunder, subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to

Art. Fifteen Sec. 2

withdrawal of cash, release of property or otherwise, the same powers and rights which the Company might or could exercise had such consolidation, merger, conveyance or transfer not occurred. All the Bonds so issued in all respects shall have the same legal right and security as the Bonds theretofore issued in accordance with the terms of this Indenture as though all of said Bonds had been authenticated and delivered at the date of the execution hereof. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any additional Bonds, or the withdrawal of cash, or the release of property under any of the provisions of this Indenture, on the basis of property additions not then subject to the lien hereof, acquired, made or constructed by the successor corporation, or by any corporation with which the Company or any successor corporation may be so consolidated, or into which the Company or any successor corporation may be so merged, or to which the Company or any successor corporation may make any such conveyance, there shall be executed and caused to be recorded an indenture with the Trustee, satisfactory to the Trustee, which shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property additions to the lien hereof, and the lien created by such indenture shall have similar force, effect and standing as the lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation, or should not convey or transfer, subject to this Indenture, the mortgaged and pledged property as an entirety as aforesaid to such successor corporation, and should itself acquire or construct such property additions, and request the authentication and delivery of Bonds, or the withdrawal of cash, or the release of property under the provisions of this Indenture in respect thereof.

Subject to the provisions of Section 6 of Article Sixteen, the Trustee may receive an opinion of counsel and a Treasurer’s certificate, both as defined in Section 3 of Article One, as conclusive evidence that any such assumption and any such indenture comply with the foregoing conditions and provisions of this Section.

Art. Fifteen Sec. 3

Sec. 3 Indenture not to be lien on property of successor corporation except as stated
Section 3.  In case the Company, pursuant to Section 1 of this Article Fifteen, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to this Indenture, all the mortgaged and pledged property as an entirety as aforesaid, neither this Indenture nor any indenture or instrument of assumption that may be executed by the successor corporation as in Sections 1 and 2 of this Article Fifteen provided, shall, unless such indenture or instrument of assumption shall otherwise provide, become or be a lien upon any of the properties or franchises of the successor corporation except (a) those acquired by it from the Company and property additions appurtenant thereto and property which the successor corporation shall thereafter acquire or construct which shall form an integral part of or be essential for the use or operation of any property then or thereafter subject to the lien hereof, and property which shall then or thereafter be located on or appurtenant to or used in the operation of any such property; (b) the property additions to or about the plants or properties of the successor corporation made and used by it as the basis for the issue of additional Bonds or the withdrawal of cash or the release of property under this Indenture as herein provided, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by this Indenture and to keep and maintain the mortgaged and pledged property as an operating system or systems in good repair, working order and condition and to make all necessary renewals and replacements, or (2) in pursuance of some covenant or agreement hereof to be kept or performed by the Company.

Art. Sixteen	ARTICLE SIXTEEN.
Concerning the Trustee.
Sec. 1 Condition of Trustee’s acceptance of trusts:	Section 1. The Trustee accepts the trusts created by this Indenture but only upon the terms and conditions hereof, includ-

Art. Sixteen Sec. 1

ing the following, to all of which the parties hereto and the holders of the Bonds and coupon agree:

(a) The Trustee shall be entitled to reasonable compensation for all services rendered by it in the execution of the trusts hereby created, and such compensation (which shall not be limited by any provisions of law in regard to the compensation of trustees of an express trust), as well as all of the reasonable expenses incurred by the Trustee hereunder (including the reasonable compensation and disbursements of its counsel), the Company agrees to pay promptly on demand, from time to time as such services are rendered and as such expenses are incurred. In default of such payments by the Company, the Trustee shall have a lien therefor on the trust estate and the proceeds thereof prior to the lien of the Bonds and coupons issued hereunder. The Company will indemnify the Trustee against any liability or damages incurred or sustained by it in the exercise and performance of its powers and duties hereunder in good faith and not due to its own negligent action, negligent failure to act or willful misconduct, and as security for such indemnification the Trustee shall have a lien therefor on the trust estate and the proceeds thereof prior to the lien of the Bonds and coupons issued hereunder.
(a) Compensation expenses and indemnity

(b) The recitals and statements in this Indenture and those in the Bonds (except the certificate of authentication of the Trustee thereon) and coupons contained, all of which are made by the Company solely, shall not be considered as made by or as imposing any obligation or liability upon the Trustee. The Trustee makes no representation as to the value of the trust estate or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Indenture or of any indenture supplemental hereto or of the Bonds or coupons issued hereunder, or as to the validity of any securities of any kind pledged hereunder, and the Trustee shall incur no responsibility in respect of such matters.
(b) Not responsible for recitals of validity of Indenture of Bonds

Art. Sixteen Sec. 1

(c) subject as stated, not liable for action upon instruments believed to be genuine
(c) Subject to the provisions of Section 6 of this Article Sixteen, the Trustee shall incur no liability to any person in acting upon any notice, request, consent, certificate, appraisal, report, opinion, resolution, note, bond, document or paper believed by it to be genuine and to have been signed by the proper person.

(d) may advice with counsel
(d) The Trustee may advise with counsel (who may be of counsel to the Company) and, subject to the provisions of Section 6 of this Article Sixteen, the opinion such counsel shall be full and complete authorization and protection in respect to any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e) Respons ibility for selection or approval of experts
(e) Except as otherwise provided herein, the Trustee shall not be under any responsibility for the selection or approval of any expert under any of the provisions of this Indenture, except that nothing in this sub-paragraph (e) contained shall relieve the Trustee of its obligations under Section 6 of Article Sixteen, or of its obligation to exercise reasonable care with respect to the approval of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

(f) No covenant or represent ation as to rights of Bondholders or sufficiency of security
(f) The Trustee makes no covenant or representation respecting the rights of the holders of any of the Bonds or coupons or the title or interest of the Company in or to the mortgaged property or respecting the validity of any assignment under which any securities held hereunder were acquired by the Company or assigned to the Trustee, or respecting the sufficiency of the security afforded by the trust estate.

(g) Subject as stated, Trustee may acquire bonds or other securities of Company
(g) Subject to the provisions of Section 7 and Section 8 of this Article, the Trustee, in its individual capacity may acquire and hold bonds, coupons and other securities of the Company or of any obligor on the Bonds and may engage or be interested in any financial or other transaction with the Company or any such obligor, and any of its directors or officers may act as a member of any bondholders committee

Art. Sixteen Sec. 1

or of a committee for other securities of the Company, all with the same rights which they would have had if the Trustee were not Trustee hereunder.

(h) Subject to the provisions of Section 3 of Article Twenty-one, all moneys received by the Trustee, whether as Trustee or paying agent, shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law, and without any liability for interest save such as during that time it shall agree with the Company to pay thereon and as may be permitted by law, or, in the absence of any agreement in that regard, such as it shall customarily pay on deposit accounts of such character. So long as none of the completed defaults mentioned in Section 1 of Article Twelve hereof shall have happened and shall be continuing all interest allowed by the Trustee as aforesaid shall be paid from time to time to the Company or upon its order.
(h) Subject as stated, moneys received hereunder shall be held interest but need not be segregated

(i) Subject to the provisions of Section 6 of this Article Sixteen, whenever in this Indenture the existence of any fact, situation, matter or conclusion of any character, or the sufficiency or validity of any instrument, paper or proceeding, or of any proof or evidence of any fact shall be prescribed as a condition of, or in any manner with respect to, any action or proceeding on the part of the Trustee or shall be deemed necessary or desirable to be ascertained by the Trustee unless other evidence thereof is expressly required by this Indenture, there shall be delivered to the Trustee a certificate signed by the President or one of the Vice-Presidents, and by the Treasurer or one of the Assistant Treasurers, of the Company as evidence of any such fact, situation, matter or conclusion; and for the purposes of this Indenture the fact of the adoption of a resolution by the Board of Directors of the Company or by the Executive Committee of that Board or by its shareholders, shall be evidenced to the Trustee by the certificate of the Secretary or one of the Assistant Secretaries of the Company.
(i) Subject as stated, may rely upon certificate of specified officers

Art. Sixteen Sec. 1

(j) not liable upon covenants contained in leases lien hereof
(j) The mortgage of the leases and leasehold interests mentioned in the Granting Clauses of this Indenture or any subsequent mortgage, pledge or assignment hereunder of additional leases or leasehold interests shall not be effective to make the Trustee liable upon any of the covenants contained in said leases. The Trustee shall not have any responsibility for the performance or liability for the nonperformance of any lease which may be or become subject to the lien of this Indenture.

(k) not responsible for disposition of bonds authenticated or for application of funds paid to the Company hereunder
(k) The Trustee shall be under no responsibility or duty with respect to the disposition of the Bonds authenticated and delivered hereunder or the application of the proceeds thereof or the application of any moneys paid to the Company under any provisions of this Indenture.

Obligations of Company to Trustees secured hereunder
The obligations of the Company to the Trustee under the provisions of sub-paragraph (a) of this Section shall constitute additional indebtedness secured hereby. In order further to assure the Trustee that it will be compensated, reimbursed and indemnified as provided in said sub-paragraph (a) and that the prior lien provided for upon the trust estate to secure the payment of such compensation, reimbursement and indemnity will be enforced for the benefit of the Trustee, all parties to this Indenture agree, and each holder of any Bond by his acceptance thereof shall be deemed to have agreed, that in the event of

In certain events, Trustee a secured creditor in separate class ahead of Bondholders	(1) the adjudication of the Company as a bankrupt by any court of competent jurisdiction,

(2) the filing of any petition seeking the reorganization of the Company under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or of any State thereof,

(3) the appointment of one or more trustees or receivers of all or substantially all of the property of the Company,
(4) the filing of any bill to foreclose this Indenture,

Art. Sixteen Sec. 1

(5) the filing by the Company of a petition to take advantage of any insolvency act, or
(6) the institution of any other proceeding wherein it shall become necessary or desirable to file or present claims against the Company,

any trustee may file from time to time in any such proceeding or proceedings a proof of claim as a secured creditor for its reasonable compensation for all services rendered by it (including services rendered during the course of any such proceeding or proceedings) and for reimbursement of all expenses, liabilities and advances (including the reasonable compensation and expenses of its counsel and of all persons not regularly in its employ) made or incurred by it in good faith and without negligence in the execution of the trusts created by this Indenture and in the exercise and performance of any of the powers and duties of such trustee under this Indenture and for all amounts to which such trustee is entitled as indemnity as provided in said sub-paragraph (a). Each holder of any Bond shall be deemed to have agreed that to the extent that an allowance out of the estate in any such proceeding with respect to such reasonable compensation, expenses, liabilities, indemnity and advances may be denied to such trustee or to its counsel or other agents for any reason, the court may nevertheless allow such claim in any such proceeding, and for the purposes of any plan or reorganization, readjustment, arrangement or composition or other like plan, may classify such trustee as a secured creditor of a class separate and distinct from that of other creditors and of a class having priority over the class in which the holders of the Bonds are placed and that such trustee also for the purposes of such claim, in priority of the holders of the Bonds,

(a) shall be entitled to receive and collect such claim out of all distributions of securities, dividends or other disbursements which would otherwise be made to the holders of the Bonds in any such proceedings, and

Art. Sixteen Sec. 1

(b) shall have a lien upon all securities and other considerations to which the holders of the Bonds may become entitled pursuant to any such plan in any such proceeding, and the court may determine the method and conditions under which such distributions may be made and such lien enforced.
Sec. 2 Resignation of Trustee and notice thereof
Section 2.  Any trustee at the time acting under this Indenture may resign and may be discharged of the trusts created by this Indenture, by giving notice, specifying the date when such resignation shall take effect, to the Company in writing and to the Bondholders by publication at least twice a week for four successive calendar weeks in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan in the City and State of New York. Such resignation shall take effect on the day specified in such notice–which shall not be less than thirty days after the first publication of such notice–unless previously a successor trustee shall have been appointed as hereinafter provided, and, in that event, such resignation shall take effect immediately upon the appointment of such successor; provided, however, that, if such resignation shall be pursuant to the provisions of sub-paragraph (a) of Section 7 of this Article, such resignation shall not become effective until the appointment of a successor trustee having the qualifications prescribed in Section 5 and Section 7 of this Article and the acceptance of such appointment by such successor trustee.

Removal of Trustee
Any trustee at any time acting hereunder may be removed at any time by an instrument in writing filed with the Trustee and signed by the holders of a majority in principal amount of the Bonds then outstanding; and a copy of such instrument shall be delivered to the Company.

Any trustee which has resigned or been removed shall, nevertheless, retain the lien upon the trust estate to secure the amounts due to such trustee as compensation, reimbursement, expenses and indemnity and the rights in connection therewith afforded to it by the provisions of Section 1 of this Article.

Art. Sixteen Sec. 3

Section 3.  Any corporation into which the Trustee, or any of its successors in the trusts created hereunder, may be merged or which may be formed by any consolidation to which the Trustee, or any such successor or successors, shall be a party, provided that such corporation has the qualifications prescribed in Section 3 and Section 7 of this Article Sixteen, shall be a successor trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
Sec. 3 Merger or acquisition of Trustee

In case any of the Bonds shall have been authenticated, but not delivered, any such successor trustee hereunder may adopt the certificate of authentication of any predecessor trustee hereunder, and deliver the Bonds so authenticated; and, in case any of the Bonds shall not have been authenticated, any such successor trustee hereunder may authenticate such Bonds either in the name of any predecessor trustee or in the name of such successor trustee, and in all cases such authentication shall have the same force and effect which it is anywhere in the Bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate Bonds in the name of Irving Trust Company shall apply only to its successor, or successors, by merger or consolidation.
Successor Trustee may adapt certificate of authentication

Section 4.  In case at any time any trustee hereunder shall resign or shall be removed (unless such removal is pursuant to the provisions of sub-paragraph (c) of Section 7 of this Article, in which event the vacancy shall be filled as provided in said sub-paragraph), or shall become incapable of acting, or, in case a vacancy shall occur in the trusteeship under this Indenture for any other cause, or, in case any trustee hereunder shall be adjudged a bankrupt or insolvent, or, in case a receiver of any such trustee or of its property shall be appointed, or, in case any public officer shall take charge or control of any such trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor trustee may be appointed by the holders of a majority in principal amount of Bonds then outstanding, by an instrument or concurrent instruments in
Sec. 4 Appointment of successor trustee by Bondholders

Art. Sixteen Sec. 4

by Company or its receivers Notice of appointment Company appointee may be appointed by Bonholders appointee within one year after notice Appointment by court writing, signed in duplicate by such holders or by their attorneys in fact thereunto duly authorized, and filed, one original thereof with the Company and the other with the successor trustee, notification thereof being given to the predecessor trustee; but, until a successor trustee shall have been so appointed by the holders of Bonds as herein authorized, the Company by instrument executed by order of its Board of Directors, or in case all or substantially all the assets of the Company shall be in the possession of one or more receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Federal Bankruptcy Act), or of assignees for the benefit of creditors, such receivers, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor trustee. Upon the appointment as aforesaid of a successor trustee (or on the earlier date when the resignation of such predecessor trustee shall have become effective pursuant to the provisions of Section 3 of this Article) the predecessor trustee shall cease to be trustee hereunder. After any such appointment, other than by the holders of Bonds, the person making such appointment shall forthwith cause notice thereof to be published once a week in each of four successive calendar weeks in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan in the City and State of New York; but any successor trustee so appointed shall immediately and without further act be superseded by a successor trustee appointed by the holders of Bonds in the manner above prescribed, if such appointment by such Bondholders shall have been made prior to the expiration of one year from the date of the first publication of such notice by the Company, or by such receivers, trustees or assignees.

If any trustee shall resign because of a conflict of interest as provided in sub-paragraph (a) of Section 7 of this Article, and a successor trustee shall not have been appointed by the Company or by the holders of Bonds, if such appointment shall be required as aforesaid, or if any successor trustee so appointed shall not have accepted its appointment within thirty days after such

Art. Sixteen Sec. 4

appointment shall have been made, the resigning trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee. If in any other proper case a successor trustee shall not be appointed pursuant to the foregoing provisions of this Section within three months after such appointment might have been made hereunder, the holder of any Bond or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

Any successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts, duties and obligations of such predecessor trustee with like effect as if originally named as trustee herein; but nevertheless on the written request of the Company or of any such receivers, trustees or assignees or of such successor trustee, such predecessor trustee, upon payment of its charges and disbursements then unpaid, shall execute and deliver an instrument transferring to said successor trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, trusts, duties and obligations of such predecessor trustee, and shall duly assign, transfer and deliver to such successor trustee any other property and moneys held under this Indenture by such predecessor trustee.
Acceptance by successor trustee of appointment

Should any deed, conveyance or instrument in writing from the Company be required by any successor trustee for more fully and certainly vesting in and confirming to such successor trustee such estates, properties, rights, powers and trusts, then on written request of such successor trustee, any and all such deeds, conveyances and instruments in writing shall be made, executed, acknowledged and delivered by the Company.
Conveyances by Company, if required

Art. Sixteen Sec. 5

Sec. 5 Corporate Trustee requires qualifications
Section 5.  There shall at all times be at least one trustee under this Indenture which shall be a corporation in good standing, organized and doing business under the laws of the United States or of the State of New York which (1) is authorized under such laws to exercise corporate trust powers and has its principal office in the Borough of Manhattan in the City and State of New York, (2) is subject to supervision or examination by Federal or State authority, and (3) has a combined capital and surplus of not less than Five Million Dollars ($5,000,000). For the purposes of this Section, if such trustee publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, the combined capital and surplus of such trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of its condition so published. If such trustee shall at any time cease to have the qualifications prescribed in this Section, it shall promptly resign as trustee hereunder.

Appointment of co-trustee
At any time or times, in order to conform to any legal requirement, the Trustee and the Company shall have power to appoint, and shall unite in the execution and performance of all instruments and agreements necessary or proper to appoint, one or more persons or corporation, designated by the Board of Directors of the Company, either to act as co-trustee or as co-trustees of all or any of the property subject or being subjected to the lien of this Indenture jointly with the Trustee, or to act as separate trustee or trustees of any such property; and in any case with such powers and duties as may be specified in the instrument of appointment.

Trustee not required to perform acts illegal for Trustee to perform or beyond Trustee’s qualifications
No provision of this Indenture or of any supplemental indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by such Trustee in such jurisdiction. The rights, powers, duties and

Art. Sixteen Sec. 5

obligations conferred or imposed upon the Trustee by this Indenture shall be conferred and imposed upon and exercised or performed by the Trustee or jointly by the Trustee and any co-trustee or co-trustees appointed pursuant to this Indenture, as provided in the supplemental indenture appointing such co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustees.
No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Section 6.  If a completed default as defined in Section 1 of Article Twelve hereof shall have happened, then, so long as the same shall be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; and none of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,
Sec. 6 Standard of care required of trustee upon event of default that of a prudent man
(1) unless and until a completed default as defined in Section 1 of Article Twelve hereof shall have happened and be continuing,	Until default Trustee

(a) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, but its duties and obligations shall be determined solely by the express provisions of this Indenture, and
(a) have only duties specified and
(b) the Trustee, in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,	(b) May rely on opinions etc. conforming to requirements of indenture

Art. Sixteen Sec. 6

upon certificates or opinions conforming to the requirements of this Indenture furnished to it pursuant to the provisions of this Indenture, but the Trustee is required to examine all evidence which, by the provisions of this Indenture, is specifically required to be furnished to it, to determine whether or not such evidence conforms to the requirements of this Indenture;

Trustee not liable for error of judgment
(2) the Trustee shall not be liable to any holder of Bonds or coupons or to any other person for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; any additional trustee who is an individual shall not be liable to any holder of Bonds or coupons or to any other person for any error of judgment made by him in good faith unless it shall be proved that he was negligent in ascertaining the pertinent facts; and any additional trustee which is a corporation shall not be liable to any holder of Bonds or coupons or to any other person for any error of judgment made in good faith by a responsible officer or officers of such additional trustee unless it shall be proved that such additional trustee was negligent in ascertaining the pertinent facts; and

Trustee not liable for action directed by majority of Bondholders
(3) the Trustee shall not be liable to any holder of Bonds or coupons or to any other person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the holders of a majority in principal amount of the Bonds at the time outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

Trustee may require further evidence	The Trustee may require further evidence or make any further investigation as to the facts and matters stated in any instrument furnished to it pursuant to any of the provisions of this Indenture.
Within 90 days after a default, Trustee to give notice to Bondholders	The Trustee shall, within ninety days after the happening thereof, give to Bondholders notice of all defaults known to it and then continuing (the term “defaults” for the purposes of

Art. Sixteen Sec. 6

this paragraph being hereby defined to be the events specified in sub-paragraphs (a) to (g), inclusive, of Section 1 of Article Twelve of this Indenture or the events specified as completed defaults in any supplemental indenture not including any periods of grace provided for in said sub-paragraphs or in any such supplemental indenture); but, unless such event be the failure to pay, as and when due and payable, the principal of, or the interest, on, any of the Bonds or the failure to satisfy the provisions of this Indenture or of any supplemental indenture hereto with respect to any sinking fund or other analogous fund provided for under this Indenture or such supplemental indenture, the Trustee shall be protected in withholding such notice, if and so long as the board of directors, the executive committee or trust committee of directors, and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of Bondholders. Such notice shall be given to Bondholders in the manner and to the extant provided in sub-paragraph (c) of Section 1 of Article Nineteen hereof.
Conditions under which motion may be withheld

The terms “responsible officers” of the Trustee, as used in this Indenture, shall mean and include the chairman of the board of directors, the president, every vice-president, second vice-president and assistant vice-president, the secretary, every assistant secretary, the treasurer, every trust officer, every assistant trust officer and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred, because of his knowledge of, and familiarity with, a particular subject; and the term “responsible officer”, as used in this Indenture, shall mean and include any of said officers or persons.
The provisions of this Section shall apply to the Trustee and to any other trustee hereafter appointed pursuant to the provisions of this Indenture.
“Responsible officers” defined
Section 7. (a) If any trustee has or shall acquire any conflicting interest, as the term “conflicting interest” is defined in sub-paragraph (d) of this Section, such trustee shall, within	Sec. 7 Trustee must eliminate “conflicting interest” or resign within 90 days

Art. Sixteen Sec. 7

ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, the resignation to become effective upon the appointment of a successor trustee and the acceptance by such successor trustee of such appointment. If such trustee shall resign, the Company shall take prompt steps to have a successor trustee appointed in the manner provided in Section 4 of this Article Sixteen.

or give notice to Bondholders
(b) In the event that any trustee shall fail to comply with the provisions of sub-paragraph (a) of this Section, such trustee shall, within ten days after the expiration of such ninety-day period, transmit notice of such failure in that regard to the Bondholders in the manner and to the extent provided in sub-paragraph (c) of Section 1 of Article Nineteen hereof.

Bondholders may petition Court for Trustee’s removal
(c) Subject to the provisions of Section 9 of this Article Sixteen, any Bondholder who has been a bona fide holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such trustee, having such conflicting interest, and the appointment of a successor trustee, if such trustee shall fail, after written request therefor by such holder, to comply with the provisions of sub-paragraph (a) of this Section.

Conflicting interest exists:	(d) For the purposes of this Section, any trustee shall be deemed to have a conflicting interest, if
(1) If Trustee is trustee under another indenture of Company;
(1) such trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture; provided that there shall be excluded from the operation of this subdivision any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the Company shall have sustained the burden of proving, on application to the Securities

Art. Sixteen Sec. 7

and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify such trustee from acting as such under one of such indentures;

(2) such trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for the Company;	(2) If Trustee or officer thereof is obligor on Bonds or underwriter for Company;
(3) such trustee directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, the Company or an underwriter for the Company;	(3) If Trustee controls etc. Company or an underwriter for Company;

(4) such trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than such trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of each trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both such trustee and the Company, and (B), if and so long as the number of directors of such trustee in office is more than nine, one additional individual may be a director and/or an executive officer of such trustee and a director of the Company, and (C) such trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity, or, subject to the provisions of subdivision (1) of this sub-paragraph (d), to act as trustee, whether under an indenture or otherwise;
(4) If Trustee or official thereof is director, etc. of company or underwriter for company with certain exceptions;
(5) ten per centum (10% ) or more of the voting securities of such trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or	(5) If certain percentages of Trustee’s voting opportunities are controlled by Company, underwriter etc.:

Art. Sixteen Sec. 7

twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more such persons; or ten per centum (10%) or more of such voting securities is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) If Trustee holds certain percentages of securities of Company or underwriter for Company
(6) such trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as the term “default” is defined in Clause (B) of the second paragraph following subdivision (9) of this sub-paragraph (d), (A) five per centum (5%) or more of the voting securities, or ten per centum (10%) or more of any other class of security, of the Company, not including Bonds and not including securities issued under any other indenture under which such trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for the Company;

(7) If Trustee holds certain percentages of securities of person controlling, etc. the Company;
(7) such trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as the term “default” is defined in Clause (B) of the second paragraph following subdivision (9) of this sub-paragraph (d), five per centum (5%) or more of the voting securities of any person who, to the knowledge of such trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly, or is under direct or indirect common control with, the Company;

(8) If Trustee holds certain percentages of securities of person who owns 50% of voting securities of Company; or
(8) such trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as the term “default” is defined in Clause (B) of the second paragraph following subdivision (9) of this sub-paragraph (d), ten per centum (10%) or more of any class of security of any person who, to the knowledge of such trustee, owns fifty per centum (50%) or more of the voting securities of the Company; or

Art. Sixteen Sec. 7

(9) such trustee owns, on May 15 in any year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under subdivision (6), subdivision (7) or subdivision (8) of this sub-paragraph (d). As to any of such securities of which such trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15 in each year, each trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company shall fail to make payment in full of principal or interest under this Indenture, when and as the same becomes due and payable, and the failure shall continue for thirty days thereafter, each trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this subdivision (9), all such securities so held by such trustees, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by such trustee, for the purposes of subdivisions (6), (7) and (8) of this sub-paragraph (d).

The specifications of percentages in subdivision (5) to (9), inclusive, of this sub-paragraph (d) shall not be construed as indicating that the ownership of such percentages of the secu-
(9) If Trustee holds in beneficiary capacity certain percentages of certain securities

Art. Sixteen Sec. 7

Definitions: “security” “default” “owner”
rities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of subdivision (3) or subdivision (7) of this sub-paragraph (d).

For the purposes of subdivisions (6), (7). (8) and (9) of this sub-paragraph (d), (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) no trustee shall be deemed the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which it not in default as the term “default” is defined above in Clause (B) of this paragraph, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as a custodian, escrow agent or depositary, or in any similar representative capacity.

“underwriter”
For the purpose of this sub-paragraph (d) the term “underwriter” when used with reference to the Company means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has sold for the Company in connection with, the distribution of any security of the Company which is outstanding at the time the determination is made, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest was limited to a commission from in underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

The percentages of voting securities and other securities specified in this sub-paragraph (d) shall be calculated in accordance with the following provisions:

Art. Sixteen Sec. 7

(A) A specified percentage of the voting securities of a person means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of this affairs of such person.
“percentage of voting securities”
(B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.	“percentage of a class of securities”

(C) The term “amount”, when used in regard to securities, means the principal amount, if relating to evidences of indebtedness; the number of shares, if relating to capital shares; and the number of units, if relating to any other kind of security.
“amount”

(D) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
(1) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;
(2) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;
(3) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; or
(4) securities held in escrow, if placed in escrow by the issuer thereof;
provided, however, that any voting securities of an issuer shall be deemed outstanding, if any person other than the issuer is entitled to exercise the voting rights thereof.
“outstanding”

Art. Sixteen Sec. 7

“same class of securities”
(E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, (1) that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates of maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and (2) that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

“the Company”
The term “the Company” whenever used in this sub-paragraph (d), shall include every person which, at the time in question, is an obligor on the Bonds.
The provisions of this Section shall apply to the Trustee and to any other trustee hereafter appointed pursuant to the provisions of this Indenture.

Sec. 8 If Trustee be a creator within four months of default, it must set apart for indenture security holders:
Section 8.  (a) If any trustee, in his or its individual capacity, shall be, or shall become, a creditor, directly or indirectly, secured or unsecured, of the Company (other than in a relationship specified in sub-paragraph (f) of this Section), within four months prior to a default, as the term “default” is defined in sub-paragraph (e) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, such trustee shall set apart and hold in a special account for the benefit of such trustee individually, the holders of Bonds and the holders of any other indenture securities as the term “other indenture securities” is defined in said sub-paragraph (e):

(1) an amount equal to reduction of its claim during period: and	(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected altar the beginning

Art. Sixteen Sec. 8

of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subdivision (2) of this sub-paragraph (a), or from the exercise of any right of set-off which such trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by such trustee in respect of any claim as such creditor, either as security therefor or in satisfaction or composition thereof or otherwise, after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
Property received as security for or satisfication of claim during period
(b) Nothing contained in this Section shall affect the right of any trustee:	Trustee may:

(1) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by such trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law;
(1) retain payments on account of claim received from any person, proceeds from sale of claim to third party and distributions in respect of clams in insolvency proceeding;
(2) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;	(2) realized upon security for claim if held prior to period:

(3) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously
(3) realize upon security if claim created during period, or

Art. Sixteen Sec. 8

with the creation thereof, and if such trustee shall sustain the burden of proving that at the time such property was so received such trustee had no reasonable cause to believe that a default as the term “default” is defined in sub-paragraph (e) of this Section, would happen within four months; or

(4) receive payment against release of certain secirity
(4) to receive payment on any claim referred to in subdivision (2) or subdivision (3) of this sub-paragraph (b) against the release of any property held as security for such claim as provided in said subdivision (2) or said subdivision (3), as the case may be, to the extent of the fair value of such property.

For the purposes of subdivisions (2), (3) and (4) of this sub-paragraph (b), property substituted after the beginning of such four months’ period for property held as security at the time of the substitution thereof shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such subdivisions is created in renewal of, or in substitution for, or for the purpose of repaying or refunding, any pre-existing claim of such trustee as such creditor, such claim shall have the same status as such pre-existing claim.

Method of apportioning sums set apart for indenture security holder
(c) If such trustee shall be required to account, the funds and property held in a special account pursuant to the provisions of this Section and the proceeds thereof shall be apportioned among such trustee, the Bondholders and the holders of other indenture securities in such manner that such trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of such trustee anything on account of the receipt by it from the Company of the funds and property in such

Art. Sixteen Sec. 8

special account and before crediting to the respective claims of such trustee, the Bondholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this sub-paragraph (c) with respect to any claim, the term “dividends” shall include any distribution with respect to such claim in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim.

The court in which such bankruptcy, receivership, or proceeding for the reorganization shall be pending shall have jurisdiction (i) to apportion among such trustee, the Bondholders and the holders of other indenture securities, in accordance with the provisions of this sub-paragraph (c), the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such an apportionment thereof, in whole or in part, to give to the provisions of this sub-paragraph (c) due consideration in determining the fairness of the distributions to be made to such trustee, the Bondholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this sub-paragraph (c) as a mathematical formula.

(d) In case such trustee shall have resigned or been removed after the beginning of such four months’ period, such trustee shall be subject to the provisions of this Section as though its	Resignation or removal of Trustee not to relieve Trustee under Section

Art. Sixteen Sec. 8

resignation or removal had not occurred. If such trustee shall have resigned or been removed prior to the beginning of such four months’ period, he or it shall be subject to the provisions of this Section if and only if the receipt of property or reduction of claim which would have given rise to the obligation to account, if such trustee had continued as trustee hereunder, shall have occurred after the beginning of such four months’ period and within four months after his or its resignation or removal.

Clarification of “default” “other indenture securities”
(e) As used in this Section, the term “default” means any failure to make payment in full of the principal of, or the interest on, the Bonds or on any other indenture securities, when and as such principal or interest becomes due and payable; and the term “other indenture securities” means securities upon which the Company is an obligor (as the term “obligor” is defined in the Trust Indenture Act of 1939) outstanding under any other indenture qualified under the Trust Indenture Act of 1939 under which such trustee is also trustee and under which a default exists at the time of the apportionment of the funds and property held in said special account.

Certain creditor relationships exempt from foregoing provisions
(f) None of the foregoing provisions of this Section shall be applicable in respect of a creditor relationship arising from:
(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by such trustee;
(2) advances authorised by a receivership or bankruptcy court of competent jurisdiction, or by the terms and provisions of this Indenture, for the purpose of preserving the property subject to the lien of this Indenture or of any indenture supplemental hereto or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of each such advance and of the circumstances surrounding the making thereof shall be given to Bondholders at the time and in the manner and to the extent provided in sub-paragraph (a), (b) and (c) of Section 1 of Article Nineteen hereof;

Art. Sixteen Sec. 8

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this sub-paragraph (f);
(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or
(6) the acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as the term “self-liquidating paper” is defined in this sub-paragraph (f).

The term “security” or “securities” as used in this sub-paragraph (f) shall have the same meaning as the definition, singular and plural, respectively, of the term “security” as that term is defined in the Securities Act of 1933, as amended prior to August 3, 1939.
Definitions of “securities”

The term “cash transaction” as used in subdivision (4) of this sub-paragraph (f) means any transaction in which full payment for goods or securities sold is made within seven days after the delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.
“cash transaction”

The term “self-liquidating paper” as used in subdivision (6) of this sub-paragraph (f) means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents
“self-liquidating paper”

Art. Sixteen Sec. 8

evidencing title to, possession of or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided that the security is received by such trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

“the Company”
The term “the Company”, whenever used in this Section, shall include every person which, at the time in question, is an obligor on the Bonds.
The provisions of this Section shall apply to the Trustee and to any other trustee hereafter appointed pursuant to the provisions of this Indenture.

Sec. 9 Court in section hereunder, subject as stated, may require undertaking to pay and may assess costs of such suit
Section 9.  All parties to this Indenture, and the holders of the Bonds, agree that the court may, in its discretion, require, in any suit, action or proceeding for the enforcement of any right or remedy under this Indenture, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of each suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this paragraph shall not apply to any suit, action or proceeding instituted by the Trustee, to any suit, action or proceeding instituted by any one or more holders of Bonds holding in the aggregate more than ten per centum (10%) in principal amount of the Bonds at the time outstanding, or to any suit, action or proceeding instituted by any holder of Bonds for the enforcement of the payment of the principal of, or the interest on, any of the Bonds, on or after the respective due dates expressed in such Bonds or in the coupons for such interest.

Art. Seventeen Sec. 1

ARTICLE SEVENTEEN.	Art. Seventeen
Discharge of Mortgage.

Section 1.  The Trustee (and any trustee or trustees appointed pursuant to Sections 4 and 5 of Article Sixteen) may, and upon request of the Company shall, cancel, satisfy and discharge the lien of these presents and shall execute and deliver to the Company such deeds and instruments as shall be requisite to satisfy of record the lien hereof, and reconvey and transfer to the Company the mortgaged and pledged property, whenever all indebtedness secured hereby shall have been paid, including all proper charges of the Trustee hereunder. For this purpose Bonds for the purchase, payment or redemption of which money shall have been set apart by or paid to the Trustee and matured Bonds or interest obligations for the payment of which moneys shall have been deposited with the Trustee shall be deemed to be paid.
Sec. 1 Trustee to discharge liens of Indenture whenever all indebtedness secured shall have been paid

Section 2.  On the deposit with the Trustee of the amount necessary to redeem all of the Bonds outstanding hereunder, including accrued interest on the principal thereof to the redemption date, and on delivery to the Trustee of (1) proof satisfactory to the Trustee that notice of redemption thereof has been given as aforesaid, or (2) a written instrument executed by the Company under its corporate seal and expressed to be irrevocable, in form satisfactory to the Trustee, authorizing the Trustee to give notice of redemption for and on behalf of the Company and on payment to the Trustee of all costs, charges and expenses in relation thereto and under this Indenture, the Trustee shall, by proper instrument, release, convey and deliver the mortgaged and pledged property free from the lien of this Indenture and take all necessary steps to cause this Indenture to be canceled, satisfied and discharged of record.  The Trustee shall apply the moneys so deposited with it to the payment of the Bonds so called for redemption but shall in no event be liable beyond the amount so deposited with it. In connection
Sec. 2 On deposit of amount to redeem all Bonds and evidence of notice of redemption Trustee to reconvey mortgaged proerty and discharge lien of Indenture

Art. Seventeen Sec. 2

with any action taken by the Trustee pursuant to this Section, the Trustee shall be furnished with a Treasurer’s certificate and an opinion of counsel, both as defined in Section 3 of Article One.
ARTICLE EIGHTEEN.
Supplemental Indentures.
Sec. 1 Supplemental Indenture may
Section 1.  The Company and the Trustee may, from time to time and at any time, enter into such indentures supplemental hereto as shall be deemed by them necessary or desirable, for one or more of the following purposes:

(a) correct or amplify description of property mortgaged
(a) To correct or amplify the description of any property hereby mortgaged or intended so to be, or to mortgage or pledge hereunder additional property, for the equal and proportionate benefit and security of the holders of all Bonds at any time issued hereunder;

(b) add limitations on authorized issuers etc. of Bonds or add covenants
(b) To add other limitations, to be thereafter observed, to the limitations on the authorized issue and purposes of issue of Bonds, or to add to the covenants and agreements of the Company for the protection of the holders of Bonds and of the mortgaged property;

(c) add provisions concerning subsidiary Companies	(c) To add appropriate provisions, not inconsistent herewith concerning subsidiary companies and the issue of Bonds hereunder for property additions of subsidiary companies;
(d) establish terms of any series of Bonds	(d) To establish the terms and provisions of any series of Bonds other than Series Due 1960;
(e) evidence succession of another corporation
(e) To evidence the succession of another corporation to the Company, or successive corporations, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company upon the bonds and under this Indenture;

(f) add provisions upon conveyance of gas property	(f) To add appropriate provisions not inconsistent herewith upon any conveyance or transfer of any of the heating, gas or water properties of the Company substantially as an entirety;

Art. Eighteen Sec. 1

(g) To add appropriate provisions not inconsistent herewith in the event there shall be pledged hereunder any stocks, bonds or other securities of any corporation or association other than the Company;
(g) add provisions in event of pledged stocks etc.

(h) For any other purpose not inconsistent with the terms of this Indenture, or for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provisions, contained herein or in any supplemental indenture.
(h) cure, correct or supplement provisions

Subject to the provisions of Section 6 of Article Sixteen, the Trustee shall be fairly protected in relying upon the request of the Company as proof of the necessity or desirability of any supplemental indenture provided for in this Section 1 and upon a Treasurer’s certificate and in opinion of counsel, both as defined in Section 3 of Article One, that such supplemental indenture complies with the provisions of this Section 1.
Any supplemental indenture entered into pursuant to any authorization contained in this Indenture shall conform to the provisions of the Trust Indenture Act of 1939 as then in effect.
Trustee may rely upon Company’s request as proof of necessity of supplemental indenture

Section 2.  Subject to the terms and provisions contained in this Section, and not otherwise, the Company and the Trustee may execute such indenture or indentures supplemental hereto as shall be by the Company deemed necessary or desirable for the purpose of modifying or amending in any particular not provided for under Section 1 of this Article Eighteen any of the terms or provisions contained in this Indenture or in any supplemental indenture or in any Bond, with the consent of holders of seventy-five per centum (75% ) in aggregate principal amount of the Bonds at the time outstanding; provided, that nothing herein contained shall permit, or be construed as permitting, the extension of the maturity of any Bond issued hereunder, or the reduction in the rate of interest thereon, or any other modification in the terms of payment of principal or interest, without the express consent of the holder of such Bond, nor as permitting the creation by the Company, after the date hereof, of any mort-
Sec. 2 Trustee may enter into supplemental indenture modifying indenture in manner not provided for in Sec. 1 with consent of 75% of Bondholders

Art. Eighteen Sec. 2

gage or pledge or lien in the nature thereof, ranking prior to or equal with the lien of this Indenture on any of the mortgaged property; and provided further that in case more than one series of Bonds shall be outstanding under this Indenture, and any such proposed supplemental indenture shall affect the rights of holders of the Bonds of one or more series and shall not affect the rights of holders of the Bonds of one or more of the other series, then only holders of Bonds of the series to be affected shall have authority or be required to consent to or approve such supplemental indenture. Any waiver of a completed default, as defined in Section 1 of Article Twelve, shall be deemed to affect the Bonds of an series, and, subject to the foregoing, any modification of the provisions of any sinking fund established in respect of a particular series shall be deemed to affect only the Bonds of that series. The determination of the Trustee as to what series of Bonds the rights of the holders of which are effected thereby shall be conclusive; and subject to the provisions of Section 6 of Article Sixteen, the Trustee in making such determination shall be protected in reliance upon an opinion of counsel as defined in Section 3 of Article One.

Notice of proposed supplemental indenture
If at any time the Company shall request the Trustee to enter into any supplemental indenture pursuant to the provisions of this Section, the Trustee, shall, at the expense of the Company, cause notice of the proposed execution of such supplemental indenture to be published in two daily newspapers of general circulation in the Borough of Manhattan, City and State of New York, and in one such newspaper in the City of Dayton, Ohio, and also in one newspaper of general circulation in each additional place where any series of Bonds entitled to approve or consent thereto may be payable as to principal or interest, once a week on any day of the week for four successive weeks; and, on or before the date of the first publication thereof, the Company shall also cause similar notice to be mailed to the registered owners of any Bonds entitled to approve or consent thereto at their address appearing on the bond registry books. Such notice shall briefly set forth the nature of the proposed

Art. Eighteen Sec. 2

supplemental indenture, and shall state that a copy thereof is on file at the principal trust office of the Trustee in the Borough of Manhattan, City and State of New York, for inspection by all holders of Bonds.

Whenever, at any time within twelve months after the date of the first publication of said notice, the Company shall deliver to the Trustee an instrument or instruments executed by holders of at least seventy-five per centum (75%) in aggregate. principal amount of the Bonds affected, then outstanding, consenting to the substance of the proposed modification or amendment, thereupon the Trustee shall execute such supplemental indenture in substantially the form of the copy thereof on file with the Trustee, and no holder of any Band shall have any right or interest to object to the execution of said supplemental indenture complying with the provisions of this Section 2 or to object to any of the terms or provisions therein contained.
Upon the execution of any supplemental indenture, pursuant to the provisions of this Section, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and all holders of outstanding Bonds shall thereafter be determined, exercised and enforced hereunder subject, in all respects, to such modifications and amendments.

Section 3.  The Trustee is hereby authorized to join with the Company or any successor corporation in the execution of any supplemental indenture pursuant to the terms of this Article, to make the further agreements and stipulations that may be therein contained, and to accept the conveyance, transfer and assignment of property thereunder. Subject to the provisions of Section 6 of Article Sixteen, the Trustee shall be under no responsibility or liability to the Company or to any holder of any Bond or to anyone whatever for any acts or things which it may do or decline to do in good faith, subject to the provisions of this Article, in the exercise of its discretion.
Sec. 3 Trustee authorized to execute Supplemental Indenture pursuant to this Art.

Art. Eighteen Sec. 4

Sec. 4 Supplemental Indenture shall form part of indenture
Section 4.  Any supplemental indenture executed in accordance with any of the provisions of this Article shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provisions authorized to be contained therein shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the Bonds of any series issued thereafter, if deemed by the Trustee necessary or advisable.

ARTICLE NINETEEN.
Art. Nineteen	Reports by the Company and the Trustee; and Bondholders’ Liens
Sec. 1 Trustee’s annual reports to Bondholders re
Section 1.  (a) The Trustee shall transmit to the Bondholders, as hereinafter provided, on or before July 1, 1946, and on or before the first day of July in each year thereafter, a brief report as of the last preceding 15th day of May with respect to

(1) Its eligibility under Secs. 6 & 7 of Art. Thirteen
(1) its eligibility end qualifications under Sections 5 and 7 of Article Sixteen hereof to serve as trustee hereunder, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to that effect;

(2) eligibility of other trustees
(2) the eligibility and qualifications under said Section 7 of each other trustee hereunder, if any, to serve as trustee hereunder, or in lieu thereof, if the reports furnished to the Trustee by such other trustees, if any, as hereinafter in Section 4 of this Article provided, shall state that, to the best of the knowledge and belief of such other trustees, respectively, such other trustees have continued to be eligible and qualified under said Section 7, a written statement to that effect;

Art. Nineteen Sec. 1

(3) the character and amount of any advances (and if the Trustee elects so to state, or any other trustee making such advances requests the Trustee so to state, the circumstances surrounding the making thereof) made by the Trustee as such or by any such other trustee as such, which remain unpaid on the date of such report and for the reimbursement of which such Trustee or such other trustee, as the case may be, claims or may claim a lien or charge, prior to that of the Bonds, on the trust estate or on any property or funds held or collected by the Trustee or such other trustee, if such advances so remaining unpaid aggregate more than one-half of one per cent. (½ of 1%) of the principal amount of the Bonds outstanding on the date as of which such report is made;
(3) certain advances by Trustee which it claims as a lien prior to Bonds

(4) the amount, interest rate and maturity date of all other indebtedness owing to the Trustee or to any such other trustee in his or its individual capacity, on the date as of which such report is made, by the Company or any other obligor on the Bonds, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in subdivisions (2), (3), (4) or (6) of sub-paragraph (f) of Section 8 of Article Sixteen hereof;
(4) details of indebtedness owing to Trustee
(5) the property and funds physically is the possession of the Trustee as trustee or in the possession of any such other trustee as such on the date as of which such report is made;	(5) property and funds in possession of Trustee as such

(6) any release, or release and substitution, of property subject to the lien of this Indenture or of any indenture supplemental hereto (and the consideration therefor, if any) after the date of the issuance of the Bonds of Series Due 1975, which have not previously been reported; provided, however, that to the extent that the aggregate value of all or any of the property the release of which is so reported as shown by the certificates or opinions filed pursuant to the provisions of Article Eleven hereof or to corresponding pro-
(6) release of property subject to lien of Indenture

Art. Nineteen Sec. 1

visions of indentures supplemental hereto, does not exceed one per centum (1%) of the principal amount of the Bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by such certificates or opinions, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by such certificates or opinions;

(7) additional issuance of bonds	(7) any additional issue of bonds after the date of the issuance of the Bonds of Series Due 1975, which has not previously been reported; and
(8) Certain actions taken by Trustee which materially affects Bonds or trust estates
(8) any action taken after the date of the issuance of the Bonds of Series Due 1975, by the Trustee or by any such other trustee in the performance of the duties of the Trustee or such other trustee under this Indenture or under any indenture supplemental hereto, as the case may be, which the Trustee has not previously reported and which in the opinion of the trustee which shall have taken such action materially affects the Bonds or the trust estate, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with the provisions of the next to the last paragraph of Section 6 of Article Sixteen hereof.

Additional reports to Bondholders	(b) The Trustee shall transmit to the Bondholders brief reports as follows:
(1) if property of value of 10% of Bonds outstanding is released
(1) If any property subject to the lien of this Indenture or of any indenture supplemental hereto shall be released from such lien, or if any such property shall be released from any such lien and other property shall be subjected to such lien in substitution for property released therefrom the Trustee shall, within ninety (90) days after such release or such release and substitution, transmit to the Bondholders, as provided in sub-paragraph (c) of this Section, a brief report with respect to the release or the release and substitution (and the consideration therefor, if any), unless the fair value

Art. Nineteen Sec. 1

of such property, as set forth in the certificates or opinions furnished to the Trustee pursuant to the provisions of Article Eleven hereof or furnished to any other trustee pursuant to corresponding provisions of an indenture supplemental hereto under which such other trustee shall be trustee, is less than ten per centum (10%) of the principal amount of the Bonds outstanding at the time of such release or of such release and substitution; and

(2) if (i) since, the data of the last report transmitted pursuant to the provisions of sub-paragraph (a) of this Section (or, if no such report has yet been transmitted, since October 1, 1945), the Trustee or any other trustee shall have made any advances for the reimbursement of which the Trustee or such other trustee claims or may claim a lien or charge, prior to the lien of the Bonds, on the trust estate or on property or funds held or collected by the Trustee or by such other trustee, as such trustee, (ii) the Trustee has not previously reported such advances pursuant to this subdivision (2), and (iii) such advances remaining unpaid shall at any time aggregate more than ten per centum (10%) of the principal amount of the Bonds then outstanding, the Trustee shall, within ninety (90) days after such time, transmit to the holders of Bonds, as provided in sub-paragraph (c) of this Section, a brief report with respect to the character and amount of such advances, and, if the Trustee elects so to state, or the trustee making such advances requests the Trustee so to state, the circumstances surrounding the making thereof.
(2) If since last repeat advances by Trustee total 10% of Bonds outstanding
(c) Each report pursuant to the provisions of this Section shall be transmitted by mail	Each reporting to be submitted by mail to:
(1) to all registered Bondholders, as the names and addresses of such holders appear upon the registration books of the Company;	(1) registered Bondholders
(2) to such Bondholders as have, within the two years immediately preceding the transmission of such report, filed	(2) Bondholders filed names for that purpose

Art. Nineteen Sec. 1

their names and addresses with the Trustee for that purpose; and
(3) in certain cases, to all Bondholders known to Trustee
(3) except in the case of reports pursuant to sub-paragraph (b) of this Section, to all Bondholders whose names and addresses have been furnished to, or received by, and preserved by, the Trustee pursuant to the provisions of subparagraphs (a) and (b) of Section 3 of this Article.

Copies of reports to be filed with stock exchanges or SEC
(d) The Trustee shall, at the time of the transmission to holders of Bonds of any report pursuant to the provisions of this Section, file a copy of such report with each stock exchange upon which the Bonds are listed and also with the Securities and Exchange Commission.

Trustee to be reimbursed for expenses	(e) The Company shall reimburse the Trustee for all expenses incurred in the transmission of any reports pursuant to the provisions of this Section.
Trustee may qualify report as to infromation furished by co-trustee
(f) The Trustee may state in any report made pursuant to the provisions of this Section, if such be the fact, that any or all information therein contained in respect of any other trustee is based on reports made to the Trustee by such other trustee pursuant to the provisions of this Article, and shall incur no liability for any statement made in good faith on the basis of any such report. If any such other trustee shall fail to furnish to the Trustee, pursuant to the provisions of Section 4 of this Article, within a reasonable time before the Trustee is required to make any report under this Section, the information required to be included in such report in respect of such other trustee, the Trustee shall be under no liability for failure to include such information in such report, but shall state in such report (if it knows that such information was required to be furnished) that such other trustee failed to furnish such information.

Sec. 2 Company to file with Trustee copies of certain reports of SEC	Section 2. (a) The Company shall file with the Trustee, within fifteen (15) days after the Company shall be required so to file the same with the Securities and Exchange Commission,

Art. Nineteen Sec. 2

copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Securities and Exchange Commission pursuant to the provisions of Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe); or, if the Company is not required to file information, documents or reports pursuant to the provisions of either of said Sections, than the Company shall file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to the provisions of Section 13 of the Securities Exchange Act of 1934, in respect of a security listed and registered on a national securities exchange, as may be prescribed in such rules and regulations.

(b) The Company shall file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed by the Securities and Exchange Commission, such additional information, documents and reports with respect, to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations.
Company to file with Trustee and SEC additional information etc. if required by SEC

(c) The Company shall transmit to the Bondholders, within thirty (30) days after the filing thereof with the Trustee unless some other time shall be fixed by the Securities and Exchange Commission) and in the manner and to the extent provided in sub-paragraph (a) of Section 1 of this Article, such summaries of any information, documents and reports required to be filed by the Company with the Trustee pursuant to the provisions of sub-paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed by the Securities slid Exchange Commission.
Company to send certain summaries to Bondholders if required by SEC
(d) The Company shall furnish to the Trustee (1), with or as a part of each annual report and each other document or	Certificates in accordance with Sec. 3 of Art. One

Art. Nineteen Sec. 2

report filed with the Trustee pursuant to sub-paragraph (a) or (b) of this Section, a Treasurer’s certificate, as defined in Section 3 of Article One, in accordance with the provisions of Section 1 of Article Twenty hereof, stating that such annual report or other document or report complies with the requirements of such sub-paragraph (a) or (b), and (2), upon filing each summary of information, documents or reports, with the Trustee pursuant to sub-paragraph (c) of this Section, a Treasurer’s certificate, as defined in Section 3 of Article One, in accordance with the provisions of Section 1 of Article Twenty hereof, stating that such summary complies with the requirements of such sub-paragraph (c).

Sec. 3 Company to furnish Trustee with Bondholders’ Note
Section 3.  (a) The Company shall furnish or cause to be furnished to the Trustee, semi-annually, not less than forty-five (45) days nor more than sixty (60) days after April 1 and October 1 in each year, beginning with the year 1946, and at such other times as the Trustee may request in writing, in such form as the Trustee may reasonably require, all the information in the possession or control of the Company and each paying agent, as of a date not more than fifteen (15) days prior to the date of furnishing or causing such information to be furnished, as to the names and addresses of Bondholders, which the Company or such paying agent shall have obtained since the date as of which the next previous information as to the names and addresses of Bondholders, if any, was furnished.

Trustee to keep Bondholders’ Notes in current form
(b) The Trustee shall preserve, in as current form as is reasonably practicable, all information as to the names and addresses of Bondholders so furnished to it or received by it in the capacity of paying agent or filed with it by Bondholders for the purpose of receiving reports pursuant to subdivision (2) of sub-paragraph (c) of Section 1 of this Article. The Trustee may (1) destroy any information furnished to it as provided in sub-paragraph (a) of this Section upon receipt of new similar information so furnished to it; (2) destroy any information received by it as paying agent in connection with an interest pay-

Art. Nineteen Sec. 3

ment, but not until forty-five (45) days after a subsequent interest payment shall have been made; and (3) destroy all information received by it from Bondholders pursuant to the provisions of subdivision (2) of sub-paragraph (c) of Section 1 of this Article, but not until two years after such information shall have been filed with it.

(c) Within five business days after receipt by the Trustee of a written application by any three or more Bondholders stating that such Bondholders (hereinafter in this sub-paragraph (c) called the applicants) desire to communicate with other Bondholders with respect to their rights under this Indenture or under the Bonds and accompanied by a copy of the form of proxy or other communication which the applicants propose to transmit and by reasonable proof that each of the applicants has owned a Bond for a period of at least six months preceding the date of such application, the Trustee will, at its election, either
(1) afford to the applicants access to all information furnished to, or received by, and preserved by, the Trustee pursuant to the provisions of this Section, or
(2) inform the applicants as to the approximate number of Bondholders according to the most recent information so furnished to, or received by, and preserved by, the Trustee, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.
Trustee to furnish Bondholders’ list to Bondholders as proper application or

If the Trustee shall elect not to afford to the applicants access to such information, the Trustee shall, upon the written request of the applicants, mail to all Bondholders whose names and addresses are contained in the information so furnished to, or received by, and preserved by, the Trustee copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision to mail communications specified in Bondholders' application on payment of expenses, unless Trustee objects to SEC as provided

Art. Nineteen Sec. 3

for the payment, of the reasonable expenses of such mailing, unless, within five days after such tender, the Trustee shall mail to the applicants, and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Bondholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Securities and Exchange Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of the objections specified in the written statement so filed, or if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained had been met, and shall enter as order so declaring, the Trustee shall mail copies of such material so ordered to be mailed to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to the applicants respecting their application.

Company and Trustee not responsible for disclosure as made
(d) Each and every holder of the Bonds and coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Bondholders in accordance with the provisions of sub-paragraph (c) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of the mailing of any materiel pursuant to any request made under sub-paragraph (c) of this Section.

Sec. 4 Reports of -Co-trustee
Section 4. Each other trustee hereunder, if any, shall report to the Trustee in writing, not less than thirty (30) days before the Trustee is required to make any report pursuant to the provisions of sub-paragraph (a) of Section 1 of this Article, all

Art. Nineteen Sec. 4

information concerning such other trustee which the Trustee is required to report to Bondholders pursuant to subdivisions (2), (3), (4), (5), (6) and (8) of said sub-paragraph (a).

In case of any release of property or any advance by any other trustee which the Trustee would be required to report pursuant to the provisions of sub-paragraph (b) of said Section 1, such other trustee shall, within sixty (60) days after such release or such advance shall have been made, furnish to the Trustee, in writing, all information necessary to enable the Trustee to make the required report regarding such release or such advance.

ARTICLE TWENTY.	Art. Twenty
Additional Provisions as to Evidence of Compliance with Indenture Provisions and Certificates as to Fair Value.

Section 1.  As evidence of compliance with the conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of Bonds, to the release or the release and substitution of property subject to the lien of this Indenture or to the lien of any indenture supplemental hereto, or to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee or by any other trustee hereunder at the request or upon the application of the Company, the Company will furnish to the Trustee, in addition to or as a part of the certificates or opinions required in such cases by the applicable provisions of this Indenture, in each such case the following:
Sec. 1 As evidence of compliance with conditions precedant provided Company to furnish Trustee in certain instances:
(a) A Treasurer’s certificate, as defined in Section 3 of Article One, stating that such conditions precedent have been complied with; and	(a) Treasurer’s certificate
(b) An opinion of counsel, as defined in Section 3 of Article One, stating that in his opinion such conditions precedent have been complied with.	(b) Opinion of counsel

Art. Twenty Sec. 1
—each containing certain statements
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (whether required by the provisions of this Section or by any other provisions of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such condition or covenant; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based; (3) a statement that in the opinion of such person he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (4) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

Sec. 2 Company to furnish Trustee with certificate as to fair value of securities subjected to lien in certain cases
Section 2. In each case in which the deposit with the Trustee of securities (other than Bonds issued under this Indenture and securities secured by a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture or any indenture supplemental hereto) is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture or to the lien of any indenture supplemental hereto, the Company shall furnish to the Trustee, in addition to or as a part of any certificate or opinion required by this Indenture or by any indenture supplemental hereto, a certificate or opinion of an engineer, appraiser or other expert, as to the fair value of such securities to the Company.

Certificate to be that of independent expert in certain cases
If the fair value to the Company of such securities and all other securities which shall have been made the basis of any such authentication and delivery, withdrawal or release since the commencement of the then current calendar year, as set forth in the certificates or opinions furnished pursuant to the provisions of this Section, is ten per centum (10%) or more of the aggregate principle amount of Bonds at the time

Art. Twenty Sec. 2

outstanding, such certificate or opinion shall be made by an independent engineer, appraiser or other expert and, in the case of the authentication and delivery of Bonds, shall cover the fair value to the Company of all other such securities which shall have been so deposited since the commencement of the current calendar years as to which a certificate or opinion of an independent engineer, appraiser or other expert shall not previously have been furnished; provided, however, that such a certificate of an independent engineer, appraiser or other expert shall not be required with respect to any security so deposited, if the fair value thereof to the Company, as set forth in the certificate or opinion furnished pursuant to the provisions of this Section, is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of the Bonds at the time outstanding.

ARTICLE TWENTY-ONE.	Art. Twenty-one
Miscellaneous

Section 1.  Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto and the holders of the Bonds outstanding hereunder, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and all the covenants, stipulations, promises and agreements in this indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding hereunder.
Sec 1. Indenture confers rights etc. only to parties hereto and holders of Bonds outstanding hereunder

Section 2.  Any cash held by the Trustee under any of the provisions of this Indenture shall, as the request of the Company evidenced by a resolution, as defined in Section 2 of Article One, be invested or reinvested by the Trustee in any bonds or other obligations of the United States of America designated by the Company or in any obligations, which are lawful invest-
Sec. 2. Cash held by Trustee to be invested at request of Company in bonds of United States of America

Art. Twenty-one Sec. 2

ments for Savings Banks under the laws of the State of New York, designated by the Company and not disapproved by the Trustee, and, except during the continuance of a completed default, any interest on such bonds, obligations and securities which may be received by the Trustee shall be forthwith paid to the Company. Such bonds, obligations and securities shall be held by the Trustee as a part of the mortgaged and pledged property and subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company, except during the continuance of a completed default, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds, obligations and securities so sold. Upon any such sale of any such bonds, obligations and securities the Company immediately upon request of the Trustee shall pay to the Trustee in cash the amount, if any, by which the net proceeds of sale thereof shall be less than the cost thereof, and the Trustee upon the question of the Company, except during the continuance of a completed default shall pay to the Company the amount, if any, by which the net proceeds of sale thereof shall exceed the cost thereof.

Sec. 3 Disposition of moneys deposited with Trustee for payment of principal on Bonds or interest on coupons not presented
Section 3.  In the event that any Bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof, or in the event that any coupon shall not be presented for payment at the due date thereof, the Company, having deposited with the Trustee, in trust for the purpose, or left with it if previously so deposited, funds sufficient to pay the principal of such Bond (and premium, if any), together with all interest due thereon to the date of the maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, for the use and benefit of the holder thereof―then and in every such case, interest on said Bond or on said overdue coupon, and all liability of the Company to the holder of “said” Bond for the payment of the principal thereof and interest thereon (and premium, if any), or to the holder of said overdue coupon for the payment thereof and interest thereon, as the case may be, shall forthwith cease,

Art. Twenty-one Sec. 3

determine and be completely discharged; and thereupon it shall be the duty of the Trustee to hold the funds, so deposited, for the benefit of the holder of such bond or overdue coupon, as the case may be, who shall thereafter be restricted exclusively to said funds for any claim of whatsoever nature on the part of such holder under this Indenture or on said Bond or any coupon appertaining thereto, or on said overdue coupon. No holder of any Bond or coupon shall be entitled to interest on such deposit.

In case the holder of any such Bond or coupon shall not, within ten years after such deposit, claim the amount deposited, as above stated, for the payment thereof, the Trustee shall, upon demand of the Company, publish notice once in each week for two successive calendar weeks in a newspaper of general circulation published in the Borough of Manhattan, City of New York, that the Company has requested the payment to it of such deposit and shall after such publication, pay over to the Company such amount so deposited, if the Company is not at the time in default hereunder; and the Trustee shall thereupon be relieved from all responsibility to the holder thereof.

Section 4.  Whenever in this Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
Sec. 4 Parties named herein deemed to include successors or assigns

Section 5.  If any provision of this Indenture limits, qualifies or conflicts with any other provision included herein that is required to be included in this Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provisions shall control.

Whenever in this Indenture reference is made to the Trust Indenture Act of 1939, reference is made to such Act as approved August 8, 1939, unless otherwise indicated by the context.

Unless otherwise defined in this Indenture or in an indenture supplemental hereto, all terms as used herein and/or therein, as
Sec. 5 Interpretation guided by Secs. 310-317 of the Trust Indenture Act of 1939

Art. Twenty-one Sec. 5
the case may be, shall have the respective meanings assigned to then in the Trust Indenture Act of 1939.*

________________
*Sections 59 and 60 of Article Two of the Third Supplemental Indenture provides as follows:

Section 59. To the extent that the foregoing modifications and amendments of the above-mentioned Sections and Articles of the First Mortgage as amended constitute modifications or amendments of other Sections or Articles of the First Mortgage as amended, such other Sections and Articles of the First Mortgage as amended are hereby modified and amended accordingly.

Section 60. The Second Supplemental Indenture to the First Mortgage is hereby amended by deleting therefrom Articles Four, Five and Six and Section 1 of Article Eight thereof.

Section 9 of Article Two of the Fourth Supplemental Indenture; Section 9 of Article Two of the Fifth Supplemental Indenture; Section 10 of Article Two of the Sixth Supplemental Indenture; Section 9 of Article Two of the Seventh Supplemental Indenture; Section 9 of Article Two of the Tenth Supplemental Indenture; Section 9 of Article Two of the Eleventh Supplemental Indenture; Section 10 of Article Two of the Twelfth Supplemental Indenture; and Section 8 of Article Two of the Thirteenth, Fourteen and Fifteenth Supplemental Indentures, are identical with Section 59 of Article Two of the Third Supplemental Indenture.

Section 7 of Article Three of the Eleventh Supplemental Indenture provides as follows:

Section 7. Any supplemental indenture may contain such other provisions as may be necessary or appropriate to carry into effect the purpose of the amendments provided for by this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 1997 shall be required to effect, and of the amendments provided for in, or permitted by, this Article Three.
Section 4 of Article Five of the Fifteenth Supplemental Indenture provides as follows:

Section 4.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Five or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage, to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specific obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 2001 shall be required to effect any of the amendments provided for in, or permitted by, this Article Five.

152a

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Art. Twenty-one Sec. 6

Section 6.  This Indenture may be simultaneously executed in several counterparts, and each counterpart shall be an original instrument.

In Witness Whereof, The Dayton Power and light Company has caused this instrument to be signed on its behalf by its President or a Vice-President and it corporate goal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and Irving Trust Company, in token of its acceptance of the trust hereby created has caused this instrument to be signed by its President or  Vice-President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, all in the City of New York, New York, as the day and year first above written.
Sec. 6 Execution in Counterparts Testimonium
The Dayton Power and light Company,*		Signatures
[CORPORATE SEAL] Attest: O. E. Howland Secretary.	by Frank M. Tait President.
[CORPORATE SEAL] Attest: W. Macalister, Jr. Assistant Secretary.	Irving Trust Company,* by F. G. Herbst Vice-President.
SIGNED AND ACKNOWLEDGED IN OUR PRESENCE BY THE DAYTON POWER AND LIGHT COMPANY BY FRANK M. TAIT, PRESIDENT, AND O. E. HOWLAND, SECRETARY. Don D. Beers Charles P. Pfarrer	SIGNED AND ACKNOWLEDGED IN OUR PRESENCE BY IRVING TRUST COMPANY BY F. G. Herbst, VICE-PRESIDENT AND W. MACALISTER, JR., ASSISTANT-SECRETARY Wm. T. Pagen E. L. Broome
______ *The First through the Twenty-Sixth Supplemental Indentures were executed, attested and witnessed on behalf of the Dayton Power and Light Company and Irving Trust Company as follows:

First Supplemental Indenture
	Executed by:	Attested by:	Witnessed by:
Company	Robt. H. Delafield Vice-President	H. H. Pall Jr. Ass’t Secretary	E. L. Broome Wm. T. Pagen
Trustee	F. G. Herbst Vice-President	W. Macalister, Jr. Ass’t Secretary	E. L. Broome Wm. T. Pagen
Second Supplemental Indenture
Company	Frank M. Tait President	B. C. Taylor Ass’t Secretary	H. H. Pell, Jr. Charles P. Pfarrer
Trustee	F. G. Herbst Vice-President	W. Macalister, Jr. Ass’t Secretary	Julian T. Davies Walter W. Davis
Third Supplemental Indenture
Company	Frank M. Tait President	J. R. Harvin Ass’t Secretary	William J. Schiegal Lawrence Vose
Trustee	Paul E. Mead Vice-President	S. M. Hadal Ass’t Secretary	M. E. Lewis H. Hollander
Fourth Supplemental Indenture
Company	B. C. Taylor Vice-President	George Sellers Secretary	W. S. Brown J. H. Haber
Trustee	Ben-F. Seamel Vice-President	S. M. Hadal Ass’t Secretary	M. E. Lewis Wm. T. Pagen
Fifth Supplemental Indenture
Company	B. C. Taylor Vice-President	George Sellers Secretary	Laura A. McCabe Mary J. Pettit
Trustee	Ben-F. Seamel Vice-President	S. M. Hadal Ass’t Secretary	M. E. Lewis Wm. T. Pagen
Sixth Supplemental Indenture
Company	K. C. Long President	George Sellers Secretary	Margaret E. Davis John Robert Newlin

Sixth Supplemental Indenture
	Executed by:	Attested by:	Witnessed by:
Trustee	J. A. Austin Vice-President	W. H. McCoach Ass’t Secretary	Will T. Pagen M. E. Lewis
Seventh Supplemental Indenture
Company	K. C. Long President	George Sellers Secretary	Julian de Bruyn Kops Mary J. Pettit
Trustee	J. A. Austin Vice-President	T. J. Robda Ass’t Secretary	Will T. Pagen Julian T. Davies
Eighth Supplemental Indenture
Company	Kenneth C. Long President	George Sellers Secretary	Margaret E. Davis Mary J. Pettit
Trustee	E. S. MacNeill Vice-President	E. J. McCabe Ass’t Secretary	A. E. Fuller M. O. Cheney
Ninth Supplemental Indenture
Company	James M. Stuart President	George Sellers Secretary	Winona Blevins Mary J. Pettit
Trustee	J. A. Austin Vice-President	A. E. Fuller Ass’t Secretary	D. Loriot M. O. Cheney
Tenth Supplemental Indenture
Company	James M. Stuart President	J. E. Theobald Secretary	Julian de Bruyn Kops Robert F. Jefferis
Trustee	J. A. Austin Vice-President	G. White Ass’t Secretary	M. O. Cheney D. Leriot
Eleventh Supplemental Indenture
Company	J. M. Stuart President	J. E. Theobald Secretary	Judith J. Brown Ruth Thompson
Trustee	E. J. McCabe Vice-President	J. A. Vaughan Ass’t Secretary	L. Giorano M. A. Ryba
Twelfth Supplemental Indenture
Company	James M. Stuart President	J. E. Theobald Secretary	W. M. Blevins Ruth Thompson
Trustee	E. J. McCabe Vice-President	J. A. Vaughan Ass’t Secretary	M. A. Ryba L. Kleemann

Thirteenth Supplemental Indenture
	Executed by:	Attested by:	Witnessed by:
Company	K. G. Oxley President	J. E. Theobald Vice President and Secretary	Julian de Bruyn Kops Robert F. Jefferis
Trustee	E. J. McCabe Vice President	J. A. Vaughan Ass’t Secretary	M. A. Franzone M. A. Ryba
Fourteenth Supplemental Indenture
Company	K. G. Oxley President	J. E. Theobald Vice President and Secretary	D. R. Freidline R. F. Jefferis
Trustee	E. J. McCabe Vice President	S. J. Diasparra Ass’t Secretary	L. Kleemann M. A. Ryba
Fifteenth Supplemental Indenture
Company	Robert B. Killan President	J. E. Theobald Vice President and Secretary	Pauline M. Foster Ruth Thompson
Trustee	G. White Vice President	S. J. Diasparra Ass’t Secretary	M. A. Dziurzynski M. A. Francone
Sixteenth Supplemental Indenture
Company	Morton T. Lewis Vice President	W. R. Hutchinson Secretary	Julian de Bruyn Kops Robert W. Olson
Trustee	G. White Vice-President	E. J. Molloy Assistant Secretary	M. A. Francone M. A. Dziurzynski
Seventeenth Supplemental Indenture
Company	Robert B. Killan President	W. R. Hutchinson Secretary	Judith A Smith Phillip K. Pfanner
Trustee	G. White Vice-President	A. Koch Ass’t Secretary	M. Eichenwald M. A. Dziurzynski
Eighteenth Supplemental Indenture
Company	Robert B. Killan President	W. R. Hutchinson Secretary	J. R. Newlin Robert F. Jefferis
Trustee	S. J. Diasparra Ass’t Vice President	R. A. Marinello Ass’t Secretary	M. A. Dziurzynski L. Nolan

155A

Nineteenth Supplemental Indenture
	Executed by:	Attested by:	Witnessed by:
Company	Robert E. Frazer President	W. R. Hutchinson Secretary	J. R. Newlin Robert F. Jefferis
Trustee	Edward Molloy Ass’t Vice President	J. O’Brien Ass’t Secretary	M. Eichenwald M. A. Dziurzynski
Twentieth Supplemental Indenture
Company	Robert E. Frazer President	J. R. Newlin Secretary	Robert F. Jefferies James R. Mack
Trustee	C. E. Starr Ass’t Vice President	J. A. Jahn, Jr. Ass’t Secretary	M. Eichenwald M. A. Dziurzynski
Twenty-first Supplemental Indenture
Company	Robert E. Frazer President	John R. Newlin Secretary	Robert F. Jefferies James R. Mack
Trustee	J. A. Vaughan Vice President	J. A. Jahn, Jr. Ass’t Secretary	M. A. Dziurzynski M. A. Francone
Twenty-second Supplemental Indenture
Company	Robert E. Frazer President	John R. Newlin Secretary	R. F. Jefferis James R. Mack
Trustee	J. A. Vaughan Vice President	J. A. Jahn, Jr. Ass’t Secretary	J. Caiazzo M. Eichenwald
Twenty-third Supplemental Indenture
Company	Robert E. Frazer President	J. R. Newlin Secretary	T. R. Van Oza Robert J. Fogarty
Trustee	C. E. Starr Ass’t Vice President	J. A. Jahn, Jr. Ass’t Secretary	J. Caiazzo M. Eichenwald
Twenty-fourth Supplemental Indenture
Company	J. R. Newlin Vice President	P. M. Easter Secretary	Robert J. Fogarty Curtis E. McIntyre
Trustee	C. E. Starr Ass’t Vice President	Stephen Swartz (insert position)	G. Stakeman L. Cangialosi
Twenty-fifth Supplemental Indenture
Company	J. R. Newlin Vice President	P. M. Easter Secretary	Yvonne Greenmack T. R. Van Oza
Trustee	W. T. Cunningham Ass’t Vice President	J. A. Jahn, Jr. Ass’t Secretary	M. Eichenwald L. Cangialosi
Twenty-sixth Supplemental Indenture
Company	J. R. Newlin Vice President	P. M. Easter Secretary	T. R. Van Oza Jo Ana Martin
Trustee	C. E. Starr Ass’t Vice President	J. Moore Ass’t Secretary	L. Cangialosi M. Eichenwald

155B

Twenty-seventh Supplemental Indenture
	Executed by:	Attested by:	Witnessed by:
Company	J. R. Newlin Vice President	P. M. Easter Secretary	L. E. Kolb T. R. Van Oss
Trustee	C. E. Starr Ass’t Vice President	J. Moore Ass’t Secretary	L. Cangialosi M. Eichenwald
Twenty-eighth Supplemental Indenture
Company	J. R. Newlin Vice President	W. E. Herron Ass’t Secretary	T. R. Van Oss D. L. Santez
Trustee	Edward Molloy Vice President	L. E. Lynch Ass’t Secretary	M. Eichenwald L. Cangialosi
Twenty-ninth Supplemental Indenture
Company	J. R. Newlin Vice President	D. A. Nill Ass’t Secretary	Susan Lienesch Jeanne A. Schoebel
Trustee	C. E. Starr Ass’t Vice President	J. Moore Ass’t Secretary	A. Riccardi L. Cangialosi

[The forms of acknowledgement attached to the signature pages of the First and Refunding Mortgage and the indentures supplemental hereto have been omitted from this composite printing.]

155C

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RECORDATION DATA
First and Refunding Mortgage Dated as of October 1, 1935

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/13/37	11/13/37	A-25	1-10
Auglaize, O.	10/17/35	10/31/35	58	9
Brown, O.	11/20/45	11/30/45	70	243
Butler, O.	10/18/35	11/3/35	293	-
Champaign, O.	10/17/35	11/22/35	90	403-542
Clark, O.	10/17/35	10/17/35	236	455
Clermont, O.	12/28/64	12/29/64	323	317
Clinton, O.	10/14/35	11/1/35	37	177
Coshocton, O.	6/4/70	6/4/70	175	31
Darke, O.	10/17/35	11/12/35	130	566
Delaware, O.	8/5/43	4/13/43	130	159
Fairfield, O.	11/11/71	11/12/71	318	59
Fayette, O.	10/16/35	11/20/35	335	1
Franklin, O.	5/4/67	5/6/67	264	403
Greene, O.	10/18/23	10/10/33	107	410
Hardin, O.	2/20/40	3/1/40	127	162
Highland, O.	10/16/35	10/20/35	556	173
Licking, O.	8/17/71	8/18/71	84	231-331
Logan, O.	10/17/35	10/23/35	81	237
Madison, O.	10/16/35	10/25/35	112	373
Mercer, O.	6/6/45	6/18/45	172	337
Miami, O.	10/17/35	11/17/35	715	380
Montgomery, O.	10/15/35	10/16/35	478	201
Muskingum, O.	11/15/71	11/16/71	479	1
Pickaway, O.	10/16/23	10/25/35	85	269
Pike, O.	5/4/67	3/9/67	88	69-237
Preble, O.	5/4/37	10/31/35	76	487-528
Ross, O.	10/17/35	10/19/35	143	1
Scioto, O.	3/4/37	3/4/37	420	409
Shelby, O.	10/17/35	11/4/35	93	1
Union, O.	6/6/45	6/28/45	125	165
Van Wert, O.	6/6/45	6/18/45	110	185
Warren, O.	10/18/35	10/28/35	71	307

First Supplemental Indenture Dated as of March 1, 1937

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/15/37	11/13/37	A-24	574-576
Auglaize, O.	3/5/37	3/11/37	86	347
Butler, O.	3/8/37	3/9/37	299	377
Champaign, O.	3/5/37	3/5/37	92	487-559
Clark, O.	3/5/37	3/5/37	261	637
Clermont, O.	12/28/64	12/29/64	323	602
Clinton, O.	3/4/37	3/4/37	58	189
Coshocton, O.	6/4/70	6/4/73	175	200
Darke, O.	3/8/37	3/9/37	162	286
Delaware, O.	6/5/45	6/16/45	139	304
Fairfield, O.	11/11/71	11/12/71	318	228
Fayette, O.	3/4/37	3/9/37	36	287
Franklin, O.	5/4/67	5/8/67	2846	1
Greene, O.	3/4/37	3/4/37	100	309
Hardin, O.	2/20/40	3/1/40	127	212
Highland, O.	3/4/37	3/9/37	90	336
Licking, O.	8/17/71	8/18/71	556	260
Logan, O.	3/3/37	3/10/37	86	6-10
Madison, O.	3/5/37	3/5/37	82	371
Mercer, O.	6/6/45	6/8/45	112	341
Miami, O.	3/5/37	3/31/37	175	628
Montgomery, O.	3/8/37	3/9/37	742	341
Muskingum, O.	11/15/71	11/16/71	479	71
Pickaway, O.	3/4/37	3/5/37	88	273
Pike, O.	5/4/67	6/9/37	88	238-247
Preble, O.	3/8/37	3/8/37	81	88-90
Ross, O.	3/4/37	3/3/37	144	123
Scioto, O.	3/4/67	5/9/67	429	406
Shelby, O.	3/5/37	3/8/37	93	316
Union, O.	6/5/45	7/2/45	126	275
Van Wert, O.	6/6/45	6/19/45	110	368
Warren, O.	3/8/37	3/9/37	74	231

Second Supplemental Indenture Dated as of January 1, 1940

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/15/57	11/13/57	A-25	41-51
Auglaize, O.	2/21/40	3/9/40	91	562
Brown, O.	11/20/45	11/30/45	73	217
Butler, O.	2/19/40	2/24/40	316	239
Champaign, O.	2/20/40	2/21/40	98	233-246
Clark, O.	2/20/40	2/20/40	279	251
Clermont, O.	12/28/64	12/29/64	324	1
Clinton, O.	2/26/40	2/29/40	62	92
Coshocton, O.	6/4/70	6/4/70	175	211
Darke, O.	2/27/40	3/12/40	170	118
Delaware, O.	6/5/45	6/15/45	139	273
Fairfield, O.	11/11/71	11/12/71	318	239
Fayette, O.	2/23/40	2/29/40	40	70
Franklin, O.	5/4/67	5/8/67	2847	112
Greene, O.	2/26/40	2/27/40	113	1
Hardin, O.	2/20/40	3/1/40	127	183
Highland, O.	2/26/40	3/14/40	93	360
Licking, O.	8/17/71	8/18/71	536	267
Logan, O.	2/20/40	2/23/40	93	338
Madison, O.	2/23/40	2/27/40	87	97
Mercer, O.	6/6/43	6/12/43	112	346
Miami, O.	2/21/40	2/27/40	190	129-136
Montgomery, O.	2/16/40	2/16/40	810	526
Muskingum, O.	11/15/71	11/16/71	479	83
Pickaway, O.	2/23/40	2/26/40	91	323
Pike, O.	5/4/67	5/9/67	88	246-247
Preble, O.	2/19/40	2/20/40	55	70
Ross, O.	2/23/40	2/28/40	153	56
Scioto, O.	5/4/67	5/10/67	429	504
Shelby, O.	2/21/40	2/24/40	96	84
Union, O.	6/5/45	7/2/43	126	281
Van Wert, O.	6/6/45	6/22/43	110	573
Warren, O.	2/19/40	2/23/40	77	138

Third Supplemental Indenture Dated as of October 1, 1945

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/15/57	11/15/57	A-25	58-101
Auglaize, O.	10/31/45	11/16/43	101	191-246
Brown, O.	11/20/45	11/30/45	75	327
Butler, O.	10/31/45	11/28/45	378	1
Champaign, O.	10/31/45	12/14/45	110	85-143
Clark, O.	10/31/45	11/1/45	320	199
Clermont, O.	12/28/64	12/27/64	324	29
Clinton, O.	10/31/45	11/29/45	72	1-85
Coshocton, O.	6/4/70	6/4/70	175	266
Darke, O.	10/31/45	11/1/45	184	1
Delaware, O.	10/31/45	11/6/45	139	513
Fairfield, O.	11/11/71	11/12/71	318	294
Fayette, O.	10/31/45	1/13/46	46	1-69
Franklin, O.	5/4/67	5/8/67	3850	1
Greene, O.	10/31/45	1/3/46	120	13
Hardin, O.	10/31/45	10/31/45	137	-
Highland, O.	10/31/45	3/7/46	100	1-71
Licking, O.	8/17/71	8/18/71	556	296
Logan, O.	10/31/45	11/24/45	106	137
Madison, O.	10/31/45	11/6/43	94	291
Mercer, O.	10/31/45	11/14/45	112	451-543
Miami, O.	10/31/45	12/7/45	210	139
Montgomery, O.	10/31/45	10/31/45	1008	127
Muskingum, O.	11/15/71	11/16/71	480	1
Pickaway, O.	10/31/45	12/1/43	95	469
Pike, O.	5/4/67	6/9/07	88	308-505
Preble, O.	10/31/45	10/31/45	80	433-481
Ross, O.	10/31/45	11/20/45	163	365
Scioto, O.	5/4/67	5/10/67	430	1
Shelby, O.	10/31/45	12/22/45	127	1-51
Union, O.	10/31/45	12/31/45	114	319-372
Van Wert, O.	10/31/45	11/20/45	88	2
Warren, O.	10/31/45	10/31/45	88	395

Fourth Supplemental Indenture Dated as of January 1, 1948

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/15/57	11/15/57	A-25	161-176
Auglaize, O.	1/14/48	1/22/48	102	433-452
Brown, O.	1/14/48	2/10/48	78	549
Butler, O.	1/14/48	1/15/48	431	321
Champaign, O.	1/14/48	2/9/48	116	441-462
Clark, O.	1/14/48	1/15/48	344	6
Clermont, O.	12/28/64	12/29/64	324	131
Clinton, O.	1/14/48	1/20/48	75	177
Coshocton, O.	6/4/70	6/4/70	175	469
Darke, O.	1/14/48	1/15/48	187	1
Delaware, O.	1/14/48	1/15/1948	148	194
Fairfield, O.	11/11/71	11/12/71	318	497
Fayette, O.	1/14/48	1/27/48	50	177-214
Franklin, O.	5/4/67	5/8/67	2847	336
Greene, O.	1/14/48	1/14/48	143	405
Hardin, O.	1/14/48	1/16/48	145	57
Highland, O.	1/14/48	1/15/48	107	414
Licking, O.	8/17/71	8/18/71	556	400
Logan, O.	1/14/48	1/19/48	112	209
Madison, O.	1/14/48	1/16/48	97	505
Mercer, O.	1/14/48	2/4/48	115	323-359
Miami, O.	1/14/48	1/16/48	218	551-588
Montgomery, O.	1/14/48	1/14/48	1134	399-436
Muskingum, O.	11/15/71	11/16/71	480	42
Pickaway, O.	1/14/48	1/16/48	101	399
Pike, O.	5/4/67	5/9/67	88	506-575
Preble, O.	1/14/48	1/15/48	97	25-61
Ross, O.	1/14/48	1/22/48	173	311
Scioto, O.	5/4/67	5/16/67	429	533
Shelby, O.	1/14/48	1/27/48	106	22
Union, O.	1/14/48	1/14/48	132	179-198
Van Wert, O.	1/14/48	1/21/48	114	415
Warren, O.	1/1/48	1/14/48	100	287

Fifth Supplemental Indenture Dated as of December 1, 1948

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/15/57	11/15/57	A-25	125-147
Auglaize, O.	12/7/48	1/22/48	104	123-144
Brown, O.	12/7/48	12/15/48	79	550
Butler, O.	12/7/48	1/25/49	454	142
Champaign, O.	12/7/48	12/15/48	119	356-395
Clark, O.	12/7/48	12/30/48	352	363
Clermont, O.	12/28/64	12/29/64	324	169
Clinton, O.	12/7/48	12/13/48	75	295
Coshocton, O.	6/4/70	6/4/70	175	541
Darke, O.	12/7/48	12/8/48	188	35
Delaware, O.	12/7/48	12/10/48	151	264
Fairfield, O.	11/11/71	11/12/71	318	570
Fayette, O.	12/7/48	12/13/48	52	15-59
Franklin, O.	5/4/67	5/8/67	2847	249
Greene, O.	12/7/48	12/10/48	148	433
Hardin, O.	12/7/48	12/10/48	145	505
Highland, O.	12/7/48	12/9/48	112	193
Licking, O.	8/17/71	8/18/71	535	440
Logan, O.	12/7/48	12/13/48	112	551
Madison, O.	12/7/48	12/13/48	98	649
Mercer, O.	12/7/48	12/14/48	119	99
Miami, O.	12/7/48	12/10/48	225	467
Montgomery, O.	12/7/48	12/7/48	1187	361-404
Muskingum, O.	11/15/71	11/16/71	480	115
Pickaway, O.	12/7/48	12/13/48	102	531
Pike, O.	5/4/67	5/9/67	88	579-665
Preble, O.	1/14/48	12/8/48	100	652-705
Ross, O.	12/7/48	12/16/48	178	1
Scioto, O.	5/4/67	5/16/67	429	573
Shelby, O.	12/7/48	1/25/49	105	605
Union, O.	12/7/48	12/13/48	134	241
Van Wert, O.	12/7/48	12/18/48	119	4
Warren, O.	12/7/48	12/7/48	106	241

Sixth Supplemental Indenture Dated as of February 1, 1952

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/15/57	11/15/57	A-25	305-327
Auglaize, O.	2/4/52	3/6/52	107	499-525
Brown, O.	2/4/52	2/4/52	87	1
Butler, O.	2/4/52	2/5/52	517	357
Champaign, O.	2/4/52	2/11/52	128	107-138
Clark, O.	2/4/52	2/5/52	335	94
Clermont, O.	12/28/64	12/29/64	324	213
Clinton, O.	2/4/52	2/5/52	84	1
Coshocton, O.	6/4/70	6/4/70	75	628
Darke, O.	2/4/52	2/5/52	204	273
Delaware, O.	2/4/52	2/7/52	162	411
Fairfield, O.	11/11/71	11/12/71	318	657
Fayette, O.	2/4/52	2/29/52	56	1-32
Franklin, O.	5/4/67	5/8/67	2848	300
Greene, O.	2/4/52	2/5/52	167	419
Hardin, O.	2/4/52	2/12/52	156	1
Highland, O.	2/4/52	2/8/52	129	156
Licking, O.	8/17/71	8/18/71	556	486
Logan, O.	2/4/52	2/6-14/52	121	277
Madison, O.	2/4/52	2/7/52	104	221
Mercer, O.	2/4/52	2/13/52	129	55
Miami, O.	2/4/52	2/13/52	250	471
Montgomery, O.	2/4/52	2/4/52	1378	348
Muskingum, O.	11/15/71	11/16/71	480	202
Pickaway, O.	2/4/52	2/9/52	105	610
Pike, O.	5/4/67	5/9/67	88	556-770
Preble, O.	2/4/52	2/4/52	111	96
Ross, O.	2/4/52	2/18/52	141	273
Scioto, O.	5/4/67	5/17/67	429	620
Shelby, O.	2/4/52	5/22/52	111	54-77
Union, O.	2/4/52	3/19/52	141	50
Van Wert, O.	2/4/52	2/21/52	123	27
Warren, O.	2/4/52	2/4/52	129	117

Seventh Supplemental Indenture Dated as of September 1, 1954

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/15/57	11/15/57	A-25	103-124
Auglaize, O.	9/28/54	10/6/54	117	1-22
Brown, O.	9/28/54	9/30/54	92	43
Butler, O.	9/28/54	9/20/54	581	6
Champaign, O.	9/28/54	10/15/54	136	307-331
Clark, O.	9/28/64	9/29/05	421	515
Clermont, O.	12/28/64	12/29/64	324	266
Clinton, O.	9/28/54	10/5/54	84	477
Coshocton, O.	6/4/70	6/4/70	173	733
Darke, O.	9/28/54	9/29/54	218	133
Delaware, O.	9/28/54	10/7/54	173	58
Fairfield, O.	11/11/71	11/12/71	319	64
Fayette, O.	9/28/54	10/1/54	82	1-44
Franklin, O.	5/4/67	5/8/67	2847	167
Greene, O.	9/28/54	10/1/54	197	3
Hardin, O.	9/28/54	10/6/54	161	477
Highland, O.	9/28/54	10/5/64	144	210
Licking, O.	8/17/71	8/18/71	556	541
Logan, O.	9/28/54	10/1/54	143	86-167
Madison, O.	9/28/54	9/30/54	108	469
Mercer, O.	9/28/54	9/28/54	138	253
Miami, O.	9/28/54	9/29/54	275	257
Montgomery, O.	9/28/54	9/28/54	1582	26
Muskingum, O.	11/15/71	11/16/71	481	1
Pickaway, O.	9/28/54	10/30/54	115	70-120
Pike, O.	5/4/67	5/9/67	86	771-652
Preble, O.	9/28/54	9/29/54	120	467
Ross, O.	9/28/54	9/30/54	205	535
Scioto, O.	5/4/67	5/22/67	430	107
Shelby, O.	9/28/54	10/6/54	115	555-572
Union, O.	9/28/54	10/9/54	149	461A
Van Wert, O.	9/28/54	10/6/54	129	31
Warren, O.	9/28/54	9/28/54	155	87

Eighth Supplemental Indenture Dated as of November 1, 1957

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11/15/57	11/15/57	A-24	534-572
Auglaize, O.	11/15/57	11/15/57	123	380-408
Brown, O.	11/15/57	11/15/57	100	307
Butler, O.	11/15/57	11/15/57	685	77
Champaign, O.	11/15/57	11/15/57	146	618-656
Clark, O.	11/15/57	11/15/57	463	470
Clermont, O.	12/28/64	12/29/64	324	308
Clinton, O.	11/15/57	11/15/57	101	633
Coshocton, O.	6/4/70	6/4/70	175	815
Darke, O.	11/15/57	11/16/57	237	522
Delaware, O.	11/15/57	11/10/57	188	862
Fairfield, O.	11/11/71	11/12/71	319	144
Fayette, O.	11/15/57	11/15/57	68	205-244
Franklin, O.	5/4/67	5/8/67	2818	138
Greene, O.	11/15/57	11/18/57	239	521
Hardin, O.	11/15/57	12/16/57	170	411
Highland, O.	11/15/57	11/18/57	101	155
Licking, O.	8/17/71	8/18/71	556	585
Logan, O.	11/15/57	11/15/57	109	44-117
Madison, O.	11/15/57	11/23/57	114	533-551
Mercer, O.	11/15/57	11/21/57	130	250
Miami, O.	11/15/57	11/20/57	310	24
Montgomery, O.	11/15/57	11/15/57	1551	609
Muskingum, O.	11/15/71	11/16/71	481	83
Pickaway, O.	11/15/57	11/18/57	120	331
Pike, O.	5/4/67	5/9/67	89	1-74
Preble, O.	11/15/57	11/15/57	133	147
Ross, O.	11/15/57	11/18/12	225	602
Scioto, O.	5/4/67	5/22/67	430	159
Shelby, O.	11/15/57	11/26/57	120	408-437
Union, O.	11/15/57	11/21/57	102	1
Van Wert, O.	11/15/57	11/23/57	101	271-307
Warren, O.	11/15/57	11/15/57	201	357

Ninth Supplemental Indenture Dated as of March 1, 1960

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	3/4/60	3/9/60	A-28	389-405
Auglaize, O.	3/4/60	3/4/60	134	92-148
Brown, O.	3/4/60	3/4/60	106	407
Butler, O.	3/4/60	3/7/60	726	560
Champaign, O.	3/4/60	3/11/60	161	387-416
Clark, O.	3/4/60	3/5/60	489	1
Clermont, O.	12/28/64	12/29/64	324	346
Clinton, O.	3/4/60	3/4/60	113	331-359
Coshocton, O.	6/4/70	6/4/70	175	889
Darke, O.	3/4/60	3/5/60	252	72-128
Delaware, O.	3/4/60	3/10/1960	200	263-291
Fairfield, O.	11/11/71	11/12/71	319	218
Fayette, O.	3/4/60	3/8/60	74	379-418
Franklin, O.	5/4/67	5/8/67	2848	12
Greene, O.	3/4/60	3/7/60	277	119
Hardin, O.	3/4/60	3/7/60	174	490
Highland, O.	3/4/60	3/11/60	170	763-819
Licking, O.	8/17/71	8/18/71	536	624
Logan, O.	3/4/60	3/4/60	186	564-619
Madison, O.	3/4/60	3/7/60	119	55-70
Mercer, O.	3/4/60	3/10/60	160	92-121
Miami, O.	3/4/60	3/9/60	332	164-193
Montgomery, O.	3/4/60	3/4/60	1988	476-504
Muskingum, O.	11/15/71	11/16/71	481	157
Pickaway, O.	3/4/60	3/7/60	130	428-484
Pike, O.	5/4/67	5/9/67	89	75-131
Preble, O.	3/4/60	3/8/60	141	652-680
Ross, O.	3/4/60	3/7/60	238	292-320
Scioto, O.	5/4/67	5/23/67	430	199
Shelby, O.	3/4/60	3/19/60	124	401-417
Union, O.	3/4/60	3/7/60	170	222-276
Van Wert, O.	3/4/60	3/12/60	138	473-528
Warren, O.	3/4/60	3/4/60	233	12

Tenth Supplemental Indenture Dated as of June 1, 1963

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	6/7/63	6/7/63	A-33	480-524
Auglaize, O.	6/7/63	6/7/63	147	667-735
Brown, O.	6/7/63	6/10/63	115	399
Butler, O.	6/7/63	6/10/63	805	19
Champaign, O.	6/7/63	6/11/63	174	1052-1120
Clark, O.	6/7/63	6/8/63	532	617
Clermont, O.	12/28/64	12/29/64	324	375
Clinton, O.	6/7/63	6/11/63	120	517-531
Coshocton, O.	6/4/70	6/4/70	175	946
Darke, O.	6/7/63	6/8/63	267	10-75
Delaware, O.	6/7/63	6/18/63	216	277-311
Fairfield, O.	11/11/71	11/12/71	319	275
Fayette, O.	6/7/63	6/11/63	88	370-437
Franklin, O.	5/4/67	5/8/67	2846	69
Greene, O.	6/7/63	6/10/63	318	12
Hardin, O.	6/7/63	6/7/63	184	593
Highland, O.	6/7/63	6/14/63	180	958-1026
Licking, O.	8/17/71	8/18/71	556	654
Logan, O.	6/7/63	6/14/63	213	539-607
Madison, O.	6/7/63	6/11/63	125	661
Mercer, O.	6/7/63	6/13/63	171	33-68
Miami, O.	6/7/63	6/11/63	364	781-649
Montgomery, O.	6/7/63	6/7/63	2194	563-598
Muskingum, O.	11/15/71	11/16/71	481	214
Pickaway, O.	6/7/63	6/10/63	143	181-249
Pike, O.	5/4/67	5/9/67	89	132-200
Preble, O.	6/7/63	6/11/63	152	550-587
Ross, O.	6/7/63	6/10/63	255	151-183
Scioto, O.	5/4/67	5/23/67	430	235
Shelby, O.	6/7/63	6/10/63	134	664-719
Union, O.	6/7/63	6/10/63	181	327-595
Van Wert, O.	6/7/63	6/11/63	144	332-620
Warren, O.	6/7/63	6/7/63	280	235

Eleventh Supplemental Indenture Dated as of May 1, 1967

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	5/4/67	5/4/67	A-46	367
Auglaize, O.	5/4/67	5/4/67	160	399-486
Brown, O.	5/4/67	5/5/67	128	383
Butler, O.	5/4/67	5/5/67	901	603
Champaign, O.	5/4/67	5/9/67	189	1-88
Clark, O.	5/4/67	5/5/67	603	299
Clermont, O.	5/4/67	5/5/67	344	312
Clinton, O.	5/4/67	5/5/67	145	486
Coshocton, O.	6/4/70	6/4/70	175	1015
Darke, O.	5/4/67	5/5/67	284	213
Delaware, O.	5/4/67	5/8/67	288	596
Fairfield, O.	11/11/71	11/12/71	319	344
Fayette, O.	5/4/67	5/4/67	94	12
Franklin, O.	5/4/67	5/8/67	2848	212
Greene, O.	5/4/67	5/8/67	376	553
Hardin, O.	5/4/67	5/4/67	18	6
Highland, O.	5/4/67	5/5/67	194	198
Licking, O.	8/17/71	8/18/71	556	691
Logan, O.	5/4/67	5/5/67	241	533-620
Madison, O.	5/4/67	5/5/67	144	232-319
Mercer, O.	5/4/67	5/5/67	189	176
Miami, O.	5/4/67	5/9/67	408	272
Montgomery, O.	5/4/67	5/4/67	2483	532
Muskingum, O.	11/15/71	11/16/71	482
Pickaway, O.	5/4/67	5/5/67	168	369
Pike, O.	5/4/67	5/9/67	80	201-288
Preble, O.	5/4/67	5/9/67	167	533
Ross, O.	5/4/67	5/8/67	277	582
Scioto, O.	5/4/67	5/24/67	430	304
Shelby, O.	5/4/67	5/5/67	153	584
Union, O.	5/4/67	5/4/67	199	249
Van Wert, O.	5/4/67	5/9/67	152	500-545
Warren, O.	5/4/67	5/4/67	332	208

Twelfth Supplemental Indenture Dated as of June 15, 1968

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	6/27/68	6/27/68	A-30	487
Auglaize, O.	6/27/68	6/27/68	164	400-463
Brown, O.	6/27/68	6/27/68	132	364
Butler, O.	6/27/68	6/28/68	931	612
Champaign, O.	6/27/68	7/2/68	193	74-137
Clark, O.	6/27/68	6/28/68	624	362
Clermont, O.	6/27/68	6/27/68	354	617
Clinton, O.	6/27/68	6/28/68	130	276
Coshocton, O.	6/4/70	6/4/70	175	1103
Darke, O.	6/27/68	6/28/68	280	182
Delaware, O.	6/27/68	6/27/68	245	25
Fairfield, O.	11/11/71	11/12/71	319	432
Fayette, O.	6/27/68	6/27/68	97	95
Franklin, O.	6/27/68	7/1/68	2045	431
Greene, O.	6/27/68	6/28/68	395	205
Hardin, O.	6/27/68	6/27/68	26	18
Highland, O.	6/27/68	6/26/68	108	432
Licking, O.	8/17/71	8/18/71	556	738
Logan, O.	6/27/68	6/26/68	247	481-544
Madison, O.	6/27/68	6/26/68	153	208-271
Mercer, O.	6/27/68	6/28/68	104	311
Miami, O.	6/27/68	7/2/68	422	562
Montgomery, O.	6/27/68	6/27/68	2541	629
Muskingum, O.	11/15/71	11/16/71	482	89
Pickaway, O.	6/27/68	6/27/68	170	508
Pike, O.	6/27/68	6/27/68	91	153-211
Preble, O.	6/27/68	6/27/68	172	284
Ross, O.	6/27/68	7/1/68	283	394
Scioto, O.	6/27/68	7/10/68	438	209
Shelby, O.	6/27/68	6/28/68	150	533-580
Union, O.	6/27/68	6/27/68	205	244
Van Wert, O.	6/27/68	7/2/68	154	913-946
Warren, O.	6/27/68	6/27/68	346	100

Thirteenth Supplemental Indenture Dated as of October 1, 1969

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	10/16/69	10/16/69	A55	105
Auglaize, O.	10/16/69	10/16/69	169	31-94
Brown, O.	10/16/69	10/17/69	137	405
Butler, O.	10/16/69	10/17/69	962	262
Champaign, O.	10/16/69	10/17/69	197	1-64
Clark, O.	10/16/69	10/17/69	647	535
Clermont, O.	10/16/69	10/16/69	367	434
Clinton, O.	10/16/69	10/17/69	155	491
Coshocton, O.	6/4/70	6/4/70	175	1165
Darke, O.	10/16/69	10/17/69	294	690
Delaware, O.	10/16/69	10/20/69	231	353
Fairfield, O.	11/11/71	11/12/71	319	496
Fayette, O.	10/16/69	10/16/69	101	113
Franklin, O.	10/16/69	10/20/69	3050	440
Greene, O.	10/16/69	10/17/69	416	635
Hardin, O.	10/16/69	10/16/69	33	75
Highland, O.	10/16/69	10/17/69	202	635
Licking, O.	8/17/71	8/18/71	537	1
Logan, O.	10/16/69	10/16/69	253	752-815
Madison, O.	10/16/69	10/17/69	161	184-247
Mercer, O.	10/16/69	10/21/69	198	768
Miami, O.	10/16/69	10/21/69	437	508
Montgomery, O.	10/16/69	10/16/69	2631	55
Muskingum, O.	11/15/71	11/16/71	482	153
Pickaway, O.	10/16/69	10/17/69	178	87
Pike, O.	10/16/69	10/23/69	83	141
Preble, O.	10/16/69	10/16/69	177	276
Ross, O.	10/16/69	10/20/69	289	468
Scioto, O.	10/16/69	10/17/69	448	651
Shelby, O.	10/16/69	10/17/69	166	210
Union, O.	10/16/69	10/16/69	210	429
Van Wert, O.	10/16/69	10/21/69	157	120-153
Warren, O.	10/16/69	10/16/69	362	473

168a

Fourteenth Supplemental Indenture Dated as of June 1, 1970

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	6-4-70	6-4-70	457	132-197
Auglaize, O.	6-4-70	6-4-70	170	909-975
Brown, O.	6-4-70	6-4-70	140	203
Butler, O.	6-4-70	6-5-70	972	731
Champaign, O.	6-4-70	6-5-70	198	433
Clark, O.	6-4-70	6-5-70	656	323
Clermont, O.	6-4-70	6-5-70	372	116
Clinton, O.	6-4-70	6-5-70	157	648
Coshocton, O.	6-4-70	6-4-70	175	1229
Darke, O.	6-4-70	6-5-70	297	1
Delaware, O.	6-4-70	6-16-70	254	551
Fairfield, O.	11-11-71	11-12-71	319	560
Fayette, O.	6-4-70	6-4-70	102	293
Franklin, O.	6-4-70	6-8-70	3091	1
Greene, O.	6-4-70	6-5-70	343	402
Hardin, O.	6-4-70	6-4-70	36	152
Highland, O.	6-4-70	6-5-70	204	514
Licking, O.	8-17-71	8-18-71	557	36
Logan, O.	6-4-70	6-4-70	256	427-493
Madison, O.	6-4-70	6-4-70	164	181-250
Mercer, O.	6-4-70	6-9-70	200	819
Miami, O.	6-4-70	6-9-70	443	220
Montgomery, O.	6-4-70	6-4-70	2662	92
Muskingum, O.	11-15-71	11-16-71	482	217
Pickaway, O.	6-4-70	6-4-70	181	112
Pike, O.	6-4-70	6-4-70	94	16-82
Preble, O.	6-4-70	6-5-70	179	92
Ross, O.	6-4-70	6-8-70	291	664
Scioto, O.	6-4-70	6-17-70	453	543
Shelby, O.	6-4-70	6-5-70	169	293
Union, O.	6-4-70	6-4-70	213	182
Van Wert, O.	6-4-70	6-9-70	158	98-133
Warren, O.	6-4-70	6-4-70	368	528

168b

Fifteenth Supplemental Indenture Dated as of August 1, 1971

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	8-17-71	8-17-71	A-61	433-499
Auglaize, O.	8-17-71	8-17-71	174	954-1020
Brown, O.	8-17-71	8-17-71	147	51-86
Butler, O.	8-17-71	8-18-71	1005	14
Champaign, O.	8-17-71	8-20-71	202	587-653
Clark, O.	8-17-71	8-18-71	679	390
Clermont, O.	8-17-71	8-17-71	385	106
Clinton, O.	8-17-71	8-17-71	163	576
Coshocton, O.	8-17-71	8-17-71	179	574
Darke, O.	8-17-71	8-18-71	302	545
Delaware, O.	8-17-71	8-24-71	264	53
Fairfield, O.	11-11-71	11-12-71	319	627
Fayette, O.	8-17-71	8-17-71	105	432
Franklin, O.	8-17-71	8-19-71	3197	141
Greene, O.	8-17-71	8-18-71	446	247
Hardin, O.	8-17-71	8-17-71	44	2
Highland, O.	8-17-71	8-20-71	209	323
Licking, O.	8-17-71	8-18-71	557	72
Logan, O.	8-17-71	8-17-71	262	519-585
Madison, O.	8-17-71	8-18-71	172	404-470
Mercer, O.	8-17-71	8-25-71	205	1
Miami, O.	8-17-71	8-24-71	456	3
Montgomery, O.	8-17-71	8-17-71	2736	1
Muskingum, O.	11-15-71	11-16-71	483	1
Pickaway, O.	8-17-71	8-17-71	191	502
Pike, O.	8-17-71	8-19-71	95	872
Preble, O.	8-17-71	8-18-71	183	502
Ross, O.	8-17-71	8-19-71	298	201
Scioto, O.	8-17-71	9-7-71	464	267
Shelby, O.	8-17-71	8-18-71	176	1
Union, O.	8-17-71	8-17-71	219	193
Van Wert, O.	8-17-71	8-24-71	160	655-722
Warren, O.	8-17-71	8-17-71	385	1

168c

Sixteenth Supplemental Indenture Dated as of October 3, 1972

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams	10-4-72	10-4-72	A-66	279-288
Auglaize	10-4-72	10-4-72	180	693-702
Brown	10-4-72	10-4-72	155	371
Butler	10-4-72	10-4-72	1044	177
Champaign	10-4-72	10-6-75	207	330-339
Clark	10-4-72	10-5-72	705	183
Clermont	10-4-72	10-5-72	401	591
Clinton	10-4-72	10-6-72	170	554
Coshocton	10-4-72	10-4-72	183	837
Darke	10-4-72	10-5-72	317	285
Delaware	10-4-72	10-13-72	273	25
Fairfield	10-4-72	10-6-72	333	499
Fayette	10-4-72	10-4-72	109	639
Franklin	10-4-72	10-6-72	3317	53
Greene	10-4-72	10-5-72	466	797
Hardin	10-4-72	10-4-72	52	112
Highland	10-4-72	10-6-72	214	438
Licking	10-4-72	10-5-72	575	731
Logan	10-4-72	10-4-72	270	263-272
Madison	10-4-72	10-4-72	181	116-125
Mercer	10-4-72	10-10-72	210	244-253
Miami	10-4-72	10-4-72	468	760
Montgomery	10-4-72	10-4-72	2808	779
Muskingum	10-4-72	10-6-72	510	168
Pickaway	10-4-72	10-5-72	200	202
Pike	10-4-72	10-5-72	98	270
Preble	10-4-72	10-6-72	190	47
Ross	10-4-72	10-5-72	304	538
Scioto	10-4-72	10-24-72	476	533
Shelby	10-4-72	10-6-72	183	694
Union	10-4-72	10-4-72	225	384
Van Wert	10-4-72	10-10-72	166	342-351
Warren	10-4-72	10-4-72	404	243

168d

Seventeenth Supplemental Indenture Dated as of November 1, 1973

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11-20-73	11-20-73	A70	647
Auglaize, O.	11-20-73	11-20-73	186	389
Boone, Ky.	6-7-73	6-9-77	212	145
Brown, O.	11-20-73	11-21-73	163	59
Butler, O.	11-20-73	11-21-73	1112	1
Campbell, Ky.	11-22-73	11-22-73	123	278
Champaign, O.	11-20-73	11-22-73	212	199
Clark, O.	11-20-73	11-21-73	727	598
Clermont, O.	11-20-73	11-20-73	418	417
Clinton, O.	11-20-73	11-20-73	177	213
Coshocton, O.	11-20-73	11-20-73	188	677
Darke, O.	11-20-73	11-21-73	339	126
Delaware, O.	11-20-73	11-26-73	281	426
Fairfield, O.	11-20-73	11-23-73	350	167
Fayette, O.	11-20-73	11-20-73	113	439
Franklin, O.	11-20-73	11-23-73	3428	446
Greene, O.	11-20-73	11-21-73	483	243
Hamilton, O.	6-27-75	6-27-75	4062	1962
Hardin, O.	11-20-73	11-20-73	62	19
Highland, O.	11-20-73	11-23-1973	219	963
Licking, O.	11-20-73	11-21-73	595	172
Logan, O.	11-20-73	11-20-73	277	787
Madison, O.	11-20-73	11-21-73	189	1
Mercer, O.	11-20-73	11-27-73	215	350
Miami, O.	11-20-73	11-20-73	481	201
Montgomery, O.	11-20-73	11-20-73	2875	458
Muskingum, O.	11-20-73	11-21-73	541	156
Pendleton, Ky.	12-6-77	12-6-77	88	8
Pickaway, O.	11-20-73	11-20-73	209	156
Pike, O.	11-20-73	11-23-73	100	696
Preble, O.	11-20-73	11-21-73	196	279
Ross, O.	11-20-73	11-21-73	312	609
Scioto, O.	11-20-73	12-11-73	489	65
Shelby, O.	11-20-73	11-21-73	192	635
Union, O.	11-20-73	11-20-73	232	169
Van Wert, O.	11-20-73	11-23-73	177	141
Warren, O.	11-20-73	11-20-73	423	32

168e

Eighteenth Supplemental Indenture Dated as of October 1, 1974

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	10-30-74	10-30-74	A74	291
Auglaize, O.	10-30-74	10-30-74	191	442
Boone, Ky.	06-07-77	06-09-77	212	212
Brown, O.	10-30-74	10-30-74	169	236
Butler, O.	10-30-74	10-31-74	1174	63
Campbell, Ky.	11-02-77	11-02-77	123	344
Champaign, O.	10-30-74	11-01-74	215	744
Clark, O.	10-30-74	10-31-74	741	13
Clermont, O.	10-30-74	10-31-74	431	1
Clinton, O.	10-30-74	11-01-74	181	565
Coshocton, O.	10-30-74	10-30-74	193	164
Darke, O.	10-30-74	10-31-74	355	19
Delaware, O.	10-30-74	11-05-74	288	592
Fairfield, O.	10-30-74	11-01-74	364	276
Fayette, O.	10-30-74	10-30-74	116	482
Franklin, O.	10-30-74	11-01-74	3493	210
Greene, O.	10-30-74	10-31-74	496	28
Hamilton, O.	06-27-75	06-27-75	4062	1998
Hardin, O.	10-30-74	10-30-74	67	176
Highland, O.	10-30-74	11-01-74	224	72
Licking, O.	10-30-74	10-31-74	610	251
Logan, O.	10-30-74	10-30-74	283	753
Madison, O.	10-30-74	11-01-74	194	416
Mercer, O.	10-30-74	11-05-74	219	934
Miami, O.	10-30-74	10-30-74	490	745
Montgomery, O.	10-30-74	10-30-74	74	933A01
Muskingum, O.	10-30-74	11-01-74	568	172
Pendleton, Ky.	12-03-77	12-06-77	88	74
Pickaway, O.	10-30-74	10-30-74	216	31
Pike, O.	10-30-74	10-31-74	103	1
Preble, O.	10-30-74	10-30-74	201	146
Ross, O.	10-30-74	10-31-74	319	431
Scioto, O.	10-30-74	12-06-74	496	25
Shelby, O.	10-30-74	11-01-74	199	1
Union, O.	10-30-74	10-30-74	237	614
Van Wert, O.	10-30-74	11-04-74	187	266
Warren, O.	10-30-74	10-30-74	436	85

168f

Nineteenth Supplemental Indenture Dated as of August 1, 1975

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	08-27-75	08-27-75	A76	602
Auglaize, O.	08-27-75	08-27-75	195	106
Boone, Ky.	06-07-77	06-09-77	213	1
Brown, O.	08-27-75	08-27-75	174	216
Butler, O.	08-27-75	08-28-75	1224	211
Campbell, Ky.	11-02-77	11-02-77	123	437
Champaign, O.	08-27-75	08-29-75	218	728
Clark, O.	08-27-75	08-28-75	750	513
Clermont, O.	08-27-75	08-28-75	441	188
Clinton, O.	08-27-75	08-28-75	158	488
Coshocton, O.	08-27-75	08-27-75	196	36
Darke, O.	08-27-75	08-28-75	367	1
Delaware, O.	08-27-75	09-03-75	294	228
Fairfield, O.	08-27-75	08-29-75	375	300
Fayette, O.	08-27-75	08-27-75	119	322
Franklin, O.	08-27-75	08-28-75	3504	618
Greene, O.	08-27-75	08-28-75	505	693
Hamilton, O.	08-27-75	08-27-75	4082	2047
Hardin, O.	08-27-75	08-27-75	70	100
Highland, O.	08-27-75	08-29-75	226	186
Licking, O.	08-27-75	08-28-75	621	216
Logan, O.	08-27-75	08-27-75	288	342
Madison, O.	08-27-75	08-28-75	199	252
Mercer, O.	08-27·75	09-02-75	223	772
Miami, O.	08-27-75	08-27-75	496	503
Montgomery, O.	08-27-75	08-27-75	75	713A01
Muskingum, O.	08-27-75	08-29-75	588	138
Pendleton, Ky.	12-08-77	12-08-77	88	167
Pickaway, O.	08-27-75	09-07-75	222	367
Pike, O.	08-27-75	08-28-75	104	601
Preble, O.	08-27-75	08-29-75	205	1
Ross, O.	08-27-75	08-28-75	325	136
Scioto, O.	08-27-75	09-08-75	504	331
Shelby, O.	08-27-75	08-28-75	203	825
Union, O.	08-27-75	08-27-75	240	329
Van Wert, O.	08-27-75	09-02-75	195	199
Warren, O.	08-27-75	08-27-75	445	701

168g

Twentieth Supplemental Indenture Dated as of November 15, 1976

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11-23-76	11-23-76	A80	679
Auglaize, O.	11-23-76	11-23-76	202	307
Boone, Ky.	06-07-77	06-09-77	213	59
Brown, O.	11-23-76	11-24-76	183	509
Butler, O.	11-23-76	11-24-76	1330	67
Campbell, Ky.	11-02-77	11-02-77	123	495
Champaign, O.	11-23-76	11-26-76	224	292
Clark, O.	11-23-76	11-24-76	768	33
Clermont, O.	11-23-76	11-24-76	464	41
Clinton, O.	11-23-76	11-23-76	193	672
Coshocton, O.	11-23-76	11-23-76	201	505
Darke, O.	11-23-76	11-24-76	390	173
Delaware, O.	11-23-76	11-29-76	304	564
Fairfield, O.	11-23-76	11-24-76	390	362
Fayette, O.	11-23-76	11-23-76	123	41
Franklin, O.	11-23-76	11-26-76	3641	453
Greene, O.	11-23-76	11-24-76	523	676
Hamilton, O.	11-23-76	11-23-76	4137	148
Hardin, O.	11-23-76	11-23-76	75	187
Highland, O.	11-23-76	11-26-76	233	75
Licking, O.	11-23-76	11-24-76	643	135
Logan, O.	11-23-76	11-23-76	297	924
Madison, O.	11-23-76	11-24-76	209	119
Mercer, O.	11-23-76	11-30-76	230	691
Miami, O.	11-23-76	11-23-76	513	192
Montgomery, O.	11-23-76	11-23-76	76	1252A01
Muskingum, O.	11-23-76	11-24-76	624	1
Pendleton, Ky.	12-06-77	12-06-77	88	224
Pickaway, O.	11-23-76	11-23-76	233	15
Pike, O.	11-23-76	11-24-76	107	365
Preble, O.	11-23-78	11-23-76	211	131
Ross, O.	11-23-76	11-24-76	335	172
Scioto, O.	11-23-76	11-23-76	516	97
Shelby, O.	11-23-76	11-25-76	213	403
Union, O.	11-23-76	11-23-76	244	743
Van Wert, O.	11-23-76	11-29-76	209	99
Warren, O.	11-23-76	11-23-76	465	491

168h

Twenty-first Supplemental Indenture Dated as of April 15, 1977

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	04-29-77	04-29-77	A82	285
Auglaize, O.	04-29-77	04-29-77	204	828
Boone, Ky.	06-07-77	06-09-77	213	129
Brown, O.	04-29-77	04-29-77	186	469
Butler, O.	04-29-77	05-02-77	1352	622
Campbell, Ky.	11-02-77	11-02-77	123	557
Champaign, O.	04-29-77	05-06-77	226	603
Clark, O.	04-29-77	05-02-77	773	650
Clermont, O.	04-29-77	05-02-77	473	9
Clinton, O.	04-29-77	04-29-77	196	335
Coshocton, O.	04-29-77	04-29-77	203	206
Darke, O.	04-29-77	05-02-77	398	178
Delaware, O.	04-29-77	05-05-77	308	345
Fairfield, O.	04-29-77	05-02-77	395	238
Fayette, O.	04-29-77	04-29-77	124	370
Franklin, O.	04-29-77	05-03-77	3675	99
Greene, O.	04-29-77	05-02-77	529	363
Hamilton, O.	04-29-77	04-29-77	4157	332
Hardin, O.	04-29-77	04-29-77	77	134
Highland, O.	04-29-77	05-06-77	235	510
Licking, O.	04-29-77	05-02-77	650	408
Logan, O.	04-29-77	04-29-77	300	870
Madison, O.	04-29-77	05-04-77	212	236
Mercer, O.	04-29-77	05-03-77	233	306
Miami, O.	04-29-77	04-29-77	518	73
Montgomery, O.	04-29-77	04-29-77	77	449A01
Muskingum, O.	04-29-77	05-02-77	634	229
Pendleton, Ky.	12-08-77	12-08-77	88	285
Pickaway, O.	04-29-77	05-02-77	236	6
Pike, O.	04-29-77	05-05-77	108	272
Preble, O.	04-29-77	05-02-77	213	170
Ross, O.	04-29-77	05-02-77	338	725
Scioto, O.	04-29-77	06-09-77	529	1
Shelby, O.	04-29-77	05-03-77	216	611
Union, O.	04-29-77	04-29-77	246	297
Van Wert, O.	04-29-77	05-02-77	214	23
Warren, O.	04-29-77	04-29-77	472	82

168i

Twenty-second Supplemental Indenture Dated as of October 15, 1977

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	10-25-77	10-25-77	A84	790
Auglaize, O.	10-25-77	10-25-77	208	523
Boone, Ky.	10-25-77	10-25-77	222	202
Brown, O.	10-25-77	10-25-77	190	526
Butler, O.	10-25-77	10-26-77	1381	114
Campbell, Ky.	11-02-77	11-02-77	124	1
Champaign, O.	10-25-77	10-28-77	229	700
Clark, O.	10-25-77	10-26-77	783	166
Clermont, O.	10-25-77	10-26-77	490	1
Clinton, O.	10-25-77	10-25-77	200	438
Coshocton, O.	10-25-77	10-25-77	206	483
Darke, O.	10-25-77	10-26-77	410	64
Delaware, O.	10-25-77	10-28-77	315	38
Fairfield, O.	10-25-77	10-26-77	403	812
Fayette, O.	10-25-77	10-25-77	126	393
Franklin, O.	10-25-77	10-27-77	3737	431
Greene, O.	10-25-77	10-26-77	540	221
Hamilton, O.	10-25-77	10-25-77	4188	1385
Hardin, O.	10-25-77	10-25-77	80	120
Highland, O.	10-25-77	10-25-77	238	910
Licking, O.	10-25-77	10-26-77	662	87
Logan, O.	10-25-77	10-25-77	305	640
Madison, O.	10-25-77	10-26-77	217	321
Mercer, O.	10-25-77	11-01-77	236	751
Miami, O.	10-25-77	10-25-77	526	329
Montgomery, O.	10-25-77	10-25-77	77	1430A01
Muskingum, O.	10-25-77	10-26-77	652	206
Pendleton, Ky.	12-08-77	12-08-77	88	340
Pickaway, O.	10-25-77	10-26-77	240	292
Pike, O.	10-25-77	10-27-77	109	642
Preble, O.	10-25-77	10-26-77	216	584
Ross, O.	10-25-77	10-26-77	344	46
Scioto, O.	10-25-77	12-01-77	526	578
Shelby, O.	10-25-77	10-27-77	222	215
Union, O.	10-25-77	10-25-77	248	595
Van Wert, O.	10-25-77	10-31-77	221	159
Warren, O.	10-25-77	10-25-77	484	1

168j

Twenty-third Supplemental Indenture Dated as of April 1, 1978

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	04-06-78	04-06-78	A86	413
Auglaize, O.	04-06-78	04-06-78	211	219
Boone, Ky.	04-06-78	04-06-78	230	174
Brown, O.	04-06-78	04-06-78	193	395
Butler, O.	04-06-78	04-07-78	1400	439
Campbell, Ky.	04-06-78	04-06-78	128	541
Champaign, O.	04-06-78	04-07-78	231	938
Clark, O.	04-06-78	04-07-78	789	651
Clermont, O.	04-06-78	04-07-78	502	667
Clinton, O.	04-06-78	04-07-78	203	390
Coshocton, O.	04-06-78	04-06-78	208	554
Darke, O.	04-06-78	04-07-78	418	36
Delaware, O.	04-06-78	04-12-78	320	325
Fairfield, O.	04-06-78	04-07-78	409	171
Fayette, O.	04-06-78	04-06-78	127	876
Franklin, O.	04-06-78	04-10-78	3781	636
Greene, O.	04-06-78	04-07-78	547	239
Hamilton, O.	04-06-78	04-06-78	4212	419
Hardin, O.	04-06-78	04-06-78	82	82
Highland, O.	04-06-78	04-06-78	241	125
Licking, O.	04-06-78	04-10-78	669	790
Logan, O.	04-06-78	04-06-78	306	450
Madison, O.	04-06-78	04-07-78	221	1
Mercer, O.	04-06-78	04-11-78	239	56
Miami, O.	04-06-78	04-06-78	532	36
Montgomery, O.	04-06-78	04-06-78	78	1013A01
Muskingum, O.	04-06-78	04-07-78	664	166
Pendleton, Ky.	04-06-78	04-06-78	92	308
Pickaway, O.	04-06-78	04-06-78	243	268
Pike, O.	04-06-78	04-13-78	110	546
Preble, O.	04-06-78	04-07-78	218	421
Ross, O.	04-06-78	04-07-78	347	320
Scioto, O.	04-06-78	04-24-78	531	555
Shelby, O.	04-06-78	04-10-78	225	451
Union, O.	04-06-78	04-06-78	250	302
Van Wert, O.	04-06-78	04-10-78	226	45
Warren, O.	04-06-78	04-06-78	492	340

168k

Twenty-fourth Supplemental Indenture Dated as of November 1, 1978

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	11-28-78	11-28-78	A89	856
Auglaize, O.	11-28-78	11-28-78	217	46
Boone, Ky.	11-28-78	11-28-78	248	29
Brown, O.	11-28-78	11-28-78	198	468
Butler, O.	11-28-78	11-29-78	1435	689
Campbell, Ky.	11-28-78	11-28-78	132	327
Champaign, O.	11-28-78	12-01-78	235	890
Clark, O.	11-28-78	11-29-78	801	730
Claremont, O.	11-28-78	11-28-78	525	230
Clinton, O.	11-28-78	11-28-78	209	113
Coshocton, O.	11-28-78	11-28-78	213	520
Darke, O.	11-28-78	11-28-78	432	54
Delaware, O.	11-28-78	12-05-78	328	722
Fairfield, O.	11-28-78	11-29-78	420	601
Fayette, O.	11-28-78	11-28-78	130	206
Franklin, O.	11-28-78	11-30-78	3863	513
Greene, O.	11-28-78	11-29-78	561	94
Hamilton, O.	11-28-78	11-28-78	4256	554
Hardin, O.	11-28-78	11-28-78	85	202
Highland, O.	11-28-78	11-28-78	245	383
Licking, O.	11-28-78	11-29-78	685	65
Logan, O.	11-28-78	11-28-78	315	905
Madison, O.	11-28-78	11-28-78	227	286
Mercer, O.	11-28-78	12-05-78	243	112
Miami, O.	11-28-78	11-28-78	542	568
Montgomery, O.	11-28-78	11-28-78	78	1646A01
Muskingum, O.	11-28-78	11-29-78	687	200
Pendleton, Ky.	11-28-78	11-28-78	95	11
Pickaway, O.	11-28-78	11-28-78	249	618
Pike, O.	11-28-78	11-29-78	112	684
Preble, O.	11-28-78	11-29-78	223	63
Ross, O.	11-28-78	11-29-78	354	742
Scioto, O.	11-28-78	12-15-78	539	371
Shelby, O.	11-28-78	11-30-78	230	811
Union, O.	11-28-78	11-28-78	253	33
Van Wert, O.	11-28-78	12-04-78	235	140
Warren, O.	11-28-78	11-28-78	507	859

168l

Twenty-fifth Supplemental Indenture Dated as of August 1, 1979

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	08-07-79	08-07-79	A92	782
Auglaize, O.	08-07-79	08-07-79	221	687
Boone, Ky.	08-07-79	08-07-79	263	130
Brown, O.	08-07-79	08-07-79	203	1
Butler, O.	08-07-79	08-08-79	1469	115
Campbell, Ky.	08-07-79	08-07-79	33	404
Champaign, O.	08-07-79	08-10-79	239	165
Clark, O.	08-07-79	08-08-79	813	13
Clermont, O.	08-07-79	08-09-79	544	491
Clinton, O.	08-07-79	08-10-79	213	596
Coshocton, O.	08-07-79	08-07-79	217	323
Darke, O.	08-07-79	08-08-79	443	276
Delaware, O.	08-07-79	08-14-79	337	1
Fairfield, O.	08-07-79	08-08-79	429	292
Fayette, O.	08-07-79	08-07-79	132	244
Franklin, O.	08-07-79	08-09-79	3944	387
Greene, O.	08-07-79	08-08-79	574	63
Hamilton, O.	08-07-79	08-07-79	4296	605
Hardin, O.	08-07-79	08-07-79	88	167
Highland, O.	08-07-79	08-07-79	248	643
Licking, O.	08-07-79	08-09-79	698	63
Logan, O.	08-07-79	08-07-79	320	858
Madison, O.	08-07-79	08-08-79	230	261
Mercer, O.	08-07-79	08-14-79	247	51
Miami, O.	08-07-79	08-07-79	551	417
Montgomery, O.	08-07-79	08-07-79	79	967A01
Muskingum, O.	08-07-79	08-08-79	707	244
Pendleton, Ky.	08-07-79	08-10-79	96	481
Pickaway, O.	08-07-79	08-07-79	255	140
Pike, O.	08-07-79	08-08-79	114	78
Preble, O.	08-07-79	08-08-79	226	331
Ross, O.	08-07-79	08-08-79	361	208
Scioto, O.	08-07-79	10-01-79	549	1
Shelby, O.	08-07-79	08-09-79	235	436
Union, O.	08-07-79	08-07-79	255	603
Van Wert, O.	08-07-79	08-13-79	242	205
Warren, O.	08-07-79	08-07-79	28	319

168m

Twenty-sixth Supplemental Indenture Dated as of December 1, 1979

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	12-12-79	12-12-79	A94	670
Auglaize, O.	12-12-79	12-12-79	223	846
Boone, Ky.	12-12-79	12-12-79	273	149
Brown, O.	12-12-79	12-12-79	205	2166
Butler, O.	12-12-79	12-13-79	1487	148
Campbell, Ky.	12-12-79	12-12-79	136	502
Champaign, O.	12-12-79	12-14-79	240	1025
Clark, O.	12-12-79	12-13-79	819	739
Clermont, O.	12-12-79	12-13-79	555	153
Clinton, O.	12-12-79	12-12-79	216	238
Coshocton, O.	12-12-79	12-12-79	219	294
Darke, O.	12-12-79	12-13-79	450	322
Delaware, O.	12-12-79	12-18-79	341	312
Fairfield, O.	12-12-79	12-13-79	433	836
Fayette, O.	12-12-79	12-12-79	133	397
Franklin, O.	12-12-79	12-14-79	3988	469
Greene, O.	12-12-79	12-13-79	581	367
Hamilton, O.	12-12-79	12-12-79	4317	877
Hardin, O.	12-12-79	12-12-79	90	130
Highland, O.	12-12-79	12-12-79	250	514
Licking, O.	12-12-79	12-13-79	705	586
Logan, O.	12-12-79	12-12-79	323	655
Madison, O.	12-12-79	12-14-79	232	76
Mercer, O.	12-12-79	12-18-79	249	356
Miami, O.	12-12-79	12-12-79	556	326
Montgomery, O.	12-12-79	12-12-79	79	1577A01
Muskingum, O.	12-12-79	12-13-79	719	263
Pendleton, Ky.	12-12-79	12-13-79	97	540
Pickaway, O.	12-12-79	12-12-79	258	102
Pike, O.	12-12-79	12-19-79	114	831
Preble, O.	12-12-79	12-13-79	228	231
Ross, O.	12-12-79	12-13-79	364	696
Scioto, O.	12-12-79	12-26-79	552	1
Shelby, O.	12-12-79	12-14-79	238	327
Union, O.	12-12-79	12-12-79	257	295
Van Wert, O.	12-12-79	12-12-79	246	299
Warren, O.	12-12-79	12-12-79	45	796

168n

Twenty-seventh Supplemental Indenture Dated as of February 1, 1981

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	02-10-81	02-10-81	A99	312
Auglaize, O.	02-10-81	02-10-81	230	170
Boone, Ky.	02-10-81	02-10-81	294	145
Brown, O.	02-10-81	02-10-81	210	118
Butler, O.	02-10-81	02-11-81	1530	19
Campbell, Ky.	02-10-81	02-10-81	140	84
Champaign, O.	02-10-81	02-13-81	245	204
Clark, O.	02-10-81	02-11-81	834	477
Clermont, O.	02-10-81	02-11-81	578	403
Clinton, O.	02-10-81	02-10-81	221	379
Coshocton, O.	02-10-81	02-10-81	224	467
Darke, O.	02-10-81	02-11-81	465	259
Delaware, O.	02-10-81	02-18-81	352	463
Fairfield, O.	02-10-81	02-11-81	444	342
Fayette, O.	02-10-81	02-10-81	136	101
Franklin, O.	02-10-81	02-10-81	0	0590C01
Greene, O.	02-10-81	02-10-81	128	596
Hamilton, O.	02-10-81	02-10-81	4360	241
Hardin, O.	02-10-81	02-10-81	94	163
Highland, O.	02-10-81	02-10-81	254	683
Licking, O.	02-10-81	02-11-81	723	60
Logan, O.	02-10-81	02-10-81	330	117
Madison, O.	02-10-81	02-11-81	236	484
Mercer, O.	02-10-81	02-17-81	254	481
Miami, O.	02-10-81	02-10-81	566	805
Montgomery, O.	02-10-81	02-10-81	81	107A01
Muskingum, O.	02-10-81	02-11-81	747	50
Pendleton, Ky.	02-10-81	02-10-81	99	551
Pickaway, O.	02-10-81	02-10-81	264	354
Pike, O.	02-10-81	02-11-81	116	845
Preble, O.	02-10-81	02-11-81	233	109
Ross, O.	02-10-81	02-11-81	373	412
Scioto, O.	02-10-81	02-11-81	564	606
Shelby, O.	02-10-81	02-12-81	245	661
Union, O.	02-10-81	02-10-81	251	706
Van Wert, O.	02-10-81	02-11-81	258	1
Warren, O.	02-10-81	02-10-81	83	289

168o

Twenty-eighth Supplemental Indenture Dated as of February 18, 1981

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	02-18-81	02-18-81	A99	400
Auglaize, O.	02-17-81	02-18-81	230	271
Boone, Ky.	02-18-81	02-18-81	294	243
Brown, O.	02-18-81	02-18-81	210	190
Butler, O.	02-18-81	02-19-81	1530	502
Campbell, Ky.	02-18-81	02-18-81	140	151
Champaign, O.	02-18-81	02-20-81	245	336
Clark, O.	02-18-81	02-18-81	834	684
Clermont, O.	02-18-81	02-19-81	578	663
Clinton, O.	02-18-81	02-20-81	221	464
Coshocton, O.	02-18-81	02-18-81	224	687
Darke, O.	02-18-81	02-19-81	466	48
Delaware, O.	02-18-81	02-24-81	352	624
Fairfield, O.	02-18-81	02-19-81	444	527
Fayette, O.	02-18-81	02-18-81	136	181
Franklin, O.	02-18-81	02-18-81	0	0605E07
Greene, O.	02-18-81	02-18-81	129	40
Hamilton, O.	02-18-81	02-18-81	4360	1380
Hardin, O.	02-18-81	02-18-81	94	188
Highland, O.	02-18-81	02-18-81	254	768
Licking, O.	02-18-81	02-19-81	723	432
Logan, O.	02-18-81	02-18-81	330	241
Madison, O.	02-18-81	02-19-81	236	579
Mercer, O.	02-18-81	02-24-81	254	591
Miami, O.	02-18-81	02-18-81	569	9
Montgomery, O.	02-18-81	02-18-81	81	129A01
Muskingum, O.	02-18-81	02-19-81	747	207
Pendleton, Ky.	02-17-81	02-17-81	99	605
Pickaway, O.	02-18-81	02-18-81	284	462
Pike, O.	02-18-81	02-25-81	117	1
Preble, O.	02-18-81	02-19-81	233	182
Ross, O.	02-18-81	02-19-81	373	519
Scioto, O.	02-18-81	02-19-81	564	720
Shelby, O.	02-18-81	02-20-81	245	788
Union, O.	02-18-81	02-18-81	261	787
Van Wert, O.	02-18-81	02-25-81	253	84
Warren, O.	02-18-81	02-18-81	83	704

168p

Twenty-ninth Supplemental Indenture Dated as of September 1, 1981

			Mortgage Records
County	Date Presented	Date Recorded	Vol.	Page
Adams, O.	09/29/81	09/29/81	A102	101
Auglaize, O.	09/29/81	09/29/81	234	26
Boone, Ky.	09/29/81	09/29/81	304	172
Brown, O.	09/29/81	09/29/81	213	165
Butler, O.	09/29/81	09/29/81	1553	144
Campbell, Ky.	09/29/81	09/29/81	142	194
Champaign, O.	09/29/81	10/02/81	247	998
Clark, O.	09/29/81	09/29/81	843	486
Clermont, O.	09/29/81	09/29/81	589	843
Clinton, O.	09/29/81	09/29/81	224	418
Coshocton, O.	09/29/81	09/29/81	228	119
Darke, O.	09/29/81	09/30/81	474	298
Delaware, O.	09/29/81	10/03/81	358	688
Fairfield, O.	09/29/81	09/30/81	450	166
Fayette, O.	09/29/81	09/29/81	137	679
Franklin, O.	09/29/81	09/29/81	0	1239 C04
Greene, O.	09/29/81	09/29/81	144	552
Hamilton, O.	09/29/81	09/29/81	4384	56
Hardin, O.	09/29/81	09/29/81	96	255
Highland, O.	09/29/81	09/29/81	257	233
Licking, O.	09/29/81	09/30/81	732	628
Logan, O.	09/29/81	09/29/81	334	227
Madison, O.	09/29/81	09/30/81	239	366
Mercer, O.	09/29/81	10/06/81	257	70
Miami, O.	09/29/81	09/29/81	575	71
Montgomery, O.	09/29/81	09/29/81	81	857A01
Muskingum, O.	09/29/81	09/30/81	764	200
Pendleton, Ky.	09/29/81	09/29/81	101	21
Pickaway, O.	09/29/81	09/29/81	268	474
Pike, O.	09/29/81	09/30/81	118	113
Preble, O.	09/29/81	09/30/81	236	349
Ross, O.	09/29/81	09/30/81	378	436
Scioto, O.	09/29/81	09/30/81	569	524
Shelby, O.	09/29/81	10/01/81	249	805
Union, O.	09/29/81	09/29/81	264	288
Van Wert, O.	09/29/81	10/06/81	264	1
Warren, O.	09/29/81	09/29/81	105	122

168q

(This page left blank intentionally.)

APPENDIX A ARTICLE THREE OF THE ELEVENTH SUPPLEMENTAL INDENTURE, AS AMENDED BY SECTION 2 OF ARTICLE THREE OF THE FIFTEENTH SUPPLEMENTAL INDENTURE ____________________
ARTICLE THREE. Amendments to First Mortgage as Amended to Become Effective at a Later Date or Dates.

Section 1.  Each of the amendments provided for by the following Sections 2, 3, 4, 5 and 6 of this Article Three shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984 or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended; provided that no consent of the holders of the Bonds of Series Due 1997 shall be required to effect said amendments.

Section 2.  Effective on a date fixed as provided in Section 1 of this Article Three, the following Clauses in the Granting Clauses of the First Mortgage and of each Supplemental Indenture which has Granting Clauses similarly entitled, “Other Real Estate and Appurtenances” and “Property Hereafter To Become Subject To The Lien of This Indenture” are hereby amended as follows:

(a) The final phrase of the last paragraph of the Clause entitled “Other Real Estate and Appurtenances” which heretofore provided as follows:
“or (2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.”

is amended to read as follows:

“or (2) in any case, to any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of the amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.”

(b) The final phrase of paragraph A of the Clause entitled “Property Hereafter To Become Subject To The Lien of This Indenture” which heretofore provided as follows:
“or (2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.”
is amended to read as follows:

“or (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.”

(c) Paragraph B of the Clause entitled “Property Hereafter To Become Subject To The Lien of This Indenture” is amended to read as follows:

“B. Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which from time to time after the execution of this Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also when and as hereinafter provided as and for substituted security, for the payment of the Bonds to be issued hereunder, and to hold and apply any and all such property subject to the terms hereof.”

Section 3.  Effective on a date fixed as provided in Section 1 of this Article Three, the Maintenance and Replacement Fund, provided for in Section 5 of Article Eight of the First Mortgage as amended, shall be discontinued. On that date the obligation ref the Company to make payments to the Trustee as a Maintenance and Replacement Fund shall be terminated and all property which shall have theretofore become funded property by being used as a deduction under Section 5 of Article Eight of the First Mortgage as amended shall no longer be funded property except an amount of such funded property equal to the amount of retirements, as defined in Section 4 of Article One of the First Mortgage. In order to effect this result and to change the definition of funded property to include property additions equal to retirements rather than equal to deductions under the Maintenance and Replacement Fund, the following amendments shall become effective on a date fixed as provided in Section 1 of this Article Three:

(a) Section 5 of Article Eight of the First Mortgage as amended is hereby deleted;
(b) Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended is hereby amended so as to read:

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000 or Series Due 2001 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”

(c) Section 3 of Article Five of the First Mortgage as amended is hereby amended so as to read:

“Section 3. Bonds of any one or more series shall be authenticated and delivered under the provisions of this Article Five upon the basis of property additions, as defined in Section 4 of Article One, which are not then funded property, as defined in Section 5 of Article One, in a principal amount not exceeding 60 per centum (60%) of the cost or the then fair value thereof to the Company, whichever shall be less. The cost of any such property additions shall be deemed to be the sum of (1) any cash forming a part of such cost, (2) an amount equivalent to the fair market value in cash of any securities issued or delivered in payment therefor or for the acquisition thereof as of the date of such issue or delivery, and (3) the principal amount of any prior lien bonds outstanding against such property additions at the time of their acquisition unless the engineer’s certificate, hereinafter in subdivision (3) of Section 6 of this Article Five provided for, shall show that other property additions subject to the lien securing such prior lien bonds are then funded property as defined in Section 5 of Article One. The fair value to the Company of any such property additions shall be deemed to be the fair value thereof to the Company as of the time when such fair value is being determined, such fair value to be determined as if such property additions were free of prior liens, if any. The amount of funded property, the amount of the cost of any property additions and the then fair value thereof to the Company and the amount of retirements shall be determined for the purpose of this Section by the appropriate certificates provided for in Section 6 of this Article Five.”

(d) Subparagraph (c) of subdivision (3) of Section 6 of Article Five is hereby amended to read as follows:

“(c) stating that such property additions are desirable for use in the proper conduct of the Company’s business, that such property additions do not consist in whole or in part of funded property as defined in Section 5 of Article One and that funded property includes, as of the date of the certificate, property additions having a cost to the Company equal to the dollar amount stated in said certificate of retirements made by the Company as defined in Section 4 of Article One to a date not more than 30 days prior to the date of the certificate.”

(e) Subdivision (9) or Section 6 of Article Eve is hereby deleted.

Effective on a date fixed as provided in Section 1 of this Article Three, the Company and the Trustee shall enter into a supplemental indenture which shall by amendment delete such references, adjust such enumera-

tion of sections and paragraphs and make such changes in the First Mortgage as amended necessary to make it consistent with the amendments provided for in this Section 3.

Section 4.  Effective on a date fixed as provided in Section 1 of this Article Three, Section 7 of Article Eight of the First Mortgage as amended is hereby amended by amending clause (a) of the first sentence thereof to read as follows:

“… (a) by reputable fire insurance companies, any loss to be made payable to the Trustee, as its interest may appear, or to the trustee or other holder of any mortgage or other lien constituting a prior lien or a lien prior hereto, if required by the terms thereof, except any loss as to materials and supplies and except any loss less than one million dollars ($1,000,000),....”

Section 5.  Effective on a date fixed as provided in Section 1 of this Article Three, Section 3 of Article Eleven of the First Mortgage as amended is hereby amended by amending the first sentence of the third full paragraph of said Section to read as follows:

“In case the release of property is based upon property additions, the Trustee shall also be furnished with such certificates and opinions with respect to such property additions and such instruments and other papers as would be necessary to entitle the Company under the provisions of Section 6 of Article Five hereof to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company.”

Section 6.  Effective on a date fixed as provided in Section 1 of this Article Three, Section 5 of Article Eleven of the First Mortgage as amended is hereby amended by amending that part of the first sentence of the second paragraph thereof which precedes clause (b) to read as follows:

“Such moneys shall from time to time be paid out or used or applied by the Trustee as aforesaid upon the written order of the

Company, signed by its President or a Vice-President, and (a) with respect to any payment under subdivision (1) above, upon receipt by the Trustee of such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five hereof to entitle the Company to the authentication and delivery of Bonds upon the basis thereof, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivision (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company; or …”

Section 7.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the bonds of a particular series and such amendment will only require the consent by holders of seventy-five percentum (75%) in aggregate principal amount of the bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 1997 shall be required to effect any of the amendments provided for in, or permitted by, this Article Three.

APPENDIX B ARTICLE FOUR OF THE FIFTEENTH SUPPLEMENTAL INDENTURE ____________________
ARTICLE FOUR Amendment To First Mortgage As Amended To Become Effective At The Time The Amendments Made By The Eleventh Supplemental Indenture Become Effective.

Section 1.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (referred to in Section 1 of Article Three hereof), the First Mortgage as amended shall be further amended by changing the definition of “retirements” contained in Section 4 of Article One so that the remainder of the sentence after the words “Section 7 of Article Eight” will read as follows: “or Section 2, 3 or 6 of Article Eleven.”

APPENDIX C ARTICLE FIVE, SECTIONS 1, 3 AND 4 OF THE FIFTEENTH SUPPLEMENTAL INDENTURE ____________________
ARTICLE FIVE. Amendments To First Mortgage As Amended To Become Effective At A Later Date.

Section 1.  Each of the amendments provided for by the following Sections 2 and 3 of this Article Five shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bands at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended; provided that no consent of the holders of the Bonds of Series Due 2001 shall be required to effect said amendments.

Section 3.  Effective on a date fixed as provided in Section 1 of this Article Five, Subparagraph (1) of Section 2 of Article Eleven of the First Mortgage as amended is hereby amended by inserting after the words “or other similar property” the following:

“, or any nuclear fuel materials, assemblies or components,”.

Section 4.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Five or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 2001 shall be required to effect any of the amendments provided for in, or permitted by, this Article Five.

APPENDIX D

SIXTH SUPPLEMENTAL INDENTURE, dated as of February 1, 1952, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Recitals

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof ; and

Whereas, the Company has heretofore executed and delivered to the Trustee a supplemental indenture, dated as of March 1, 1937 (hereinafter sometimes called the First Supplemental Indenture), providing for the creation and issue of a series of the Bonds known as its First and Refunding Mortgage Bonds, 31/4% Series Due 1962; and

Whereas, the Company has heretofore executed and delivered to the Trustee & Second Supplemental Indenture, dated as of January 1, 1940, amending in the respects therein set forth the First Mortgage and providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 3% Series Due 1970; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture, dated as of October 1, 1945, amending in the respects therein set forth the First Mortgage and providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 23/4% Series Due 1975; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture, dated as of January 1,1948, amending in the respects therein set forth the First Mortgage providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 3% Series Due 1978; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Fifth Supplemental Indenture, dated as of December 1, 1948, amending in the respects therein set forth the First Mortgage and providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 3% Series A, Due 1978 (the First Mortgage, as amended by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture being hereinafter sometimes called the First Mortgage as amended) ; and

Whereas, the Company has issued under the First Mortgage (1) its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/2% Series Due 1960, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (2) its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/4% Series Due 1962, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (3) its Bonds of a series known as the First Mortgage Bonds, 3% Series Due 1970, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (4) its Bonds of a series known as the First Mortgage Bonds, 23/4% Series Due 1975, limited to the aggregate principal amount of $28,850,000, of which there are outstanding Bonds of the aggregate principal amount of $28,850,000 and (5) its Bonds of a series known as the First Mortgage Bonds, 3% Series Due 1978, of which there are outstanding Bonds of the aggregate principal amount of $8,000,000 and of which (pursuant to provisions of the Fifth Supplemental Indenture) no further bonds may be issued; and (6) its Bonds of a series known as its First Mortgage Bonds, 3% Series A, Due 1978, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000; and

Whereas, it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of the First Mortgage; and

Whereas, the Company pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Sixth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 31/4% Series Due 1982, which shall be limited to the aggregate principal amount of $15,000,000; and
Form of Bonds of 3¼ Series Due 1982
Whereas, the Bonds of the 31/4% Series Due 1982, the coupons to be attached to the coupon Bonds of such series, and the Trustee’s certificate to be endorsed on all the Bonds of the 31/4% Series Due 1982 are to be substantially in the following forms, respectively, with appropriate omissions, insertions and variations as in the First Mortgage as amended and in this Sixth Supplemental Indenture provided or permitted:

[Omitted from this composite printing are the forms of coupon bond, coupon, fully registered bond, and Trustee’s Certificate set forth in the Sixth Supplemental Indenture for the Bonds of 31/4% Series Due 1982. See the comparable forms, which are generally similar, set forth in the Seventh Supplemental Indenture (infra, Appendix E) for the Bonds of 3% Series Due 1986.]

Authority to Sixth Supplemental Indenture
Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Sixth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 31/4% Series Due 1982 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Granting Clause	Now, therefore, this Indenture witnesseth
that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Sixth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the term and conditions upon which the Bonds of the 31/4% Series Due 1982 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 31/4% Series Due 1982 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Sixth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Sixth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.	Property subject to Lien of Mortgage

All and singular, the following described real property and interests in real property acquired by the Company between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of the Sixth Supplemental Indenture, and owned by the Company at the latter date:

[Specific property descriptions omitted from this composite printing.]

SECOND. Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of this Sixth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD. Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of this Sixth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

FOURTH. Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of this Sixth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
FIFTH. Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of this Sixth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied on enjoyed in connection with such distribution systems or any of them; together with all rights of way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public way with as well as without the corporate limits of any municipal corporations, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing.]
SIXTH. Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of this Sixth Supplemental Indenture and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

SEVENTH. Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of this Sixth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service, including the following:

[Specific property descriptions omitted from this composite printing.]

EIGHTH. Telephone Lines.

All telephone lines of the Company acquired by it between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of this Sixth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

NINTH. Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between December 1, 1948, the date of the Fifth Supplemental Indenture, and the date of this Sixth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Sixth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

TENTH. Other Real Estate and Appurtenances.

A. All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Sixth Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C. All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D. All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E. All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues,

earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore or hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.

ELEVENTH. Property Hereafter to Become Subject to the Lien of the First Mortgage.

A. Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed de-

fault as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.

B. Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Sixth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

Habendum Clause
To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject Clause
Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1951 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

Grant in Trust	In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended, expressed and declared.

ARTICLE ONE. Bonds of 31/4% Series Due 1982 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “31/4% Series Due 1982” (hereinafter referred to as the Bonds of Series Due 1982), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of Series Due 1982 which may be outstanding under the First Mortgage as amended and this Sixth Supplemental Indenture shall be limited to $15,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.
31/4% Series Due 1982, $15,000,000 aggregate principal amount

The Bonds of Series Due 1982, the interest coupons to be attached to the coupon Bonds of this series and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 1982 shall respectively be substantially of the tenor and purport above recited, with such appropriate omissions, insertions and variations as in the First Mortgage as amended and in this Sixth Supplemental Indenture provided or permitted.

Section 2.  Upon the execution and delivery of this Sixth Supplemental Indenture and upon delivery to the Trustee of $15,000,000 aggregate principal amount of Bonds of Series Due 1982, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Sixth Supplemental Indenture, authenticate
Initial lease upon execution and delivery of Sixth Supplemental Indenture said Bonds and deliver said Bonds as provided in said Article Seven.
Bonds dated as of February 1, 1952 Bonds mature February 1, 1982; Interest of 31/4% per annum payable February 1 and August 1
Section 3.  The Bonds of Series Due 1982 shall be dated as of February 1, 1952, in the case of (a) coupon Bonds, and (b) temporary Bonds with or without coupons; registered Bonds without coupons shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; the Bonds shall mature February 1, 1982; shall bear interest at the rate of three and one-quarter per centum (31/4%) per annum until paid or redeemed as hereinafter provided, payable on August 1, 1952, and thereafter semi-annually on each February 1 and August 1; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, but, in the case of interest on coupon Bonds payable at or prior to maturity, only upon presentation and surrender of such interest coupons as they shall severally mature.

Coupon Bonds issued in denominations of $1,000 – Registered Bonds without coupons in denominations of $1,000, $5,000 or any multiples of $5,000
Section 4.  Bonds of Series Due 1982 in coupon form shall be issued in the denomination of $1,000, and shall be registrable as to principal only. Registered Bonds of Series Due 1982 without coupons shall be issued in the denominations of $1,000, $5,000, and any multiple of $5,000. Subject to the provisions of the First Mortgage as amended, and as provided therein, the holder of any coupon Bond or Bonds of Series Due 1982 may surrender for cancellation such Bond or Bonds, with all unmatured coupons attached, in exchange for a registered Bond or Bonds of Series Due 1982 without coupons, of authorized denominations for the same aggregate principal amount. Subject to the provisions of the First Mortgage as amended, and as provided therein, any owner of a registered Bond of Series Due 1982 may, at his option, surrender the same for cancellation in exchange for a coupon Bond or Bonds of Series Due 1982 of the denomination of $1,000, for a like aggregate principal amount, with all unmatured coupons attached.

Until definitive Bonds of Series Due 1982 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 1982 with or without coupon or coupons as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Sixth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.
Temporary Bonds

Section 5.  Bonds of Series Due 1982 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 1982 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal
Bonds redeemable at rates set forth

amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning February 1	Regular Redemption Premium	Special Redemption Premium
1952	5.25%	3.25%
1953	5.10%	3.15%
1954	4.90%	3.05%
1955	4.70%	2.90%
1956	4.55%	2.80%
1957	4.35%	2.70%
1958	4.15%	2.60%
1959	4.00%	2.45%
1960	3.80%	2.35%
1961	3.60%	2.25%
1962	3.45%	2.15%
1963	3.25%	2.00%
1964	3.05%	1.90%
1965	2.90%	1.80%
1966	2.70%	1.70%
1967	2.50%	1.55%
1968	2.35%	1.45%
1969	2.15%	1.35%
1970	1.95%	1.25%
1971	1.80%	1.15%
1972	1.60%	1.05%
1973	1.40%	.95%
1974	1.25%	.85%
1975	1.05%	.75%
1976	.85%	.65%
1977	.70%	.55%
1979	.50%	.45%
1979	.35%	.35%
1980	.25%	.25%

and without premium in either case if redeemed on or after February 1, 1981.

In determining whether the “Regular Redemption Premium” or the “Special Redemption Premium” is applicable,

the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 1982 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Sixth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 1982 at any time outstanding.

Section 6. So long as any Bonds of Series Due 1982 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1953, an amount in cash and/or a principal amount of Bonds of Series Due 1982 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 1982 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 1982 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 1982 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not therefore have become funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which
Annual deposit in Improvement and Sinking Fund provision — credit against annual deposits the Company shall then elect to make the basis of a credit under this Section.
On or before April 30 of each year beginning with the year 1953, the Company shall deliver to the Trustee
Treasurer’s Certificate in support of annual deposit -	(1) a Treasurer’s certificate which shall state:
(i) the greatest aggregate principal amount of Bonds of Series Due 1982 theretofore outstanding at any one time; and

(ii) the aggregate principal amount of all Bonds of Series Due 1982 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;

And
and credit against annual deposit elected by Company
(2) if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five of the First Mortgage as amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization or the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First

Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been mad. the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third Supplemental Indenture, Section 6 of Article One of the Fourth Supplemental Indenture, Section 6 of Article One of the Fifth Supplemental Indenture or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of Series Due 1982 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.
Property additions used for credit shall be “funded property”

Notwithstanding any other provisions of the First Mortgage as amended or this Sixth Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming
Company permitted to anticipate requirements of Section

due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 1982 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.

Application by Trustee of cash deposited by Company under Section
The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 1982 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 1982 shall be purchased at such price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the cost of redeeming such Bonds of Series Due 1982 with the Special Redemption Premium provided therefor on a date forty (40) days after the date of such purchase (including in such cost the premium, if any, and accrued interest from the interest date next preceding the date of purchase to such redemption date).

Company may direct Trustee to apply payment to redemption of Bonds
Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 1982, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of Series Due 1982, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 1982 or required for the purchase of Bonds of Series Due 1982 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 1982, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 1982. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1982, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 1982 or for the redemption of Bonds of Series Due 1982 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 1982. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1982, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.
Redemption of funds with bonds exceeding $50,000 on deposit for 90 days

Any Bonds of Series Due 1982 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation. So long as any Bonds of Series
Bonds delivered, purchased or redeemed under series not to be reissued

Due 1982 are outstanding, no Bonds of Series Due 1982 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Sixth Supplemental Indenture.

Upon the purchase or redemption by the Trustee of any Bonds of Series Due 1982 pursuant to the provisions of this Section:
Company to pay (i) interest on Bonds purchased or redeemed Costs associated therewith
(A) The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 1982 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of Series Due 1982 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.

Company entitled to difference between principal amount of Bonds purchased and purchase price therefor where former exceeds latter
(B) The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 1982 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 1982.

ARTICLE TWO. Amendments to First Mortgage as Amended.
[The amendments contained in the Sixth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]

ARTICLE THREE.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2.                      The Company will not so long as any Bonds of Series Due 1982 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945.  For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than the minimum provision for depreciation, as defined in Section 4 of Article One of the First Mortgage as heretofore and hereby amended, and dividends paid or accrued on all stock of the
Covenant against declaring dividends etc. on common stock where dividends shall exceed “net income” available for such dividends subsequent to September 30, 1945

Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profits; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

Opinion of Counsel re-recording of Sixth Supplemental Indenture
Section 3.                      Promptly after the execution and delivery of this Sixth Supplemental Indenture, the Company will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Sixth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 4.                      No further Bonds of Series Due 1978 shall, after the execution and delivery hereof, be executed by the Company or authenticated by the Trustee, anything in the First Mortgage as amended to the contrary notwithstanding, except as provided in Section 9 of Article Two of the First Mortgage as amended.
No further Bonds of Series Due 1978 to be issued
ARTICLE FOUR.
Miscellaneous.
Section 1. The Bonds of Series Due 1982 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Sixth Supplemental Indenture.	Bonds may be issued in advance of recording or filing Sixth Supplemental Indenture

Section 2.                      The provisions of this Sixth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of this Sixth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 1982. From and after such initial issue of the Bonds of Series Due 1982 this Sixth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Sixth Supplemental Indenture had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Sixth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Sixth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 1982, except in so far as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, and all the covenants, conditions, terms
Sixth Supplemental Indenture to become effective immediately except amendments to First Mortgage shall become effective with issue of Bonds of Series Due 1982 and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Sixth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Sixth Supplemental Indenture and in the Bonds of Series Due 1982 and coupons thereto appertaining (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Definition shall apply to Sixth Supplemental Indenture
Section 3.                      The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Sixth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of Series Due 1982 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 1982 shall be outstanding” as used in this Sixth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 1982 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 1982 after such deposit of the redemption price of the Bonds of Series Due 1982 then outstanding.

Execution in counterparts	Section 4. This Sixth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX E

Seventh Supplemental Indenture, dated as of September 1, 1954, between the Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Recitals

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 1, 1937, providing for the creation and issue of a series of the Bonds known as its First and Refunding Mortgage Bonds, 3¼% Series Due 1962; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture, dated as of January 1, 1940, amending in the respects therein set forth the First Mortgage and providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 3% Series Due 1970; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture, dated as of October 1, 1945, amending in the respects therein set forth the First Mortgage and providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 2¾% Series Due 1975; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture, dated as of January 1, 1948, amending in the respects therein set forth the First Mortgage and providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 3% Series Due 1978; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Fifth Supplemental Indenture, dated as of December 1, 1948, amending in the respects therein set forth the First Mortgage and providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 3% Series A, Due 1978; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixth Supplemental Indenture, dated as of February 1, 1952, amending in the respects therein set forth the First Mortgage and providing for the creation and issue of a series of the Bonds known as its First Mortgage Bonds, 3¼% Series Due 1982 (the First Mortgage, as amended by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture being hereinafter sometimes called the First Mortgage as amended); and

Whereas, the Company has issued under the First Mortgage (1) its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (2) its Bonds of a series known as the First and Refunding Mortgage Bonds, 3¼% Series Due 1962, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (3) its Bonds of a series known as the First Mortgage Bonds, 3% Series Due 1970, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (4) its Bonds of a series known as the First Mortgage Bonds, 2¾% Series Due 1975, limited to the aggregate principal amount of $28,850,100, of which there are outstanding Bonds of the aggregate principal amount of $28,850,000, and (5) its Bonds of a series known as the First Mortgage Bonds, 3% Series Due 1978, of which there are outstanding Bonds of the aggregate principal amount of $8,000,000 and of which (pursuant to provisions of the Fifth Supplemental Indenture) no further bonds may be issued, and (6) its Bonds of a series known as the First Mortgage Bonds, 3% Series A, Due 1978, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (7) its Bonds of a series known as the First Mortgage Bonds, 3¼% Series Due 1982, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000; and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of the First Mortgage; and

Whereas, the Company pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Seventh Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 3% Series Due 1984, which shall be limited to the aggregate principal amount of $15,000,000; and

Forms of Bonds of 3% Series Due 1984
Whereas, the Bonds of the 3% Series Due 1984, the coupons to be attached to the coupon Bonds of such series, and the Trustee’s certificate to he endorsed on all the Bonds of the 3% Series Due 1984 are to be substantially in the following forms, respectively, with appropriate omissions, insertions and variations as in the First Mortgage as amended and in this Seventh Supplemental Indenture provided or permitted:

–Coupon Bond	[form of coupon bond of 3% series due 1984]
No. . . . . . . . . $1,000
The Dayton Power and Light Company (Incorporated under the laws of the State of Ohio)
First Mortgage Bond 3% Series Due 1984 Due September 1, 1994

The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to the bearer, or, if this Bond be registered, to the registered owner hereof, on September 1, 1984, at the office or agency of the Company in the Borough of Manhattan, The City of New York, One Thousand Dollars

in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon from September 1, 1954, at the rate of three per centum per annum in like coin or currency, payable at said office or agency semi-annually on March 1 and September 1 in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged. Until maturity of this Bond such interest shall be paid only upon presentation and surrender of the interest coupons therefor hereto attached as they severally mature.

This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee, as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 3% Series Due 1984, of the Company (hereinafter called the Bonds of Series Due 1984), created and described in a Seventh Supplemental Indenture dated as of September 1, 1954, executed by the Company to Irving Trust Company, as Trustee. Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered seven indentures supplemental thereto, including a Second Supplemental Indenture dated as of January 1, 1940, a Third Supplemental Indenture dated as of October 1, 1945, a Fourth Supplemental Indenture dated as of January 1, 1948, a Fifth Supplemental Indenture dated as of December 1, 1948, a Sixth Supplemental Indenture dated as of February 1, 1952, and said Seventh Supplemental Indenture dated as of September 1, 1954, supplementing and amending as therein set forth certain provisions thereof. Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds than outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

Bonds of Series Due 1984 may be redeemed prior to maturity, at the election of the Company, as a whole at any time, or in part from time to time, upon notice published at least once in each of four successive calendar weeks upon and day in each such week, the first publication to be at least thirty days prior to the date of redemption, in a daily newspaper of general circulation printed in the English language and published in the Borough of Manhattan, The City of New York, at the principal amount of the Bonds so to be redeemed and accrued interest to the date of redemption, together, if redeemed otherwise than by the operation of the Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions of the Indenture, and otherwise than by the use (in the instances provided in the Indenture) of proceeds of released property, as more fully set forth in the Indenture, with a premium equal to a percentage of the principal amount thereof determined as set forth, in the tabulation below under the heading “Regular Redemption

Premium”, and, if redeemed by the operation of the Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions of the Indenture or (in the instances provided in the Indenture) by the use of proceeds of released property, as more fully set forth in the Indenture, without premium:

Twelve Months Period Beginning September 1	Regular Redemption Premium
1954	4.125%
1955	4.00%
1956	3.875%
1957	3.875%
1958	3.75%
1959	3.625%
1960	3.50%
1961	3.375%
1962	3.375%
1963	3.25%
1964	2.375%
1965	2.25%
1966	2.125%
1967	2.125%
1968	2.00%
1969	1.875%
1970	1.75%
1971	1.625%
1972	1.625%
1973	1.50%
1974	.875%
1975	.875%
1976	.75%
1977	.75%
1978	.625%
1979	.50%
1980	.50%
1981	.375%
1982	.25%

and without premium if redeemed on or after September 1, 1983.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

This Bond shall pass by delivery unless registered as to principal in tie owner’s name at the office or agency of the Company in the Borough of Manhattan, The City of New York, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency by the registered owner in person or by duly authorized attorney, and similarly noted hereon, until after registered transfer to bearer, but after such registered transfer to bearer this Bond shall be again transferable by delivery, but again and from time to time it may be registered or discharged from registration. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer and transferable by delivery. The Company and the Trustee may deem and treat the bearer of this Bond, and the bearer of any coupon hereunto appertaining, or, if this Bond is registered as herein authorized, the person in whose name this Bond is registered, as the absolute owner hereof or of such coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof and for all other purposes.

Bonds of Series Due 1984 are issuable as coupon Bonds in the denomination of $1,000 and as registered Bonds without coupons in the denominations of $1,000, $5,000 and any multiple of $5,000. The coupon Bonds of Series Due 1984 with all unmatured coupons attached, and the registered Bonds of Series Due 1984 without coupons, of authorized denominations, for like aggregate principal amounts, are interchangeable upon presentation and surrender thereof, for cancellation, by the holder or registered owner at the office or agency of the Company in the Borough of Manhattan, The City of New York, and upon payment of charges and otherwise as provided in the Indenture.
No recourse shall be had for the payment of the principal of, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incor-

porator or any past, present or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the holder or registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until Irving Trust Company, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

In witness whereof, The Day on Power and Light Company has caused this Bond to be signed in its name by its President or a Vice-President and its corporate seal or a facsimile thereof to be affixed hereto or reproduced hereon and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasurer or an Assistant Treasurer to be attached hereto, as of September 1, 1954.

The Dayton Power and Light Company,
by
Vice-President.
Attest:
Assistant Secretary.
[form of coupon for bonds of 3% series due 1984]	- Coupon
No. . . . . . . $ . . . . . . .
On I, , unless the Bond hereinafter mentioned shall have been called for previous redemption and pay-

ment thereof duly provided for, The Dayton Power and Light Company will pay to bearer, at its office or agency in the Borough of Manhattan, The City of New York, or surrender hereof                                                 dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 3% Series Due 1984, No.

. . . . . . . . . . . . . . . . . . . . . . . . . . Treasurer.
[Form of Registered Bond Without Coupons of 3% Series Due 1984]
No. . . . . . $. . . . . . .
The Dayton Power and Light Company (Incorporated under the laws of the State of Ohio)
First Mortgage Bond 3% Series Due 1984 Due September 1, 1994
- Registered Bond
The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to                                                 or registered assigns, on September 1, 1984, at the office or agency of the Company in the Borough of Manhattan, The City of New York,                            dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to March 1, 1955, in which case from September 1, 1954), at the rate of three per centum per annum in like coin or currency, payable at said office or agency semiannually on March 1 and September 1 in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged.

This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee, as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 3% Series Due 1984, of the Company (hereinafter called the Bonds of Series Due 1984), created and described in a Seventh Supplemental Indenture dated as of September 1, 1954, executed by the Company to Irving Trust Company, as Trustee. Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered seven indentures supplemental thereto, including a Second Supplemental Indenture dated as of January 1, 1940, a Third Supplemental Indenture dated as of October 1, 1945, a Fourth Supplemental Indenture dated as of January 1, 1948, a Fifth Supplemental Indenture dated as of December 1, 1948, a Sixth Supplemental Indenture dated as of February 1, 1952, and said Seventh Supplemental Indenture dated as of September 1, 1954, supplementing and amending as therein set forth certain provisions thereof. Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of Bonds of this issue may be modified or amended at the request of the

Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

Bonds of Series Due 1984 may be redeemed, prior to maturity, at the election of the Company, as a whole at any time, or in part from time to time, upon notice published at least once in each of four successive calendar weeks upon any day in each such week, the first publication to be at least thirty days prior to the date of redemption, in a daily newspaper of general circulation printed in the English language and published in the Borough of Manhattan, The City of New York, at the principal amount of the Bonds so to be redeemed and accrued interest to the date of redemption, together, if redeemed otherwise than by the operation of the Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions of the First Mortgage, and otherwise than by the use (in the instances provided in the Indenture) of proceeds of released property, as more fully set forth in the Indenture, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of the Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions of the Indenture or (in the instances provided in the indenture) by the use of proceeds of released property, as more fully set forth in the Indenture, without premium:

Twelve Months Period Beginning September 1	Regular Redemption Premium
1954	4.125%
1955	4.00%
1956	3.875%
1957	3.875%
1958	3.75%
1959	3.625%
1960	3.50%
1961	3.375%
1962	3.375%
1963	3.25%
1964	2.375%
1965	2.25%
1966	2.125%
1967	2.125%
1968	2.00%
1969	1.875%
1970	1.75%
1971	1.625%
1972	1.625%
1973	1.50%
1974	.875%
1975	.875%
1976	.75%
1977	.75%
1978	.625%
1979	.50%
1980	.50%
1981	.375%
1982	.25%

and without premium if redeemed on or after September 1, 1983.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

This Bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and thereupon a new registered Bond or Bonds of Series Due 1984 without coupons for a like principal amount and of authorized denominations will be issued to the transferee in exchange therefor as provided in the Indenture, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

Bonds of Series Due 1984 are amiable as coupon Bonds in the denomination of $1,000 and as registered Bonds without coupons in the denominations of $1,000, $5,000 and any multiple of $5,000. The coupon Bonds of Series Due 1984 with all unmatured coupons attached, and the registered Bonds of Series Due 1984 without coupons, of authorized denominations, for like aggregate principal amounts, are interchangeable upon presentation and surrender thereof, for cancellation, by the bolder or registered owner at the office or agency of the Company in the Borough of Manhattan, The City of New York, and upon payment of charges and otherwise as provided in the Indenture.

No recourse shall be had for the payment of the principal of, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner here-

of by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any, purpose until Irving Trust Company, the Trustee under an Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

In witness whereof, The Dayton Power and Light Company has caused this Bond to be signed in its name by its President or a Vice-President and its corporate seal or a facsimile thereof to be affixed hereto or reproduced hereon and attested by its Secretary or an Assistant Secretary, on

The Dayton Power and Light Company,
by
Attest:	Vice-President.

Assistant Secretary.
[Form of Trustee’s Certificate on All Bonds of 3% Series Due 1984]		— Trustee’s Certificate
This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.
Irving Trust Company, Trustee, by Assistant Secretary.

Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Seventh Supplemental Indenture wars duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and
Authority for Seventh Supplemental Indenture

Whereas, all things necessary to make the Bonds of the 3% Series Due 1984 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Granting Clause	Now, Therefore, this Indenture Witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Seventh Supplemental Indenture awarding to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 3% Series Due 1984 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 3% Series Due 1984 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Seventh Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Seventh Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:
FIRST.	Property Subject to Lien of Mortgage

All and singular, the following described real property and interest in real property acquired by the Company between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental Indenture, and owned by the Company at the latter date:

[Specific property descriptions omitted from this composite printing.]
SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
FOURTH.
Substation and Substation Sites.

All substations and switching stations of the Company acquired by it between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
FIFTH.
Electric Distribution Systems.
All electric distribution systems of the Company acquired by it between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental

Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, reel or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

SEVENTH.
Office and Department Buildings.

All office and departmental buildings of the Company, in-cluding the real estate on which such structures stand, acquired by it between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental

Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
EIGHTH.
Telephone Lines.

All telephone lines of the Company acquired by it between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

NINTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between February 1, 1952, the date of the Sixth Supplemental Indenture, and the date of this Seventh Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Seventh Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

TENTH.
Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Seventh Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E. All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore or hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.

ELEVENTH.
Property Hereafter to Become Subject to the Lien of the first Mortgage.

A.  Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquirer for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.

B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Seventh Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Habendum Clause

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1953 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the
Subject Clause

lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
Grant in Trust
In Trust Nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended, expressed and declared.

ARTICLE ONE.
Bonds of 3% Series Due 1984 and Issue Thereof.
3% Series Due 1984, $15,000,000 aggregate principal amount
Section 1.  There shall be a series of Bonds designated “3% Series Due 1984” (hereinafter referred to as the Bonds of Series Due 1984), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of Series Due 1984 which may be outstanding under the First Mortgage as amended and this Seventh Supplemental Indenture shall be limited to $15,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of Series Due 1984, the interest coupons to be attached to the coupon Bonds of this series and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 1984 shall respectively be substantially of the tenor and purport above recited, with such appropriate omissions, insertions and variations as in the First Mortgage as amended and in this Seventh Supplemental Indenture provided or permitted.

Section 2.  Upon the execution and delivery of this Seventh Supplemental Indenture and upon delivery to the Trustee of $15,000,000 aggregate principal amount of Bonds of Series Due 1984, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Seventh Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.
Initial issue upon execution and delivery of Seventh Supplemental Indenture

Section 3.  Bonds of Series Due 1984 shall be dated as of September 1, 1954, in the case of (a) coupon Bonds, and (b) temporary Bonds with or without coupons; registered Bonds without coupons shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; the Bonds shall mature September 1, 1984; shall bear interest at the rate of three per centum (3%) per annum until paid or redeemed as hereinafter provided, payable on March 1, 1955, and thereafter semi-annually on each September 1 and March 1; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, but, in the case of interest on coupon Bonds payable at or prior to maturity, only upon presentation and surrender of such interest coupons as they shall severally mature.
Bonds dated as of September 1, 1964 Bonds mature September 1, 1984; Interest of 3% per annum payable March 1 and September 1

Section 4.  Bonds of Series Due 1984 in coupon form shall be issued in the denomination of $1,000, and shall be registrable as to principal only. Registered Bonds of Series Due 1984 without coupons shall be issued in the denominations of $1,000, $5,000, and any multiple of $5,000.  Subject to the provisions of the First Mortgage as amended, and as provided therein, the holder of any coupon Bond or Bonds of Series Due 1984 may surrender for cancellation such Bond or Bonds, with all unmatured coupons attached, in exchange for a registered Bond or Bonds of Series Due 1984 without coupons, of authorized denominations for the same aggregate principal amount. Sub-
Coupons bonds issued in denominations of $1,000— Registered Bonds without coupons in denominations of $1,000, $5,000 or multiples of $5,000 ject to the provisions of the First Mortgage as amended, and as provided therein, any owner of a registered Bond of Series Due 1984 may, at his option, surrender the same for cancellation in exchange for a coupon Bond or Bonds of Series Due 1984 of the denomination of $1,000, for a like aggregate principal amount, with all unmatured coupons attached.

Temporary Bonds
Until definitive Bonds of Series Due 1984 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 1984 with or without coupon or coupons as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Seventh Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Bonds redeemable at rates set forth:
Section 5.  Bonds of Series Due 1984 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 1984 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabula-

tion below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), without premium:

Twelve Months Period Beginning September 1	Regular Redemption Premium
1954	4.125%
1955	4.00%
1956	3.875%
1957	3.875%
1958	3.75%
1959	3.625%
1960	3.50%
1961	3.375%
1962	3.375%
1963	3.25%
1964	2.375%
1965	2.25%
1966	2.125%
1967	2.125%
1968	2.00%
1969	1.875%
1970	1.75%
1971	1.625%
1972	1.625%
1973	1.50%
1974	.875%
1975	.875%
1976	.75%
1977	.75%
1978	.625%
1979	.50%
1980	.50%
1981	.375%
1982	.25%

and without premium if redeemed on or after September 1, 1983.

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 1984 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Seventh Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 1984 at any time outstanding.

Annual deposit of improvement and sinking fund provision credit against annual deposit
Section 6.  So long as any Bonds of Series Due 1984 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1955, an amount in cash and/or a principal amount of Bonds of Series Due 1984 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 1984 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 1984 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 1984 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not therefore have become funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.

On or before April 30 of each year beginning with the year 1955, the Company shall deliver to the Trustee
(1) a Treasurer’s certificate which shall state:	Treasurer’s Certificate in support of annual deposit
(i) the greatest aggregate principal amount of Bonds of Series Due 1984 theretofore outstanding at any one time; and

(ii)           the aggregate principal amount of all Bonds of Series Due 1984 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;
and

(2)           if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five of the First Mortgage as amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company in not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the Firer Mortgage as amended, and credit against annual deposit elected by company

then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall he less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third Supplemental Indenture, Section 6 of Article One of the Fourth Supplemental Indenture, Section 6 of Article One of the Fifth Supplemental Indenture, Section 6 of Article One of the Sixth Supplemental Indenture or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

Property additions used for credit shall be “funded property”
So long as any Bonds of Series Due 1984 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.

Company permitted to anticipate requirements of section
Notwithstanding any other provisions of the First Mortgage as amended or this Seventh Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 1984 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 1984 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 1984 shall be purchased at such price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 1984 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the data of such purchase.
Application by Trustee of cash deposited by Company under section

Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 1984, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of Series Due 1984, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 1984 or required for the purchase of Bonds of Series Due 1984 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 1984, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 1984. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1984, the particular Bonds or portions thereof to be redeemed in an aggregate
Company may direct Trustee to apply payment to redemption of Bonds principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Redemption of Bonds with funds exceeding $50,000 on deposit for 90 days
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 1984 or for the redemption of Bonds of Series Due 1984 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 1984. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1984, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portion thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Bonds delivered, purchased or redeemed under Section not to be reissued
Any Bonds of Series Due 1984 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated by the Trustee and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation. So long as any Bonds of Series Due 1984 are outstanding, no Bonds of Series Due 1984 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Seventh Supplemental Indenture.

Upon the purchase or redemption by the Trustee of any Bonds of Series Due 1984 pursuant to the provisions of this Section:

(A)        The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 1984 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of Series Due 1984 purchased or redeemed. The cost of all advertising or publishing and all broker’s charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.
Company to pay (i) interests on Bonds purchased or redeemed

(B)        The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 1984 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 1984,
(ii) costs associated therewith
ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The amendments contained in the Seventh Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]
ARTICLE THREE.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Covenant against declaring dividends etc. on common stock where dividends shall exceed “net income” available for such dividends subsequent to September 30, 1945
Section 2.  The Company will not so long as any Bonds of Series Due 1984 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than the minimum provision for depreciation, as defined in Section 4 of Article One of the First Mortgage as heretofore and hereby amended, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profits; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

Section 3. Promptly after the execution and delivery of this Seventh Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Seventh Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Seventh Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.
Opinion of Counsel re-recording of Seventh Supplemental Indenture
ARTICLE FOUR.
Miscellaneous.
Section 1. The Bonds of Series Due 1984 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Seventh Supplemental Indenture.	Bonds may be issued in advance of recording or filing Seventh Supplemental Indenture

Seventh Supplemental Indenture to become effective immediately, except amendments to First Mortgage shall become effective with issue of bonds of Series Due 1984
Section 2. The provisions of this Seventh Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of this Seventh Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 1984. From and after such initial issue of the Bonds of Series Due 1984 this Seventh Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Seventh Supplemental Indenture had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Seventh Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Seventh Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 1984, except in so far as such covenants, conditions, term and provisions are limited and applicable only to the Bonds of another or other series, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Seventh Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Seventh Supplemental Indenture and in the Bonds of Series Due 1984 and coupons thereto appertaining (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Definitions shall apply to Seventh Supplemental Indenture	Section 3. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this

Seventh Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of Series Due 1984 shall ha deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 1984 shall be outstanding” as used in this Seventh Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 1984 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 1984 after such deposit of the redemption price of the Bonds of Series Due 1984 then outstanding.

Section 4. This Seventh Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument	Execution in counterparts

APPENDIX F

TENTH SUPPLEMENTAL INDENTURE, dated as of June 1, 1963, between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and IRVING TRUST COMPANY, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Recitals

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of March 1, 1937, a Second Supplemental Indenture dated as of January 1, 1940, a Third Supplemental Indenture dated as of October 1, 1945, a Fourth Supplemental Indenture dated as of January 1, 1948, a Fifth Supplemental Indenture dated as of December 1, 1948, a Sixth Supplemental Indenture dated as of February 1, 1952, a Seventh Supplemental Indenture dated as of September 1, 1954, an Eighth Supplemental Indenture dated as of November 1, 1957, and a Ninth Supplemental Indenture dated as of March 1, 1960 (the First Mortgage, as amended by the Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth and Ninth Supplemental Indentures, being hereinafter sometimes called the First Mortgage as amended), to create, respectively, nine series of Bonds known as (1) its First and Refunding Mortgage Bonds, 3¼% Series Due 1962, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (2) its First Mortgage Bonds, 3% Series Due 1970, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (3) its First Mortgage Bonds, 2¾% Series Due 1975, limited to the aggregate principal amount of $28,850,000, of which there are outstanding Bonds of the aggregate principal amount of $28,850,000, and (4) its First Mortgage Bonds, 3% Series Due 1978, of which there are outstanding Bonds of the aggregate principal amount of $8,000,000 and of which (pursuant to provisions of the Fifth Supplemental Indenture) no further bonds may be issued, and (5) its First Mortgage Bonds, 3% Series A, Due 1978, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (6) its First Mortgage Bonds, SA% Series Due 1982, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (7) its First Mortgage Bonds, 3¼% Series Due 1984, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate to principal amount of $15,000,000, and (8) its First Mortgage Bonds, 5% Series Due 1987, limited to the aggregate principal amount of $25,000,000 (all of which have been called for redemption) and (9) its First Mortgage Bonds, 51/8% Series Due 1990, limited to the aggregate principal amount of $25,000,000 (all of which have been called for redemption); and

Whereas, pursuant to the provisions of Article Ten of the First Mortgage as amended, Section 5 of Article One of the Eighth Supplemental Indenture and Section 5 of Article One of the Ninth Supplemental Indenture, the Company has heretofore called for redemption all its First Mortgage Bonds, 5% Series Due 1987, and all its First Mortgage Bonds, 51/8% Series Due 1990, and, at the time of the authentication and delivery of the First Mortgage Bonds, 4.45% Series Due 1993, provided for by this Tenth Supplemental Indenture, by virtue of the delivery to the Trustee of cash (to be applied for the redemptions provided for by such calls) and First Mortgage Bonds, 5% Series Due 1987, and First Mortgage Bonds, 51/8% Series Due 1990, for cancellation, none of either of said series of such First Mortgage Bonds will be outstanding within the meaning of the First Mortgage as amended; and

Whereas, it is provided in Article Six of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the retirement of bonds previously outstanding thereunder, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter setforth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Ninth Supplemental Indenture; and

Whereas, the Company pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Tenth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 4.45% Series Due 1993, which shall be limited to the aggregate principal amount of $50,000,000; and

Form of Bonds of 4.45% Series Due 1993
Whereas, the Bonds of the 4.45% Series Due 1993, and the coupons for interest to be attached to the coupon Bonds of such series, and the Trustee’s certificate to be endorsed on all the Bonds of the 4.45% Series Due 1993 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the First Mortgage Bonds, 3% Series Due 1984, and the coupons for interest to be attached thereto, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 4.45% Series Due 1993, as in the First Mortgage as amended and in this Tenth Supplemental Indenture provided or permitted; and

Authority for Tenth Supplemental Indenture
Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Tenth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 4.45% Series Due 1993 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;
Now, therefore, this Indenture Witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Tenth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 4.45% Series Due 1993 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchases of the Bonds of the 4.45% Series Due 1993 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Tenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Tenth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and
Granting Clause

hereby amended such terms include and refer to such properties), to wit:
FIRST.
Property subject to Lien of Mortgage
ALL AND SINGULAR, THE FOLLOWING DESCRIBED REAL PROPERTY AND INTERESTS IN REAL PROPERTY ACQUIRED BY THE COMPANY BETWEEN MARCH 1, 1960, THE DATE OF THE NINTH SUPPLEMENTAL INDENTURE, AND THE DATE OF THE TENTH SUPPLEMENTAL INDENTURE, AND OWNED BY THE COMPANY AT THE LATTER DATE:

[Specific property descriptions omitted from this composite printing.]
SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other land and easements, rights-of-way, permits, privileges, towns, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or ap-

pertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
FOURTH.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property description is omitted from this composite printing.]
FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property description omitted from this composite printing.]
SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All liquefied petroleum gas production and storage plants and stations of the Company acquired by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
SEVENTH.
Gas Distribution Systems.
All gas distribution systems lf the Company acquired or constructed by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supple-

mental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within. as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
EIGHTH.
Office and Department Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchise.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between March 1, 1960, the date of the Ninth Supplemental Indenture, and the date of this Tenth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Tenth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.
Other Real Estate and Appurtenances.

A. All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Tenth Supplemental Indenture.
B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.
C. All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and addition now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.
D. All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.
E. All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.
It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (l) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore or hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening or a completed default as defined in Section l of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case to any bonds, notes, evidences of indebtedness, shares or stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.

A. Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.
B. Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Tenth Supplemental Indenture, by delivery or by writing of any kind for the purpose hereof, shall have been conveyed, mortgaged, pledged, signed or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be granted under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Habendum Clause

Subject, however as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1962 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
Subject Clause

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentured supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.
Grant in Trust
ARTICLE ONE.
Bonds of 4.45% Series Due 1993 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “4.45% Series Due 1993” (hereinafter referred to as the Bonds of Series Due 1993), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of Series Due 1993 which may be outstanding under the First Mortgage as amended and this Tenth Supplemental Indenture shall be limited to $50,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.
4.45% Series Due 1993 $50,000,000 aggregate principal amount

The Bonds of Series Due 1993, the interest coupons to be attached to the coupon Bonds of this series and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 1993 shall respectively be substantially in the forms of the First Mortgage Bonds, 3% Series Due 1984, and the coupons for interest to be attached thereto, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 4.45% Series Due 1993, as in the First Mortgage as amended and in this Tenth Supplemental Indenture provided or permitted.

Initial issues upon execution and delivery of Tenth Supplemental Indenture
Section 2.  Upon the execution and delivery of this Tenth Supplemental Indenture and upon delivery to the Trustee of $50,000,000 aggregate principal amount of Bonds of Series Due 1993, executed by the Company, and upon compliance by the Company with the provisions of Article Six of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Tenth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Six.

Bonds dated as of June 1, 1963 Bonds mature June 1, 1993; interest of 4.45% per annum payable June 1 and November 1
Section 3.  The Bonds of Series Due 1993 shall be dated as of June 1, 1963, in the case of coupon Bonds, and registered Bonds without coupons shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; the Bonds shall mature June 1, 1993; shall bear interest at the rate of four and forty-five one hundredths per centum (4.45%) per annum until paid or redeemed as hereinafter provided, payable on December 1, 1963, and thereafter semi-annually on each June 1 and December 1; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the

Company in the Borough of Manhattan, the City of New York, but, in the case of interest on coupon Bonds payable at or prior to maturity, only upon presentation and surrender of such interest coupons as they shall severally mature.

Section 4.  Bonds of Series Due 1993 in coupon form shall be issued in the denomination of $1,000, and shall be registrable as to principal only. Registered Bonds of Series Due 1993 without coupons shall be issued in the denominations of $1,000, $5,000, and any multiple of $5,000. Subject to the provisions of the First Mortgage as amended, and as provided therein, the holder of any coupon Bond or Bonds of Series Due 1993 may surrender for cancellation such Bond or Bonds, with all unmatured coupons attached, in exchange for a registered Bond or Bonds of Series Due 1993 without coupons, of authorized denominations for the same aggregate principal amount. Subject to the provisions of the First Mortgage as amended, and as provided therein, any owner of a registered Bond of Series Due 1993 may, at his option, surrender the same for cancellation in exchange for a coupon Bond or Bonds of Series Due 1993 of the denomination of $1,000, for a like aggregate principal amount, with all unmatured coupons attached.
Coupon Bonds issued in denominations of $1,000– Registrable Bonds without coupons in denominations of $1,000, $5,000 or multiples of $5,000

Until definitive Bonds of Series Due 1993 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 1993 with or without coupon or coupons as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Tenth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.
Temporary Bonds
Section 5. Bonds of Series Due 1993 may be redeemed, prior to maturity, at the election of the Company, in the manner	Bonds redeemable at rates set forth

provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 1993 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended or by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), without premium:

Twelve Months Period Beginning June 1	Redemption Premium	Twelve Months Period Beginning June 1	Redemption Premium
1963	4.45%	1978	2.14%
1964	4.29%	1979	1.99%
1965	4.13%	1980	1.84%
1966	3.98%	1981	1.68%
1967	3.83%	1982	1.53%
1968	3.68%	1983	1.38%
1969	3.52%	1984	1.22%
1970	3.37%	1985	1.07%
1971	3.22%	1986	0.92%
1972	3.06%	1987	0.76%
1973	2.91%	1988	0.61%
1974	2.76%	1989	0.46%
1975	2.60%	1990	0.30%
1976	2.45%	1991	0.15%
1977	2.30%
and without premium if redeemed on or after June 1, 1992;

provided, however, that the Company, in instances where such premium would be applicable, shall not have the right to redeem any of the Bonds of Series Due 1993 prior to June 1, 1968, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 4.45% per annum (and in connection with each redemption prior to June 1, 1968, the Company shall file with the Trustee a Treasurer’s Certificate stating that such redemption complies with the requirements of this proviso).
Redeemed prior to June 1, 1968

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any registered Bond of Series Due 1993 without coupons may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered bolder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bond of Series Due 1993 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of Series Due 1993 or any interest therein unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 1993 aggregating the unredeemed balance of the principal amount of such Bond. The Trustee shall not be under any duty to determine that such notations have been made.
Certain Payments on the Bonds

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 1993 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.
Except as in this Tenth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 1993 at any time outstanding.

Annual deposit as Improvement and Sinking Fund provision– Credit against annual deposit–
Section 6.  So long as any Bonds of Series Due 1993 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1964, an amount in cash and/or a principal amount of Bonds of Series Due 1993 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 1993 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 1993 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 1993 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not theretofore have become funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.

On or before April 30 of each year beginning with the year 1964, the Company shall deliver to the Trustee
(1) a Treasurer’s certificate which shall state:	Treasurer’s Certificate in support of annual deposit–
(i) the greatest aggregate principal amount of Bonds of Series Due 1993 therefore outstanding at any one time; and

(ii) the aggregate principal amount of all Bonds of Series Due 1993 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;
And

(2) if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five of the First Mortgage as amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section and credit against annual deposit elected by Company

6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost. or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third, Fourth, Fifth, Sixth or Seventh Supplemental Indenture, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

Property additions used for credit shall be “funded property”
So long as any Bonds of Series Due 1993 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.

Company permitted to anticipate requirements of Section
Notwithstanding any other provisions of the First Mortgage as amended or this Tenth Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 1993 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 1993 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 1993 shall be purchased at such price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 1993 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.
Application by Trustee of cash deposited by Company under Section

Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 1993, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a regulation, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to tile redemption of Bonds of Series Due 1993, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 1993 or required for the purchase of Bonds of Series Due 1993 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 1993, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 1993. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1998, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such
Company may direct Trustee to apply payment to redemption of Bonds instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.
Redemption of Bonds with funds exceeding $50,000 on deposit for 90 days
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 1993 or for the redemption of Bonds of Series Due 1993 called for redemption) shall have remained on deposit for a period of ninety {90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 1993. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1993, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Bonds delivered, purchased or redeemed under Section not to be reissued
Any Bonds of Series Due 1993 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation. So long as any Bonds of Series Due 1993 are outstanding, no Bonds of Series Due 1993 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Tenth Supplemental Indenture.

Upon the purchase or redemption by the Trustee of any Bonds of Series Due 1993 pursuant to the provisions of this Section:

(A) The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the ease may be, on all the Bonds of Series Due 1993 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of Series Due 1993 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.
Company to pay (i) interest on Bonds purchased or redeemed (ii) costs connected therewith

(B) The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 1998 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 1993.
Company entitled to difference between principal amount of Bonds purchased and purchase price thereafter where former exceeds latter
ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The amendments contained in the Tenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]
ARTICLE THREE.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2.  The Company will not so long as any Bonds of Series Due 1993 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common Stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than the minimum provision for depreciation, as defined in Section 4 of Article One of the First Mortgage as heretofore and hereby amended, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses, or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securi-

ties of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

Section 3.  Promptly after the execution and delivery of this Tenth Supplemental Indenture, the Company will take such counsel/such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Tenth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Tenth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE FOUR.
Miscellaneous.
Section 1. The Bonds of Series Due 1993 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Tenth Supplemental Indenture.

Section 2.  The provisions of this Tenth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of this Tenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 1993. From and after such initial issue of the Bonds of Series Due 1993 this Tenth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Tenth Supplemental Indenture had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Tenth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Tenth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 1993, except in so far as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Tenth Supplemental Indenture in the same manner as though set out herein a length. All representations and recitals contained in this Tenth Supplemental Indenture and in the Bonds of Series Due 1993 and coupons thereto appertaining (save only the Trustees certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Tenth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of Series Due 1993 shall be deemed to be outstanding within the meaning of the phrase ‘‘so long as any of the Bonds of Series Due 1993 shall be outstanding” as used in this Tenth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 1993 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 1993 after such deposit of the redemption price of the Bonds of Series Due 1993 then outstanding.

Section 4. This Tenth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

(This Page Intentionally Left Blank)

APPENDIX G

ELEVENTH SUPPLEMENTAL INDENTURE, dated as of May 1 1967, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee) as Trustee, party of the second part.
Parties

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October l, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Recitals

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of March 1, 1937, a Second Supplemental Indenture dated as of January 1, 1940, a Third Supplemental Indenture dated as of October 1, 1945, a Fourth Supplemental Indenture dated as of January 1, 1948, a Fifth Supplemental Indenture dated as of December 1, 1948, a Sixth Supplemental Indenture dated as of February 1, 1952, a Seventh Supplemental Indenture dated as of September 1, 1954, an Eighth Supplemental Indenture dated as of November 1, 1957, a Ninth Supplemental Indenture dated as of March 1, 1960, and a Tenth Supplemental Indenture dated as of June 1, 1963 (the First Mortgage, as amended by the Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth and Tenth Supplemental Indentures, being hereinafter sometimes called the First Mortgage as amended), to create, respectively, ten series of Bonds known as (1) its First and Refunding Mortgage Bonds, 31/4% Series Due 1962,

unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (2) its First Mortgage Bonds, 3% Series Due 1970, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (3) its First Mortgage Bonds, 23/4% Series Due 1975, limited to the aggregate principal amount of $28,850,000, of which there are outstanding Bonds of the aggregate principal amount of $28,850,000, and (4) its First Mortgage Bonds, 3% Series Due 1978, of which there are outstanding Bonds of the aggregate principal amount of $8,000,000 and of which (pursuant to provisions of the Fifth Supplemental Indenture) no further bonds may be issued, and (5) its First Mortgage Bonds, 3% Series A, Due 1978, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (6) its First Mortgage Bonds, 31/4% Series Due 1982, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (7) its First Mortgage Bonds, 3% Series Due 1984, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (8) its First Mortgage Bonds, 5% Series Due 1987, limited to the aggregate principal amount of $25,000,000 (all of which have been redeemed or otherwise retired) and (9) its First Mortgage Bonds, 51/8% Series Due 1990, limited to the aggregate principal amount of $25,000,000 (all of which have been redeemed or otherwise retired) and (10) its First Mortgage Bonds, 4.45% Series Due 1993, limited to the aggregate principal amount of $50,000,000 of which there are outstanding Bonds of the aggregate principal amount of $50,000,000; and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended, including certain amendments to become effective at a future date altering certain provisions relating to certain after acquired personal property, payments of insurance proceeds, releases of property, withdrawal by the Company of certain release proceeds and the issuance of additional Bonds against property additions and providing for the elimination of the maintenance and replacement fund; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Tenth Supplemental Indenture; and

Whereas, the Company pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Eleventh Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 55/8% Series Due 1997, which shall be limited to the aggregate principal amount of $40,000,000; and

Whereas, the Bonds of the 55/8% Series Due. 1997, and the Trustee’s certificate to be endorsed on all the Bonds of the 55/8% Series Due 1997 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 55/8% Series Due 1997, as in this First Mortgage as amended and in this Eleventh Supplemental Indenture provided or permitted; and
Form of Bonds of 55/8 % Series Due 1997

Authority for Eleventh Supplemental Indenture
Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Eleventh Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 55/8% Series Due 1997 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, therefore, this Indenture witnesseth
Granting Clause
that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Eleventh Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 55/8% Series Due 1997 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 55/8% Series Due 1997 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Eleventh Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Eleventh Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended used whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:
FIRST.

All and singular, the following described real property and interests in real property acquired by the Company between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by the Company at the latter date:
Property subject to Lien of Mortgage
[Specific property descriptions omitted from this composite printing.]
SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

THIRD.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service line extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the following:

[Specific property descriptions omitted from this composite printing.]
FOURTH.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

FIFTH.
Electric Distribution System.

All electric distribution systems of the Company acquired by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between June 1, 1963, the date of the Tenth Supplemental Indenture, and the date of this Eleventh Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Eleventh Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.
Other Real Estate and Appurtenances.

A. All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Eleventh Supplemental Indenture.
B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may be hereafter acquire or construct.
C. All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements. betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D. All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.
E. All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.
It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profit of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore or hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or Trustee shall enter upon and take possession of the mortgaged property, or* [(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may he specifically subjected to the lien of the First Mortgage.]

____________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.

A. Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or chases in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section l of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]
*[B. Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Eleventh Supplemental Indenture, by delivery or by writing of any kind for the purpose hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Habendum Clause

____________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

Subject Clause
Subject, However, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1967 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

Grant in Trust
In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE
Bonds of 55/8% Series Due 1997 and Issue Thereof.
55/8% Series Due 1997, $40,000,000 principal amount
Section 1.  There shall be a series of Bonds designated “55/8% Series Due 1997” (hereinafter referred to as the Bonds of Series Due 1997), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of Series Due 1997 which may be outstanding under the First Mortgage as amended and this Eleventh Supplemental Indenture shall be limited to $40,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of Series Due 1997 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 1997 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 55/8% Series Due 1997, as in the First Mortgage as amended and in this Eleventh Supplemental Indenture provided or permitted.

Section 2.  Upon the execution and delivery of this Eleventh Supplemental Indenture and upon delivery to the Trustee of $40,000,000 aggregate principal amount of Bonds of Series Due 1997, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Eleventh Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.
Initial lease upon execution and delivery of Eleventh Supplemental Indenture

Section 3.  The Bonds of Series Due 1997 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended: the Bonds shall mature May 1, 1997; shall bear interest at the rate five and five-eighths per centum (55/8%) per annum until paid or redeemed as hereinafter provided payable on November 1, 1967, and thereafter semi-annually on each May 1 and November 1; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, the City of New York.
Bonds dated as provided in Section 3 of Article Two of First Mortgage as amended Bonds mature October 1, 1975; interest of 55/8% per annum payable May 1 and November 1
Section 4. Bonds of Series Due 1997 shall be issued in the denominations of $1,000 and any multiple of $1,000.	Bonds to be issued in denominations of $1,000 and any multiple thereof

Whenever any Bond or Bonds of Series Due 1997 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any Bond of Series Due 1997 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 1997 during a period of 15 days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part or (c) register a transfer of, or exchange, Bonds of Series Due 1997 for a period of ten (10) days next preceding any interest payment date of such Bonds.

No service charge for registration or transfer
A service charge will not be made for any registration or transfer or exchange of Bonds of Series Due 1997, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Temporary Bonds
Until definitive Bonds of Series Due 1997 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lien of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 1997 as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Eleventh Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Bonds redeemable at rates set forth
Section 5.  Bonds of Series Due 1997 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 1997 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning May 1	Regular Redemption Premium	Special Redemption Premium
1967	5.986	.361
1968	5.80	.361
1969	5.60	.361
1970	5.40	.35
1971	5.20	.35
1972	5.00	.35
1973	4.75	.35
1974	4.55	.35
1975	4.35	.35
1976	4.15	.35
1977	3.95	.30
1978	3.75	.30
1979	3.55	.30
1980	3.35	.30
1981	3.10	.30
1982	2.90	.30
1983	2.70	.25
1984	2.50	.25
1985	2.30	.25
1986	2.10	.25
1987	1.90	.20
1988	1.70	.20

Twelve Months Period Beginning May 1	Regular Redemption Premium	Special Redemption Premium
1989	1.45	.20
1990	1.25	.15
1991	1.05	.15
1992	.85	.15
1993	.65	.10
1994	.45	.10
1995	.25	.05

and without premium if redeemed on or after May 1, 1996;

provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of Series Due 1997 prior to May 1, 1972, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 5.60% per annum (and in connection with each such redemption prior to May 1, 1972, the Company shall file with the Trustee a Treasurer’s Certificate stating that such redemption complies with the requirements of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of Series Due 1997 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bond of Series Due 1997 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (e) will not dispose of such Bond of Series Due 1997 or any interest therein unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 1997 aggregating the unredeemed balance of the principal amount of such Bond. The Trustee shall not be under any duty to determine that such notations have been made.

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 1997 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Eleventh Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 1997 at any time outstanding.

Section 6. So long as any Bonds of Series Due 1997 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1969, an amount in cash and/or a principal amount of Bonds of Series Due 1997 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 1997 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 1997 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 1997 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First
Annual deposit on Improvement and Sinking Fund provision– credit against annual deposit–

Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage, as amended, and which the Company shall then elect to make the basis of a credit under this Section.

On or before April 30 of each year beginning with the year 1969, the Company shall deliver to the Trustee:
Treasurer’s certificate in support of annual deposit	(1) a Treasurer’s certificate which shall state:
(i) the greatest aggregate principal amount of Bonds of Series Due 1997 theretofore outstanding at any one time; and

(ii)      the aggregate principal amount of all Bonds of Series Due 1997 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;

and
and credit against annual deposit elected by company
(2)           if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five of the First Mortgage as amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Sections 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bands under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third, Fourth, Fifth, Sixth, Seventh or Tenth Supplemental Indenture, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of Series Due 1997 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.
Property additions used for credit shall be “funded property”

Notwithstanding any other provisions of the First Mortgage as amended or this Eleventh Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 1997 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.
Company permitted to anticipate requirements of Section

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 1997 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 1997 shall be purchased at such price (including accrued interest and brokerage
Application by Trustee of cash deposited by Company under Section

Charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 1997 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.

Company may direct Trustee to apply payment to redemption of Bond
Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 1997, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of Series Due 1997, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 1997 or required for the purchase of Bonds of Series Due 1997 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 1997, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 1997. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1997, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Redemption of Bonds with Funds exceeding $50,000 on deposit or 90 days
Notwithstanding any other provisions of this Section, if moneys excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 1997 or for the redemption of Bonds of Series Due 1997 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 1997. lay such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series

Due 1997, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Any Bonds of Series Due 1997 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be cancelled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction. So long as any Bonds of Series Due 1997 are outstanding, no Bonds of Series Due 1997 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Eleventh Supplemental Indenture.
Bonds delivered, purchased or redeemed under Section not to be reissued
Upon the purchase or redemption by the Trustee of any Bonds of Series Due 1997 pursuant to the provisions of this Section:

(A)           The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 1997 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of Series Due 1997 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, of paid by the Trustee, shall forthwith be paid to it by the Company.
Company to pay (i) interest on Bonds purchased or redeemed (ii) cost connected therewith

(B)           The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 1997 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 1997.
Company entitled to difference between principal amount of Bonds purchased and purchase price therefor, where former exceeds latter

ARTICLE TWO.
Amendments to First Mortgage as Amended Which Become Effective Upon the Initial Issue or Series Due 1997.
[The amendments contained in the Eleventh Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]
ARTICLE THREE.
Amendments to First Mortgage as Amended to Become Effective at a Later Date or Dates.

Section 1.  Each of the amendments provided for by the following Sections 2, 3, 4, 5 and 6 of this Article Three shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1973, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984 or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended; provided that no consent of the holders of the Bonds of Series Due 1997 shall be required to effect said amendments.

[The amendments contained in the Eleventh Supplemental Indenture to become effective at a later date or dates are incorporated in footnotes to the relevant Articles of the First and Refunding Mortgage, as amended, printed herein, with appropriate notation indicating their effective date.)

Section 7.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the bonds of a particular series, and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the bonds outstanding of said series. Said amendments may affect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 1997 shall be required to effect any of the amendments provided for in, or permitted by, this Article Three.

ARTICLE FOUR.
Covenants of the Company.
Section 1. All covenants and agreements by the company in the first mortgage as heretofore and hereby amended are hereby confirmed.	Covenant against declaring dividends, etc. on “common stock” where dividends shall exceed “net income” available of such dividends subsequent to September 30, 1945

Section 2.  The Company will not so long as any Bonds of Series Due 1997 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends and its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Opinion of Counsel re recording of Eleventh Supplemental Indenture
Section 3. Promptly after the execution and delivery of this Eleventh Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Eleventh Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Eleventh Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE FIVE.
Miscellaneous.
Section 1. The Bonds of Series Due 1997 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Eleventh Supplemental Indenture.	Bonds may be issued in advance of recording or filing of Eleventh Supplemental Indenture

Section 2.  The provisions of this Eleventh Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Eleventh Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 1997 and the provisions of Article Three of this Eleventh Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three. From and after such initial issue of the Bonds of Series Due 1997 this Eleventh Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Eleventh Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Eleventh Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Eleventh Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 1997, except in so far as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Eleventh Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Eleventh Supplemental Indenture and in the Bonds of Series Due 1997 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Eleventh Supplemental Indenture to become effective immediately, except amendments to First Mortgage shall become effective with issue of Bonds of Series Due 1997 and amendments to become effective on future date

Definitions shall apply to Eleventh Supplemental Indenture
Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Eleventh Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of Series Due 1997 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 1997 shall be outstanding” as used in this Eleventh Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 1997 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 1997 after such deposit of the redemption price of the Bonds of Series Due 1997 then outstanding.

Execution in counterparts	Section 4. This Eleventh Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX H

TWELFTH SUPPLEMENTAL INDENTURE, dated as of June 15, 1968, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Recitals

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/2% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of March 1, 1937, a Second Supplemental Indenture dated as of January 1, 1940, a Third Supplemental Indenture dated as of October 1, 1945, a Fourth Supplemental Indenture dated as of January 1, 1948, a Fifth Supple- mental Indenture dated as of December 1, 1948, a Sixth Supplemental Indenture dated as of February 1, 1952, a Seventh Supplemental Indenture dated as of September 1, 1954, an Eighth Supplemental Indenture dated as of November 1, 1957, a Ninth Supplemental Indenture dated as of March 1, 1960, a Tenth Supplemental Indenture dated as of June 1, 1963 and an Eleventh Supplemental Indenture dated as of May 1, 1967 (the First Mortgage, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh Supplemental Indentures, being hereinafter sometimes called the First

Mortgage as amended), to create, respectively, eleven series of Bonds known as (1) its First and Refunding Mortgage Bonds, 3¼% Series Due 1962, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (2) its First Mortgage Bonds, 3% Series Due 1970, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (3) its First Mortgage Bonds, 2¾% Series Due 1975, limited to the aggregate principal amount of $28,850,000, of which there are outstanding Bonds of the aggregate principal amount of $28,800,000, and (4) its First Mortgage Bonds, 3% Series Due 1978, of which there are outstanding Bonds of the aggregate principal amount of $8,000,000 and of which (pursuant to provisions of the Fifth Supplemental Indenture) no further bonds may be issued, and (5) its First Mortgage Bonds, 3% Series A, Due 1978, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (6) its First Mortgage Bonds, 3¼% Series Due 1982, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (7) its First Mortgage Bonds, 3% Series Due 1984, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (8) its First Mortgage Bonds, 5% Series Due 1987, limited to the aggregate principal amount of $25,000,000, all of which have been redeemed or otherwise retired, and (9) its First Mortgage Bonds, 5 1/8% Series Due 1990, limited to the aggregate principal amount of $25,000,000, all of which have been redeemed or otherwise retired, and (10) its First Mortgage Bonds, 4.45% Series Due 1993, limited to the aggregate principal amount of $50,000,000 of which there are outstanding Bonds of the aggregate principal amount of $50,000,000, and (11) its First Mortgage Bonds, 5 5/8% Series Due 1997, limited to the aggregate principal amount of $40,000,000 of which there are outstanding Bonds of the aggregate principal amount of $40,000,000; and
Whereas, said Eleventh Supplemental Indenture, which created the 53/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due

1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which bonds are then outstanding; and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Eleventh Supplemental Indenture; and

Whereas, the Company pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twelfth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 63/4% Series Due 1998, which shall be limited to the aggregate principal amount of $25,000,000; and

Whereas, the Bonds of the 63/4% Series Due 1998, and the Trustee’s certificate to be endorsed on all the Bonds of the 63/4% Series Due	Forms of Bonds of 63/4 % Series Due 1998

1998 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest to conform to Section 2 of Article Two of this Twelfth Supplemental Indenture and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms And provisions of the First Mortgage Bonds, 63/4% Series Due 1998, as in the First Mortgage as amended and in this Twelfth Supplemental Indenture provided or permitted; and

Authority for Twelfth Supplemental Indenture
Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of the Twelfth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 6 3/4% Series Due 1998 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Granting Clause
NOW, THEREFORE, THIS INDENTURE WITNESSETH
that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twelfth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 63/4% Series Due 1998 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 63/4% Series Due 1998 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twelfth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twelfth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the ‘‘mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:
FIRST.

All and singular, the following described real property and interests in real property acquired by the Company between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by the Company at the latter date:
[Specific property descriptions omitted from
this composite printing.]
SECOND.
Electric Generating Plants.
All electric generating plants and stations of the Company acquired by it between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings,
Property subject to Lien of Mortgage

structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.
THIRD.
Transmission Lines.
All electric overhead and underground transmission lines of the Company acquired by it between May l, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from
this composite printing.]
FOURTH.
Substations and Substation Sites.
All substations and switching stations of the Company acquired by it between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from
this composite printing.]

FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between May 1, 1967, the date of the Eleventh Supplemental Indenture, and the date of this Twelfth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twelfth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and right now subject to the lien of the First Mortgage as amended.
ELEVENTH.
Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twelfth Supplemental Indenture.

B. All other real estate and interest in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E.  All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are ore hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore or hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purposes of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2) in any case to any bonds, notes, evidences of indebtedness,  shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.

A.  Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage:  (1) any revenues, earning, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and

______________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

*[B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twelfth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issues under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Habendum Clause

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1968 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
Subject Clause

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and
Granting Clause

______________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.
ARTICLE ONE.
Bonds of 6¾% Series Due 1998 and Issue Thereof
6 ¾% Series Due 1998, $25,000,000 principal amount
Section 1.  There shall be a series of Bonds designated “6¾% Series Due 1998” (hereinafter referred to as the Bonds of Series Due 1998), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of Series Due 1998 which may be outstanding under the First Mortgage as amended and this Twelfth Supplemental Indenture shall be limited to $25,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of Series Due 1998 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 1998 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest to conform to Section 2 of Article Two of this Twelfth Supplemental Indenture, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 6¾% Series Due 1998, as in the First Mortgage as amended and in this Twelfth Supplemental Indenture provided or permitted.

Initial leases upon execution and delivery of Twelfth Supplemental Indenture
Section 2.  Upon the execution and delivery of this Twelfth Supplemental Indenture and upon delivery to the Trustee of $25,000,000 aggregate principal amount of Bonds of Series Due 1998, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twelfth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3.  The Bonds of Series Due 1998 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended by Section 2 of Article Two of this Twelfth Supplemental Indenture; the Bonds shall mature June 15, 1998; shall bear interest as provided in said Section 3 of Article Two at the rate of six and three fourths per centum (6¾%) per annum until paid or redeemed as hereinafter provided, payable on December 15, 1968, and thereafter semi-annually on each June 15 and December 15, to the Bondholders in whose names such Bonds of Series Due 1998 are registered at the close of business on May 31 or November 30, as the case may be, next preceding such June 15 or December 15, except that if the Company shall default in the payment of any instalment of interest on any Bonds of Series Due 1998, such interest in default shall be paid to the Bondholders in whose names the Bonds of Series Due 1998 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Bonds dated as provided in Section 3 of Article Two of First Mortgage as amended Bonds interests of 63/4% per annum payable June 15 and December 15
Section 4. Bonds of Series Due 1998 shall be issues in the denominations of $1,000 and any multiple of $1,000.	Bonds to be issued in denominations of $1,000 and any multiple thereof.

Whenever any Bond or Bonds of Series Due 1998 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to received.  On presentation of any Bond of Series Due 1998 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 1998 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

No service charge for registration or transfer
A service charge will not be made for any registration or transfer or exchange of Bonds of Series Due 1998, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Temporary Bonds
Until definitive Bonds of Series Due 1998 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 1998 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twelfth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Bonds redeemable at rates set forth
Section 5.  Bonds of Series Due 1998 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 1998 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Im-

provement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:
Twelve Months Period Beginning June 15	Regular Redemption Premium	Special Redemption Premium
1968	6.75%	.00%
1969	6.55%	.00%
1970	6.30%	.00%
1971	6.10%	.00%
1972	5.85%	.00%
1973	5.60%	.00%
1974	5.40%	.00%
1975	5.15%	.00%
1976	4.90%	.00%
1977	4.70%	.00%
1978	4.45%	.00%
1979	4.20%	.00%
1980	4.00%	.00%
1981	3.75%	.00%
1982	3.50%	.00%
1983	3.30%	.00%
1984	3.05%	.00%
1985	2.80%	.00%
1986	2.60%	.00%
1987	2.35%	.00%
1988	2.10%	.00%
1989	1.90%	.00%
1990	1.65%	.00%
1991	1.40%	.00%
1992	1.20%	.00%
1998	0.95%	.00%
1994	0.70%	.00%
1995	0.50%	.00%
1996	0.25%	.00%
and without premium if redeemed on or after June 15, 1997; provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of Series Due 1998 prior to June 15, 1973, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 6¾% per annum (and in connection with each such redemption prior to June 15, 1973, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of Series Due 1998 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and the Company, that such registered holder (a) will make notations or such Bond of Series Due 1998 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations), and (c) will not dispose of such Bond of Series Due 1998 or any interest therein unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 1998 aggregating the unredeemed balance of the principal amount of such Bond.  The Trustee shall not be under any duty to determine that such notations have been made.

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 1998 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Twelfth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 1998 at any time outstanding.

Section 6.  So long as any Bonds of Series Due 1998 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1970, an amount in cash and/or a principal amount of Bonds of Series Due 1998 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 1998 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 1998 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight. of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 1998 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.
Amended deposits as improvement and Sinking Fund provisions Credit against annual deposit
On or before April 30 of each year beginning with the year 1970, the Company shall deliver to the Trustee	Treasurer’s Certificate in support of annual deposit
(1) a Treasurer’s certificate which shall state

(i) the greatest aggregate principal amount of Bonds of Series Due 1998 theretofore outstanding at any one time; and
(ii) the aggregate principal amount of all Bonds of Series Due 1998 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;
and

and credit against annual deposit elected by Company
(2) if the Company shall then elect to make the basis of a credit under this Section any amount of property additions. such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five of the First Mortgage as amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing such prior lien bonds, unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third, Fourth, Fifth, Sixth, Seventh,

Tenth or Eleventh Supplemental Indenture, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or he basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of Series Due 1998 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.
Property additions used for credit shall be “funded” property

Notwithstanding any other provisions of the First Mortgage as amended or this Twelfth Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 1998 with the Trustees in full satisfaction or in partial satisfaction of the requirements of this Section.
Company permitted to anticipate

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 1998 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 1998 shall be purchased at ouch price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 1998 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.
Application by Trustee of cash deposited by Company under Section

Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 1998, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds
Company may direct Trustee to apply payment to redemption of Bond of Series Due 1998, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 1998 or required for the purchase of Bonds of Series Due 1998 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 1998, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 1998. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1998, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Redemption of Bonds with Funds exceeding $60,000 on deposits for 90 days
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 1998 or for the redemption of Bonds of Series Due 1998 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly there-after be applied by the Trustee to the redemption of Bonds of Series Due 1998. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1998, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Bonds delivered, purchased or redeemed under Section not to be so released
Any Bonds of Series Due 1998 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction. So long as any Bonds of Series Due 1998 are outstanding, no Bonds of Series Due 1998 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Twelfth Supplemental Indenture.

Upon the purchase or redemption by the Traitors of any Bonds of Series Due 1998 pursuant to the provisions of this Section:

(A) The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 1998 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of Series Due 1998 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.
Company to pay (i) interest on Bonds purchased or redeemed (ii) cost associated therewith

(B) The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of this Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 1998 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 1998.
Company entitled to difference principal amount of Bonds purchased and purchase price therefor where former exceeds latter
ARTICLE TWO Amendments to First Mortgage as Amended.
[The amendments contained in the Twelfth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]
ARTICLE THREE Consent to and Amendment of Certain Amendments made by Eleventh Supplemental Indenture.
Section 1. The Company, and the holders of any Bonds of Series Due 1998 by their acceptance and holding thereof, hereby consent and	Consent to Amendments made

agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the first Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture; provided that no consent of the holders of Bonds of Series Due 1997 or Series Due 1998 shall be required to effect said amendments.

Amendment of Section 5 of Article One of the First Mortgage, as amended
Section 2.  Effective on the date on which there shall become effective the amendment provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (referred to in the preceding Section 1 of this Article Three) said amendment is hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:

“(7) So long as any bonds of Series Due 1997 or Series Due 1998 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.

ARTICLE FOUR Covenants of the Company.
Covenant against declaring dividends etc. as "common stock" where dividends shall exceed "net income" available for cash dividends subsequent to September 30, 1945	Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.
______________ * This amendment is incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein with appropriate notation indicating its effective date.

Section 2. The Company will not so long as any Bonds of Series Due 1998 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice ; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall he made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or divi-

dends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tat charges or credits in connection with the matters referred to in (i) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.
The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Opinion of Counsel re recording of Twelfth Supplemental Indenture
Section 3.  Promptly after the execution and delivery of this Twelfth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twelfth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twelfth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary, to make such lien effective.

ARTICLE FIVE. Miscellaneous.
Bonds may be issued in advance of recording or filing of Twelfth Supplemental Indenture

Twelfth Supplemental Indenture to become effective immediately except amendments to First Morgage shall become effective with issue of Bonds

Bonds due 1998 and amendments to become effective on future date
Section 1. The Bonds of Series Due 1998 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twelfth Supplemental Indenture.

Section 2. The provisions of this Twelfth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twelfth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 1998. From and after such initial issue of the Bonds of Series Due 1998 this Twelfth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twelfth Supplemental Indenture, including the provisions which determine  the dates on which the amendments herein made shall become effective had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Twelfth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by the Twelfth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 1998, except in so as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twelfth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Twelfth Supplemental Indenture and in the Bonds of Series Due 1998 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twelfth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.
Definitions shall apply to Twelfth Supplemental Indenture

No Bonds of Series Due 1998 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 1998 shall be outstanding” as used in this Twelfth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 1998 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trades, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 1998 after such deposit of the redemption price of the Bonds of Series Due 1998 than outstanding.

Execution in counterparts	Section 4. This Twelfth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX I

THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of October 1, 1969, between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and IRVING TRUST COMPANY, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/2% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and
Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and
Whereas, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of March 1, 1937, a Second Supplemental Indenture dated as of January 1, 1940, a Third Supplemental Indenture dated as of October 1, 1945, a Fourth Supplemental Indenture dated as of January 1, 1948, a Fifth Supplemental Indenture dated as of December 1, 1948, a Sixth Supplemental Indenture dated as of February 1, 1952, a Seventh Supplemental Indenture dated as of September 1, 1954, an Eighth Supplemental Indenture dated as of November 1, 1957, a Ninth Supplemental Indenture dated as of March 1, 1960, a Tenth Supplemental Indenture dated as of June 1, 1963, an Eleventh Supplemental Indenture dated as of May 1, 1967 and a Twelfth Supplemental Indenture dated as of June 15, 1968 (the First Mortgage, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh and Twelfth Supple-
Recitals

mental Indentures, being hereinafter sometimes called the First Mortgage as amended), to create, respectively, twelve series of Bonds known as (1) its First and Refunding Mortgage Bonds, 31/4% Series Due 1962, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (2) its First Mortgage Bonds, 3% Series Due 1970, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (3) its First Mortgage Bonds, 23/4% Series Due 1975, limited to the aggregate principal amount of $28,850,000, of which there are outstanding Bonds of the aggregate principal amount of $28,850.000, and (4) its First Mortgage Bonds, 3% Series Due 1978, of which there are outstanding Bonds of the aggregate principal amount of $8,000.000 and of which (pursuant to provisions of the Fifth Supplemental Indenture) no further bonds may be issued, and (5) its First Mortgage Bonds, 3% Series A. Due 1978, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (6) its First Mortgage Bonds, 31/4% Series Due 1982, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (7) its First Mortgage Bonds, 3% Series Due 1984, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (8) its First Mortgage Bonds, 5% Series Due 1987, limited to the aggregate principal amount of $25,000.000, all of which have been redeemed or otherwise retired, and (9) its First Mortgage Bonds, 51/8% Series Due 1990, limited to the aggregate principal amount of $25,000,000, all of which have been redeemed or otherwise retired, and (10) its First Mortgage Bonds, 4.45% Series Due 1993, limited to the aggregate principal amount of $50,000,000 of which there are outstanding Bonds of the aggregate principal amount of $50,000,000, and (11) its First Mortgage Bonds, 55/8% Series Due 1997, limited to the aggregate principal amount of $40,000,000 of which there are outstanding Bonds of the aggregate principal amount of $40,000,000, and (12) its First Mortgage Bonds, 63/4% Series Due 1998, limited to the aggregate principal amount of $25,000,000 of which there are outstanding Bonds of the aggregate principal amount of $25.000.000; and

Whereas, said Eleventh Supplemental Indenture, which created the 55/8 % Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which bonds are then outstanding; and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Twelfth Supplemental Indenture; and

Whereas, the Company pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Thirteenth Supplemental In-

denture to create a new series of Bonds to be known as its First Mortgage Bonds, 81/4% Series Due 1999, which shall be limited to the aggregate principal amount of $30,000,000; and
Form of Bonds of 8¼% Series Due 1999
Whereas, the Bonds of the Series Due 1999, and the Trustee’s certificate to be endorsed on all the Bonds of the 81/4% Series Due 1999 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 81/4% Series Due 1999, as in the First Mortgage as amended and in this Thirteenth Supplemental Indenture provided or permitted; and

Authority for Thirteenth Supplemental Indenture
Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Thirteenth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 81/4% Series Due 1999 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, Therefore, this Indenture Witnesseth
that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Thirteenth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 81/4% Series Due 1999 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 81/4% Series Due 1999 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Thirteenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Thirteenth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit :
Granting Clause
FIRST.

All and singular, the following described real property and interests in real property acquired by the Company between June 15, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and owned by the Company at the latter date.
[Specific property descriptions omitted from this composite printing.]
Property subject to Lien of Mortgage

SECOND. Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between June 15, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied. enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
THIRD. Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between June 13, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and ether structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

FOURTH. Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between June 15, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
FIFTH. Electric Distribution System.

All electric distribution systems of the Company acquired by it between June 13, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

SIXTH. Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between June 15, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH. Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between June 15, 1969, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them: together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

EIGHTH. Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between June 15, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
NINTH. Telephone Lines.

All telephone lines of the Company acquired by it between June 15, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH. Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between June 15, 1968, the date of the Twelfth Supplemental Indenture, and the date of this Thirteenth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Thirteenth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH. Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Thirteenth Supplemental Indenture.
B.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.
C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures. improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.
D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall lie subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.
E.  All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore or hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

TWELFTH. Property Hereafter to Become Subject to the Lien of the First Mortgage

A.  Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equip-

________________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture. (see Appendix A)

ment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section I of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property or * [(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

• [B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Thirteenth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

____________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture. (see Appendix A)

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Habendum Clause

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1969 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
Subject Clause

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.
Grant in Trust
ARTICLE ONE.
Bonds of 81/4% Series Due 1999 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “8 ¼% Series Due 1999” (hereinafter referred to as the Bonds of Series Due 1999), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of Series Due 1999 which may be outstanding under the First Mortgage as amended and this Thirteenth Supplemental Indenture shall be limited to $30,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.
8¼% Series Due 1999, $30,00,000 principal amount
The Bonds of Series Due 1999 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the

Bonds of Series Due 1999 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 81/4% Series Due 1999, as in the First Mortgage as amended and in this Thirteenth Supplemental Indenture provided or permitted.

Initial issues upon execution of Thirteenth Supplemental Indenture
Section 2.  Upon the execution and delivery of this Thirteenth Supplemental Indenture and upon delivery to the Trustee of $30,000,000 aggregate principal amount of Bonds of Series 1999, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Thirteenth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Bonds dated as provided in Section 3 of Article Two of the First Mortgage as amended Bonds mature October 1, 1999; Interest of 8¼% per annum payable April 1 and October 1
Section 3.  The Bonds of Series Due 1999 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature October 1, 1999; shall bear interest as provided in said Section 3 of Article Two at the rate of eight and one-fourth per centum (81/4%) per annum until paid or redeemed are hereinafter provided, payable on April 1, 1970 and thereafter semi-annually on each April 1 and October 1, to the Bondholders in whose names such Bond of Series Due 1999 are registered at the close of business on March 15 or September 15, as the case may be, next preceding such April 1 or October 1, except that if the Company shall default in the payment of any installment of interest on any Bonds of Series Due 1999, such interest in default shall be paid to the Bondholders in whose names the Bonds of Series Due 1999 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Section 4.  Bonds of Series Due 1999 shall be issued in the denominations of $1,000 and any multiple of $1,000.
Whenever any Bond or Bonds of Series Due 1999 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Bond of Series Due 1999 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.
The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 1999 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.
Bonds to be issued in denominations of $1,000 and any multiple hereof.

A Service charge will not be made for any registration or transfer or exchange of Bonds of Series Due 1999, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
No service charge for registration or transfer
Until definitive Bonds of Series Due 1999 shall be ready for delivery, the Company may execute and, upon request of the Company,	Temporary bonds

the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 1999 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Thirteenth Supplemental Indenture, and the terms and provisions and lieu of the First Mortgage as amended as therein provided.

Bonds redeemable at rates set forth
Section 5.  Bond of Series Due 1999 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 1999) or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds or released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”;

Twelve Months Period Beginning October 1	Regular Redemption Premium	Special Redemption Premium
1969	8.25%	.00%
1970	8.00%	.00%
1971	7.70%	.00%
1972	7.40%	.00%
1973	7.15%	.00%
1974	6.85%	.00%
1975	6.55%	.00%
1976	6.30%	.00%
1977	6.00%	.00%
1978	5.70%	.00%
1979	5.45%	.00%
1980	5.15%	.00%
1981	4.85%	.00%
1982	4.60%	.00%
1983	4.30%	.00%
1984	4.00%	.00%
1985	3.70%	.00%
1986	3.45%	.00%
1987	3.15%	.00%
1988	2.85%	.00%
1989	2.60%	.00%
1990	2.30%	.00%
1991	2.00%	.00%
1992	1.75%	.00%
1993	1.45%	.00%
1994	1.15%	.00%
1995	.90%	.00%
1996	.60%	.00%
1997	.30%	.00%

and without premium if redeemed on or after October 1, 1998;
provided, however, that the Company, in instances where regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of Series Due 1999 prior to October 1, 1974, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 8.25% per annum (and in connection with each such redemption prior to October 1, 1974, the Company shall file with the Trustee a Treasurer's certificate stating that such redemption complies with the requirements of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of Series Due 1999 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the of that such registered holder is such person's nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bond of Series Due 1999 of the portions thereof so redeemed: (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of Series Due 1999 or any interest therein unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 1999 aggregating the unredeemed balance of the principal amount of such Bond. The Trustee shall not be under any duty to determine that such notations have been made.

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 1999 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Thirteenth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the ease of the redemption of all or any part of the Bonds of Series Due 1999 at any time outstanding.

Section 6.  So long as any Bonds of Series Due 1999 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1971, an amount in cash and/or a principal amount of Bonds of Series Due 1999 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 1999 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 1999 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 1999 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, so defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.
Annual deposit as Improvement and Sinking Fund provisions Credit against annual deposit

On or before April 30 of each year beginning with the year 1971, the Company shall deliver to the Trustee
(1) a Treasurer's certificate which shall state,
(i)           the greatest aggregate principal amount of Bonds of Series Due 1999 theretofore or outstanding at any one time; and
(ii)           the aggregate principal amount of all Bonds of Series Due 1999 retired pursuant to or upon compliance with
Treasurer’s Certificate in support of annual deposit--

the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 3 of Article Eight of the First Mortgage at heretofore and hereby amended) prior to the date of such Treasurer's certificate;
and

and credit against annual deposit elected by Company
(2) if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions us would be necessary under the provisions of Section 6 of Article Five of the First Mortgage as amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer's certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 8 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing much prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third, Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh or Twelfth Supplemental Indenture, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of Series Due 1999 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.
Notwithstanding any other provisions of the First Mortgage as amended or this Thirteenth Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing each and/or a principal amount of Bonds of Series Due 1999 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.
Property additions used for credit shall be “funded property” Company permitted to anticipate requirements of Section

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 1999 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee provided, however, that no Bonds of Series Due 1999 shall be purchased at such price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 1999 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.
Application by Trustee of cash deposited by Company under Section

Company may direct Trustee to apply payment to redemption of Bonds
Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 1999, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of Series Due 1999, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 1999 or required for the purchase of Bonds of Series Due 1999 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 1999, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 1999. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 1999, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Redemption of Bonds with funds exceeding $50,000 on deposit for 90 days
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 1999 or for the redemption of Bonds of Series Due 1999 called for Redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 1999.  In such case the Trustee shall select by lot, in any manner determined by the Trustee to equitable, from the Bonds of Series Due 1999, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Any bonds of Series Due 1999 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction. So long as any Bonds of Series Due 1999 are outstanding, no Bonds of Series Due 1999 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Thirteenth Supplemental Indenture.
Upon the purchase or redemption by the Trustee of any Bonds of Series Due 1999 pursuant to the provisions of this Section:
Bonds delivered, purchased or redeemed under Section not to be reissued

(A)           The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 1999 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of Series Due 1999 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.
Company to pay (i) interest on Bonds purchased or redeemed (ii) cost connected therewith

(B)           The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 1999 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 1999.
Company entitled to difference between principal amount of Bonds purchased and purchase price therefor where former exceeds latter

ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The amendments contained in the Thirteenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]
ARTICLE THREE.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture.
Consent to amendments made
Section 1. The Company, and the holders of any Bonds of Series Due 1999 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A. Due 1978, Series Due 1992, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture; provided that no consent of the holders of Bonds of Series Due 1997, Series Due 1998 or Series Due 1999 shall be required to effect said amendments.

Amendment of Section 1 of Article One of First Mortgage as amended
SECTION 2. Effective on the date on which there shall become effective the amendment provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (referred to in the preceding Section 1 of this Article Three) said amendment is hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:

“(7) So long as any bonds of Series Due 1997, Series Due 1998 or Series Due 1999 shall be outstanding, in addition to all property additions specified in the foregoing and following sub-paragraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.” *

ARTICLE FOUR.
Covenants of the Company
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2. The Company will not so long as any Bonds of Series Due 1999 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase say shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1943, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945.  For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.  For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits, and other taxes based on or measured by income or undistributed earnings or income), interest charges and
Covenant against declaring dividends, etc. on common stock where dividends shall exceed "net income" available for such dividends subsequent to September 30, 1945
_____________ * This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice ; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1943.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3. Promptly after the execution and delivery of this Thirteenth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Thirteenth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Thirteenth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.
Opinion of counsel re recording of Thirteenth Supplmental Indenture
ARTICLE FIVE.
Miscellaneous
Section 1. The Bonds of Series Due 1999 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Thirteenth Supplemental Indenture.	Bonds may be issued in advance of recording or filing of Thirteenth Supplemental Indenture

Section 2. The provisions of this Thirteenth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Thirteenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 1999.  From and after such initial issue of the Bonds of Series Due 1999 this Thirteenth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Thirteenth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Thirteenth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance
Thirteenth Supplemental Indenture to become effective immediately, except amendments to First Mortgage shall become effective with the issue of Bonds of Series Due 1999 with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, or heretofore modified and amended and as further modified and amended by this Thirteenth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 1999, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Thirteenth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Thirteenth Supplemental Indenture and in the Bonds of Series Due 1999 (save only the Trustee's certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Deficiencies shall apply to Thirteenth Supplemental Indenture
Section 3. The terms, defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Thirteenth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of Series Due 1999 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 1999 shall be outstanding” as used in this Thirteenth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 1999 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 1999 after such deposit of the redemption price of the Bonds of Series Due 1999 then outstanding.

Execution in Counterparts	Section 4. This Thirteenth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX J

FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of June 1, 1970, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Recitals

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/2 % Series Due 1960, authorised in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of March 1, 1937, a Second Supplemental Indenture dated as of January 1, 1940, a Third Supplemental Indenture dated as of October 1, 1945, a Fourth Supplemental Indenture dated as of January 1, 1948, a Fifth Supplemental Indenture dated as of December 1, 1948, a Sixth Supplemental Indenture dated as of February 1, 1952, a Seventh Supplemental Indenture dated as of September 1, 1954, an Eighth Supplemental Indenture dated as of November 1, 1957, a Ninth Supplemental Indenture dated as of March 1, 1960, a Tenth Supplemental Indenture dated as of June 1, 1968, an Eleventh Supplemental Indenture dated as of May 1, 1963, a Twelfth Supplemental Indenture dated as of June 15, 1968, and a Thirteenth Supplemental Indenture dated as of October 1, 1969, (the First Mortgage, as amended by the First, Second, Third, Fourth, Fifth,

Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth and Thirteenth Supplemental Indentures, being hereinafter sometimes called the First Mortgage as amended), to create, respectively, thirteen series of Bonds known as (1) its First and Refunding Mortgage Bonds, 31/4% Series Due 1962, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (2) its First Mortgage Bonds, 3% Series Due 1970, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (3) its First Mortgage Bonds, 23/4% Series Due 1975, limited to the aggregate principal amount of $28,850,000, of which there are outstanding Bonds of the aggregate principal amount of $28,850,000. and (4) its First Mortgage Bonds, 3% Series Due 1978, of which there are outstanding Bonds of the aggregate principal amount of $8,000,000 and of which (pursuant to provisions of the Fifth Supplemental Indenture) no further bonds may be issued, and (5) its First Mortgage Bonds, 3% Series A, Due 1978, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (6) its First Mortgage Bonds, 3 1/4 % Series Due 1982, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (7) its First Mortgage Bonds, 3% Series Due 1984, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (8) its First Mortgage Bonds, 5% Series Due 1987, limited to the aggregate principal amount of $25,000,000, all of which have been redeemed or otherwise retired, and (9) its First Mortgage Bonds, 51/2% Series Due 1990, limited to the aggregate principal amount of $25,000,000, all of which have been redeemed or otherwise retired, and (10) its First Mortgage Bonds, 4.45% Series Due 1993, limited to the aggregate principal amount of $50,000,000, of which there are outstanding Bonds of the aggregate principal amount of $50,000,000, and (11) its First Mortgage Bonds, 55/8% Series Due 1997, limited to the aggregate principal amount of $40,000,000 of which there are outstanding Bonds of the aggregate principal amount of $40,000,000, and (12) its First Mortgage Bonds, 83/4% Series Due 1998, limited to the aggregate principal amount of $25,000,000 of which there are outstanding Bonds of the aggregate principal amount of $25,000,000, and (13) its First Mortgage Bonds, 81/4% Series Due 1999, limited to the aggregate principal amount of $30,000,000, of which there are outstanding Bonds of the aggregate principal amount of $30,000,000; and

Whereas, said Eleventh Supplemental Indenture, which created the 55/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (c), or of each of said series of which bonds are then outstanding; and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of each equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, or mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Thirteenth Supplemental Indenture; and

Whereas, the Company pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the

First Mortgage as amended and of this Fourteenth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds 9½% Series Due 2000, which shall be limited to the aggregate principal amount of $35,000,000; and

Form of Bonds of 9½% Series Due 2000
Whereas, the Bonds of the 9½% Series Due 2000, and the Trustee’s certificate to be endorsed on all the Bonds of the 9½% Series Due 2000 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bonds will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage as amended and in this Fourteenth Supplemental Indenture provided or permitted; and

Authority for Fourteenth Supplemental Indenture
Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Fourteenth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provision so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 9½% Series Due 2000 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, therefore, this Indenture witnesseth	Granting Clause

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Fourteenth Supplement Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 9½% Series Due 2000 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 9½% Series Due 2000 by the holders or registered owners thereof, and the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Fourteenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Fourteenth Supplemental Indenture, and has granted, bargained, sold released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

All and singular, the following described real property and interests in real property acquired by the Company between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplement Indenture, and owned by the Company at the latter date:
Property subject to lien of mortgage
[Specific property descriptions property description omitted from this composite printing.]

SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other land and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or need in connection therewith, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
THIRD.
Transmissions Lines.

All electric overhead and underground transmission lines of the Company acquired by it between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing.]

FOURTH.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.
All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between October 1,

1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service, including with limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between October 1, 1969, the date of the Thirteenth Supplemental Indenture, and the date of this Fourteenth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Fourteenth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.
Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Fourteenth Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E.  All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore or hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receive, or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.

A.  Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or * [(2) in any case, any bonds, notes, evi-

__________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

dences of indebtedness, share of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

*[B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Fourteenth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

Habendum Clauses
To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject Clause
Subject however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1969 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

__________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.
Grant in Trust
ARTICLE ONE.
Bonus of 9½% Series Due 2000 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “91/2% Series Due 2000” (hereinafter referred to as the Bonds of Series Due 2000), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of Series Due 2000 which may be outstanding under the First Mortgage as amended and this Fourteenth Supplemental Indenture shall be limited to $35,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.
9½% Series Due 2000, $35,000,000 principal amount

The Bonds of Series Due 2000 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 2000 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 9½% Series Due 2000, as in the First Mortgage as amended and in this Fourteenth Supplemental Indenture provided or permitted.

Instant issue upon execution and delivery of Fourteenth Supplemental Indenture
Section 2.  Upon the execution and delivery of this Fourteenth Supplemental Indenture and upon delivery to the Trustee of $35,000,000 aggregate principal amount of Bonds of Series Due 2000, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Fourteenth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Bonds dated as provided in Section 3 of Article Two of First Mortgage as amended
Section 3.  The Bonds of Series Due 2000 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature June 1, 2000, shall bear interest as provided in said Section 3 of Article Two at the rate of nine and one-half per centum (9½%) per annum until paid or redeemed as hereinafter provided, payable on December 1, 1970 and thereafter semi-annually on each June 1 and December 1, to the Bondholders in whose names such Bonds of Series Due 2000 are registered at the close of business on May 15 or November 15, as the case may be, next preceding such June 1 or December 1, except that if the Company shall default in the payment of any installment of interest on any Bonds of Series Due 2000, such interest in default shall be paid to the Bondholders in whose names the Bonds of Series Due 2000 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York

Bonds to be issued in denominations of $1,000 and multiples thereof	Section 4. Bonds of Series Due 2000 shall be issued in the denominations of $1,000 and any multiple of $1,000.

Whenever any Bond or Bonds of Series Due 2000 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Bond of Series Due 2000 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 2000 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register or transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration or transfer or exchange of Bonds of Series Due 2000, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
No service charge for registration or transfer

Until definitive Bonds of Series Due 2000 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 2000 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Fourteenth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.
Temporary Bonds

Bonds redeemable at rates set forth
Section 5.  Bonds of Series Due 2000 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 2000 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund Provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning June 1	Regular Redemption Premium	Special Redemption Premium
1970	11.00	1.50
1971	10.65	1.50
1972	10.25	1.50
1973	9.90	1.50
1974	9.50	1.50
1975	9.15	1.45
1976	8.75	1.45
1977	8.35	1.45
1978	8.00	1.40
1979	7.60	1.40
1980	7.25	1.35
1981	6.85	1.35
1982	6.45	1.30
1983	6.10	1.30
1984	5.70	1.25
1985	5.85	1.20
1986	4.95	1.20
1987	4.60	1.15
1988	4.20	1.10
1989	3.80	1.05
1990	3.45	1.00
1991	3.05	.90
1992	2.70	.85
1993	2.30	.80
1994	1.90	.70
1995	1.33	.60
1996	1.13	.50
1997	.30	.40
1998	.40	.30
and without premium if redeemed on or after June 1, 1999;
provided, however, that the Company, in instances where the regular redemption premium would be applicable shall not have the right to redeem any of the Bonds of Series Due 2000 prior to June 1, 1973, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company

(calculated in accordance with accepted financial practice) of less than 9.35% per annum (and in connection with each such redemption prior to June 1, 1975, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of Series Due 2000 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bond of Series Due 2000 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of Series Due 2000 or any interest thereon unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 2000 aggregating the unredeemed balance of the principal amount of such Bond.  The Trustee shall not be under any duty to determine that such notations have been made.

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 2000 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Fourteenth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 2000 at any time outstanding.

Section 6.  So long as any Bonds of Series Due 2000 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1972, an amount in cash and/or a principal amount of Bonds of Series Due 2000 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 2000 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 2000 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 2000 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.
Annual deposit as Improvement and Sinking Fund Provision Credit against annual deposit
On or before April 30 of each year beginning with the year 1972, the Company shall deliver to the Trustee	Treasurer’s Certificates in support of annual deposit
(1) a Treasurer’s certificate which shall state:
(i) the greatest aggregate principal amount of Bonds of Series Due 2000 theretofore outstanding at any one time; and

(ii)           the aggregate principal amount of all Bonds of Series Due 2000 retired pursuant to or upon compliance with the provisions of Section 3 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;
and
and credit against annual deposit elected by Company
(2)          if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five of the First Mortgage as amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage.  If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third, Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth or Thirteenth Supplemental Indenture,

or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of Series Due 2000 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage us heretofore and hereby amended.
Property additions used for credit shall be “funded property”

Notwithstanding any other provisions of the First Mortgage as amended or this Fourteenth Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 2000 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.
Company permitted to anticipate requirements of Section

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 2000 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 2000 shall be purchased at such price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 2000 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.
Application by Trustee of cash deposited by Company under Section

Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment will respect to the Bonds of Series Due 2000, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One
Company may direct Trustee to apply payment to redemption of Bonds of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of Series Due 2000, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 2000 or required for the purchase of Bonds of Series Due 2000 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 2000, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 2000.  Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2000, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed.  The Company shall thereupon cause notice of such redemption to be given.

Redemption of Bonds with funds exceeding $50,000 on deposit for 90 days
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 2000 or for the redemption of Bonds of Series Due 2000 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 2000.  In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2000, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed.  The Company shall thereupon cause notice of such redemption to be given.

Bonds delivered, purchased or redeemed under Section not to be reissued	Any Bonds of Series Due 2000 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trainee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction.  So long as any Bonds of Series Due 2000 are outstanding, no Bonds of Series Due 2000 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Fourteenth Supplemental Indenture.

Upon the purchase or redemption by the Trustee of any Bonds of Series Due 2000 pursuant to the provisions of this Section:

(A)          The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 2000 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bond of Series Due 2000 purchased or redeemed.  The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.
Company to pay (i) interest on Bonds purchased or redeemed (b) cost connected therewith

(B)          The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 2000 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 2000.
Company entitled to difference between principal amount of Bonds purchased and purchase price where former exceeds latter
ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The amendments contained in the Fourteenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage as amended, printed herein

ARTICLE THREE.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture.
Consent to Amendments made
Section 1. The Company, and the holders of any Bonds of Series Due 2000 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture; provided that no consent of the holders of Bonds of Series Due 1997, Series Due 1998, Series Due 1999 or Series Due 2000 shall be required to effect said amendments.

Amendment of Section 5 of Article One of First Mortgage as amended
Section 2.   Effective on the date on which there shall become effective the amendment provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (referred to in the preceding Section 1 of this Article Three) said amendment is hereby simultaneously further amended so that Subparagraph (i) of Section 5 of Article One of the First Mortgage as amended shall read:

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999 or Series Due 2000 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”*

__________ * This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

ARTICLE FOUR.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2. The Company will not so long as any Bonds of Series Due 2000 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchasers or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.  For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charge and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or
Covenant against declaring dividends etc. on common stock where dividends shall exceed “net income” available for such dividends subsequent to September 30, 1945 adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean used include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are home by the owners.

Opinion of counsel re-recording of Fourteenth Supplemental Indenture
Section 3. Promptly after the execution and delivery of this Fourteenth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Fourteenth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Fourteenth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.
ARTICLE FIVE.
Miscellaneous.
Section 1. The Bonds of Series Due 2000 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Fourteenth Supplemental Indenture.	Bonds may be issued in advance of recording or filing of Fourteenth Supplemental Indenture

Section 2. The provisions of this Fourteenth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Fourteenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 2000.  From and after such initial issue of the Bonds of Series Due 2000 this Fourteenth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Fourteenth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Fourteenth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Fourteenth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 2000, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Fourteenth Supplemental Inden-
Fourteenth Supplemental Indenture to become effective immediately, except amendments to First Mortgage shall become effective with the issue of Bonds of Series Due 2000 ture in the same manner as though set out herein at length.  All representations and recitals contained in this Fourteenth Supplemental Indenture and in the Bonds of Series Due 2000 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Definitions shall apply to Fourteenth Supplemental Indenture
Section 3. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Fourteenth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of Series Due 2000 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 2000 shall be outstanding” as used in this Fourteenth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 2000 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 2000 after such deposit of the redemption price of the Bonds of Series Due 2000 then outstanding.

Execution in counterparts	Section 4. This Fourteenth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX K

FIFTEENTH SUPPLEMENTAL INDENTURE, dated as of August 1, 1971, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Recitals

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 331/3% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of March 1, 1937, a Second Supplemental Indenture dated as of January 1, 1940, a Third Supplemental Indenture dated as of October 1, 1945, a Fourth Supplemental Indenture dated as of January 1, 1948, a Fifth Supplemental Indenture dated as of December 1, 1948, a Sixth Supplemental Indenture dated as of February 1, 1952, a Seventh Supplemental Indenture dated as of September 1, 1954, an Eighth Supplemental Indenture dated as of November 1, 1957, a Ninth Supplemental Indenture dated as of March 1, 1960, a Tenth Supplemental Indenture dated as of June 1, 1963, an Eleventh Supplemental Indenture dated as of May 1, 1967, a Twelfth Supplemental Indenture dated as of June 15, 1968, a Thirteenth Supplemental Indenture dated as of October 1, 1969, and a Fourteenth

Supplemental indenture dated as of June 1, 1970 (the First Mortgage, as amended by the First through the Fourteenth Supplemental Indentures, being hereinafter sometimes called the First Mortgage as amended), to create, respectively, fourteen series of Bonds known as (1) its First and Refunding Mortgage Bonds, 31/4% Series Due 1962, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (2) its First Mortgage Bonds, 3% Series Due 1970, unlimited in aggregate principal amount, all of which have been redeemed or otherwise retired, and (3) its First Mortgage Bonds, 23/4% Series Due 1975, limited to the aggregate principal amount of $28,850,000, of which there are outstanding Bonds of the aggregate principal amount of $28,850,000, and (4) its First Mortgage Bonds, 3% Series Due 1978, of which there are outstanding Bonds of the aggregate principal amount of $8,000,000 and of which (pursuant to provisions of the Fifth Supplemental Indenture) no further bonds may be issued, and (5) its First Mortgage Bonds, 3% Series A, Due 1978, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (6) its First Mortgage Bonds, 31/4% Series Due 1982, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (7) its First Mortgage Bonds, 3% Series Due 1984, limited to the aggregate principal amount of $15,000,000, of which there are outstanding Bonds of the aggregate principal amount of $15,000,000, and (8) its First Mortgage Bonds, 5% Series Due 1987, limited to the aggregate principal amount of $25,000,000, all of which have been redeemed or otherwise retired, and (9) its First Mortgage Bonds, 51/8% Series Due 1990, limited to the aggregate principal amount of $25,000,000, all of which have been redeemed or otherwise retired, and (10) its First Mortgage Bonds, 4.45% Series Due 1998, limited to the aggregate principal amount of $50,000,000, of which there are outstanding Bonds of the aggregate principal amount $50,000,000, and (11) its First Mortgage Bonds, 55/8% Series Due 1997, limited to the aggregate principal amount of $40,000,000 of which there are outstanding Bonds of the aggregate principal amount of $40,000,000, and (12) its First Mortgage Bonds, 63/4% Series Due 1998, limited to the aggregate principal amount of $25,000,000 of which there are outstanding Bonds of the aggregate principal amount of $25,000,000, (13) its First Mortgage Bonds, 81/4%

Series Due 1999, limited to the aggregate principal amount of $30,000,000, of which there are outstanding Bonds of the aggregate principal amount of $30,000,000, and (14) its First Mortgage Bonds, 9½% Series Due 2000, limited to the aggregate principal amount of $35,000,000, of which there are outstanding Bonds of the aggregate principal amount of $35,000,000; and

Whereas, said Eleventh Supplemental Indenture, which created the 55/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1998, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which bonds are then outstanding; and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960: and

Whereas, the Company, by resolutions duly adopted by the Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage, as amended, including certain amendments to become effective at future dates which alter certain provisions to the form of opinion of counsel, the release of property from the lien of the First Mortgage and the meaning of retirements; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Fourteenth Supplemental Indenture; and

Whereas, the Company pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Fifteenth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 8⅛% Series Due 2001, which shall be limited to the aggregate principal amount of $45,000,000; and

Form of Bonds of 8⅛% Series Due 2001
Whereas, the Bonds of the 81/8% Series Due 2001 and the Trustee’s certificate to be endorsed on all the Bonds of the $81/8% Series Due 2001 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reelect the terms and provisions of the First Mortgage Bonds, 8⅛% Series Due 2001, as in the First Mortgage as amended and in this Fifteenth Supplemental Indenture provided or permitted ; and

Authority for Fifteenth Supplemental Indenture	Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Fifteenth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provision so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 8⅛% Series Due 2001 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, Therefore, this Indenture witnesseth	Granting Clause

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Fifteenth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 81/8% Series Due 2001 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 81/8% Series Due 2001 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Fifteenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Fifteenth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.
Property subject to Lien of Mortgage
All and singular, the following described real property and interests in real property acquired by the Company between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and owned by the Company at the latter date:
[Specific property descriptions omitted from this composite printing.]

SECOND. Electric Generating Plants.

All electric generating plants and stations of the Company required by it between June 1, 1970, the date or this Fourteenth Supplemental Indenture, and the date of this Fifteenth Supplemental Indenture, and owned by it as the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing.]

THIRD. Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and the date of the Fifteenth Supplemental Indenture and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto and all service lines extending therefrom, together with all real property rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing.]

FOURTH Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and the date of this Fifteenth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing.]

FIFTH. Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and the date of this Fifteenth Supplemental Indenture, owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto or used, occupied or enjoyed in connection with such distribution systems or any of them together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limit of any municipal corporation, including, without limiting the generality of the foregoing, the following: [Specific property descriptions omitted from this composite printing.]
SIXTH. Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and the date of this Fifteenth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH. Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and the date of this Fifteenth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH. Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and the date of this Fifteenth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH. Telephone Lines.

All telephone lines of the Company acquired by it between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and the date of this Fifteenth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH. Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or’ acquired by it between June 1, 1970, the date of the Fourteenth Supplemental Indenture, and the date of this Fifteenth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Fifteenth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH. Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Fifteenth Supplemental Indenture.
B.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.
C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.
D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof, held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.
E.  All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore or hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or [(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

TWELFTH. Property Hereafter to Become Subject to the Lien of the First Mortgage.

A.  Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby
__________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equip-ment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of busi-ness, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]
*   [B. Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Fifteenth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment

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* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Habendum Clause

Subject, however as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1970 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
Subject Clause

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.
Grant in Trust
ARTICLE ONE. Bonds or 8⅛% Series Due 2001 and Issue Thereof.

Section 1. There shall be a series of Bonds designated “8⅛% Series Due 2001” (hereinafter referred to as the Bonds of Series Due 2001), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of Series Due 2001
8⅛% Series Due 2001 $45,000,000 principal amount

which may be outstanding under the First Mortgage as amended and this Fifteenth Supplemental Indenture shall be limited to $45,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of Series Due 2001 stall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 2001 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 8⅛% Series Due 2001, as in the First Mortgage as amended and in this Fifteenth Supplemental Indenture provided or permitted.

Initial issue upon execution and delivery of Fifteenth Supplemental Indenture
Section 2.  Upon the execution and delivery of this Fifteenth Supplemental Indenture and upon delivery to the Trustee of $45,000.000 aggregate principal amount of Bonds of Series Due 2001, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Fifteenth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Bonds dated as provided in Section 3 of Article Two of First Mortgage as amended
Section 3.  The Bonds of Series Due 2001 shall be dated as provided in Section of Article Two of the First Mortgage as amended; mature August 1, 2001; shall bear interest as provided in said Section 8 of Article Two at the rate of eight and one eighth per centum (8⅛%) per annum until paid or redeemed as hereinafter provided, payable on February 1, 1972, and thereafter semi-annually on each

February 1 and August 1, to the Bondholders in whose names such Bonds of Series Due 2001 are registered at the close of business on January 16 or July 15, as the use may be, next preceding such February 1 or August 1, except that if the Company shall default in the payment of any installment of interest on any Bonds of Series Due 2001, such interest in default shall be paid to the Bondholders in whose names the Bonds of Series Due 2001 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Bonds mature August 1, 2001; interest of 8⅛% per annum payable February 1 and August 1

Section 4.  Bonds of Series Due 2001 shall be issued in the denominations of $1,000 and any multiple of $1,000.
Whenever any Bond or Bonds of Series Due 2001 shall be sur-rendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any Bond of Series Due 2001 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.
The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 2001 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.
Bonds to be issued in denominations of $1,000 and multiples thereof

No service charge for registration or transfer
A service charge will not be made for any registration or transfer or exchange of Bonds of Series Due 2001, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Temporary Bonds
Until definitive Bonds of Series Due 2001 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 2001 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Fifteenth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Bonds redeemable at rates set forth
Section 5.  Bonds of  Series Due 2001 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 2001 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund Provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby, amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning August 1	Regular Redemption Premium	Special Redemption Premium
1971	7.875%	.00%
1972	7.65%	.00%
1973	7.35%	.00%
1974	7.10%	.00%
1975	6.80%	.00%
1976	6.55%	.00%
1977	6.25%	.00%
1978	6.00%	.00%
1979	5.75%	.00%
1980	5.45%	.00%
1981	5.20%	.00%
1982	4.90%	.00%
1983	4.65%	.00%
1984	4.35%	.00%
1985	4.10%	.00%
1986	3.85%	.00%
1987	3.55%	.00%
1988	3.30%	.00%
1989	3.00%	.00%
1990	2.75%	.00%
1991	2.45%	.00%
1992	2.20%	.00%
1993	1.95%	.00%
1994	1.65%	.00%
1995	1.40%	.00%
1996	1.10%	.00%
1997	0.85%	.00%
1998	0.55%	.00%
1999	0.30%	.00%
and without premium if redeemed on or after August 1, 2000; provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of Series Due 2001 prior to August 1, 1976, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 8.15% per annum (and in connection with each such redemption prior to August 1, 1976, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).
Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of Series Due 2001 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bond of Series Due 2001 of the portions thereof so redeemed: (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of Series Due 2001 or any interest thereon unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 2001 aggregating the unredeemed balance of the principal amount of such Bond. The Trustee shall not be under any duty to determine that such notations have been made.

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 2003 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Fifteenth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 2001 at any time outstanding.

Section 6.  So long as any Bonds of Series Due 2001 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1973, an amount in cash and/or a principal amount of Bonds of Series Due 2001 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 2001 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 2001 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended): provided, however, that there shall be credited against the amount of cash and /or principal amount of Bonds of Series Due 2001 so required to be deposited with the Trustee an amount equal to sixty per cent (60%) of the cost or fair value (computed as provided in Section of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.
Annual deposit as Improvement and Sinking Fund provision Credit against annual deposits––
On or before April 30 of each year beginning with the year 1973, the Company shall deliver to the Trustee	Treasurer’s Certificate in support of annual deposit––

(1)           a Treasurer’s certificate which shall state:
(i)            the greatest aggregate principal amount of Bonds of Series Due 2001 theretofore outstanding at any one time and
(ii)            the aggregate principal amount of all Bonds of Series Due 2001 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First

Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;
and

and credit against deposit elected by Company
(2) if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be then necessary under the provisions of Section 6 of Article Five of the First Mortgage as heretofore and hereby amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) sad (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (166⅔% ) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentica-

tion and delivery of Bonds under Article Five of the First Mort-gage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third, Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth or Fourteenth Supplemental Indentures, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of Series Due 2001 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.
Property additions used for credit shall be “funded property”

Notwithstanding any other provisions of the First Mortgage as amended or this Fifteenth Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 2001 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.
Company permitted to anticipate requirements of Section

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 2001 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 2001 shall be purchased at such a price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 2001 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.
Application by Trustee of cash deposited by Company under Section

Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 2001, or at any time or from time to time thereafter, may, by an instrument
Company may direct Trustee to apply payment to redemption of Bonds

In writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of Series Due 2001, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 2001 or required for the purchase of Bonds of Series Due 2001 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 2001, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 2001. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2001, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Redemption of Bonds with funds exceeding $50,000 on deposit for 90 days
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 2001 or for the redemption of Bonds of Series Due 2001 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 2001. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2001, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Any Bonds of Series Due 2001 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction. So long as any Bonds of Series Due 2001 are outstanding, no Bonds of Series Due 2001 so delivered, purchased be redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Fifteenth Supplemental Indenture.
Bonds delivered, purchased or redeemed under Section not to be reissued
Upon the purchase or redemption by the Trustee of any Bonds of Series Due 2001 pursuant to the provisions of this Section:

(A)  The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 2001 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bond of Series Due 2001 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.
Company to pay (i) interest on Bonds purchased or redeemed (ii) cost connected therewith

(B)  The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 2001 purchased exceeds the aggregate purchase price excluding interest) paid by the Trustee for such Bonds of Series Due 2001.
Company entitled to difference between principal ‘ amount of Bonds purchased and purchase price where former exceeds latter
ARTICLE TWO. Amendments to First Mortgage as Amended.
[The Amendments contained in the Fifteenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage as amended, printed herein.]

ARTICLE THREE. Consent to and Amendment of certain Amendments made by Eleventh Supplemental Indenture.
Consent to amendments made
Section 1. The Company, and the holders of any Bonds of Series Due 2001 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1992, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.

Amendments of Section 5 of Article One of First Mortgage as amended
Section 2.  Effective on the date on which there shall become effective the amendment provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (referred to in the preceding Section 1 of this Article Three) said amendment is hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000 or Series Due 2001 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”*
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* This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as emended, printed herein.

ARTICLE FOUR. Amendment To First Mortgage As Amended to Become Effective At The Time The Amendments Made By The Eleventh Supplemental Indenture Become Effective.

Section 1.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (referred to in Section 1 of Article Three hereof), the First Mortgage as amended shall be further amended by changing the definition of “retirements” contained in Section 4 of Article One so that the remainder of the sentence after the words “Section 7 of Article Eight” will read as follows: “or Section 2, 3 or 6 of Article Eleven.”*

ARTICLE FIVE. Amendment To First Mortgage As Amended To Become Effective At A Later Date.

Section 1. Each of the amendments provided for by the following Sections 2 and 3 of this Article Five shall became effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy -five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended; provided that no consent of the holders of the Bonds of Series Due 2001 shall be required to effect said amendments.

[The amendments contained in the Fifteenth Supplemental Indenture to become effective at a later date are incorporated in the
__________ * This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

footnotes to the relevant Articles of the First and Refunding Mortgage as amended, printed herein, with appropriate notation indicating their effective date.]

Section 4. Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Five or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 2001 shall be required to effect any of the amendments provided for in, or permitted by, this Article Five.
ARTICLE SIX. Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.
Covenant against, declaring dividends etc. on common stock where dividends shall exceed “net income” available for dividends subsequent to September 30, 1945
Section 2.  The Company will not so long as any Bonds of Series Due 2001 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchasers or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to

September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provisions for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement: (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits, or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Opinion of counsel re recording of Fifteenth Supplemental Indenture
Section 3.  Promptly after the execution and delivery of this Fifteenth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Fifteenth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Fifteenth Supplemental Indenture as to make affective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE SEVEN. Miscellaneous.
Bonds may be issued in advance of recording or filing of Fifteenth Supplemental Indenture	Section 1. The Bonds of Series Due 2001 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Fifteenth Supplemental Indenture.
Fifteenth Supplemental Indenture to become effective immediately, except amendments to First
Section 2. The provisions of this Fifteenth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Fifteenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 2001 and the provisions of Articles Three, Four and Five of this Fifteenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Articles Three, Four and Five.  From and after such initial issue of the Bonds of Series Due 2001 this Fifteenth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Fifteenth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Fifteenth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Fifteenth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 2001, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Fifteenth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Fifteenth Supplemental Indenture and in the Bond, of Series Due 2001 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.
Mortgage shall become effective with the issue of Bonds of Series Due 2001

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Fifteenth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.
Definitions shall apply to Fifteenth Supplemental Indenture
No Bonds of Series Due 2001 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of

Series Due 2001 shall be outstanding” as used in this Fifteenth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 2001 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 2001 after such deposit of the redemption price of the Bonds of Series Due 2001 then outstanding.

Execution in counterparts	Section 4. This Fifteenth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX L

SIXTEENTH SUPPLEMENTAL INDENTURE dated as of October 3, 1972, between The Dayton Power And Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Parties

Whereas the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds) ; and
Recitals

Whereas the Company has heretofore executed and delivered to the Trustee fifteen Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	31/4% Series	None
		Due 1962
Second	January 1, 1940	3% Series	None
		Due 1970
Third	October 1, 1945	23/4% Series	$28;850,000
		Due 1975
Fourth	January 1, 1948	3% Series	$ 8,000,000
		Due 1978
Fifth	December 1, 1948	3% Series A,	$15,000,000
		Due 1978
Sixth	February 1, 1952	31/4% Series	$15,000,000
		Due 1982
Seventh	September 1, 1954	3% Series	$15,000,000
		Due 1984

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
Eighth	November 1, 1957	5% Series	None
		Due 1987
Ninth	March 1, 1960	51/8% Series	None
		Due 1990
Tenth	June 1, 1963	4.45% Series	$50,000,000
		Due 1993
Eleventh	May 1, 1967	35/8% Series	$40,000,000
		Due 1997
Twelfth	June 15, 1968	63/4% Series	$25,000,000
		Due 1996
Thirteenth	October 1, 1969	81/4% Series	$30,000,000
		Due 1999
Fourteenth	June 1, 1970	9½% Series	$35,000,000
		Due 2000
Fifteenth	August 1, 1971	81/8% Series	$45,000,000
		Due 2001

(The First Mortgage as amended by said fifteen Supplemental Indentures is hereinafter called the First Mortgage as amended.);

Whereas the Company, by resolutions duly adopted by its Board of Directors, has determined to make an amendment, hereinafter set forth, to the First Mortgage as amended, deemed necessary and desirable by the Company, which changes a certain provision relating to the form of opinion of counsel required to be delivered to the Trustee as a condition to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as amended; and

Whereas it is provided in Article Eighteen of the First Mortgage as amended that supplemental indentures which make certain amendments to the First Mortgage as amended may be executed by the Company and the Trustee from time to time in substantially the form delivered to the Trustee and consented to in writing by the holders of at least seventy-five per centum (75%) in aggregate principal amount of the Bonds affected them outstanding; and

Whereas there are outstanding under the First Mortgage as amended Bonds in an aggregate principal amount of $306,850,000, said outstanding Bonds being of the respective series and principal amounts set forth in the tabulation in the second recital above; and

Whereas said Fifteenth Supplemental indenture, which created the Bonds of Series Due 2001, provided in its Article Five for certain amendments to the First Mortgage as theretofore amended, including the amendment embodied by this Sixteenth Supplemental Indenture, and further provided that each such amendment shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as theretofore amended; provided that no consent of the holders of the Bonds of Series Due 2001 shall be required to effect said amendments; and

Whereas the holders of not less than seventy-five per centum (75%) in aggregate principal amount of the outstanding Bonds affected by the amendment to the First Mortgage as amended hereinafter set forth and provided for (such holders being the holders of Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999 and Series Due 2000) have consented to said amendment and the Company has delivered to the Trustee, within twelve months after the first publication of the notice referred to in Article Eighteen of the First Mortgage, as amended, instruments executed by such holders evidencing such consent; and

Whereas at a meeting of the Executive Committee of the Board of Directors of the Company, duly called and held, the form, terms and provisions of this Sixteenth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed, and all things necessary to make this Sixteenth Supplemental Indenture a valid, binding and legal agreement supplemental to the First Mortgage have been done and performed;

Now, Therefore, This Indenture Witnesseth that, for and in consideration of the premises and of the sum of one dollar ($1) lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Sixteenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee as follows:

ARTICLE ONE. Amendment to First Mortgage as Amended.
Amendment to Article Five, Section 6 of First Mortgage as amended	Section 1. Clause (b) of Subparagraph (7) of Section 6 of Article Five of the First Mortgage as amended is hereby amended so as to read:

“(b) that the ownership and operation of the property additions in respect of which the application is made are within the purposes of the Company as set forth in the Company’s Amended Articles of Incorporation as the same may be amended, supplemented, or restated from time to time;”.

ARTICLE TWO. Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as amended are hereby confirmed.
Opinion of counsel re recording of Sixteenth Supplemental Indenture
Section 2.  Promptly after the execution and delivery of this Sixteenth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Sixteenth Supplemental Indenture as may be necessary to maintain the effectiveness of the lien created by the First Mortgage as amended, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Sixteenth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE THREE. Miscellaneous.

Section 1.  The provisions of this Sixteenth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. From and after such execution and delivery this Sixteenth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Sixteenth Supplemental Indenture had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Sixteenth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Sixteenth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Sixteenth Supplemental Indenture are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.
Sixteenth Supplemental Indenture to become effective immediately
Section 2. The terms defined in Article One of the First Mortgage as amended, when used in this Sixteenth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.	Definitions shall apply to Sixteenth Supplemental Indenture
Section 3. This Sixteenth Supplemental Indenture may be simultaneously executed in several counterparts and such counterpart shall be an original instrument.	Execution in counterparts

APPENDIX M

SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of November 1, 1973, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee fifteen Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	$28,850,000

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1948	3% Series Due 1978	$8,000,000
Fifth	December 1, 1948	3% Series A, Due 1978	$15,000,000
Sixth	February 1, 1952	3¼% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5⅛% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	5⅝% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	6¾% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	8¼% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	9½% Series Due 2000	$35,000,000
Fifteen	August 1, 1971	8½% Series Due 2001	$45,000,000

Whereas, said Eleventh Supplemental Indenture, which created the 5⅝% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-

five per centum (75) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 8⅛% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as theretofore amended and as further amended by said Sixteenth Supplemental Indenture is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage, as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Fifteenth Supplemental Indenture; and

Whereas, the Company pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Seventeenth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 8% Series Due 2003, which shall be limited to the aggregate principal amount of $40,000,000; and

Whereas, the Bonds of the 8% Series Due 2003 and the Trustee’s certificate to be endorsed on all the Bonds of the 8% Series Due 2003 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 8% Series Due 2003, as in the First Mortgage as amended and in this Seventeenth Supplemental Indenture provided or permitted; and

Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Seventeenth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provision so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 8% Series Due 2008 hereinafter described, when duly authenticated by the

Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, therefore, this Indenture witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Seventeenth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 8% Series Due 2003 are to be issued, secured and held, and for and in consideration of the promises and of the acceptance of purchase of the Bonds of the 8% Series Due 2003 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the mailing and delivery of this Seventeenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Seventeenth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.
All and singular, the following described real property and interests in real property acquired by the Company between August 1, 1971, the date of the Fifteenth Supplemental Inden-	`

ture, and the date of this Seventeenth Supplemental Indenture, and owned by the Company at the latter date:

׀Specific property descriptions omitted from this composite printing].

SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between August 1, 1971, the date of the Fifteenth Supplemental Indenture, and the date of this Seventeenth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:

׀Specific property descriptions omitted from this composite printing].

THIRD.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between August 1, 1971, the date of the Fifteenth Supplemental Indenture, and the date of this Seventeenth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

׀Specific property descriptions omitted from this composite printing].

FOURTH.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between August 1, 1971, the date of the Fifteenth Supplemental Indenture, and the date of this Seventeenth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

׀Specific property descriptions omitted from this composite printing].

FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between August 1, 1971, the date of the Fifteenth Supplemental Indenture, and the date of this Seventeenth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between August 1, 1971, the date of the Fifteenth Supplemental Indenture, and the date of this Seventeenth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:

׀Specific property descriptions omitted from this composite printing].

SEVENTH.
Gas Distributions Systems.

All gas distribution systems of the Company acquired or con-structed by it between August 1, 1971, the date of the Fifteenth Sup-plemental Indenture, and the date of this Seventeenth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the con-struction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between August 1, 1971, the date of the Fifteenth Supplemental Indenture, and the date of this Seventeenth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between August 1, 1971, the date of the Fifteenth Supplemental Indenture, and the date of this Seventeenth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between August 1, 1971, the date of the Fifteenth Supplemental Indenture, and the date of this Seventeenth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Seventeenth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.
Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Seventeenth Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E.  All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmissions lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in the case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *|(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.|

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.

A.  Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purposes of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *|(2) in any case, any bonds, notes, evidences of

__________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.|

*|B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Seventeenth Supplemental Indenture, by delivery or any writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.|

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1971 and thereafter and, as to any property hereafter acquired by the Com-pany and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotia-tion thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in First Mortgage as amended, expressed and declared.

__________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

ARTICLE ONE.
Bonds of 8% Series Due 2003 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “8% Series Due 2003” (hereinafter referred to as the Bonds of Series Due 2003), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of Series Due 2003 which may be outstanding under the First Mortgage as amended and this Seventeenth Supplemental Indenture shall be limited to $40,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of Series Due 2003 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 2003 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 8% Series Due 2003, as in the First Mortgage as amended and in this Seventeenth Supplemental Indenture provided or permitted.

Section 2. Upon the execution and delivery of this Seventeenth Supplemental Indenture and upon delivery to the Trustee of $40,000,000 aggregate principal amount of Bonds of Series Due 2003, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Seventeenth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3. The Bonds of Series Due 2003 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended;

shall mature November 1, 2003; shall bear interest as provided in said Section 3 of Article Two at the rate of eight per centum (8%) per annum until paid or redeemed as hereafter provided, payable on May 1, 1974, and thereafter semi-annually on each May 1 and November 1, to the Bondholders in whose names such Bonds of Series Due 2003 are registered at the close of business on April 15 or October 15, as the case may be, next preceding such May 1 or November 1, except that if the Company shall default in the payment of any installment of interest on any Bonds of Series Due 2003, such interest in default shall be paid to the Bondholders in whose names the Bonds of Series Due 2003 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Section 4. Bonds of Series Due 2003 shall be issued in the denominations of $1,000 and any multiple of $1,000.

Whenever any Bond or Bonds of Series Due 2008 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Bond of Series Due 2003 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 2003 during a period of fifteen (15)

days next preceding any selection of Bonds of such Series to be re-deemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration or transfer or exchange of Bonds of Series Due 2003, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Bonds of Series Due 2003 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 2003 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Seventeenth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Section 5.  Bonds of Series Due 2003 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 2003 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund Provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:
Twelve Months Period Beginning November 1	Regular Redemption Premium	Special Redemption Premium
1973	8.00%	.00%
1974	7.75%	.00%
1975	7.45%	.00%
1976	7.20%	.00%
1977	6.90%	.00%
1978	6.65%	.00%
1979	6.35%	.00%
1980	6.10%	.00%
1981	5.80%	.00%
1982	5.55%	.00%
1983	5.25%	.00%
1984	5.00%	.00%
1985	4.70%	.00%
1986	4.45%	.00%
1987	4.15%	.00%
1988	3.90%	.00%
1989	3.60%	.00%
1990	3.35%	.00%
1991	3.05%	.00%
1992	2.80%	.00%
1993	2.50%	.00%
1994	2.25%	.00%
1995	1.95%	.00%
1996	1.70%	.00%
1997	1.40%	.00%
1998	1.15%	.00%
1999	.85%	.00%
2000	.60%	.00%
2001	.30%	.00%
and without premium if redeemed on or after November 1, 2002;

provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of Series Due 2003 prior to November 1, 1978, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 8% per annum (and in connection with each such redemption prior to November 1, 1978, the Company shall file with the Trustee a Treasurer’s Certificate stating that such redemption complies with the requirements of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of Series Due 2003 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other payment agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bond of Series Due 2003 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of Series Due 2003 or any interest thereon unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 2003 aggregating the unredeemed balance of the principal amount of such Bond.  The Trustee shall not be under any duty to determine that such notations have been made.

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 2003 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Seventeenth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of

Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 2003 at any time outstanding.

Section 6.  So long as any Bonds of Series Due 2003 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1975, an amount in cash and/or a principal amount of Bonds of Series Due 2003 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 2003 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 2003 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 2003 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 8 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.

On or before April 30 of each year beginning with the year 1975, the Company shall deliver to the Trustee
(1) a Treasurer’s certificate which shall state:
(i) the greatest aggregate principal amount of Bonds of Series Due 2003 theretofore outstanding at any one time; and

(ii) the aggregate principal amount of all Bonds of Series Due 2003 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate; and

(2) if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be then necessary under the provisions of Section 6 of Article Five of the First Mortgage as heretofore and hereby amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage.  If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third, Fourth, Fifth, Sixth,

Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth or Fifteenth Supplemental Indentures, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of Series Due 2003 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.

Notwithstanding any other provisions of the First Mortgage as amended or this Seventeenth Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 2003 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 2003 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 2003 shall be purchased at such a price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the prin-cipal amount of such Bonds of Series Due 2003 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.

Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 2003, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trus-tee to apply an amount therein specified to the redemption of Bonds of Series Due 2003, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 2003 or re-quired for the purchase of Bonds of Series Due 2003 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 2003, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 2003.  Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2003, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed.  The Company shall thereupon cause notice of such redemption to be given.

Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 2003 or for the redemption of Bonds of Series Due 2003 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 2003.  In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2003, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed.  The Company shall thereupon cause notice of such redemption to be given.

Any Bonds of Series Due 2003 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction.  So long as any Bonds of Series Due 2003 are outstanding, no Bonds of Series Due 2003 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Seventeenth Supplemental Indenture.

Upon the purchase or redemption by the Trustee of any Bonds of Series Due 2003 pursuant to the provisions of this Section:

(A)  The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 2003 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bond of Series Due 2003 purchased or redeemed.  The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.

(B)  The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of Bonds of Series Due 2003 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 2008.

ARTICLE TWO.
Amendments to First Mortgage as Amended.
|The Amendments contained in the Seventeenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein|.

ARTICLE THREE.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture

Section 1.  The Company, and the holders of any Bonds of Series Due 2003 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indeture.*

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:**

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001 or Series Due 2003 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this

__________
*Such Amendments, which become effective at a later date or dates, are set forth in Appendix A.
**This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five, equal to the dollar amount of retirements, as defined in Section 4 of Article One.”

Section 3.  The Company, and the holders of any Bonds of Series Due 2003 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).*

Section 4.  The Company, and the holders of any Bonds of Series Due 2003 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.**

Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments.  To the extent permitted by Article Eighteen of the First Mortgage as amended, any supple-

__________ * Such amendment, which becomes effective at a later date or dates, is set forth is Appendix B. ** Such amendment, which becomes effective at a later date, is set forth in Appendix C.

mental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 2003 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.
ARTICLE FOUR
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2.  The Company will not so long as any Bonds of Series Due 2003 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items. including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating, revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3. Promptly after the execution and delivery of this Seventeenth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Seventeenth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Seventeenth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE FIVE.
Miscellaneous.
Section 1. The Bonds of Series Due 2003 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Seventeenth Supplemental Indenture.

Section 2.  The provisions of this Seventeenth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Seventeenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 2000 and the provisions of Article Three of this Seventeenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three.  From and after such initial issue of the Bonds of Series Due 2003 this Seventeenth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Seventeenth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Seventeenth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Seventeenth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 2003, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Seventeenth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Seventeenth Supplemental Indenture and in the Bonds of Series Due 2003 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Seventeenth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of Series Due 2003 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 2003 shall be outstanding” as used in this Seventeenth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 2003 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 2003 after such deposit of the redemption price of the Bonds of Series Due 2003 then outstanding.

Section 4. This Seventeenth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX N

NINETEENTH SUPPLEMENTAL INDENTURE, dated as of August 3, 1975, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometime called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3 1/4% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee seventeen Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below :

Supplemental Indenture	Dated as of	Series Provided for	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	$28,850,000

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1948	3% Series Due 1978	$8,000,000
Fifth	December 1, 1948	3% Series A Due 1978	$15,000,000
Sixth	February 1, 1952	3¼% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eight	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5⅛% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	5⅝% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	6¼% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	8¼% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	9½% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	8⅛% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2003	$40,000,000
Eighteenth	October 1, 1974	10⅛% Series Due 1981	$45,000,000
Whereas, said Eleventh Supplemental Indenture, which created the 5 5/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 81/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1998, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and deliver of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Eighteenth Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Eighteenth Supplemental Indenture; and

Whereas, the Company pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Nineteenth Supplemental In-denture to create a new series of Bonds to be known as its First Mortgage Bonds, 10.70% Series Due 2005, which shall be limited to the aggregate principal amount of $45,000,000; and

Whereas, the Bonds of the 10.70% Series Due 2005 and the Trustee’s certificate to be endorsed on all the Bonds of the 10.70% Series Due 2005 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 10.70% Series Due 2005, as in the First Mortgage as amended and in this Nineteenth Supplemental Indenture provided or permitted; and

Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Nineteenth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provision so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 10.70% Series Due 2005 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, therefore, this Indenture Witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Nineteenth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 10.70% Series Due 2005 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 10.70% Series Due 2005 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Nineteenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Nineteenth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

All and singular, the following described real property and interest of real property acquired by the Company between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of the Nineteenth Supplemental Indenture and owned by the Company at the later date:

|Specific property description omitted from this composite printing.|

SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:

|Specific property description omitted from this composite printing|.
THIRD.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corpora-

tion, including without limiting the generality of the foregoing, the following:
|Specific property descriptions omitted from this composite printing|.
FOURTH.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between October 1, 1974, the data of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

|Specific property descriptions omitted from this composite printing|.
FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipelines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between October 1, 1974, the date of the Eighteenth Supplemental Indenture, and the date of this Nineteenth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Nineteenth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.
Other Real Estate and Appurtenances.
A. All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Nineteenth Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.
C. All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.
D. All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.
E. All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution system, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.
It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings,

rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.

A. Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case, any bonds, notes, evidences of

__________________

*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]
*[B. Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Nineteenth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]
To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1975 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

__________________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

ARTICLE ONE.
Bonds of 10.70% Series Due 2005 and Issue Thereof.
Section 1. There shall be a series of Bonds designated “10.70% Series Due 2005” (hereinafter referred to as the Bonds of Series Due 2005), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of Series Due 2005 which may be outstanding under the First Mortgage as amended and this Nineteenth Supplemental Indenture shall be limited to $45,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.
The Bonds of Series Due 2005 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bands of Series Due 2005 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 10.70% Series Due 2005, as in the First Mortgage as amended and in this Nineteenth Supplemental Indenture provided or permitted.
Section 2. Upon the execution and delivery of this Nineteenth Supplemental Indenture and upon delivery to the Trustee of $45,000,000 aggregate principal amount of Bonds of Series Due 2005, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Nineteenth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3. The Bonds of Series Due 2005 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature August 1, 2005; shall bear interest as provided in said Section 3 of Article Two at the rate of ten and seventy hundredths per centum (10.70%) per annum until paid or redeemed as hereinafter provided, payable on February 1, 1976, and thereafter semi-annually on each February 1 and August 1, to the Bondholders in whose names such Bonds of Series Due 2005 are registered at the close of business on January 15 or July 15, as the case may be, next preceding such February 1 or August 1, except that if the Company shall default in the payment of any instalment of interest on any Bonds of Series Due 2005, such interest in default shall be paid to the Bondholders in whose names the Bonds of Series Due 2005 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Section 4. Bonds of Series Due 2005 shall be issued in the denominations of $1,000 and any multiple of $1,000.
Whenever any Bond or Bonds of Series Due 2005 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any Bond of Series Due 2005 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.
The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 2003 during a period of fifteen (15)

days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.
A service charge will not be made for any registration or transfer or exchange of Bonds of Series Due 2005, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
Until Definitive Bonds of Series Due 2005 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 2005 as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Nineteenth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.
Section 5. Bonds of Series Due 2005 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 2005 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning August 1	Regular Redemption Period	Special Redemption Premium
1975	10.70%	.00%
1976	10.35%	.00%
1977	10.00%	.00%
1978	9.60%	.00%
1979	9.25%	.00%
1980	8.90%	.00%
1981	8.50%	.00%
1982	8.15%	.00%
1983	7.75%	.00%
1984	7.40%	.00%
1985	7.05%	.00%
1986	6.65%	.00%
1987	6.30%	.00%
1988	5.95%	.00%
1989	5.55%	.00%
1990	5.20%	.00%
1991	4.80%	.00%
1992	4.45%	.00%
1993	4.10%	.00%
1994	3.70%	.00%
1995	3.35%	.00%
1996	3.00%	.00%
1997	2.60%	.00%
1998	2.25%	.00%
1999	1.85%	.00%
2000	1.50%	.00%
2001	1.15%	.00%
2002	.75%	.00%
2003	.40%	.00%

and without premium if redeemed on or after August 1, 2004;
provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of Series Due 2005 prior to August 1, 1985, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 10.70% per annum (and in connection with each such redemption prior to August 1, 1980, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).
Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of Series Due 2005 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bonds of Series Due 2005 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of Series Due 2005 or any interest thereon unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 2005 aggregating the unredeemed balance of the principal amount of such Bond. The Trustee shall not be under any duty to determine that such notations have been made.
In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 2005 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.
Except as in this Nineteenth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 2005 at any time outstanding.
Section 6. So long as any Bonds of Series Due 2005 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1977, an amount in cash and/or a principal amount of Bonds of Series Due 2005 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 2005 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 2005 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 2005 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.
On or before April 30 of each year beginning with the year 1977, the Company shall deliver to the Trustee
(1) a Treasurer’s certificate which shall state:
(i) the greatest aggregate principal amount of Bonds of Series Due 2005 theretofore outstanding at any one time; and
(ii) the aggregate principal amount of all Bonds of Series Due 2005 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;
and
(2) if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be then necessary under the provisions of Section 6 of Article Five of the First Mortgage as heretofore and hereby amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Third, Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth or Seventeenth Supplemental Indentures, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.
So long as any Bonds of Series Due 2005 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.
Notwithstanding any other provisions of the First Mortgage as amended or this Nineteenth Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 2005 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.
The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 2005 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 2005 shall be purchased at such a price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 2005 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.
Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 2005, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of Series Due 2005, direct the Trustee to apply such Improvement and

Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 2005 or required for the purchase of Bonds of Series Due 2005 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 2005, and in such event the Amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 2005. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2005, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 2005 or for the redemption of Bonds of Series Due 2005 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 2005. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2005, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.
Any Bonds of Series Due 2005 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction. So long as any Bonds of Series Due 2005 are outstanding, no Bonds of Series Due 2005 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Nineteenth Supplemental Indenture.

Upon the purchase or redemption by the Trustee of any Bonds of Series Due 2005 pursuant to the provisions of this Section:
(A) The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 2005 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of Series Due 2005 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.
(B) The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of the Bonds of Series Due 2005 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 2005.
ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The Amendments contained in the Nineteenth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.
Section 1. The Company, and the holders of any Bonds of Series Due 2005 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1998, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*
Section 2. Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read: **
“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series

______________________
*Such amendments, which become effective at a later date or dates, are set forth in Appendix A.
**This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

Due 2003, Series Due 1981 or Series Due 2005 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”
Section 3. The Company, and the holders of any Bonds of Series Due 2005 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).*
Section 4. The Company, and the holders of any Bonds of Series Due 2005 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1998, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.**
Section 5. Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible

______________________
*Such amendment, which becomes effective at a later date or dates, is set forth in Appendix B.
**Such amendment, which becomes effective at a later date, is set forth in Appendix C.

under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.
No consent of Bonds of Series Due 2005 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.
ARTICLE FOUR.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.
Section 2. The Company will not so long as any Bonds of Series Due 2005 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.
The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3. Promptly after the execution and delivery of this Nineteenth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Nineteenth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Nineteenth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.
ARTICLE FIVE.
Miscellaneous.
Section 1. The Bonds of Series Due 2005 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Nineteenth Supplemental Indenture.
Section 2. The provisions of this Nineteenth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Nineteenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 2005 and the provisions of Article Three of this Nineteenth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three. From and after such initial issue of the Bonds of Series Due 2005 this Nineteenth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Nineteenth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Nineteenth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Nineteenth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 2005, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Nineteenth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Nineteenth Supplemental Indenture and in the Bonds of Series Due 2005 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.
Section 3. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Nineteenth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.
No Bonds of Series Due 2005 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 2005 shall be outstanding” as used in this Nineteenth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 2005 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 2005 after such deposit of the redemption price of the Bonds of Series Due 2005 then outstanding.
Section 4. This Nineteenth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX O
TWENTIETH SUPPLEMENTAL INDENTURE, dated as of November 15, 1976, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/2% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and
Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and
Whereas, the Company has heretofore executed and delivered to the Trustee eighteen Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	31/4% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	23/4% Series Due 1975	None

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1948	3% Series Due 1978	$8,000,000
Fifth	December 1, 1948	3% Series A, Due 1978	$15,000,000
Sixth	February 1, 1952	31/4% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	51/2% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	55/8% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	63/4% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	81/4% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	91/2% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	81/4% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2008	$40,000,000
Eighteenth	October 1, 1974	101/2% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$45,000,000

Whereas, said Eleventh Supplemental Indenture, which created the 55/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which bonds are then outstanding; and
Whereas, said Fifteenth Supplemental Indenture, which created the 81/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and
Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Nineteenth Supplemental Indentures is hereinafter called the First Mortgage as amended); and
Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and
Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and
Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Nineteenth Supplemental Indenture; and
Whereas, the Company pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twentieth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 83/4% Series Due 2006, which shall be limited to the aggregate principal among of $50,000,000; and
Whereas, the Bonds of the 83/4% Series due 2006 and the Trustee’s certificate to be endorsed on all the Bonds of the 83/4% Series Due 2006 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1 (f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 83/4% Series Due 2006, as in the First Mortgage as amended and in this Twentieth Supplemental Indenture provided or permitted; and
Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Twentieth Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provision so approved was duly authorized and directed; and
Whereas, all things necessary to make the Bonds of the 83/4% Series Due 2006 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;
Now, therefore, this Indenture witnesseth
that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twentieth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 83/4% Series Due 2006 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 83/4% Series Due 2006 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twentieth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twentieth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:
FIRST.
All and singular, the following described real property and interests in real property acquired by the Company between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of the Twentieth Supplemental Indenture, an owned by the Company at the latter date:
[Specific property descriptions omitted from this composite printing].

SECOND.
Electric Generating Plants.
All electric generating plants and stations of the Company acquired by it between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, employed or used in connection therewith.
THIRD.
Transmission Lines.
All electric overhead and underground transmission lines of the Company acquired by it between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights of-

way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon as private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing].
FOURTH.
Substations and Substation Sites.
All substations and switching stations of the Company acquired by it between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing].
FIFTH.
Electric Distribution Systems.
All electric distribution systems of the Company acquired by it between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.
SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.
All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between August 1, 1975,

the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.
SEVENTH.
Gas Distribution Systems.
All gas distribution systems of the Company acquired or constructed by it between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.
EIGHTH.
Office and Departmental Buildings.
All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.
Telephone Lines.
All telephone lines of the Company acquired by it between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.
TENTH.
Franchises.
All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between August 1, 1975, the date of the Nineteenth Supplemental Indenture, and the date of this Twentieth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twentieth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.
ELEVENTH.
Other Real Estate and Appurtenances.
A. All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twentieth Supplemental Indenture.
B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C. All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.
D. All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall he subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.
E. All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.
It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]
TWELFTH.
Property Hereafter to Become Subject to the Lien
of the First Mortgage.
A. Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]
*[B. Any and all property of every name and nature, including shares of stock, bond and the securities or obligations which, from time to time after the execution of this Twentieth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by,

___________________

*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture. (See Appendix A.)

or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]
To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1976 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.
ARTICLE ONE.
Bonds of 83/4% Series Due 2006 and Issue Thereof.
Section 1. There shall be a series of Bonds designated “83/4% Series Due 2006” (hereinafter referred to as the Bonds of Series Due

2006), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of Series Due 2006 which may be outstanding under the First Mortgage as amended and this Twentieth Supplemental Indenture shall be limited to $50,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.
The Bonds of Series Due 2006 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 2006 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 83/4% Series Due 2006, as in the First Mortgage as amended and in this Twentieth Supplemental Indenture provided or permitted.
Section 2. Upon the execution and delivery of this Twentieth Supplemental Indenture and upon delivery to the Trustee of $50,000,000 aggregate principal amount of Bonds of Series Due 2006, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twentieth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.
Section 3. The Bonds of Series Due 2006 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature November 15, 2006; shall bear interest as provided in said Section 3 of Article Two at the rate of eight and three-fourths  per centum (83/4%) per annum until paid or redeemed as hereinafter provided, payable on May 15, 1977, and thereafter semi-annually on each May 15 and November 15, to the Bondholders in whose names such Bonds of Series Due 2006 are registered at the close of business on April 30 or October 31, as the case may be, next preceding such May 15 or November 15, except that if the Company shall default in the payment of any instalment of interest on any Bonds of Series Due 2006, such interest in default shall be paid to the Bondholders in whose names the Bonds of Series Due 2006 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Section 4. Bonds of Series Due 2006 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.
Whenever any Bond or Bonds of Series Due 2006 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any Bond of Series Due 2006 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.
The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 2006 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration or transfer or exchange of Bonds of Series Due 2006, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
Until definitive Bonds of Series Due 2006 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 2006 as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twentieth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.
Section 5. Bonds of Series Due 2006 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of Series Due 2006 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning November 15	Regular Redemption Premium	Special Redemption Premium
1976	9.50%	.75%
1977	9.20%	.75%
1978	8.85%	.75%
1979	8.55%	.75%
1980	8.20%	.75%
1981	7.90%	.75%
1982	7.55%	.75%
1983	7.25%	.70%
1984	6.90%	.70%
1985	6.60%	.70%
1986	6.25%	.70%
1987	5.90%	.65%
1988	5.60%	.65%
1989	5.25%	.65%
1990	4.95%	.60%
1991	4.60%	.60%
1992	4.30%	.60%
1993	3.95%	.55%
1994	3.65%	.55%
1995	3.30%	.50%
1996	2.95%	.50%
1997	2.65%	.45%
1998	2.30%	.40%
1999	2.00%	.40%
2000	1.65%	.35%
2001	1.35%	.30%
2002	1.00%	.25%
2003	.70%	.20%
2004	.35%	.15%

and without premium if redeemed on or after November 15, 2005;
provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of Series Due 2006 prior to November 15, 1981, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 8.68% per annum (and in connection with each such redemption prior to November 15, 1981, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).
Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of Series Due 2006 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bonds of Series Due 2006 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of Series Due 2006 or any interest thereon unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of Series Due 2006 aggregating the unredeemed balance of the principal amount of such Bond. The Trustee shall not be under any duty to determine that such notations have been made.
In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of Series Due 2006 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Twentieth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 2006 at any time outstanding.
Section 6. So long as any Bonds of Series Due 2006 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1978, an amount in cash and/or a principal amount of Bonds of Series Due 2006 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of Series Due 2006 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of Series Due 2006 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of Series Due 2006 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.
On or before April 30 of each year beginning with the year 1978, the Company shall deliver to the Trustee
(1) a Treasurer’s certificate which shall state:
(i) the greatest aggregate principal amount of Bonds of Series Due 2006 theretofore outstanding at any one time; and
(ii) the sample principal amount of all Bonds of Series Due 2006 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;
and
(2) if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be then necessary under the provisions of Section 6 of Article Five of the First Mortgage as heretofore and hereby amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Fourth, Fifth, Sixth,

Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth or Nineteenth Supplemental Indentures, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.
So long as any Bonds of Series Due 2006 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as dazed in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.
Notwithstanding any other provisions of the First Mortgage as amended or this Twentieth Supplemental Indenture, the Company shall he permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of Bonds of Series Due 2006 with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.
The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of Series Due 2006 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of Series Due 2006 shall be purchased at such a price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of Series Due 2006 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.
Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of Series Due 2006, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trus-

tee to apply an amount therein, specified to the redemption of Bonds of Series Due 2006, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of Series Due 2006 or required for the purchase of Bonds of Series due 2006 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of Series Due 2006, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of Series Due 2006. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2006, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of Series Due 2006 or for the redemption of Bonds of Series Due 2006 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of Series Due 2006. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of Series Due 2006, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.
Any Bonds of Series Due 2006 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction. So long as any Bonds of Series Due 2006 are outstanding, no Bonds of Series Due 2006 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Twentieth Supplemental Indenture.
Upon the purchase or redemption by the Trustee of any Bonds of Series Due 2006 pursuant to the provisions of this Section:
(A) The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of Series Due 2006 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of Series Due 2006 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.
(B) The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of the Bonds of Series Due 2006 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of Series Due 2006.
ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The Amendments contained in the Twentieth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE.
Consent to and Amendment of Certain Amendments
Made by Eleventh Supplemental Indenture as Amended and
Consent to Certain Amendments Made by Fifteenth
Supplemental Indenture.
Section 1. The Company, and the holders of any Bonds of Series Due 2006 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) connected to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*
Section 2. Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read: **
“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005 or Series Due 2006 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5,

__________________
*Such amendments, which become effective at a later date or dates, are set forth in Appendix A.
**This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”
Section 3. The Company, and the holders of any Bonds of Series Due 2006 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).*
Section 4. The Company, and the holders of any Bonds of Series Due 2006 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture. **
Section 5. Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible

__________________ *Such amendment. which becomes effective at a later date or dates, is set forth in Appendix B. **Such amendment, which becomes effective at a later date, is set forth in Appendix C.

under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.
No consent of Bonds of Series Due 2006 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.
ARTICLE FOUR.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.
Section 2. The Company will not so long as any Bonds of Series Due 2006 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.
The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and lensed to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3. Promptly after the execution and delivery of this Twentieth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twentieth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twentieth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.
ARTICLE FIVE.
Miscellaneous.
Section 1. The Bonds of Series Due 2006 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twentieth Supplemental Indenture.
Section 2. The provisions of this Twentieth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twentieth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of Series Due 2006 and the provisions of Article Three of this Twentieth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three. From and after such initial issue of the Bonds of Series Due 2006 this Twentieth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twentieth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Twentieth Supplemental Indenture, the First Mort-

gage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twentieth Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 2006, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twentieth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Twentieth Supplemental Indenture and in the Bonds of Series Due 2006 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.
Section 3. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twentieth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.
No Bonds of Series Due 2006 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 2006 shall be outstanding” as used in this Twentieth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 2006 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 2006 after such deposit of the redemption price of the Bonds of Series Due 2006 then outstanding.
Section 4. This Twentieth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX P

TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of April 15, 1977, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/2% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee nineteen Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	31/4% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	23/4% Series Due 1975	None

Supplemental Indenture	Dated as of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1945	3% Series Due 1978	$ 8,000,000
Fifth	December 1, 1948	3% Series A, Due 1978	$15,000,000
Sixth	February 1, 1952	31/4% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	51/8% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	55/8% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	63/4% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	81/4% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	91/2% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	81/8% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2003	$40,000,000
Eighteenth	October 1, 1974	101/8% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$45,000,000
Twentieth	November 15, 1976	83/4% Series Due 2006	$50,000,000

Whereas, said Eleventh Supplemental Indenture, which created the 55/8% Series, Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 81/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Twentieth Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Five of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the basis of property additions as defined in the First Mortgage as amended, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Twentieth Supplemental Indenture; and

Whereas, the Company, pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-First Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds 6.35% Series Due 2007 (hereinafter referred to as the Bonds of Series Due 2007), which shall be limited to the aggregate principal amount of $14,200,000; and

Whereas, the Bonds of Series Due 2007 are to be issued by the Company to the Ohio Water Development Authority (hereinafter called the Authority) to evidence and to secure the obligation of the Company to repay the loan of the proceeds of the sale of the Project Bonds (as hereinafter defined) made by the Authority to the Company, pursuant to a certain Loan Agreement, dated as of April 15, 1977, between the Authority and the Company (hereinafter called the Pollution Control Agreement), to assist in the financing of costs of certain waste water facilities (as that term is defined and used in Chapter 6121, Ohio

Revised Code), including costs incidental thereto and to the financing thereof, at the Company’s F. M. Tait and O. H. Hutchings Electric Generating Stations in Montgomery County, Ohio, and at the J. M. Stuart Electric Generating Station in Adams and Brown Counties, Ohio, as to which the Company at the date hereof owns an undivided 35% interest as tenant in common with other public utility companies (such facilities being hereinafter called, respectively, the Tait Project Unit, the Hutchings Project Unit and the Stuart Project Unit and said Project Units being hereinafter individually called a Project Unit and collectively called the Project); and

Whereas, the loan by the Authority in respect of the Project is to be funded with proceeds derived from the sale by the Authority of State of Ohio Collateralized Pollution Control Revenue Bonds, 1977 Series A (The Dayton Power and Light Company Project) in the aggregate principal amount of $14,200,000 (herein called the Project Bonds); and

Whereas, the Project Bonds are to be issued under a certain Trust Indenture, dated as of April 15, 1977 (hereinafter called the Pollution Control Indenture), between the Authority and Irving Trust Company, as Trustee (hereinafter in such capacity called the Project Bond Trustee), and the Bonds of Series Due 2007 are to be assigned and pledged by the Authority to the Project Bond Trustee as security for the payment of the principal of and premium, if any, and interest on the Project Bonds and are to be delivered by the Company on behalf of the Authority directly to the Project Bond Trustee; and

Whereas, the Bonds of Series Due 2007 and the Trustee’s certificate to be endorsed on all the Bonds of Series Due 2007 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions; and

Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Twenty-First Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of Series Due 2007 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, therefore, this Indenture witnessenth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-First Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of Series Due 2007 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of Series Due 2007 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-First Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-First Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

All and singular, the following described real property and interests in real property acquired by the Company between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by the Company at the latter date:

[Specific property descriptions omitted from this composite printing].

SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.
Transmission Lines.
All electric overhead and underground transmission lines of the Company acquired by it between November 15, 1976, the date of the

Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].
FOURTH.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].

FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchise and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and owned by it at the latter date, need or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between November 15, 1976, the date of the Twentieth Supplemental Indenture, and the date of this Twenty-First Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twenty-First Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.
Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-First Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E.  All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.

A.  Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or

________________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

*[B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-First Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1977 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued

________________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE.
Bonds of 6.35% Series Due 2007 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “6.35% Series Due 2007” (herein called the Bonds of Series Due 2007), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of Series Due 2007 which may be outstanding under the First Mortgage as amended and this Twenty-First Supplemental Indenture shall be limited to $14,200,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

Section 2.  Upon the execution and delivery of this Twenty-First Supplemental Indenture and upon delivery to the Trustee of $14,200,000 aggregate principal amount of Bonds of Series Due 2007, executed by the Company, and upon compliance by the Company with the provisions of Article Five of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-First Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Five.

Section 3.  The Bonds of Series Due 2007 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature April 15, 2007; shall bear interest as provided in said Section 3 of Article Two at the rate of six and thirty-five one hundredths per centum (6.35%) per annum until paid or redeemed as hereinafter provided, payable on October 15, 1977, and thereafter semiannually on each April 15 and October 15, to the Bondholders in whose names such Bonds of Series Due 2007 are registered at the close of business on

March 31 or September 30, as the case may be, next preceding such April 15 or October 15, except that if the Company shall default in the payment of any instalment of interest on any Bonds of Series Due 2007, such interest in default shall be paid to the Bondholders in whose names the Bonds of Series Due 2007 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Section 4. Bonds of Series Due 2007 shall be issued in the denominations of $5,000 and any integral multiple of $5,000.

Whenever any Bond or Bonds of Series Due 2007 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Bond of Series Due 2007 which is to be redeemed pursuant to the provisions of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of Series Due 2007 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

No service charge will be made for any registration or transfer or exchange of Bonds of Series Due 2007, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Bonds of Series Due 2007 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of Series Due 2007 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twenty-First Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Section 5.  The Bonds of Series Due 2007 shall be subject to mandatory redemption by the Company prior to maturity at any time in whole at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Project Bond Trustee that the Company is paying the loan in full as provided in Section 8.3 of the Pollution Control Agreement and (b) an equivalent principal amount of Project Bonds are being concurrently called for redemption.  Said notice to the Project Bond Trustee shall be attached to such officers’ certificate, which certificate shall specify the redemption date of such Bonds of Series Due 2007 (which redemption date shall be not less than 45 days after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article One subject to the provisions of the First Mortgage as amended.

Section 6.  The Bonds of Series Due 2007 shall also be subject to mandatory redemption by the Company prior to maturity in part on April 15, 1993, and on each April 15 thereafter to and including April 15, 2006 (each such April 15 being a mandatory partial redemption date), in the principal amount of $400,000 on each mandatory partial redemption date, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.  Such redemption shall be made upon the notice and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

The Company may, at its option, to be exercised on or before the forty-fifth day preceding any mandatory partial redemption date, receive a credit against the mandatory redemption obligation (“mandatory partial redemption obligation”) on such date under the preceding paragraph for any Bonds of Series Due 2007 or portions thereof which prior to such date have been redeemed (other than through redemption provided for in this Section) or otherwise deemed to have paid under Section 11 or 12 of this Article One and not theretofore applied as a credit against any mandatory partial redemption obligation.  Each Bond of Series Due 2007 or portion thereof so previously redeemed or otherwise so deemed to have been paid shall be credited by the Trustee at 100% of the principal amount thereof against the current mandatory partial redemption obligation on such mandatory partial redemption date, and any excess of such amount shall be credited against future mandatory partial redemption obligations in chronological order.  The Company shall deliver to the Trustee on or before the forty-fifth day preceding each mandatory partial redemption date an officers’ certificate stating (a) the extent to which the provisions of the first sentence of this paragraph are to be availed of with respect to the mandatory partial redemption obligation for such mandatory partial redemption date, and (b) that the Project Bond Trustee has been furnished a similar certificate by the Authorized Company Representative (as defined in the Pollution Control Agreement) with respect to the corresponding mandatory sinking fund requirement (and corresponding mandatory redemption obligation) relating to the Project Bonds; provided, however, that with the consent of the Trustee and the Project Bond Trustee, the Company may exercise the foregoing option and deliver such officers’ certificate on any day after such forty-fifth day and prior to such mandatory partial redemption date.

Section 7.  The Bonds of Series Due 2007 shall also be subject to mandatory redemption by the Company at a price of 100% of the principal amount, plus accrued interest to the redemption date, in whole at any time prior to maturity if the Trustee shall receive a written demand from the Project Bond Trustee for redemption of all

Bonds of Series Due 2007 held by the Project Bond Trustee stating that an “event of default” under the Project Bond Indenture has occurred and is continuing and that payment of the principal of the Project Bonds has been accelerated; provided, however, that such Bonds of Series Due 2007 shall not be redeemed in the event that prior to the date of mailing of notice of such redemption as provided in Section 10 of this Article One:  (a) the Trustee shall have received a certificate of the Project Bond Trustee (i) stating that there has been a waiver of such acceleration or (ii) withdrawing said written demand or (b) if an event of default under Section 1 of Article Twelve of the First Mortgage as amended shall have occurred and be continuing, there has been a declaration of acceleration of the principal of the Bonds of Series Due 2007.  Any such redemption shall be made not more than 30 days after receipt of the written demand at a redemption price of 100% of the principal amount to be redeemed plus accrued interest to the redemption date, and shall be made upon the notice and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

Section 8.  The Bonds of Series Due 2007 shall be subject to redemption at the option of the Company, prior to maturity at any time in whole or in part at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Project Bond Trustee that the Company is exercising its option to prepay the loan in full or in part as provided in Section 8.1 of the Pollution Control Agreement and (b) an equivalent principal amount of Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall specify the principal amount of the Bonds of Series Due 2007 to be redeemed, shall have attached to it a copy of said notice to the Project Bond Trustee and shall specify the redemption date of such Bonds of Series Due 2007 (which redemption date shall be not less than 45 days after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

Section 9.  The Bonds of Series Due 2007 shall also be subject to redemption prior to maturity, at the option of the Company, either as a whole at any time on or after April 15, 1987, or in part on April 15, 1987, or any interest payment date thereafter, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, together with a premium of 3% of such principal amount if redeemed during the period April 15, 1987, to April 14, 1988 (both dates inclusive), such premium reducing by 1/2% for each 12 months or part thereof elapsed between April 14, 1988, and the redemption date, or if redeemed on or after April 15, 1993, without premium, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Project Bond Trustee that the Company is exercising its option to prepay the loan in full or in part as provided in Section 8.2 of the Pollution Control Agreement and (b) an equivalent principal amount of Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall specify the principal amount of the Bonds of Series Due 2007 to be redeemed, shall have attached to it a copy of said notice to the Project Bond Trustee and shall specify the redemption date of such Bonds of Series Due 2007 (which redemption date shall be not less than 45 days after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

Section 10.  Subject to the provisions of the First Mortgage as amended, written notice of redemption of Bonds of Series Due 2007 pursuant to any of Sections 5 to 9, inclusive, of this Article One shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds.  Any notice of redemption pursuant to said Sections 5, 6, 8 or 9 shall be mailed or delivered by hand at least 30 days and not earlier than 60 days before the redemption date and any notice of redemption pursuant to said Section 7 shall be mailed or delivered by hand at least 5 days and not earlier than 10 days before the redemption date; provided, however, that the registered owner or owners of all Bonds of Series Due 2007 may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.

Section 11.  In the event any Project Bonds shall be purchased by the Company and surrendered by the Company to the Project Bond Trustee for cancellation or shall be otherwise surrendered to the Project Bond Trustee for cancellation pursuant to the Project Bond Indenture (except upon exchange for other Project Bonds), Bonds of Series Due 2007 equivalent in principal amount to the Project Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such Bonds of Series Due 2007 shall be noted by an agency of the Company on the schedule of payments on such Bonds of Series Due 2007 and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Bonds of Series Due 2007 shall have been surrendered to and cancelled by the Trustee as provided in Section 13 of this Article One.

Section 12.  In the event and to the extent the principal of or premium, if any, or interest on any Project Bonds shall be paid out of funds held by the Project Bond Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal, or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of Series Due 2007 equal to the aggregate principal amount of such Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such Bonds of Series Due 2007, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by an agency of the Company on the schedule of payments on such Bonds of Series Due 2007 and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Bonds of Series Due 2007 shall have been surrendered to and cancelled by the Trustee as provided in Section 13 of this Article One.

Section 13.  When payment of any principal amount of a Bond of Series Due 2007 is made as provided in Section 11 or 12 of this Article One, the registered owner thereof shall surrender it to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such Section.  All Bonds of Series Due 2007 deemed to have been paid in full as provided in Section 11 or 12 of this Article One shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.  In the event that part of a Bond of Series Due 2007 shall be deemed to have been paid as provided in said Section 11 or 12, the registered owner may at its option surrender such Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Bonds of Series Due 2007 in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Bond.

Section 14.  Except as in this Twenty-First Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of Series Due 2007 at any time outstanding.

Section 15.  Anything in paragraph (D) of Section 5 of Article Eight of the First Mortgage as amended to the contrary notwithstanding, Bonds of the Series Due 2007 shall not be purchased or redeemed by the application of cash held in the Maintenance and Replacement Fund referred to in said Section.

Section 16.  The Bonds of Series Due 2007 shall be in fully registered form only.  The form of the Bonds of Series Due 2007, and of the Trustee’s certificate of authentication thereon, shall be substantially as follows (with the addition on said form of Bond of a schedule of payments in form acceptable to the Company and the Trustee):

[Form of Bond]

THE DAYTON POWER AND LIGHT COMPANY Incorporated under the laws of the State of Ohio First Mortgage Bond, 6.35% Series Due 2007 Due April 15, 2007
No	$

The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to                                  or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York,            Dollars, on April 15, 2007, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon at the rate of six and thirty-five one hundredths per centum (6.35%) per annum in like coin or currency, payable at said office or agency semiannually on April 15 and October 15, in each year, from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to October 15, 1977, in which case from April 15, 1977) until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on March 31 or September 30, as the case may be, next preceding an interest payment date (subject to certain exceptions provided in the Twenty-First Supplemental Indenture referred to on the reverse hereof).  Notwithstanding the foregoing, if the date of this Bond is after a March 31 or September 30, as the case may be, and on or before the immediately following April 15 or October 15, as the case may be, this Bond shall bear interest from such April 15 or October 15; Provided, However, that if and to the extent that the Company shall default in the payment of interest due on such April 15 or October 15, this Bond shall bear interest from the next preceding April 15 or October 15, as the case may be, to which interest has been paid or, if no interest has been paid, from April 15, 1977.

This Bond shall not become valid or obligatory for any purpose until Irving Trust Company, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

In Witness Whereof, The Dayton Power and Light Company has caused this Bond to be executed in its name by the facsimile signature of its President or a Vice President and its corporate seal to be hereunto affixed, or a facsimile thereof to be printed or engraved hereon, and to be attested by the facsimile signature of its Secretary or an Assistant Secretary.

Dated:
The Dayton Power and Light Company,
Attest	By
Secretary	President
[Form of Trustee’s Certificate]
This Bond is one of the Bonds, of the Series designated therein, described in the within-mentioned Indenture.
IRVING TRUST COMPANY
(New York)
Trustee.
By
Authorized Officer

[Reverse Side]

This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an Indenture of Mortgage and Deed of Trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee, as said Indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds 6.35% Series Due 2007 of the Company (hereinafter called the Bonds of Series Due 2007), created and described in a Twenty-First Supplemental Indenture dated as of April 15, 1977, executed by the Company to Irving Trust Company, as Trustee.  Subsequent to the execution and delivery of said Indenture of Mortgage and Deed of Trust there have been executed and delivered twenty-one indentures supplemental thereto, including said Twenty-First Supplemental Indenture dated as of April 15, 1977, supplementing and amending as therein set forth certain provisions thereof.  Said Indenture of Mortgage and Deed of Trust and such supplemental indentures collectively are herein sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond, provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

The Bonds of Series Due 2007 have been issued by the Company to the Ohio Water Development Authority (hereinafter called the Authority) to evidence and to secure the obligation of the Company to repay the loan (hereinafter called the Loan) of the proceeds of sale of the Project Bonds (as hereinafter defined) made by the Authority to the Company to assist in the financing of costs of certain waste water facilities (as that term is defined and used in Chapter 6121, Ohio Revised Code), including costs incidental thereto and to the financing thereof, at the Company’s F. M. Tait and O. H. Hutchings Electric Generating Stations in Montgomery County, Ohio, and at the J. M. Stuart Electric Generating Station in Adams and Brown Counties, Ohio, as to which the Company at April 15, 1977, owned an undivided 35% interest as tenant in common with other public utility companies.  The Loan is made pursuant to a certain Loan Agreement dated as of April 15, 1977, between the Authority and the Company (hereinafter called the Pollution Control Agreement).  To provide funds for the Loan the Authority has issued $14,200,000 principal amount of State of Ohio Collateralized Pollution Control Revenue Bonds, 1977 Series A (The Dayton Power and Light Company Project) (hereinafter called the Project Bonds), under a Trust Indenture, dated as of April 15, 1977 (hereinafter called the Project Bond Indenture), from the Authority to Irving Trust Company, as Trustee (hereinafter called the Project Bond Trustee).  The Bonds of Series Due 2007 of the Company correspond in principal amount, interest rate, maturity and redemption provisions with the Project Bonds and have been pledged and assigned by, and delivered on behalf of, the Authority to the Project Bond Trustee as security for the payment of the principal of and premium, if any, and interest on the Project Bonds.

In the event any Project Bonds shall be surrendered to the Project Bond Trustee for cancellation pursuant to the Pollution Control Indenture (except upon exchange for other Project Bonds), Bonds of Series Due 2007 equivalent in principal amount to such Project Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by an agency of the

Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of or premium, if any, or interest on any Project Bonds shall  be paid or deemed to be paid, an equal amount of principal, or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of Series Due 2007 equal to the aggregate principal amount of such Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph.  When any such payment of principal of this Bond is made, it shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation.  In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Bonds of Series Due 2007 in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

The Bonds of Series Due 2007 are subject to mandatory redemption by the Company prior to maturity at any time in whole as provided in Section 5 of Article One of the Twenty-First Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The Bonds of Series Due 2007 are also subject to mandatory redemption by the Company prior to maturity in part by lot as provided in Section 6 of Article One of the Twenty-First Supplemental Indenture on April 15, 1993, and on each April 15 thereafter to and including April 15, 2006 (each such April 15 being a mandatory partial redemption date), in the principal amount of $400,000 on each mandatory partial redemption date, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The Bonds of Series Due 2007 are also subject to mandatory redemption by the Company prior to maturity at any time in whole as provided in Section 7 of Article One of the Twenty-First Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The Bonds of Series Due 2007 are subject to optional redemption by the Company prior to maturity at any time in whole or in part by lot as provided in Section 8 of Article One of the Twenty-First Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The Bonds of Series Due 2007 outstanding on or after April 15, 1987, are also subject to optional redemption prior to maturity, either as a whole at any time on or after April 15, 1987, or in part by lot on April 15, 1987, or any interest payment date thereafter, as provided in Section 9 of Article One of the Twenty-First Supplemental Indenture, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, together with a premium of 3% of such principal amount if redeemed during the period April 15, 1987, to April 14, 1988 (both dates inclusive), such premium reducing by 1/2% for each 12 months or part thereof elapsed between April 14, 1988, and the redemption date, or if redeemed on or after April 15, 1993, without premium.

Any redemption of the Bonds of Series Due 2007 shall be made after written notice to the registered owner of such Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date (except in the event of redemption pursuant to the third preceding paragraph in which case such notice shall be mailed or delivered by hand at least 5 days and not earlier than 10 days before the redemption date), unless a shorter notice period is consented to in writing by the registered owner or owners of all Bonds of Series Due 2007 and such consent is filed with the Trustee, and shall be made in the manner provided in Article One of the Twenty-First Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

This Bond may be exchanged for a like principal amount of other Bonds, or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, the City of New York, upon surrender and cancellation of this Bond and thereupon a new registered Bond or Bonds of Series Due 2007 without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

No service charge will be made for any such exchange or transfer of Bonds of Series Due 2007, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The Bonds of Series Due 2007 are issuable as registered Bonds without coupons in the denominations of $5,000 and any multiple of $5,000.

No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator or any past, present or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

ARTICLE TWO.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of Series Due 2007 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Two) said amendments are hereby simultaneously further amended so that Subparagraph (7) Section 5 of Article One of the First Mortgage as amended shall read:**

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006 or Series Due 2007 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company

________________ * Such Amendments, which become effective at a later date or dates, are set forth in Appendix A.
** This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

(computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”

Section 3.  The Company, and the holders of any Bonds of Series Due 2007 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Two).*

Section 4.  The Company, and the holders of any Bonds of Series Due 2007 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.**

Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Two or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to

________________ * Such amendments, which becomes effective at a later date or dates, is set forth in Appendix B.
** Such amendment, which becomes effective at a later date, is set forth in Appendix C.

accomplish the purposes of said amendments.  To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series.  Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 2007 shall be required to effect any of the amendments provided for in, or consented to by, this Article Two.
ARTICLE THREE.
Covenants of the Company.

Section 1.  All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended (other than such covenants and agreements as are expressed to be applicable only so long as Bonds of a Series of other than the Series Due 2007 shall be outstanding) are hereby confirmed.

Section 2.  Promptly after the execution and delivery of this Twenty-First Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-First Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-First Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE FOUR.
Miscellaneous.
Section 1. The Bonds of Series Due 2007 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-First Supplemental Indenture.

Section 2.  The provisions of this Twenty-First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-First Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Two.  From and after initial issue of the Bonds of Series Due 2007 this Twenty-First Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-First Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Twenty-First Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-First Supplemental Indenture, shall be applicable with respect to the Bonds of Series Due 2007, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-First Supplemental Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Twenty-First Supplemental Indenture and in the Bonds of Series Due 2007 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-First Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of Series Due 2007 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of Series Due 2007 shall be outstanding” as used in this Twenty-First Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of Series Due 2007 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of Series Due 2007 after such deposit of the redemption price of the Bonds of Series Due 2007 then outstanding.

Section 4.  By an Order granting an Application of the Company pursuant to Section 310(b)(1)(d) of the Trust Indenture Act of 1939, the Securities and Exchange Commission has determined that the trusteeship of Irving Trust Company under the First Mortgage as amended and this Twenty-First Supplemental Indenture, and under the Pollution Control Indenture, is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify Irving Trust Company from so serving.  Therefore the Pollution Control Indenture shall, in respect of the First Mortgage as amended and this Twenty-First Supplemental Indenture, be excluded from the operation of paragraph (1) of Section 310(b) of such Act.

Section 5. This Twenty-First Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX Q.

TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of October 15, 1977, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/2% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee twenty Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	31/4% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	23/4% Series Due 1975	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1948	3% Series Due 1978	$ 8,000,000
Fifth	December 1, 1948	3% Series A, Due 1978	$15,000,000
Sixth	February 1, 1952	31/4% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	51/8% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	55/8% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	63/4% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	81/4% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	91/2% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	81/8% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2003	$40,000,000
Eighteenth	October 1, 1974	101/8% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$45,000,000
Twentieth	November 15, 1976	83/4% Series Due 2006	$50,000,000
Twenty-Five	April 15, 1977	6.35% Series Due 2007	$14,200,000

Whereas, said Eleventh Supplemental Indenture, which created the 55/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 81/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972 which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional

Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Twenty-First Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Twenty-First Supplemental Indenture; and

Whereas, the Company, pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-Second Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 81/2% Series Due 2007, which shall be limited to the aggregate principal amount of $60,000,000; and

Whereas, the Bonds of the 81/2% Series Due 2007 and the Trustee’s certificate to be endorsed on all the Bonds of the 81/2% Series Due 2007 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 81/2% Series Due 2007, as in the First Mortgage as amended and in this Twenty-Second Supplemental Indenture provided or permitted; and

Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Twenty-Second Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 81/2% Series Due 2007 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, therefore, this Indenture witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-Second Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 81/2% Series Due 2007 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 81/2% Series Due 2007 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-Second Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Second Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

All and singular, the following described real property and interests in real property acquired by the Company between April 15, 1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by the Company at the latter date:

[Specific property descriptions omitted from this composite printing].

SECOND.
Electric Generating plants.

All electric generating plants and stations of the Company acquired by it between April 15, 1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between April 15, 1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertain-

ing thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].
FOURTH.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between April 15, 1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between April 15, 1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between April 15, 1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.
Gas Distribution Systems.
All gas distribution systems of the Company acquired or constructed by it between April 15, 1977, the date of the Twenty-First

Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between April 15, 1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between April 15, 1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.
All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between April 15,

1977, the date of the Twenty-First Supplemental Indenture, and the date of this Twenty-Second Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twenty-Second Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.
Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-Second Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E.  All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.
A. Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become en-

________________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

titled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

*[B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-Second Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1977 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage,

________________
* Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE.
Bonds of 81/2% Series Due 2007 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “81/2% Series Due 2007” (herein called the Bonds of the 81/2% Series Due 2007), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of the 81/2% Series Due 2007 which may be outstanding under the First Mortgage as amended and this Twenty-Second Supplemental Indenture shall be limited to $60,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of the 81/2% Series Due 2007 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of the 81/2% Series Due 2007 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as

amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 81/2% Series Due 2007, as in the First Mortgage as amended and in this Twenty-Second Supplemental Indenture provided or permitted.

Section 2.  Upon the execution and delivery of this Twenty-Second Supplemental Indenture and upon delivery to the Trustee of $60,000,000 aggregate principal amount of Bonds of the 81/2% Series Due 2007, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-Second Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3.  The Bonds of the 81/2% Series Due 2007 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature October 15, 2007; shall bear interest as provided in said Section 3 of Article Two at the rate of eight and one-half per centum (81/2%) per annum until paid or redeemed as hereinafter provided, payable on April 15, 1978 and thereafter semiannually on each April 15 and October 15, to the Bondholders in whose names such Bonds of the 81/2% Series Due 2007 are registered at the close of business on March 31, or September 30, as the case may be, next preceding such April 15 or October 15, except that if the Company shall default in the payment of any instalment of interest on any Bonds of the 81/2% Series Due 2007, such interest in default shall be paid to the Bondholders in whose names the Bonds of the 81/2% Series Due 2007 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Section 4. Bonds of the 81/2% Series Due 2007 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.

Whenever any Bond or Bonds of the 81/2% Series Due 2007 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Bond of the 81/2% Series Due 2007 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of the 81/2% Series Due 2007 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will be made for any registration or transfer or exchange of Bonds of the 81/2% Series Due 2007, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Bonds of the 81/2% Series Due 2007 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of the 81/2% Series Due 2007 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twenty-Second Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Section 5.  Bonds of the 81/2% Series Due 2007 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of the 81/2% Series Due 2007 or in the making of payments to the Improvement and Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund or the Maintenance and Replacement Fund provisions referred to in Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improvement and Sinking Fund or Maintenance and Replacement Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning October 15	Regular Redemption Premiums	Special Redemption Premiums
1977	7.75%	.00%
1978	7.45%	.00%
1979	7.15%	.00%
1980	6.85%	.00%
1981	6.55%	.00%
1982	6.20%	.00%
1983	5.90%	.00%
1984	5.60%	.00%
1985	5.30%	.00%

Twelve Months Period Beginning October 15	Regular Redemption Premiums	Special Redemption Premiums
1986	5.00%	.00%
1987	4.65%	.00%
1988	4.35%	.00%
1989	4.05%	.00%
1990	3.75%	.00%
1991	3.45%	.00%
1992	3.10%	.00%
1993	2.80%	.00%
1994	2.50%	.00%
1995	2.20%	.00%
1996	1.90%	.00%
1997	1.55%	.00%
1998	1.25%	.00%
1999	.95%	.00%
2000	.65%	.00%
2001	.35%	.00%

and without premium if redeemed on or after October 15, 2002;

provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of the 81/2% Series Due 2007 prior to October 15, 1982, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 8.57% per annum (and in connection with each such redemption prior to October 15, 1982, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of the 81/2% Series Due 2007 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bonds of the 81/2% Series Due 2007 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of the 81/2% Series Due 2007 or any interest thereon unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of the 81/2% Series Due 2007 aggregating the unredeemed balance of the principal amount of such Bond.  The Trustee shall not be under any duty to determine that such notations have been made.

In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of the 81/2% Series Due 2007 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Twenty-Second Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of the 81/2% Series Due 2007 at any time outstanding.

Section 6.  So long as any Bonds of the 81/2% Series Due 2007 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1979, an amount in cash and/or a principal amount of Bonds of the 81/2% Series Due 2007 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of the 81/2% Series Due 2007 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of the 81/2% Series Due 2007 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of the 81/2% Series Due 2007 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.

On or before April 30 of each year beginning with the year 1979, the Company shall deliver to the Trustee
(1) a Treasurer’s certificate which shall state:
(i) the greatest aggregate principal amount of Bonds of the 81/2% Series Due 2007 theretofore outstanding at any one time; and

(ii)      the aggregate principal amount of all Bonds of the 81/2% Series Due 2007 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate;

and

(2) if the Company shall than elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be then necessary under the provisions of Section 6 of Article Five of the First Mortgage as heretofore and hereby amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution; net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the option described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 used not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage. If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth or Twentieth Supplemental Indentures, or this Section 6, or of a deduction under Section 5 of Article Eight of the

First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of the 81/2% Series Due 2007 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of the 81/2% Series Due 2007 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustees; provided, however, that no Bonds of the 81/2% Series Due 2007 shall be purchased at such a price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of the 81/2% Series Due 2007 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such pur-chase.

Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of the 81/2% Series Due 2007, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treas-

urer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of the 81/2% Series Due 2007, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of the 81/2% Series Due 2007 or required for the purchase of Bonds of the 81/2% Series Due 2007 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of the 81/2% Series Due 2007, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of the 81/2% Series Due 2007. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of the 81/2% Series Due 2007, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars ($50,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of the 81/2% Series Due 2007 or for the redemption of Bonds of the 81/2% Series Due 2007 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of the 81/2% Series Due 2007. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of the 81/2% Series Due 2007, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Any Bonds of the 81/2% Series Due 2007 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction. So long as any Bonds of the 81/2% Series Due 2007 are outstanding, no Bonds of the 81/2% Series Due 2007 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Twenty-Second Supplemental Indenture.

Upon the purchase or redemption by the Trustee of any Bonds of the 81/2% Series Due 2007 pursuant to the provisions of this Section:

(A)          The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of the 81/2% Series Due 2007 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds of the 81/2% Series Due 2007 purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.

(B)          The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of the Bonds of the 81/2% Series Due 2007 purchased exceeds the aggregate purchase price (excluding interest) paid by the Trustee for such Bonds of the 81/2% Series Due 2007.

ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The Amendments contained in the Twenty-second Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of the 81/2% Series Due 2007 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per cent centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) or Section 5 of Article One of the First Mortgage as amended shall read:**

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007 or the 8½% Series Due 2007 shall be outstanding, in

______________
*Such Amendments, which become effective at a later date or dates, are set forth in Appendix A.
**This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”
Section 3.  The Company, and the holders of any Bonds of the 81/2% Series Due 2007 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).*

Section 4.  The Company, and the holders of any Bonds of the 81/2% Series Due 2007 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Duo 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal meant of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.**

________ *Such amendment, which becomes effective at a later date or dates, is set forth in Appendix B. **Such amendment, which becomes effective at a later date, is set forth in Appendix C.

Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of the 81/2% Series Due 2007 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.

ARTICLE FOUR.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2.  The Company will not so long as any Bonds of the 81/2% Series Due 2007 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3.  Promptly after the execution and delivery of this Twenty-Second Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Second Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Second Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 4.  The Company will give appropriate directions to the Trustee with respect to the application of any cash balance at any time held in the Maintenance and Replacement Fund provided for in Section 5 of Article Eighth of the First Mortgage as amended so that there shall not be applied to the purchase or redemption of Bonds of the 81/2% Series Due 2007 any portion of such cash balance which exceeds the proportion thereof which the aggregate principal amount of then outstanding Bonds of the 81/2% Series Due 2007 bears to the aggregate principal amount of then outstanding Bonds of all series. Nothing herein contained shall limit the right of the Company to deposit Bonds of the 81/2% Series Due 2007 with the Trustee in satis-

faction (to the extent of the principal amount of such Bonds so deposited) of the Company’s obligation to make a deposit under said Section 5 of Article Eighth.
ARTICLE FIVE.
Miscellaneous.

Section 1.  The Bonds of the 81/2% series Due 2007 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-Second Supplemental Indenture.

Section 2.  The provisions of this Twenty-Second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-Second Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of the 81/2% Series Due 2007 and the provisions of Article Three of this Twenty-Second Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three.  From and after such initial issue of the Bonds of the 81/2% Series Due 2007 this Twenty-Second Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-Second Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Twenty-Second Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-Second Supplemental Indenture, shall be applicable with respect to the Bonds of the 81/2% Series Due 2007, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-Second Supplemental Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Twenty-Second Supplemental Indenture and in the Bonds of the 81/2% Series Due 2007 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-Second Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of the 81/2% Series Due 2007 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of the 81/2% Series Due 2007 shall be outstanding” as used in this Twenty-Second Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of the 81/2% Series Due 2007 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of the 81/2% Series Due 2007 after such deposit of the redemption price of the Bonds of the 81/2% Series Due 2007 then outstanding.
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Section 4. This Twenty-Second Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX R

TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of April 1, 1978, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 8½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee twenty-two Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A, Due 1978	$15,000,000
Sixth	February 1, 1952	8¼% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	51∕8% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	55∕8% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	6¾% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	8¼% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	9½% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	8⅛% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2008	$40,000,000
Eighteenth	October 1, 1974	10½% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$8,175,000
Twentieth	November 15, 1976	8¾% Series Due 2006	$50,000,000
Twenty-First	April 15, 1977	6.35% Series Due 2007	$14,200,000
Twenty-Second	October 15, 1977	8½% Series Due 2007	$60,000,000

Whereas, said Eleventh Supplemental Indenture, which created the 5¾% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978,

Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 8¼% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) then shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Twenty-Second Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Twenty-Second Supplemental Indenture; and

Whereas, the Company, pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-Third Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 8.95% Series Due 1998, which shall be limited to the aggregate principal amount of $20,000,000; and

Whereas, the Bonds of the 8.95% Series Due 1998 and the Trustee’s certificate to be endorsed on all the Bonds of the 8.95% Series Due 1998 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption terms and prices, dates of issue, maturity and interest payments in or-

der to reflect the terms and provisions of the First Mortgage Bonds, 8.95% Series Due 1998, as in the First Mortgage as amended and in this Twenty-Third Supplemental Indenture provided or permitted; and

Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Twenty-Third Supplemental Indenture were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 8.95% Series Due 1998 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now, therefore, this Indenture witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-Third Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon is the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 8.95% Series Due 1998 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 8.95% Series Due 1998 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-Third Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Third Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and de-fined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

First.
Real Property and Interests in Real Property

All and singular, all real property and interests in real property acquired by the Company between October 16, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supplemental Indenture, and owned by the Company at the latter date.

Second.
Electric Generating Plants.

All electric generating plants and stations of the company acquired by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the data of this Twenty-Third Supplemental Indenture, and owned by it at the latter data, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, right-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].

Third.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supple-mental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].

Fourth.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supplemental Indenture.

and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].
Fifth.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, fran-

chises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

Sixth.
Liquified Petroleum Gas Production and Storage Facilities.

All additions to liquified petroleum gas production plants and storage facilities of the Company acquired by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Seventh.
Gas Distribution System.

All gas distribution systems of the Company acquired or constructed by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, reel or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

Eighth.
Office and Departmental buildings.

All office and department& buildings of the Company, including the real estate on which such structures stand, acquired by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

Ninth.
Telephone Lines.

All telephone lines of the Company acquired by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

Tenth.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between October 15, 1977, the date of the Twenty-Second Supplemental Indenture, and the date of this Twenty-Third Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the data of the execution of this Twenty-Third Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

Eleventh.
Other Real Estate and Appurtenances.

A.           All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-Third Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.           All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D.           All corporate rights, privileges, immunities and franchises, powers, licensee, easements, losses, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E.           All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditament, and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or*[(2)in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

Twelfth. Property Hereafter to Become Subject to the Lien of the First Mortgage.

A.           Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or*[(2) in any case, any bonds, notes, evidences of indebtedness, shares

________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture. (See Appendix A.)

of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

*[B.           Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-Third Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1978 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

ARTICLE ONE.
Bonds of 8.95% Series Due 1998 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “8.95% Series Due 1998” (herein called the Bonds of the 8.95% Series Due 1998), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of the 8.95% Series Due 1998 which may be outstanding under the First Mortgage as amended and this Twenty-Third Supplemental Indenture shall be limited to $20,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of the 8.95% Series Due 1996 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of the 8.95% Series Due 1998 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among over things, the descriptive title, the interest rate, redemption terms and prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 8.95% Series Due 1998, as in the First Mortgage as amended and in this Twenty-Third Supplemental Indenture provided or permitted.

Section 2.  Upon the execution and delivery of this Twenty-Third Supplemental Indenture and upon delivery to the Trustee of $20,000,000 aggregate principal amount of Bonds of the 8.95% Series Due 1998, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-Third Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3. The Bonds of the 8.95% Series Due 1998 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended;

shall mature April 1, 1998; shall bear interest as provided in said Section 3 of Article Two at the rate of eight and ninety-five one hundredths per centum (8.95%) per annum until paid or redeemed as hereinafter provided, payable on October 1, 1978 and thereafter semi-annually on each April 1 and October 1, to the Bondholders in whose names such Bonds of the 8.95% Series Due 1998 are registered at the close of business on March 15 or September 15, as the case may be, next preceding such April 1 or October 1, except that if the Company shall default in the payment of any instalment of interest on any Bonds of the 8.95% Series Due 1998, such interest in default shall be paid to the Bondholders in whose names the Bonds of the 8.95% Series Due 1998 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Section 4. Bonds of the 8.95% Series Due 1998 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.

Whenever any Bond or Bonds of the 8.95% Series Due 1998 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any Bond of the 8.95% Series Due 1998 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of the 8.95% Series Due 1998 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration or transfer or exchange of Bonds of the 8.95% Series Due 1998, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Bonds of the 8.96% Sacks Doe 1998 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of the 8.95% Series Due 1998 as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twenty-Third Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Section 5.  Bonds of the 8.95% Series Due 1998 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in this Article One, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of the 8.95% Series Due 1998 or in the making of payments to the Mandatory Sinking Fund or Optional Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and secured interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Mandatory Sinking Fund or Optional Sinking Fund, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Mandatory Sinking Fund or Optional Sinking Fund, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning April 1	Regular Redemption Premiums	Special Redemption Premiums
1978	8.95%	.00%
1979	8.43%	.00%
1980	7.91%	.00%
1981	7.39%	.00%
1982	6.87%	.00%
1983	6.35%	.00%
1984	5.83%	.00%
1985	5.32%	.00%
1986	4.79%	.00%
1987	4.27%	.00%
1988	3.75%	.00%
1989	3.23%	.00%
1990	2.71%	.00%
1991	2.19%	.00%
1992	1.67%	.00%
1993	1.15%	.00%
1994	.68%	.00%

and without premium if redeemed on or after April 1, 1995;

provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of the 8.95% Series Due 1996 prior to April 1, 1988, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 8.95% per annum (and in connection with each such redemption prior to April 1, 1988, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirement of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a porting of any Bond of the 8.95% Series Due 1998 shall, so long as any purchaser (herein called a “Purchaser”) under one of the Purchase Agreements (as hereinafter defined), or a nomi-

nee of a Purchaser, shall be a holder of any of the Bonds of the 8.95% Series Due 1998, or if any other institutional holder or its nominee or nominees shall at any time be the holder or holders of at least 5% in aggregate principal amount of the Bonds of the 8.95% Series Due 1998 outstanding (any such other institutional holder being herein called an “Institutional Holder”), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee, and payment of the interest on such Bond of the 8.95% Series Due 1998 shall be made in such manner as shall be specified by such Purchaser or Institutional Holder in a written notice filed with the Company, and without any requirement of surrendering such Bond of the 8.95% Series Due 1998 to the Trustee. Until further notice from any such Purchaser, such payments shall be made in respect of the Bonds of the 8.95% Series Due 1998 held by it as provided in Section 4.1 of the Purchase Agreements.  As a condition to making any such payment, there shall be filed with the Trustee an agreement by such Purchaser or other Institutional Holder (designating its nominee or nominees, if any) that it (a) will prior to transfer make notations on such Bonds of the 8.95% Series Due 1998 of the portions thereof so redeemed and will also note the data to which interest has been paid on such Bond of the 8.95% Series Due 1998; (b) will permit the Trustee to inspect such Bonds of the 8.95% Series Due 1998 and to make such notations thereon; and (c) promptly notify the Company and the Trustee of the name and address of the transferee of any such Bond sold or transferred by such holder.  The Trustee shall not be liable or responsible to any Purchaser or Institutional Holder or to the Company or to any other person for any act or omission to act on the part of the Company or any Purchaser or Institutional Holder in connection with the foregoing. The Company will indemnify and save the Trustee harmless against any liabilities resulting from any such act or omission.

As used in this Section the term “Purchase Agreements” means the eleven separate Bond Purchase Agreements, each dated March 30, 1978, between the Company and, respectively, the twelve original purchasers of the Bonds of the 8.95% Series Due 1996, true and correct copies of such Purchase Agreements, certified as such by the Secretary or an Assistant Secretary of the Company, having been lodged with the Trustee and being available for inspection at its principal trust office.

Section 6.  So long as any of the Bonds of the 8.95% Series Due 1998 shall be outstanding, the Company will, as a Mandatory Sinking Fund provision, deposit with the Trustee, on or before March 31 of each year beginning with the year 1984 to and including the year 1997, an amount in cash sufficient to redeem as a mandatory sinking fund on the next succeeding April 1, $1,330,000 principal amount of the Bonds of the 8.95% Series Due 1998, together with accrued interest thereon.

At its option, the Company may, as an Optional Sinking Fund provision, deposit with the Trustee on or before March 31 of each year beginning with the year 1988 to and including the year 1997, but limited to a maximum of any five such years, an additional amount in cash sufficient to redeem as an optional sinking fund on the next succeeding April 1, up to $1,380,000 principal amount of the Bonds of the 8.95% Series Due 1998, together with interest accrued thereon, provided that the Company notifies the Trustee in writing of its decision to exercise this option not later than the preceding March 1. Such optional sinking fund payment shall not be cumulative and shall not operate to reduce the amount of any mandatory sinking fund payment.

In connection with each mandatory and optional sinking fund payment provided for in this Section 6, the Trustee shall select, in the manner provided in Section 8 of this Article One, for redemption on the next ensuing April 1 for such sinking fund, Bonds of the 8.95% Series Due 1998 in an aggregate principal amount equal to the amount of such sinking fund payment, and thereupon the Company will cause notice of redemption of such Bonds to be given in substantially the manner provided in Section 7 of this Article One, at the special redemption price provided in Section 5 of this Article One, together, in each case, with interest accrued to the date fixed for redemption; and on said April 1 the Trustee shall apply said cash in the manner provided in Section 5 of this Article One to the redemption of the Bonds of the 8.95% Series Due 1998 so selected.

Section 7.  Subject to the provisions of the First Mortgage as amended, written, notices of redemption of Bonds of the 8.95% Series Due 1998 pursuant to either of Section 5 or 6 of this Article One shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds. Any notice of redemption pursuant to said Section 5 or 6 shall be mailed or delivered by hand at least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all Bonds of the 8.95% Series Due 1998 may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.

Section 8.  In the event of any redemption of less than all the outstanding Bonds of the 8.95% Series Due 1998, the Trustee shall select in the manner provided in Article Ten of the First Mortgage as amended (subject to the provisions of this Section 8 of this Article One) the numbers of the Bonds to be redeemed in whole or in part. Any term of the First Mortgage as amended or of the Bonds of the 8.95% Series Due 1998 to the contrary notwithstanding, so long as any Purchaser or Institutional Holder, or a nominee of any such Purchaser or Institutional Holder, shall be a holder of any of the Bonds of the 8.95% Series Due 1998, in case of any partial redemption of the Bonds of the 8.95% Series Due 1998 the Trustee shall prorate the principal amount of such Bonds of the 8.95% Series Due 1998 to be redeemed among all holders of such Bonds of the 8.95% Series Due 1998 in proportion to the principal amount of such Bands of the 8.95% Series Due 1998 registered in the name of each such holder and shall then designate for redemption with respect to each such holder particular Bonds of the 8.95% Series Due 1998 or portions thereof equal to the principal amount of Bonds of the 8.95% Series Due 1998 to be redeemed so prorated to such registered owner; provided, however, that in any such prorating pursuant to this paragraph the Trustee shall, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than $1,000 the amount which would be allocable on the basis of exact proportion to any one or more holders of such Bonds of the 8.95% Series Due 1998, as may be required to provide that the principal amount so prorated shall be in each instance an integral multiple of $1,000.

Section 9. Notwithstanding any other provision of the First Mortgage as amended, Bonds of the 8.95% Series Due 1998 shall not be redeemed, purchased or acquired by the Company (or by the Trustee on behalf of the Company) except for redemptions pursuant to the Mandatory Sinking Fund and the Optional Sinking Fund referred to in Section 6 of this Article One, optional redemptions at the Regular Redemption Premium as provided in Section 5 of this Article One and redemptions pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as amended utilizing cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended.

Section 10.  Except as in this Twenty-Third Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of the 8.95% Series Due 1998 at any time outstanding.

ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The Amendments contained in the Twenty-third Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein].

ARTICLE THREE.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of the 8.95% Series Due 1998 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4,

5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are than outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:**

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007, the 8½% Series Due 2007 or the 8.95% Series Due 1998 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”

Section 3.  The Company, and the holders of any Bonds of the 8.95% Series Due 1998 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).***

_______
*Such amendments, which become effective at a later date or dates, are set forth in Appendix A.
**This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.
***Such amendment, which becomes effective at a later date or dates, is set forth in Appendix B.

Section 4.  The Company, and the holders of any Bonds of the 8.95% Series Due 1998 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.*

Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of the 8.95% Series Due 1998 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.
_______ *Such amendment, which becomes effective at a later date, is set forth in Appendix C.

ARTICLE FOUR.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2.  The Company will not so long as any Bonds of the 8.95% Series Due 1998 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company, (b) expenses or other charges or credits :n connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3.  Promptly after the execution and delivery of this Twenty-Third Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Third Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Third Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or

(b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 4.  The Company will give appropriate directions to the Trustee with respect to the application of any cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended so that there shall not be applied to the purchase or redemption of Bonds of the 8.95% Series Due 1998 any portion of such cash balance which exceeds the proportion thereof which the aggregate principal amount of then outstanding Bonds of the 8.95% Series Due 1998 bears to the aggregate principal amount of then outstanding Bonds of all series.

ARTICLE FIVE.
Miscellaneous.

Section 1.  The Bonds of the 8.95% Series Due 1998 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-Third Supplemental Indenture.

Section 2.  The provisions of this Twenty-Third Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-Third Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of the 8.95% Series Due 1998 and the provisions of Article Three of this Twenty-Third Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three. From and after such initial issue of the Bonds of the 8.95% Series Due 1998 this Twenty-Third Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-Third Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Twenty-Third Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-Third Supplemental Indenture, shall be applicable with respect to the Bonds of the 8.95% Series Due 1998, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-Third Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Twenty-Third Supplemental Indenture and in the Bonds of the 8.95% Series Due 1998 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-Third Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of the 8.95% Series Due 1998 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of the 8.95% Series Due 1998 shall be outstanding” as used in this Twenty-Third Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of the 8.95% Series Due 1998 than remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of the 8.95% Series Due 1998 after such deposit of the redemption price of the Bonds of the 8.95% Series Due 1998 then outstanding.

Section 4. This Twenty-Third Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX S

TWENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of November 1, 1978, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bond may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee twenty-three Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below;

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series	None
Due 1962
Second	January 1, 1940	3% Series	None
Due 1970
Third	October 1, 1945	2¾% Series	None
Due 1975

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1948	8% Series	None
		Due 1978
Fifth	December 1, 1948	8% Series A, Due 1978	$15,000,000
Sixth	February 1,1952	3¼% Series	$15,000,000
		Due 1982
Seventh	September 1, 1954	3% Series	$15,000,000
		Due 1984
Eighth	November 1, 1957	5% Series	None
		Due 1987
Ninth	March 1, 1960	5 1/8% Series	None
		Due 1990
Tenth	June 1,1963	4.45% Series	$50,000,000
		Due 1998
Eleventh	May 1,1967	5 5/6% Series	$40,000,000
		Due 1997
Twelfth	June 15, 1968	6¾% Series	$25,000,000
		Due 1996
Thirteenth	October 1,1969	8¼% Series	$30,000,000
		Due 1999
Fourteenth	June 1, 1970	9½% Series	$35,000,000
		Due 2000
Fifteenth	August 1, 1971	8 1/8% Series	$45,000,000
		Due 2001
Seventeenth	November 1, 1973	8% Series	$40,000,000
		Due 2003
Eighteenth	October 1, 1974	10½ Series	$45,000,000
		Due 1981
Nineteenth	August 1, 1975	10.70% Series	$ 3,175,000
		Due 2005
Twentieth	November 15, 1976	8¾% Series	$50,000,000
		Due 2006
Twenty-First	April 15,1977	6.35% Series	$14,200,000
		Due 2007
Twenty-Second	October 15,1977	8½% Series	$60,000,000
		Due 2007
Twenty-Third	April 1,1978	8.95% Series	$20,000,000
		Due 1998

Whereas, said Eleventh Supplemental Indenture, which created the 5 5/6% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amend-

ment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 8 1/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Twenty-Third Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage certain additional properties acquired or constructed by it since the date of said Twenty-Third Supplemental Indenture; and

Whereas, the Company, pursuant to resolution duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-Fourth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 9½% Series Due 2003, which shall be limited to the aggregate principal amount of $50,000,000; and

Whereas, the Bonds of the 9½% Series Due 2003 and the Trustee’s certificate to be endorsed on all the Bonds of the 9½% Series Due 2003 are to be respectively and substantially in the form annexed as Appendix D hereto with blanks appropriately filled in; and

Whereas, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Twenty-Fourth Supplemental Indenture (including the form of the Bonds of the 9½% Series Due 2009) were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 9½% Series Due 2008 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

Now therefore, this Indenture witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-Fourth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 9½% Series Due 2003 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 9½% Series Due 2008 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-Fourth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Fourth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.
Real Property and Interests in Real Property.

All and singular, all real property and interests in real property acquired by the Company between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by the Company at the latter date, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from the composite printing].

SECOND.
Electric Generating Plants.

All electric generating plants and stations of the company acquired by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.
Transaction Lines.

All electric overhead and underground transmission lines of the Company acquired by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing].

FOURTH.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:
[Specific property descriptions omitted from this composite printing].

FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by it at the latter date, including substations, transformer, switchboards, towers, poles, wires, insulators, conduits, cables, man-holes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them;

together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture, and the date of this Twenty-Fourth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between April 1, 1978, the date of the Twenty-Third Supplemental Indenture and the date of this Twenty-Fourth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twenty-Fourth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage, as amended.

ELEVENTH.
Other Real Estate and Appurtenances.

A.  All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-Fourth Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.  All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage.

D.  All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage, or which the Company has or may have the right to exercise in respect of any of said properties.

E.  All machinery, tools and equipment, now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixture which now are or hereafter shall be subject to the lien of the First Mortgage.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgage property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage.]

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage.

A.  Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelfth of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgage property, or *[(2) in any case, any bonds, notes, evidences of indebtedness, shares

__________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

of stock or other securities, except such as may be specifically subjected to the lien of the first Mortgage.]

*[B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-Fourth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage, and to hold and apply and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject, however, as to property hereby conveyed, to the liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisons thereof for the year 1978 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

_________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

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ARTICLE ONE.
Bonds of 9½% Series Due 2003 and Issue Thereof.

Section 1.  There shall be a series of Bonds designation “9½% Series Due 2003” (herein called the Bonds of the 9½% Series Due 2003), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of the 9½% Series Due 2003 which may be outstanding under the First Mortgage as amended and this Twenty-Fourth Supplemental Indenture shall be limited to $50,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of the 9½% Series Due 2003 shall be in registered from only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of the 9½% Series Due 2003 shall respectively be substantially in the form annexed as Appendix D hereto with blanks appropriately filled in.

Section 2.  Upon the execution and delivery of this Twenty-Fourth Supplemental Indenture and upon delivery to the Trustee on one or more dates prior to June 1, 1979 of not in excess of $50,000,000 aggregate principal amount of Bonds of the 9½% Series Due 2003, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-Fourth Supplemental Indenture, authenticate said Bonds and deliver said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3.  The Bonds of the 9½% Series Due 2003 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature December 1, 2003, shall bear interest as provided in said Section 3 of Article Two (except that any Bond of the 9½% Series Due 2003 issued prior to the first date on which interest shall have been paid on such series shall bear interest (i) if issued upon original issuance, from its date, or (ii) if issued in exchange or substitution for, or upon the transfer of, any other Bond of such series, from the same date as such other Bond) at the rate of nine and one-half per centum (9½%) per annum until paid or redeemed as hereinafter provided, payable on June 1, 1979 and thereafter semi-annually on each June 1 and December 1, to the Bondholders in whose names such Bonds of the 9½% Series

Due 2003 are registered at the close of business on May 15 or November 15, as the case may be, next preceding such June 1 or December 1, except that if the Company shall default in the payment of any instalment  of interest on any Bonds of the 9½% Series Due 2003, such interest in default shall be paid to the Bondholders in whose names the Bonds of the 9½% Series Due 2003 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United State of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.  Prior to the first date on which interest shall have been paid on the Bonds of the 9½% Series Due 2003, Bonds of such series bearing interest from different dates may not be exchanged for a single Bond of such series.

Section 4. Bonds of the 9½% Series Due 2003 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.

Whenever any Bond or Bonds of the 9½% Series Due 2003 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Bond of the 9½% Series Due 2003 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of or exchange, any Bond of the 9½% Series Due 2003 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of or exchange any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration or transfer or exchange of Bonds of the 9½% Series Due 2003, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Bonds of the 9½% Series Due 2003 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provision, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of the 9½% Series Due 2003 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions an lien of this Twenty-Fourth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided

Section 5.  Bonds of the 9½% Series Due 2003 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in this Article One, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of the 9½% Series Due 2003 in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”:

Twelve Months Period Beginning December 1	Regular Redemption Premium
1978	9.50%
1979	9.07%
1980	8.64%
1981	8.20%
1982	7.77%
1983	7.34%
1984	6.91%

Twelve Months Period Beginning December 1	Regular Redemption Premium
1985	6.48%
1986	6.05%
1987	5.61%
1988	5.18%
1989	4.75%
1990	4.32%
1991	3.89%
1992	3.45%
1993	3.02%
1994	2.59%
1995	2.16%
1996	1.73%
1997	1.30%
1998	0.86%
1999	0.43%

and without premium if redeemed on or after December 1, 2000,

provided, however, that the Company shall not have the right to redeem any of the Bonds of the 9½% Series Due 2003 prior to December 1, 1988, directly or indirectly, as part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 9½% per annum (and in connection with each such redemption prior to December 1, 1988, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of the 9½% Series Due 2003 shall, so long as any purchases (herein called a “Purchaser”) under one of the Purchase Agreements (as hereinafter defined), or a nominee of a Purchaser, shall be a holder of any of the Bonds of the 9½% Series Due 2003, or if any other institutional holder or its nominee or nominees shall at any time be the holder or holders of at least 5% in aggregate principal amount of the bonds of the 9½% Series Due 2003 outstanding (any such other institutional holder being herein called an

“Institutional Holder”), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee, and payment of the interest on such Bond of the 9½% Series Due 2003 shall be made in such manner as shall be specified by such Purchaser or Institutional Holder in a written noticed filed with the Company, and without any requirement of surrendering such Bond of the 9½% Series Due 2003 to the Trustee.  Until further notice from any such Purchaser, such payments shall be made in respect of the Bonds of the 9½% Series Due 2003 held by it as provided in Section 4.1 of the Purchase Agreements.  As a condition to making any such payment, there shall be filed with the Trustee an agreement by such Purchaser or other Institutional Holder (designating its nominee or nominees, if any) that it (a) will prior to transfer make notation on such Bonds of the 9½% Series Due 2003 of the portions thereof so redeemed and will also note the date to which interest has been paid on such Bond of the 9½% Series Due 2003; (b) will permit the Trustee to inspect such bonds of the 9½% Series Due 2003 and to make such notation thereon; and (c) promptly notify the Company and the Trustee of the name and address of the transferee of any such Bond sold or transferred by such holder.  Such condition shall be satisfied in the case of the Purchasers by delivery of signed copies of the Purchase Agreements.  The Trustee shall not be liable or responsible to any Purchaser or Institutional Holder or to the Company or to any other person for any act or omission to act on the part of the Company or any Purchaser or Institutional Holder in connection with the foregoing.  The Company will indemnify and save the Trustee harmless against any liabilities resulting from any such act or omission.

As used in this Section the term “Purchase Agreements” means the four separate Bond Purchase Agreements, each dated November 15, 1978, between the Company and, respectively, the four original purchasers of the Bonds of the 9½% Series Due 2003, true and correct copies of such Purchase Agreements, certified as such by the Secretary or an Assistant Secretary of the Company, having been lodged with the Trustee and being available for inspection at its principal trust office.

Section 6. Subject to the provision of the First Mortgage as amended, written notice of redemption of Bonds of the 9½% Series Due 2003 pursuant to Section 5 of this Article One shall be given by the

Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds.  Any notice of redemption pursuant to said Section 5 shall be mailed or delivered by hand at least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all Bonds of the 9½% Series Due 2003 may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.

Section 7.  In the event of any redemption of less than all the outstanding Bonds of the 9½% Series Due 2003, the Trustee shall select in the manner provided in Article Ten of the First Mortgage as amended (subject to the provision of this Section 7 of this Article One) the numbers of the Bonds to be redeemed in whole or in part.  Any term of the First Mortgage as amended or of the Bonds of the 9½% Series Due 2003 to the contrary notwithstanding, so long as any Purchaser or Institutional Holder, or a nominee of any such Purchaser or Institutional Holder, shall be a holder of any of the Bonds of the 9½% Series Due 2003, in case of any partial redemption of the Bonds for the 9½% Series Due 2003 the Trustee shall prorate the principal amount of such Bonds of the 9½% Series Due 2003 to be redeemed among all holders of such Bonds of the 9½% Series Due 2003 in proportion to the principal amount of such Bonds of the 9½% Series Due 2003 registered in the name of each such holder and shall then designate for redemption with respect to each such holder particular Bonds of the 9½% Series Due 2003 or portions thereof equal to the principal amount of Bonds of the 9½% Series Due 2003 to be redeemed so prorated to such registered owner; provided, however, that in any such prorating pursuant to this paragraph the Trustee shall, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than $1,000 the amount which would be allocable on the basis of exact proportion to any one or more holders of such Bonds of the 9½% Series Due 2003, as may be required to provide that the principal amount so prorated shall be in each instance an integral multiple $1,000.

Section 8.  Notwithstanding any other provision of the First Mortgage as amended, Bonds of the 9½% Series Due 2003 shall not be redeemed, purchased or acquired by the Company (or by the Trustee on behalf of the Company) except for redemptions at the Regular Redemption Premium as provided in Section 5 of this Article One and redemptions pursuant to the provisions of Section 5 for Article Eleven of the First Mortgage as amended utilizing cash deposited with the Trustee pursuant to the provision of Section 6 of Article Eleven of the First Mortgage as amended.

Section 9.  Except as in this Twenty-Fourth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of the 9½% Series Due 2003 at any time outstanding.

ARTICLE TWO.
Consent to an Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of the 9½% Series Due 2003 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*

____________ *Such amendments, which become effective at a later date or dates, are set forth in Appendix A.

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:**

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007, the 8½% series Due 2007, the 8.95% Series Due 1998, or the 9½% Series Due 2003 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”

Section 3.  The Company, and the holders of any Bonds of the 9½% Series Due 2003 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Two).”*

Section 4.  The Company, and the holders of any Bonds of the 9½% Series Due 2003 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provision of Article Eighteen of the First Mortgage as amended and in any manner permitted

_________
*Such amendment, which becomes effective at a later date or dates, is set forth in Appendix B.
**This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

ted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.*

Section 5. Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Two or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purpose in any other appropriate manner.
No consent of Bonds of the 91/2% Series Due 2003 shall be required to effect any of the amendments provided for in, or consented to by, this Article Two.

ARTICLE THREE.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2.  The Company will not so long as any Bonds of the 91/2% Series Due 2003 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subse-

_________ *Such amendment, which becomes effective at a later date, is set forth in Appendix C.

quent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3. Promptly after the execution and delivery of this Twenty-Fourth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Fourth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, re-recording and re-filing of the First Mortgage as amended and this Twenty-Fourth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 4. The Company will give appropriate directions to the Trustee with respect to the application of any cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended so that there shall not be applied to the purchase or redemption of Bonds of the 91/2% Series Due 2003 any portion of such cash balance which exceeds the proportion thereof which the aggregate principal amount of then outstanding Bonds of the 91/2% Series Due 2003 bears to the aggregate principal amount of then outstanding Bonds of all series.

ARTICLE FOUR.
Miscellaneous.

Section 1.  The Bonds of the 91/2% Series Due 2003 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-Fourth Supplemental Indenture.

Section 2.  The provisions of this Twenty-Fourth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-Fourth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Two. From and after such initial issue of the Bonds of the 91/2% Series Due 2003 this Twenty-Fourth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-Fourth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Twenty-Fourth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-Fourth Supplemental Indenture, shall be applicable with respect to the Bonds of the 91/2% Series Due 2003, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-Fourth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Twenty-Fourth Supplemental Indenture and in the Bonds of the 91/2% Series Due 2003 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the

Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-Fourth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of the 91/2% Series Due 2003 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of the 91/2% Series Due 2003 shall be outstanding” as used in this Twenty-Fourth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of the 91/2% Series Due 2003 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of the 91/2% Series Due 2003 after such deposit of the redemption price of the Bonds of the 91/2% Series Due 2003 then outstanding.

Section 4. This Twenty-Fourth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX T
TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of August 1, 1979, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 31/2% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee twenty-four Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None

Supplemental Indenture	Dated As of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A, Due 1978	None
Sixth	February 1, 1952	3¼% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5⅛% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	5⅝% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	6¾% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	8¼% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	9½% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	8⅛% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2003	$40,000,000
Eighteenth	October 1, 1974	10⅛% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$ 3,175,000
Twentieth	November 15, 1976	8¾% Series Due 2006	$50,000,000
Twenty-First	April 15, 1977	6.35% Series Due 2007	$14,200,000
Twenty-Second	October 15, 1977	8½% Series Due 2007	$60,000,000
Twenty-Third	April 1, 1978	8.95% Series Due 1998	$20,000,000
Twenty-Fourth	November 1, 1978	9½% Series Due 2003	$50,000,000

Whereas, said Eleventh Supplemental Indenture, which created the 5⅝% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 81/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Twenty-Fourth Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage as amended certain additional properties acquired or constructed by it since the date of said Twenty-Fourth Supplemental Indenture; and

Whereas, the Company, pursuant to resolutions duly adopted by the Finance Committee of its Board of Directors at a meeting of said Finance Committee duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-Fifth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 101/4% Series Due 1999, which shall be limited to the aggregate principal amount of $45,000,000; and

Whereas, the Bonds of the 101/4% Series Due 1999 and the Trustee’s certificate to be endorsed on all the Bonds of the 101/4% Series Due 1999 are to be respectively and substantially in the form annexed as Appendix D hereto with blanks appropriately filled in; and

Whereas, at said meeting of the Finance Committee of the Board of Directors of the Company the form, terms and provisions of this

Twenty-Fifth Supplemental Indenture (including the form of the Bonds of the 101/4% Series Due 1999) were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 101/4% Series Due 1999 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed;

Now, therefore, this indenture witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-Fifth Supplemental Indenture according to their tenor, purport and effect, as well as the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 101/4% Series Due 1999 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 101/4% Series Due 1999 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-Fifth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Fifth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:
FIRST.
Real Property and Interests in Real Property.

All and singular, all real property and interests in real property acquired by the Company between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by the Company at the latter date, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].

SECOND.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by it at the latter date, including all power houses. buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles. wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom. together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.

FOURTH.
Substations And Substation Sites.

All substations and switching stations of the Company acquired by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings. transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal. forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing. ]
FIFTH.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns. and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.
Telephone Lines.

All telephone lines of the Company acquired by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between November 1, 1978, the date of the Twenty-Fourth Supplemental Indenture, and the date of this Twenty-Fifth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twenty-Fifth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.
Other Real Estate and Appurtenances.

A.      All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-Fifth Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.      All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.

D.      All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.

E.      All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2)in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

TWELFTH.
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended.

A.      Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgagee: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

*[B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-Fifth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1979 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE.
Bonds of the 101/4% Series Due 1999 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “101/4% Series Due 1999” (herein called the Bonds of the 101/4% Series Due 1999), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of the 101/4% Series Due 1999 which may be outstanding under the First Mortgage as amended and this Twenty-Fifth Supplemental Indenture shall be limited to $45,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The Bonds of the 101/4% Series Due 1999 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of the 101/4% Series Due 1999 shall respectively be substantially in the form annexed as Appendix D hereto with blanks appropriately filled in.

Section 2.  Upon the execution and delivery of this Twenty-Fifth Supplemental Indenture and upon delivery to the Trustee on one or more dates prior to March 1, 1980 of not in excess of $45,000,000 aggregate principal amount of Bonds of the 101/4% Series Due 1999, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-Fifth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3.  The Bonds of the 101/4% Series Due 1999 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature August 1, 1999, shall bear interest as provided in said Section 3 of Article Two (except that any Bond of the 101/4% Series Due 1999 issued prior to the first date on which interest shall have been paid on such series shall bear interest (i) if issued upon original issuance, from its date, or (ii) if issued in exchange or substitution for, or upon the transfer of, any other Bond of such series, from the same date as such other Bond) at the rate of ten and one-quarter per centum (101/4%) per annum until paid or redeemed as hereinafter provided, payable on February 1, 1980 and thereafter semi-annually on each February 1 and August 1, to the Bondholders in whose names such Bonds of the 101/4% Series Due 1999 are registered at the close of business on January 15 or July 15, as the case may be, next preceding such February 1 or August 1, except that if the Company shall default in the payment of any instalment  of interest on any Bonds of the 101/4% Series Due 1999, such interest in default shall be paid to the Bondholders in whose names the Bonds of the 101/4% Series Due 1999 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Prior to the first date on which interest shall have been paid on the Bonds of the 101/4% Series Due 1999, Bonds of such series bearing inter-

est from different dates may not be exchanged for a single Bond of such series.
Section 4. Bonds of the 101/4% Series Due 1999 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.

Whenever any Bond or Bonds of the 101/4% Series Due 1999 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any Bond of the 101/4% Series Due 1999 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of the 101/4% Series Due 1999 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration or transfer or exchange of Bonds of the 101/4% Series Due 1999, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Bonds of the 101/4% Series Due 1999 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of the 101/4% Series Due 1999 as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twenty-Fifth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Section 5. Bonds of the 10¼% Series Due 1999 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in this Article One, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of the 10¼% Series Due 1999 or in the making of payments to the Mandatory Sinking Fund or Optional Sinking Fund referred to in Section 6 of this Article One) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Mandatory Sinking Fund or Optional Sinking Fund, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Mandatory Sinking Fund or Optional Sinking Fund, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning August 1	Regular Redemption Premium	Special Redemption Premium
1979	10.25%	.00%
1980	9.65%	.00%
1981	9.05%	.00%
1982	8.45%	.00%
1983	7.84%	.00%
1984	7.24%	.00%
1985	6.64%	.00%
1986	6.03%	.00%
1987	5.43%	.00%
1988	4.83%	.00%
1989	4.23%	.00%
1990	3.62%	.00%
1991	3.02%	.00%
1992	2.42%	.00%
1993	1.81%	.00%
1994	1.21%	.00%
1995	0.61%	.00%

and without premium if redeemed on or after August 1, 1996;

provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of the 101/4% Series Due 1999 prior to August 1, 1989, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness or the issuance of preferred stock by the Company if the interest or such indebtedness or the dividends on such preferred stock result in an effective yield, based on the initial offering price thereof, of less than 101/4% per annum (and in connection with each such redemption prior to August 1, 1989, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of the 101/4% Series Due 1999 shall, so long as any purchaser (herein called a “Purchaser”) under one of the Purchase Agreements (as hereinafter defined), or a nominee of a Purchaser shall be a holder of any of the Bonds of the 101/4% Series Due 1999, or if any other institutional holder or its nominee or nominees shall at any time be the holder or holders of at least 3% in aggregate principal amount of the Bonds of the 101/4% Series Due 1999 outstanding (any such other institutional holder being herein called an “Institutional Holder”), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee, and payment of the interest on such Bond of the 101/4% Series Due 1999 shall be made in such manner as shall be specified by such Purchaser or Institutional Holder in a written notice filed with the Company, and without any requirement of surrendering such Bond of the 101/4% Series Due 1999 to the Trustee. Until further notice from any such Purchaser, such payments shall be made in respect of the Bonds of the 101/4% Series Due 1999 held by it as provided in Section 4.1 of the Purchase Agreements. As a condition to making any such payment, there shall be filed with the Trustee an agreement by such Purchaser or other Institutional Holder (designating its nominee or nominees, if any) that (a) will prior to transfer make notations on such Bonds of the 101/4% Series Due 1999 of the portions thereof so redeemed and will also note the date to which interest has been paid on such Bond of the 101/4% Series Due 19991 (b) will permit the Trustee to inspect such Bonds of the 101/4% Series Due

1999 and to make such notations thereon; and (c) promptly notify the Company and the Trustee of the name and address of the transferee of any such Bond sold or transferred by such holder. Such condition shall be satisfied in the case of the Purchasers by delivery of signed copies of the Purchase Agreements. The Trustee shall not be liable or responsible to any Purchaser or Institutional Holder or to the Company or to any other person for any act or omission to act on the part of the Company or any Purchaser or Institutional Holder in connection with the foregoing. The Company will indemnify and save the Trustee harmless against any liabilities resulting from any such act or omission.

As used in this Section the term “Purchase Agreements” means the thirteen separate Bond Purchase Agreements, each dated August 1, 1979, between the Company and, respectively, the thirteen original purchasers of the Bonds of the 101/4% Series Due 1999, true and correct copies of such Purchase Agreements, certified as such by an officer of the Company, having been lodged with the Trustee and being available for inspection at its principal trust office.

Section 6.  So long as any of the Bonds of the 101/4% Series Due 1999 shall be outstanding, the Company will, as a Mandatory Sinking Fund provision, deposit with the Trustee, on or before July 31 of each year beginning with the year 1985 to and including the year 1998, an amount in cash sufficient to redeem as a mandatory sinking fund on the next succeeding August 1, $3,000,000 principal amount of the Bonds of the 101/4% Series Due 1999 (or, if less than $3,000,000 principal amount shall be outstanding, an amount sufficient to redeem all such Bonds then outstanding), together with accrued interest thereon.

At its option, the Company may, as an Optional Sinking Fund provision, deposit with the Trustee on or before July 31 of each year beginning with the year 1989 to and including the year 1998, but limited to a maximum of any five such years, an additional amount in cash sufficient to redeem as an optional sinking fund on the next succeeding August 1, up to $3,000,000 principal amount of the Bonds of the 101/4% Series Due 1999, together with interest accrued thereon, provided that the Company notifies the Trustee in writing of its decision to exercise this option not later than the preceding July 1. Such optional sinking fund payment shall not be cumulative and shall not operate to reduce the amount of any mandatory sinking fund payment.

In connection with each mandatory and optional sinking fund payment provided for in this Section 6, the Trustee shall select, in the manner provided in Section 8 of this Article One, for redemption on the next ensuing August 1 for such sinking fund, Bonds of the 101/4% Series Due 1999 in an aggregate principal amount equal to the amount of such sinking fund payment, and thereupon the Company will cause notice of redemption of such Bonds to be given in substantially the manner provided in Section 7 of this Article One, at the special redemption price provided in Section 5 of this Article One, together, in each case with interest accrued to the date fixed for redemption; and on said August 1 the Trustee shall apply to the redemption of the Bonds of the 101/4% Series Due 1999 so selected.

Section 7.  Subject to the provisions of the First Mortgage as amended, written notice of redemption of Bonds of the 101/4% Series Due 1999 pursuant to either of Section 5 or 6 of this Article One shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds.  Any notice of redemption pursuant to said Section 5 or 6 shall be mailed or delivered by hand at least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all Bonds of the 101/4% Series Due 1999 may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.

Section 8.  In the event of any redemption of less than all the out-standing Bonds of the 101/4% Series Due 1999, the Trustee shall select in the manner provided in Article Ten of the First Mortgage as amended (subject to the provisions of this Section 8 of this Article One) the numbers of the Bonds to be redeemed in whole or in part. Any term of the First Mortgage as amended or of the Bonds of the 101/4% Series Due 1999 to the contrary notwithstanding, so long as any Purchaser or Institutional Holder, or a nominee of any such Purchaser or Institutional Holder, shall be a holder of any of the Bonds of the 101/4% Series Due 1999, in case of any partial redemption of the Bonds of the 101/4% Series Due 1999 the Trustee shall prorate the principal amount of such Bonds of the 101/4% Series Due 1999 to be redeemed among all holders of such

Bonds of the 101/4% Series Due 1999 in proportion to the principal amount of such Bonds of the 101/4% Series Due 1999 registered in the name of each such holder and shall then designate for redemption with respect to each such holder particular Bonds of the 101/4% Series Due 1999 or portions thereof equal to the principal amount of Bonds of the 101/4% Series Due 1999 to be redeemed so prorated to such registered owner, provided, however, that in any such prorating pursuant to this paragraph the Trustee shall, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than $1,000 the amount which would be allocable on the basis of exact proportion to any one or more holders of such Bonds of the 101/4% Series Due 1999, as may be required to provide that the principal amount so prorated shall be in each instance an integral multiple of $1,000.

Section 9.  Notwithstanding any other provision of the First Mortgage as amended, Bonds of the 101/4% Series Due 1999 shall not be redeemed, purchased or acquired by the Company (or by the Trustee on behalf of the Company) except for (a) redemptions pursuant to the Mandatory Sinking Fund and the Optional Sinking Fund referred to in Section 6 of this Article One (b) optional redemptions at the Regular Redemption Premium as provided in Section 5 of this Article One, and (c) redemptions pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as amended utilising cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended; provided, however, that a redemption described in clause (c) of this Section 9 shall not be made by the Company unless in any such case there shall also be so redeemed a principal amount of Bonds of other series outstanding under the First Mortgage as amended bearing substantially the same (or greater) proportion to the aggregate principal amount of all Bonds (other than the Bonds of the 101/4% Series due 1999) of all series then outstanding under the First Mortgage as amended as the principal amount of Bonds of the 101/4% Series due 1999 then to be so redeemed bears to the principal amount of all Bonds of the 101/4% Series due 1999 then outstanding.

Section 10. Except as in this Twenty-Fifth Supplemental Indenture otherwise provided with respect to any matter or question. the provi-

sions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of the 101/4% Series Due 1999 at any time outstanding.
ARTICLE TWO.
amendments to First Mortgage as Amended.
|The Amendments contained in the Twenty-fifth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.|

ARTICLE THREE.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent at Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of the 10¼% Series Due 1999 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read: **

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007, the 8½% Series Due 2007, the 8.95% Series Due 1998, the 9½% Series Due 2008 or the 10¼% Series Due 1999 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to this dollar amount retirements, as defined in Section 4 of Article One.”

Section 3.  The Company, and the holders of any Bonds of the 10¼% Series Due 1999 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 8 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).***

Section 4.  The Company, and the holders of any Bonds of the 10¼% Series Due 1999 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997,

*Such amendments, which become effective at a later date or dates, are set forth in Appendix A.
**This amendment, is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended printed herein.
***Such amendment, which becomes effective at a later date or dates, is set forth in Appendix B.

Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.

Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for is or consented to by, this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of the 10¼% Series Due 1999 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.
ARTICLE FOUR.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.
*Such amendment which becomes effective at a later date or dates as set forth in Appendix C.

Section 2.  The Company will not so long as any Bonds of the 10¼% Series Due 1999 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice: provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities re-deemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3.  Promptly after the execution and delivery of this Twenty-Fifth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Fifth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing. re-recording and re-filing of the First Mortgage as amended and this Twenty-Fifth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 4.  The Company will give appropriate directions to the Trustee with respect to the application of any cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended so that there shall not be applied to the purchase or redemption of Bonds of the 101/4% Series Due 1999 any portion of such cash balance which exceeds the proportion thereof which the aggregate principal amount of then outstanding Bonds of the 10½% Series Due 1999 bears to the aggregate principal amount of then outstanding Bonds of all series.

ARTICLE FIVE.
Miscellaneous.

Section 1.  The Bonds of the 101/4% Series Due 1999 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-Fifth Supplemental Indenture.

Section 2.  The provisions of this Twenty-Fifth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-Fifth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of the 101/4% Series Due 1999 and the provisions of Article Three of this Twenty-Fifth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three. From and after such initial issue of the Bonds of the 101/4% Series Due 1999 this Twenty-Fifth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-Fifth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Twenty-Fifth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-Fifth Supplemental Indenture, shall be applicable with respect to the Bonds of the 101/4% Series Due 1999, except insofar as such covenants, conditions, terms and provisions are limited and applica-

ble only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-Fifth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Twenty-Fifth Supplemental Indenture and in the Bonds of the 10¼% Series Due 1999 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-Fifth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of the 101/4% Series Due 1999 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of the 101/4% Series Due 1999 shall be outstanding” as used in this Twenty-Fifth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of the 101/4% Series Due 1999 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of the 101/4% Series Due 1999 after such deposit of the redemption price of the Bonds of the 101/4% Series Due 1999 then outstanding.

Section 4. This Twenty-Fifth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX U

TWENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of December 1, 1979. between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee twenty-four Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	31/4% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	23/4% Series Due 1975	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A, Due 1978	None
Sixth	February 1, 1952	31/4% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	51/8% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	55/8% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	63/4% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	81/4% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	91/2% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	81/8% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2003	$40,000,000
Eighteenth	October 1, 1974	101/8% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$ 3,175,000
Twentieth	November 15, 1976	83/4% Series Due 2006	$50,000,000
Twenty-First	April 15, 1977	6.35% Series Due 2007	$14,200,000
Twenty-Second	October 15, 1977	81/2% Series Due 2007	$60,000,000
Twenty-Third	April 1, 1978	8.95% Series Due 1998	$20,000,000
Twenty-Fourth	November 1, 1978	91/2% Series Due 2003	$50,000,000
Twenty-Fifth	August 1, 1979	101/4% Series Due 1999	$30,000,000

Whereas, said Eleventh Supplemental Indenture, which created the 55/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 81/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Twenty-Fifth Supplemental Indentures is herein-after called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued, and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by the Finance Committee of its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by the Finance Committee of its Board of Directors, has determined specifically to subject to the lien of the First Mortgage as amended certain additional properties acquired or constructed by it since the date of said Twenty-Fifth Supplemental Indenture; and

Whereas, the Company, pursuant to resolutions duly adopted by the Finance Committee of its Board of Directors at a meeting of said Finance Committee duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-Sixth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 121/8% Series Due 2009, which shall be limited to the aggregate principal amount of $65,000,000: and

Whereas, the Bonds of the 121/8% Series Due 2009 and the Trustee’s certificate to be endorsed on all the Bonds of the 121/8% Series Due 2009 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 121/8% Series Due 2009, as in the First Mortgage as amended and in this Twenty-Sixth Supplemental Indenture provided or permitted: and

Whereas, at said meeting of the Finance Committee of the Board of Directors of the Company the form, terms and provisions of this Twenty-Sixth Supplemental Indenture (including the form of the Bonds of the 121/8% Series Due 2009) were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 121/8% Series Due 2009 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed:

Now, therefore, this Indenture Witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-Sixth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 121/8% Series Due 2009 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 12⅛% Series Due 2009 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-Sixth

Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Sixth Supplemental Indenture, and has granted, bargained, sold, released. conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

First.
Real Property and Interests in Real Property.

All and singular, all real property and interests in real property acquired by the Company between August 1, 1979, the date of the Twenty-Fifth Supplemental Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by the Company at the latter date, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]
Second.
Electric Generating Plants.
All electric generating plants and stations of the Company acquired by it between August 1, 1979, the date of the Twenty-Fifth Supplemental

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Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Third.
Transmission lines.

All electric overhead and underground transmission lines of the Company acquired by it between August 1, 1979, the date of the Twenty-Fifth Supplement Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and right for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:
|Specific property descriptions omitted from this composite printing.|

Fourth.
Substations and substation sites.

All substations and switching stations of the Company acquired by it between August 1, 1979, the date of the Twenty-Fifth Supplemental Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.
Fifth.
Electronic distribution systems.

All electric distribution systems of the Company acquired by its between August 1, 1979, the date of the Twenty-Fifth Supplemental Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

Sixth.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between August 1, 1979, the date of the Twenty-Fifth Supplemental Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Seventh.
Gas Distribution Systems.

All gas distributions systems of the Company acquired or constructed by it between August 1, 1979, the date of the Twenty-Fifth Supplemental Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

Eighth.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between August 1, 1979, the date of the Twenty-Fifth Supplemental Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

Ninth.
Telephone Lines.

All telephone lines of the Company acquired by it between August 1, 1979, the date of the Twenty-Fifth Supplemental Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and owned by it at the latter date, used or available for use in operation of its properties or otherwise.

Tenth.
Franchises.

All and singular the franchises, grants, immunities, privileges, and rights of the Company granted to or acquired by it between August 1, 1979 the date of the Twenty-Fifth Supplemental Indenture, and the date of this Twenty-Sixth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twenty-Sixth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

Eleventh.
Other Real Estate And Appurtenances

A.        All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-Sixth Supplemental Indenture.
B.        All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.
C.        All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.
D.      All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.
E.        All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structure and fixtures which are now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case of Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

Twelfth.
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended.

A.        Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or

*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth supplement Indenture (See Appendix A.)

trustee shall enter upon and take possession of the mortgaged property, or [*(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

*[•  B  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-Sixth Supplemental Indenture, -by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or in-tended so to be, unto the Trustee and its successors and assigns forever.

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1979 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds

*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

and hereinafter and in the First Mortgage as amended expressed and declared.
ARTICLE ONE.
Bonds of the 12⅛% Series due 2009 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “12⅛th Series Due 2009” (herein called the Bonds of the 12⅛% Series Due 2009), each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Bonds of the 12⅛% Series Due 2009 which may be outstanding under the First Mortgage as amended and this Twenty-Sixth Supplemental Indenture shall be limited to $65,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.
The Bonds of the 12⅛% Series Due 2009 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of the 12⅛% Series Due 2009 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting the payment of interest as permitted by Section 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, redemption prices, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 12⅛% Series Due 2009, as in the First Mortgage as amended and in this Twenty-Sixth Supplemental Indenture provided or permitted.

Section 2. Upon the execution and delivery of this Twenty-Sixth Supplemental Indenture and upon delivery to the Trustee of $65,000,000 aggregate principal amount of Bonds of the 12⅛% Series Due 2009, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-Sixth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3.  The Bonds of the 12⅛% Series Due 2009 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature December 1, 2009; shall bear interest as provided in said Section 3 of Article Two at the rate of twelve and one-eighth per centum 12⅛% per annum until paid or redeemed as hereinafter provided, payable on June 1, 1980 and thereafter semi-annually on each June 1 and December 1, to the Bondholders in whose names such Bonds of the 12⅛% Series Due 2009 are registered at the close of business on May 15 or November 15, as the case may be, next preceding such June 1 or December 1, except that if the Company shall default in the payment of any instalment of interest on any Bonds of the 12⅛% Series Due 2009, such interest in default shall be paid to the Bondholders in whose names the Bonds of the 12⅛% Series Due 2009 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Section 4. Bonds of the 12⅛% Series Due 2009 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.

Whenever any Bond or Bonds of the 12⅛% Series Due 2009 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have re-quested and shall be entitled to receive. On presentation of any Bond of the 12⅛% Series Due 2009 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of the 12⅛% Series Due 2009 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.
A service charge will not be made for any registration or transfer or exchange of Bonds of the 12⅛% Series Due 2009, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
Until definitive Bonds of the 12⅛% Series Due 2009 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of the 12⅛% Series Due 2009 as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twenty-Sixth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Section 5.  Bonds of the 12⅛% Series Due 2009 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of the 12⅛% Series Due 2009 or in the making of payments to the Improvement, and Sinking Fund referred to in Section 8 of this Article One) in part from time to time, at the principal amount thereof  and accrued interest thereon to the date of redemption, together, if redeemed otherwise than by the operation of said Improvement and Sinking Fund and otherwise than by the use of proceeds of released property (as hereinafter in this Section defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed by the operation of such Improve-

ment and Sinking Fund provisions, or by the use of proceeds of released property (as so defined), with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

Twelve Months Period Beginning December 1	Regular Redemption Premium	Special Redemption Premium
1979	11.33%	.00%
1980	10.88	.00%
1981	10.42	.00%
1982	9.97	.00%
1983	9.52	.00%
1984	9.06	.00%
1985	8.61	.00%
1986	8.16	.00%
1987	7.71	.00%
1988	7.25	.00%
1989	6.80	.00%
1990	6.35	.00%
1991	5.89	.00%
1992	5.44	.00%
1993	4.99	.00%
1994	4.53	.00%
1995	4.08	.00%
1996	3.63	.00%
1997	3.18	.00%
1998	2.72	.00%
1999	2.27	.00%
2000	1.82	.00%
2001	1.36	.00%
2002	0.91	.00%
2003	0.46	.00%

and without premium if redeemed on or after December 1, 2004:
provided, however, that the Company, in instances where the regular redemption premium would be applicable, shall not have the right to redeem any of the Bonds of the 12⅛% Series Due 2009 prior to December 1, 1984, directly or indirectly, as part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 12.22% per annum (and in connection with each such redemption prior to December 1, 1984, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso); and provided, further, however, that the Bonds of the 12⅛% Series Due 2009 may not be redeemed by operation of said Maintenance and Replacement Fund provisions prior to December 1, 1984.
Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of the 12⅛% Series Due 2009 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bonds of the 12⅛% Series Due 2009 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of the 12⅛% Series Due 2009 or any interest thereon unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of the 12⅛% Series Due 2009 aggregating the unredeemed balance of the principal amount of such Bond, the Trustee shall not be under any duty to determine that such notations have been made.
In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of the 12⅛% Series Due 2009 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Twenty-Sixth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of the 12⅛% Series Due 2009 at any time outstanding.
Section 6.  So long as any Bonds of the 12⅛% Series Due 2009 shall be outstanding, the Company will, as an Improvement and Sinking Fund provision, deposit with the Trustee, on or before April 30 of each year beginning with the year 1981, an amount in cash and/or a principal amount of Bonds of the 12⅛% Series Due 2009 equal in the aggregate to one per centum (1%) of (a) the greatest aggregate principal amount of Bonds of the 12⅛% Series Due 2009 theretofore outstanding at any one time less (b) the aggregate principal amount of all Bonds of the 12⅛% Series Due 2009 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended); provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of the 12⅛% Series Due 2009 so required to be deposited with the Trustee an amount equal to sixty per centum (60%) of the cost or fair value (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, of property additions, as defined in Section 4 of Article One of the First Mortgage as amended, which shall not then be funded property, as defined in Section 5 of Article One of the First Mortgage as amended, and which the Company shall then elect to make the basis of a credit under this Section.
On or before April 30 of each year beginning with the year 1981, the Company shall deliver to the Trustee
(1)      a Treasurer’s certificate which shall state:
(i)           The greatest aggregate principal amount of Bonds of the 12⅛% Series Due 2009 theretofore outstanding at any one time; and
(ii)           The aggregate principal amount of all Bonds of the 12⅛% Series Due 2009 retired pursuant to or upon compliance with the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended (otherwise than by use of moneys deposited with the Trustee pursuant to the provisions of Article Seven or of Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended) prior to the date of such Treasurer’s certificate, and
(2)      if the Company shall then elect to make the basis of a credit under this Section any amount of property additions, such certificates, opinions, instruments and other papers with respect to such property additions as would be then necessary under the provisions of Section 6 of Article Five of the First Mortgage as heretofore and hereby amended to entitle the Company to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer’s certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company, and provided that the Treasurer’s certificate required by subdivision (2) of said Section 6 need not state that the Company is not to the knowledge of the signers in default under any of the provisions of the First Mortgage.  If any property additions made the basis for a credit under this Section are subject to any prior liens, as defined in Section 6 of Article One of the First Mortgage as amended, then in order to ascertain the cost or then fair value to the Company (whichever shall be less) of such property additions, there shall be deducted from the cost or fair value thereof (computed as provided in Section 3 of Article Five of the First Mortgage as amended), whichever shall be less, an amount equal to one hundred sixty-six and two-thirds per cent (166⅔%) of the principal amount of said prior lien bonds (exclusive of any such outstanding prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee or other holder of the mortgage or other lien securing such prior lien bonds), unless other property additions subject to the same prior liens shall theretofore have been made the basis of the authentication and delivery of Bonds under Article Five of the First Mortgage as heretofore and hereby amended, or the basis of a credit under Section 6 of Article One of the Fourth, Fifth, Sixth, Seventh, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth or Twenty-Second Supplemental Indentures, or this Section 6, or of a deduction under Section 5 of Article Eight of the First Mortgage as heretofore and hereby amended, or the basis of the withdrawal of cash or the release of property under any of the provisions of the First Mortgage as heretofore and hereby amended.

So long as any Bonds of the 12⅛% Series Due 2009 shall be outstanding, any property additions used by the Company as the basis of a credit under this Section shall be funded property, as defined in Section 5 of Article One of the First Mortgage as heretofore and hereby amended.
The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of Bonds of the 12⅛% Series Due 2009 in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale, at the price or prices most favorable to the Company in the judgment of the Trustee; provided, however, that no Bonds of the 12⅛% Series Due 2009 shall be purchased at such a price (including accrued interest and brokerage charges) that the cost thereof to the Company would exceed the principal amount of such Bonds of the 12⅛% Series Due 2009 plus the interest accrued thereon from the interest date next preceding the date of purchase to a date forty (40) days after the date of such purchase.
Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment with respect to the Bonds of the 12⅛% Series Due 2009, or at any time or from time to time thereafter, may, by an instrument in writing signed in the name of the Company by its President or any Vice-President and its Treasurer or any Assistant Treasurer, accompanied by a resolution, as defined in Section 3 of Article One of the First Mortgage as amended, authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of the 12⅛% Series Due 2009, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of the 12⅛% Series Due 2009 or required for the purchase of Bonds of the 12⅛% Series Due 2009 under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of the 12⅛% Series Due 2009, and in such event the amount so specified is hereby required to be applied forthwith to the redemption of Bonds of the 12⅛% Series Due 2009. Upon receipt of such instrument in writing and resolution, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of the 12⅛% Series Due 2009, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified, and within ten (10) days after the receipt of such instrument in writing and resolution shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.
Notwithstanding any other provisions of this Section, if moneys in excess of the sum of fifty thousand dollars 450,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of the 12⅛% Series Due 2009 or for the redemption of Bonds of the 12⅛% Series Due 2009 called for redemption) shall have remained on deposit for a period of ninety (90) days, such moneys so remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of Bonds of the 12⅛% Series Due 2009. In such case the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of the 12⅛% Series Due 2009, the particular Bonds or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section, and shall notify the Company of the particular Bonds or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.
Any Bonds of the 12⅛% Series Due 2009 delivered to, or purchased or redeemed by, the Trustee pursuant to the provisions of this Section shall not be reissued, and shall forthwith be canceled and periodically may be cremated or otherwise destroyed by the Trustee, and the Trustee shall thereupon deliver to the Company a certificate of such cancellation and cremation or destruction. So long as any Bonds of the 12⅛% Series Due 2009 are outstanding, no Bonds of the 12⅛% Series Due 2009 so delivered, purchased or redeemed and canceled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be deposited with the Trustee under any provisions of the First Mortgage as amended or of this Twenty-Sixth Supplemental Indenture.
Upon the purchase or redemption by the Trustee of any Bonds of the 12⅛% Series Due 2009 pursuant to the provisions of this Section:
(A)                 The Company shall pay to the Trustee an amount equal to all interest to the date of purchase or redemption, as the case may be, on all the Bonds of the 12⅛% Series Due 2009 so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the bonds of the 12⅛% Series Due 2009 purchased or redeemed.  The cost of all advertising or publishing and all brokerage charges shall be paid by the company, or, if paid by the Trustee, shall forthwith be paid to it by the company upon demand.
(B)      The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under this Section, an amount equal to the amount by which the aggregate principal amount of the bonds of the 12⅛% Series Due 2009 purchased exceeds the aggregate purchase (excluding interest) paid by the Trustee for such bonds of the 12⅛% Series Due 2009.

Article Two
Amendments to First Mortgage as Amended.
[The Amendments contained in the Twenty-sixth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]

Article Three.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of the 12 1/4% Series Due 2009 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article-Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1973, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Sec-

*Such amendments, which become effective at a later date or dates, are set forth in Appendix A.

tion 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read: *

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007, the 8½% Series Due 2007, the 8.95% Series Due 1998, the 9½% Series Due 2003, the 10 1/4% Series Due 1999 or the 12⅛%% Series Due 2009 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”

Section 3.  The Company, and the holders of any Bonds of the 12⅛% Series Due 2009 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which then shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).**

Section 4.  The Company, and the holders of any Bonds of the 12⅛% Series Due 2009 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provi-

*This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.
**Such amendment, which becomes effective at a later date or dates, is set forth in Appendix B.

sions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.*

Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes or the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of the 12⅛% Series Due 2009 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.
Article Four.
Covenants of the Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby con-firmed.

Section 2.  The Company will not, so long as any Bonds of the 12⅛% Series Due 2009 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the

*Such amendments, which become effective at a later date or dates, are set forth in Appendix C.

reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in con-

nection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3.  Promptly after the execution and delivery of this Twenty-Sixth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Sixth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Sixth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 4. The Company will give appropriate directions to the Trustee with respect to the application of any cash balance at any time held in the Maintenance and Replacement Fund provided for in Section 5 of Article Eighth of the First Mortgage as amended so that (i) there shall not be applied prior to December 1, 1984, to the redemption of the Bonds of the 12⅛% Series Due 2009 any portion of such balance and (ii) Bonds of the 12⅛% Series Due 2009 shall not be redeemed by operation of the Maintenance and Replacement Fund provisions at a price other than with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation in Section 5 of Article One of this Twenty-Sixth Supplemental Indenture under the heading “Regular Redemption Premium”.  Nothing contained herein shall limit the right of the Company to deposit Bonds of the 12⅛% Series Due 2009 with the Trustee in satisfaction (to the extent of the principal amount of such Bonds so deposited) of the Company’s obligation to make a deposit under said Section 5 of Article Eighth.

ARTICLE FIVE.
MISCELLANEOUS.

Section 1.  The Bonds of the 12⅛% Series Due 2009 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-Sixth Supplemental Indenture.

Section 2.  The provisions of this Twenty-Sixth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-Sixth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of the 12⅛% Series Due 2009 and the provisions of Article Three of this Twenty-Sixth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three. From and after such initial issue of the Bonds of the 12⅛% Series Due 2009 this Twenty-Sixth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-Sixth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Twenty-Sixth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-Sixth Supplemental Indenture, shall be applicable with respect to the Bonds of the 12⅛% Series Due 2009, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-Sixth Supplemental Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Twenty-Sixth Supplemental Indenture and in the Bonds of the 12⅛% Series Due 2009 (save only the Trustee’s certificate upon said Bonds are made by and on behalf of the Company and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-Sixth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of the 12⅛% Series Due 2009 shall be deemed to be out-standing within the meaning of the phrase “so long as any of the Bonds of the 12⅛% Series Due 2009 shall be outstanding” as used in this Twenty-Sixth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of the 12⅛% Series Due 2009 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made and provided further that provision shall have been made prohibiting any further issue of Bonds of the 12⅛% Series Due 2009 after such deposit of the redemption price of the Bonds of the 12⅛% Series Due 2009 then outstanding.

Section 4. This Twenty-Sixth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX V

TWENTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of February 1, 1981, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the trustee), as trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee twenty-five Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A Due 1978	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
Sixth	February 1, 1952	3¼% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5⅛ % Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	5⅝ % Series Due 1997	$40,000,000
Twelfth	June 15, 1968	6¾% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	8¼% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	9⅓% Series Due 2000	$36,000,000
Fifteenth	August 1, 1971	8½% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2008	$40,000,000
Eighteenth	October 1, 1974	10⅛% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$3,175,000
Twentieth	November 15, 1976	8¾% Series Due 2006	$50,000,000
Twenty-First	April 15, 1977	6.35% Series Due 2007	$14,200,000
Twenty-Second	October 15, 1977	8½% Series Due 2007	$60,000,000
Twenty-Third	April 1, 1978	8.95% Series Due 1998	$20,000,000
Twenty-Fourth	November 1, 1978	9½% Series Due 2003	$50,000,000
Twenty-Fifth	August 1, 1979	10¼% Series Due 1999	$30,000,000
Twenty-Sixth	December 1, 1979	12⅓% Series Due 2009	$63,620,000

Whereas, said Eleventh Supplemental Indenture, which created the 5⅝% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1998, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 8⅛% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1998, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972 which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Twenty-Sixth Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company, by resolutions duly adopted by the Finance Committee of its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by the Finance Committee of its Board of Directors, has determined specifically to subject to the lien of the First Mortgage as amended certain additional properties acquired or constructed by it since the data of said Twenty-Sixth Supplemental Indenture; and

Whereas, the Company, pursuant to resolutions duly adopted by the Finance Committee of its Board of Directors, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-Seventh Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 14⅝% Series Due 1988, which shall be limited to the aggregate principal amount of $40,000,000; and

Whereas, the Bonds of the 14⅝% Series Due 1988 and the Trustee’s certificate to be endorsed on all the Bonds of the 14⅝% Series Due 1988 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting redemption and the payment of interest as permitted by Sections 1(d) and 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 14⅝% Series Due 1988, as in the First Mortgage as amended and in this Twenty-Seventh Supplemental Indenture provided or permitted; and

Whereas, the form, terms and provisions of this Twenty-Seventh Supplemental Indenture (including the form of the Bonds of the 14⅝% Series Due 1988) were duly approved by the Finance Committee of the Board of Directors of the Company and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 14⅝% Series Due 1988 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed;

Now, therefore, this Indenture witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-Seventh Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 14⅝% Series Due 1988 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 14⅝% Series Due 1988 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-Seventh Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Seventh Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

First.
Real Property and Interests in Real Property.

All and singular, all real property and interests in real property acquired by the Company between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by the Company at the latter date.

Second.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Third.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

Fourth.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing.]

Fifth.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

Sixth.
Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Seventh.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

Eighth.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

Ninth.
Telephone Lines.

All telephone lines of the Company acquired by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

Tenth.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between December 1, 1979, the date of the Twenty-Sixth Supplemental Indenture, and the date of this Twenty-Seventh Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twenty-Seventh Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

Eleventh.
Other Real Estate and Appurtenances.

A.      All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-Seventh Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.      All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired of constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.

D.      All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or uses upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.

E.      All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or chases in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

Twelfth.
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended.

A.      Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise,

_______
* Bracketed language shall be amended it a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or*[(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

*[B. Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-Seventh Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the rear 1980 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended. to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other inden-

_______
* Bracketed language shall be amended it a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

tures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

Article One.
Bonds of the 14⅝% Series Due 1988 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “14⅝% Series Due 1988” (herein called the Bonds of the 14⅝% Series Due 1988), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of the 14⅝% Series Due 1988 which may be outstanding under the First Mortgage as amended and this Twenty-Seventh Supplemental Indenture shall be limited to $40,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended

The Bonds of the 14⅝% Series Due 1988 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of the 14⅝% Series Due 1988 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting redemption and the payment of interest as permitted by Sections 1(d) and 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to among other things, the descriptive title, the interest rate, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 14⅝% Series Due 1988, as in the First Mortgage as amended and in this Twenty-Seventh Supplemental Indenture provided or permitted.

Section 2.  Upon the execution and delivery of this Twenty-Seventh Supplemental Indenture and upon delivery to the Trustee of $40,000,000 aggregate principal amount of Bonds of the 14⅝% Series Due 1988, executed by the Company, and upon compliance by the Company with the provisions of Article Seven of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-Seventh Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven.

Section 3.  The Bonds of the 14⅝% Series Due 1988 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature February 1, 1988; shall bear interest as provided in said Section 3 of Article Two at the rate of fourteen and five-eighths per centum (14⅝%) per annum until paid or redeemed as hereinafter provided, payable on August 1, 1981 and thereafter semi-annually on each February 1 and August 1, to the Bondholders in whose names such Bonds of the 14⅝% Series Due 1988 are registered at the close of business on January 15 or July 15, as the case may be, next preceding such February 1 and August 1, except that if the Company shall default in the payment of any instalment of interest on any Bonds of the 14⅝% Series Due 1988, such interest in default shall be paid to the Bondholders in whose names the Bonds of the 14⅝% Series Due 1988 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Section 4. Bonds of the 14⅝% Series Due 1988 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.

Whenever any Bond or Bonds of the 14⅝% Series Due 1988 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Bond of the 14⅝% Series Due 1988 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of the 14⅝% Series Due 1988 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration or transfer or exchange of Bonds of the 14⅝% Series Due 1988, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Bonds of the 14⅝% Series Due 1988 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of the 14⅝% Series Due 1988 as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twenty-Seventh Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

Section 5.  Bonds of the 14⅝% Series Due 1988 may be redeemed, on or after February 1, 1986, and prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the Bonds of the 14⅝% Series Due 1988) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption.

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of the 14⅝% Series Due 1988 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking, for the benefit of the Trustee and of the Company, that such registered holder (a) will make notations on such Bonds of the 14⅝% Series Due 1988 of the portions thereof so redeemed; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of the 14⅝% Series Due 1988 or any interest therein unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of the 14⅝% Series Due 1988 aggregating the unredeemed balance of the principal amount of such Bond.  The Trustee shall not be under any duty to determine that such notations have been made.

Except as in this Twenty-Seventh Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of the 14⅝% Series Due 1988 at any time outstanding.

Article Two.
Amendments to First mortgage as Amended.
[The Amendments contained in the Twenty-Seventh Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage, as amended, printed herein.]

Article Three.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of the 14⅝% Series Due 1988 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1998, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 8 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:**

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2008, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007, the 8½% Series Due 2007, the 8.95% Series Due 1998, the 9½% Series Due 2008, the 10¼% Series Due 1999, the 12⅝% Series Due 2009 or the 14⅝% Series Due 1988 shall be outstanding, in addition to all property additions specified in the foregoing and following subpara-

________
* Such amendments, which become effective at a later date or dates, are set forth in Appendix A.
** This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as minded, printed herein.

graphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”

Section 3.  The Company, and the holders of any Bonds of the 14⅝% Series Due 1988 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).*

Section 4.  The Company, and the holders of any Bonds of the 14⅝% Series Due 1988 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 8 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date as which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1988, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.**

Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry out the purposes of the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments.  To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental inden-

________ * Such amendment, which becomes effective at a later date or dates, is set forth in Appendix B. ** Such amendment, which becomes effective at a later date, is set forth in Appendix C.

ture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of the 14⅝% Series Due 1988 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.
Article Four.
Covenants of The Company.
Section 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

Section 2.  The Company will not, so long as any Bonds of the 14⅝% Series Due 1988 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945.  For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.  For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.

The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.

Section 3.  Promptly after the execution and delivery of this Twenty-Seventh Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Seventh Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Seventh Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 4.  The Company will give appropriate directions to the Trustee with respect to the application of any cash balance at any time held in the Maintenance and Replacement Fund provided for in Section 5 of Article Eighth of the First Mortgage as amended so that there shall not be applied prior to February 1, 1986, to the redemption of the Bonds of the 14⅝% Series Due 1988 any portion of such balance. Nothing contained herein shall limit the right of the Company to deposit Bonds of the 14⅝% Series Due 1988 with the Trustee in satisfaction (to the extent of the principal amount of such Bonds so deposited) of the Company’s obligation to make a deposit under said Section 5 of Article Eighth.

Article Five.
Miscellaneous.

Section 1.  The Bonds of the 14⅝% Series Due 1988 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-Seventh Supplemental Indenture.

Section 2.  The provisions of this Twenty-Seventh Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-Seventh Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the Bonds of the 14⅝% Series Due 1988 and the provisions of Article Three of this Twenty-Seventh Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three. From and after such initial issue of the Bonds of the 14⅝% Series Due 1988 this Twenty-Seventh Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-Seventh Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Twenty-Seventh Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-Seventh Supplemental Indenture, shall be applicable with respect to the Bonds of the 14⅝% Series Due 1988, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-Seventh Supplemental Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Twenty-Seventh Supplemental Indenture and in the Bonds of the 14⅝% Series Due 1988 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-Seventh Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

No Bonds of the 14⅝% Series Due 1988 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of the 14⅝% Series Due 1988 shall be outstanding” as used in this Twenty-Seventh Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of the 14⅝% Series Due 1988 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided  further that provision shall have been made prohibiting any further issue of Bonds of the 14⅝% Series Due 1988 after such deposit of the redemption price of the Bonds of the 14⅝% Series Due 1988 then outstanding.

Section 4. This Twenty-Seventh Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX W

TWENTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of February 1981, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

Whereas, the Company has heretofore executed and delivered to the Trustee twenty-six Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below;

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A Due 1978	None

Supplemental Indenture	Dated as Of	Series Provided for	Principal Amount Outstanding
Sixth	February 1, 1952	3¼% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5⅛% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	5⅝% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	6¾% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	8¼% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	9½% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	8⅛% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2003	$40,000,000
Eighteenth	October 1, 1974	10½% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$ 3,175,000
Twentieth	November 15, 1976	8¾% Series Due 2006	$50,000,000
Twenty-First	April 15, 1977	6.35% Series Due 2007	$14,200,000
Twenty-Second	October 15, 1977	8½% Series Due 2007	$60,000,000
Twenty-Third	April 1, 1978	8.95% Series Due 1998	$20,000,000
Twenty-Fourth	November 1, 1978	9½% Series Due 2008	$50,000,000
Twenty-Fifth	August 1, 1979	10¼% Series Due 1999	$30,000,000
Twenty-Sixth	December 1, 1979	12 1/8% Series Due 2009	$63,620,000
Twenty-Seventh	February 1, 1981	14½% Series Due 1988	$40,000,000

Whereas, said Eleventh Supplemental Indenture, which created the 55/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which bonds are then outstanding; and

Whereas, said Fifteenth Supplemental Indenture, which created the 81/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per cent (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which bonds are then outstanding; and

Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage as theretofore amended altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage as theretofore amended (the First Mortgage as amended by the First through the Twenty-Seventh Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

Whereas, the Company his issued under the First Mortgage as amended its Bonds of the Series Due 1978, Series A, and Series Due 2009; in December 1978 and January 1980 the Company retired $15,000,000 and $1,380,000, respectively, aggregate principal amount of such Bonds and such Bonds were held by the public; and

Whereas, the Company, by resolutions duly adopted by the Finance Committee of its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

Whereas, the Company, by resolutions duly adopted by the Finance Committee of its Board of Directors, has determined specifically to subject to the lien of the First Mortgage as amended certain additional properties acquired or constructed by it since the date of said Twenty-Seventh Supplemental Indenture; and

Whereas, the Company, pursuant to resolutions duly adopted by the Finance Committee of its Board of Directors at a meeting of said Fi-

nance Committee duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-Eighth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 14½% Series Due 1988, which shall be limited to the aggregate principal amount of $20,000,000, a portion of which will be authenticated by the Trustee under Article Seven of the First Mortgage as amended and the remaining portion of which, if any, may thereafter be authenticated by the Trustee under Article Six of the First Mortgage as amended;

Whereas, the Bonds of the 14½% Series Due 1988 and the Trustee’s certificate to be endorsed on all the Bonds of the 14½% Series Due 1988 are to be respectively and substantially in the form annexed as Appendix D hereto with blanks appropriately filled in; and

Whereas, at said meeting of the Finance Committee of the Board of Directors of the Company the form, terms and provisions of this Twenty-Eighth Supplemental Indenture (including the form of the Bonds of the 14½% Series Due 1988) were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

Whereas, all things necessary to make the Bonds of the 14½% Series Due 1988 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed;

Now, therefore, this Indenture witnesseth

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-Eighth Supplemental Indenture according to their tenor, purport and effect, as well as the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 14½% Series Due 1988 are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Bonds of the 14½% Series Due 1988 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-Eighth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Eighth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

First.
Real Property and Interests in Real Property.

All and singular, all real property and interests in real property acquired by the Company between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by the Company, at the latter date.

Second.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurte-

nances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.
Third.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulation, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.

Fourth.
Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

Fifth.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by it at the latter date, including substations, transformers. switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

Sixth.
Liquefied Premium Gas Production and Stoppage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Seventh.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

Eighth.
Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

Ninth.
Telephone Lines.

All telephone lines of the Company acquired by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

Tenth.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between February 1, 1981, the date of the Twenty-Seventh Supplemental Indenture, and the date of this Twenty-Eighth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twenty-Eighth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them, and of all other franchises, grants, privileges and rights now subject to the lien of the First Mortgage as amended.

Eleventh.
Other Real Estate and Appurtenances.

A.      All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-Eighth Supplemental Indenture.
B.      All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.
C.      All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.
D.      All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.
E.      All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.
It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2)in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

Twelfth.
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended.

A.      Any and all property, real, personal and inked, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled. excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise,

________________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture. (See Appendix A.)

equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

*[B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-Eighth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1980 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other inden-

________________
*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture. (See Appendix A.)

tures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE.
Bonds of the 14½% Series Due 1988 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “14½% Series Due 1988” (herein called the Bonds of the 14½% Series Due 1988), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of the 14½% Series Due 1988 which may be outstanding under the First Mortgage as amended and this Twenty-Eighth Supplemental Indenture shall be limited to $20,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.
The Bonds of the 14½% Series Due 1988 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of the 14½% Series Due 1988 shall respectively be substantially in the form annexed as Appendix D hereto with blanks appropriately filled in.
Section 2.  Upon the execution and delivery of this Twenty-Eighth Supplemental Indenture and upon delivery of $20,000,000 aggregate principal amount of Bonds of the 14½% Series Due 1988, executed by the Company, and upon compliance by the Company with the provisions of Article Seven or Article Six, or both, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-Eighth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Seven or Article Six, or both, as the case may be.
Section 3.  The Bonds of the 14½% Series Due 1988 shall be dated as provided in Section 8 of Article Two of the First Mortgage as amended; shall mature February 18, 1988; shall bear interest as provided in said Section 3 of Article Two (except that any Bond of the 14½% Series Due 1988 issued prior to the first date on which interest shall have been paid on such series shall bear interest (i) if issued upon original issuance, from its date, or (ii) if issued in exchange or substitution for, or upon the transfer of, any other Bond of such series, from the same date as such other Bond) at the rate of fourteen and one-half per centum (14½%) per annum until paid or redeemed as hereinafter provided, payable on August 18, 1981 and thereafter semi-annually on each February 18 and August 18, to the Bondholders in whose names such Bonds of the 14½% Series Due 1988 are registered at the close of business on January 31 or July 31, as the case may be, next preceding such February 18 or August 18, except that if the Company shall default in the payment of any installment of interest on any Bonds of the 14½% Series Due 1988, such interest in default shall be paid to the Bondholders in whose names the Bonds of the 14½% Series Due 1988 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Section 4.  Bonds of the 14½% Series Due 1988 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.
Whenever any Bond or Bonds of the 14½% Series Due 1988 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any Bond of the 14½% Series Due 1988 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.
The Company shall not be required to (a) register a transfer of, or exchange, any Bond of the 14½% Series Due 1988 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration or transfer or exchange of Bonds of the 14½% Series Due 1988, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
Until definitive Bonds of the 14½% Series Due 1988 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of the 14½% Series Due 1988 as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twenty-Eighth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage is amended as therein provided.
Section 5.  Bonds of the 14½% Series Due 1988 may be redeemed, after August 17, 1987 and prior to maturity, at the election of the Company, in the manner provided in this Article One, as a whole at any time (but not in part), at the principal amount thereof and accrued interest thereon to the date of redemption, together, if redeemed on or prior to December 17, 1987, with a premium equal to four percentum (4%) of the principal amount thereof, and, if redeemed thereafter, without premium.
Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of the 14½% Series Due 1988 shall, so long as the purchaser (herein called the “Purchaser”) under the Purchase Agreement (as hereinafter defined), or a nominee of the Purchaser, shall be a holder of any of the Bonds of the 14½% Series Due 1988, or if any other institutional holder or its nominee or nominees shall at any time be the holder or holders of at least 3% in aggregate principal amount of the Bonds of the 14½% Series Due 1988 outstanding (any such other institutional holder being herein called an “Institutional Holder”), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee, and payment of the interest on such Bond of the 14½% Series Due 1988 shall be made in such manner as shall be specified by such Purchaser or Institutional Holder in a written notice filed with the Company, and without any requirement of surrendering such Bond of the 14½% Series Due 1988 to the Trustee. Until further notice from the Purchaser, such payments shall be made in respect of the Bonds of the 14½% Series Due 1988 held by it as provided in Section 4.1 of the Purchase Agreement. As a condition to making any such payment, there shall be filed with the Trustee an agreement by such Purchaser or other Institutional Holder (designating its nominee or nominees, if any) that it (a) will prior to transfer make notations on such Bonds of the 14½% Series Due 1988 of the portions thereof so redeemed and will also note the date to which interest has been paid on such Bonds of the 14½% Series Due 1988; (b) will permit the Trustee to inspect such Bonds of the 14½% Series Due 1988 and to make such notations thereon; and (c) promptly notify the Company and the Trustee of the name and address of the transferee of any such Bond sold or transferred by such holder. Such condition shall be satisfied in the cue of the Purchaser by delivery of a signed copy of the Purchase Agreement. The Trustee shall not be liable or responsible to the Purchaser or any Institutional Holder or to the Company or to any other person for any act or omission to act on the part of the Company or the Purchaser or any Institutional Holder in connection with the foregoing. The Company will indemnify and save the Trustee harmless against any liabilities resulting from any such act or omission.

As used in this Section the term “Purchase Agreement” means the Bond Purchase Agreement, dated February 18, 1981, between the Company and the original purchaser of the Bonds of the 14½% Series Due 1988, a true and correct copy of such Purchase Agreement, certified as such by an officer of the Company, having been lodged with the Trustee and being available for inspection at its principal trust office.
Section 6.  Subject to the provisions of the First Mortgage as amended, written notice of redemption of Bonds of the 14½% Series

Due 1988 pursuant to Section 5 of this Article One shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds. Any notice of redemption pursuant to said Section 5 shall be mailed or delivered by hand at least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all Bonds of the 14½% Series Due 1988 may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.

Section 7.  In the event of any redemption of less than all the outstanding Bonds of the 14½% Series Due 1988, the Trustee shall select in the manner provided in Article Ten of the First Mortgage as amended (subject to the provisions of this Section 7 of this Article One) the numbers of the Bonds to be redeemed in whole or in part. Any term of the First Mortgage as amended or of the Bonds of the 14½% Series Due 1988 to the contrary notwithstanding, so long as the Purchaser or any Institutional Holder, or a nominee of the Purchaser or any such Institutional Holder, shall be a holder of any of the Bonds of the 14½% Series Due 1988, in case of any partial redemption of the Bonds of the 14½% Series Due 1988, the Trustee shall prorate the principal amount of such Bonds of the 14½% Series Due 1988 to be redeemed among all holders of such Bonds of the 14½% Series Due 1988 in proportion to the principal amount of such Bonds of the 14½% Series Due 1988 registered in the name of each such holder and shall then designate for redemption with respect to each such holder particular Bonds of the 14½% Series Due 1988 or portions thereof equal to the principal amount of Bonds of the 14½% Series Due 1988 to be redeemed so prorated to such registered owner, provided, however, that in any such prorating pursuant to this paragraph the Trustee shall, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than $1,000 the amount which would be allocable on the basis of exact proportion to any one or more holders of such Bonds of the 14½% Series Due 1988, as may be required to provide that the principal amount so prorated shall be in each instance an integral multiple of $1,000.

Section 8. Notwithstanding any other provision of the First Mortgage as amended, Bonds of the 14½% Series Due 1988 shall not be redeemed, purchased or acquired by the Company (or by the Trustee on behalf of the Company) except for (a) optional redemptions as provided in Section 5 of this Article One, and (b) redemptions pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as amended utilizing cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended; provided, however, that a redemption described in clause (b) of this Section 8 shall not be made by the Company unless in any such clause there shall also be so redeemed a principal amount of Bonds of other series outstanding under the First Mortgage as amended bearing substantially the same (or greater) proportion to the aggregate principal amount of all Bonds (other than the Bonds of the 14½% Series Due 1988) of all series then outstanding under the First Mortgage as amended as the principal amount of Bonds of the 14½% Series Due 1988 then to be so redeemed bears to the principal amount of all Bonds of the 14½% Series Due 1988 then outstanding.
Section 9.  Except as in this Twenty-Eighth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of the 14½% Series Due 1988 at any time outstanding.

ARTICLE TWO.
Consent to and Amendment of Certain Amendments Made By Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of the 14½% Series Due 1988 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975,

Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*

Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Two) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:**

“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007, the 8½% Series Due 2007, the 8.95% Series Due 1998, the 9½% Series Due 2003, the 10¼% Series Due 1999, the 12½% Series Due 2009, the 14⅝% Series Due 1988 or the 14½% Series Due 1988 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”

Section 3.  The Company, and the holders of any Bonds of the 14½% Series Due 1988 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Two).***

________________
*Such amendments, which become effective at a later date or dates, are set forth in Appendix A.
**This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.
***Such amendment, which becomes effective at a later date or dates, is set forth in Appendix B.

Section 4.  The Company, and the holders of any Bonds of the 14½% Series Due 1988 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture.*

Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Two or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.
No consent of Bonds of the 14½% Series Due 1988 shall be required to effect any of the amendments provided for in, or consented to by, this Article Two.

________________ *Such amendment, which becomes effective at a later date or dates, is set forth in Appendix C.

ARTICLE THREE.
Covenants of the Company.

Section 1.  All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.
Section 2.  The Company will not, so long as any Bonds of the 141/8% Series Due 1988 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made during such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.
The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners.
Section 3.  Promptly after the execution and delivery of this Twenty-Eighth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Eighth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Eighth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or

(b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 4.  The Company will give appropriate directions to the Trustee with respect to the application of any cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended so that there shall not be applied to the purchase or redemption of Bonds of the 14½% Series Due 1988 any portion of such cash balance which exceeds the proportion thereof which the aggregate principal amount of then outstanding Bonds of the 14½% Series Due 1988 bears to the aggregate principal amount of then outstanding Bonds of all series.

Section 5.  Notwithstanding any other provision of the First Mortgage, the Company will give appropriate directions to the Trustee with respect to the application of any cash balance at any time held in the Maintenance and Replacement Fund provided for in Section 5 of Article Eight of the First Mortgage as amended so that there shall not be applied to the redemption of the Bonds of the 14½% Series Due 1988 any portion of such balance. Nothing contained herein shall limit the right of the Company to deposit Bonds of the 14½% Series Due 1988 with the Trustee in satisfaction (to the extent of the principal amount of such Bonds so deposited) of the Company’s obligation to make a deposit under said Section 5 of Article Eight.

ARTICLE FOUR.
Miscellaneous.

Section 1. The Bonds of the 14½% Series Due 1988 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-Eighth Supplemental Indenture.
Section 2.  The provisions of this Twenty-Eighth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-Eighth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Two. From and after the initial issue of the Bonds of the 14½% Series Due 1988 this Twenty-Eighth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-Eighth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Twenty-Eighth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-Eighth Supplemental Indenture, shall be applicable with respect to the Bonds of the 14½% Series Due 1988, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-Eighth Supplemental indenture in the same manner as though set out herein at length. All representations and recitals contained in this Twenty-Eighth Supplemental Indenture and in the Bonds of the 14½% Series Due 1988 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

Section 3. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-Eighth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.
No Bonds of the 14½% Series Due 1988 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of the 14½% Series Due 1988 shall be outstanding” as used in this Twenty-Eighth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of the 14½% Series Due 1988 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of the 14½% Series Due 1988 after such deposit of the redemption price of the Bonds of the 14½% Series Due 1988 then outstanding

Section 4. This Twenty-Eighth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

APPENDIX X

TWENTY-NINTH SUPPLEMENTAL INDENTURE, dated as of September 1, 1981, between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and Irving Trust Company, a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.
Whereas, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and
Whereas, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and
Whereas, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and
Whereas, the Company has heretofore executed and delivered to the Trustee twenty-seven Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A, Due 1978	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
Sixth	February 1, 1952	3¼% Series Due 1982	$15,000,000
Seventh	September 1, 1954	3% Series Due 1984	$15,000,000
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5 1/8% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	5 5/8% Series Due 1997	$40,000,000
Twelfth	June 15, 1968	6¾% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	8¼% Series Due 1999	$30,000,000
Fourteenth	June 1, 1970	9½% Series Due 2000	$35,000,000
Fifteenth	August 1, 1971	8 1/8 Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2003	$40,000,000
Eighteenth	October 1, 1974	10 1/8% Series Due 1981	$45,000,000
Nineteenth	August 1, 1975	10.70% Series Due 2005	$ 3,175,000
Twentieth	November 15, 1976	8¾% Series Due 2006	$50,000,000
Twenty-First	April 15, 1977	6.35% Series Due 2007	$114,200,000
Twenty-Second	October 15, 1977	8½% Series Due 2007	$60,000,000
Twenty-Third	April 1, 1978	8.95% Series Due 1998	$20,000,000
Twenty-Fourth	November 1, 1978	9½% Series Due 2003	$50,000,000
Twenty-Fifth	August 1, 1979	10¼% Series Due 1999	$830,000,000
Twenty-Sixth	December 1, 1979	12 1/8% Series Due 2009	$63,620,003
Twenty-Seventh	February 1, 1981	14 5/8% Series Due 1988	$40,000,000
Twenty-Eighth	February 18, 1981	14½% Series Due 1988	$20,000,000

Whereas, said Eleventh Supplemental Indenture, which created the 55/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage, as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which Bonds are then outstanding; and
Whereas, said Fifteenth Supplemental Indenture, which created the 81/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982. Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which Bonds are then outstanding; and
Whereas, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment to Article Five of the First Mortgage, as theretofore amended, altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage, as theretofore amended (the First Mortgage as amended by the First through the Twenty-Eighth Supplemental Indentures is hereinafter called the First Mortgage as amended); and

Whereas, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than Series Due 1980; and
Whereas, the Company, by resolutions duly adopted by the Finance Committee of its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and
Whereas, the Company, by resolutions duly adopted by the Finance Committee of its Board of Directors, has determined specifically to subject to the lien of the First Mortgage as amended certain additional properties acquired or constructed by it since the date of said Twenty-Eighth Supplemental Indenture; and
Whereas, the Company, pursuant to resolutions duly adopted by the Finance Committee of its Board of Directors at a meeting of said Finance Committee duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Twenty-Ninth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 17% Series Due 1991, which shall be limited to the aggregate principal amount of $80,000,000; and

Whereas, the Bonds of the 17% Series Due 1991 and the Trustee’s certificate to be endorsed on all the Bonds of the 17% Series Due 1991 are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting redemption and the payment of interest as permitted by Sections 1(d) and 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 17% Series Due 1991, as in the First Mortgage as amended and in this Twenty-Ninth Supplemental Indenture provided or permitted; and
Whereas, at said meeting of the Finance Committee of the Board of Directors of the Company the form, terms and provisions of this Twenty-Ninth Supplemental Indenture (including the form of the Bonds of the 17% Series Due 1991) were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and
Whereas, all things necessary to make the Bonds of the 17% Series Due 1991 hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed;
Now, therefore, this indenture witnesseth
that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Twenty-Ninth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Bonds of the 17% Series Due 1991 are to be issued, secured and held, and for and in considerations of the premises and of the acceptance or purchase of the Bonds of the 17% Series Due 1991 by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Twenty-Ninth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Ninth Supplemental Indenture, and has granted, bargained, sold, released. conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the Fast Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

First.
Real Property and Interests in Real Property.

All and singular, all real property and interests in real property acquired by the Company between February 1, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by the Company, at the latter date, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].

and of record in Volume 253, Page 443 of the Deed Records of Adams County, Ohio.
(2) Situated in the County of Highland, City of Greenfield and State of Ohio and being more particularly described as follows:
Beginning at an iron pin set at the Southwest corner of said Lot No. 512, said iron pin being at the intersection of the Easterly line of Sixth Street with the Northerly line of Pine Street; thence with the Westerly line of Lot No. 512 and the Easterly line of Sixth Street, Northwardly 96.40 feet to an iron pin set at the True Place of Beginning for the tract herein described; thence continuing with the Westerly line of Lot No. 512, and the Easterly line of Sixth Street, Northwardly 12.00 feet to an iron pin set; thence Eastwardly perpendicular to the Westerly line of Lot No. 512, a distance of 12.00 feet to an iron pin set; thence Southwardly parallel with the Westerly line of Lot No. 512, a distance of 12.00 feet to an iron pin set; thence Westwardly perpendicular to the Westerly line of Lot No. 512, a distance of 12.00 feet to the True Place of Beginning, containing 144 square feet, more or less.
Being the real property conveyed to the Company by James and Peggy Curry, by General Warranty Deed dated August 13, 1981 and of record in Volume 331, Page 226 of the Deed Records of Highland County, Ohio.

Second.
Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].

Third.
Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulation, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].
Fourth.
Substation’s and Substation Sites.

All substations and switching stations of the Company acquired by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations, including without limiting the generality of the foregoing, the following:

[Specific property descriptions omitted from this composite printing].
Fifth.
Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them; together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limit of any municipal corporation.

Sixth.
Liquefied Premium Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Seventh.
Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them; together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.
Eighth. Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

Ninth.
Telephone Lines.

All telephone lines of the Company acquired by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

Tenth.
Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between February 18, 1981, the date of the Twenty-Eighth Supplemental Indenture, and the date of this Twenty-Ninth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Twenty-Ninth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights, or any of them, and of all other franchises, grants, immunities, privileges and rights now subject to the lien of the First Mortgage as amended.

Eleventh.
Other Real estate and appurtenances.

A.       All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Twenty-Ninth Supplemental Indenture.
B.       All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.
C.       All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.
D.       All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.
E.      All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or* [(2)in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]

Twelfth.
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended.

A.      Any and all property, real, personal and inked, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or

*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture (See Appendix A.)

trustee shall enter upon and take possession of the mortgaged property, or *[(2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.]
*[B.  Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Twenty-Ninth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged. pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.]

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
Subject, however, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the year 1981 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
In trust nevertheless, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds

*Bracketed language shall be amended at a later date or dates as established by Article Three of the Eleventh Supplemental Indenture, as Amended by Section Two of Article Three of the Fifteenth Supplemental Indenture  (See Appendix A.)

and hereinafter and in the First Mortgage as amended expressed and declared.
ARTICLE ONE.
Bonds of the 17% Series Due 1991 and Issue Thereof.

Section 1.  There shall be a series of Bonds designated “17% Series Due 1991” (herein called the Bonds of the 17% Series Due 1991), each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of Bonds of the 17% Series Due 1991 which may be outstanding under the First Mortgage as amended and this Twenty-Ninth Supplemental Indenture shall be limited to $80,000,000, except as provided in Section 8 of Article Two of the First Mortgage as amended.
The Bonds of the 17% Series Due 1991 shall be in registered form only and such Bonds and the Trustee’s certificate to be endorsed on all the Bonds of the 17% Series Due 1991 shall respectively be substantially in the forms of the registered First Mortgage Bonds, 8% Series Due 1984, and the Trustee’s certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond will appear on the back of the Bond rather than on the face, with modifications of the provisions respecting redemption and the payment of interest as permitted by Sections 1(d) and 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the First Mortgage Bonds, 17% Series Due 1991, as in the First Mortgage as amended and in this Twenty-Ninth Supplemental Indenture provided or permitted.
Section 2.  Upon the execution and delivery of this Twenty-Ninth Supplemental Indenture and upon delivery of $80,000,000 aggregate principal amount of Bonds of the 17% Series Due 1991, executed by the Company, and upon compliance by the Company with the provisions of Article Six or Article Seven or both, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Twenty-Ninth Supplemental Indenture, authenticate said Bonds and deliver said Bonds as provided in said Article Six or Article Seven.

Section 3. The Bonds of the 17% Series Due 1991 shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature September 1, 1991; shall bear interest as provided in said Section 3 of Article Two at the rate of seventeen per centum (17%) per annum until paid or redeemed as hereinafter provided, payable on March 1, 1982 and thereafter semi-annually on each September 1 and March 1, to the Bondholders in whose names such Bonds of the 17% Series Due 1991 are registered at the close of business on August 15 or February 15, as the case may be, next preceding such September 1 or March 1, except that if the Company shall default in the payment of any instalment of interest on any Bonds of the 17% Series Due 1991, such interest in default shall be paid to the Bondholders in whose names the Bonds of the 17% Series Due 1991 are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed; and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Section 4.  Bonds of the 17% Series Due 1991 shall be issued in the denominations of $1,000 and any integral multiple of $1,000.
Whenever any Bond or Bonds of the 17% Series Due 1991 shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Bond or Bonds of such Series of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Bond or Bonds so surrendered, a Bond or Bonds of such Series of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any Bond of the 17% Series Due 1991 which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a new Bond or Bonds of such Series in principal amount equal to the unredeemed portion of the Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Bond of the 17% Series Due 1991 during a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or (b) register a transfer of, or exchange, any Bond of such Series which shall have been selected for redemption in whole or in part.
A service charge will not be made for any registration or transfer or exchange of Bonds of the 17% Series Due 1991, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
Until definitive Bonds of the 17% Series Due 1991 shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Bonds of the 17% Series Due 1991 as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary Bonds shall be exchangeable for definitive Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Twenty-Ninth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.
Section 5. Bonds of the 17% Series Due 1991 may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as Company is not in default in the payment of interest on the Bonds of the 17% Series Due 1991) in part from time to time, at the principal amount thereof and accrued interest thereon to the date of redemption, together with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below:
Twelve Month Period Beginning September 1,	Redemption Premium
1981	116.00%
1982	113.72
1983	111.43
1984	109.15
1985	106.86
1986	104.58
1987	102.29

and without premium if redeemed on or after September 1, 1988; provided, however, that the Bonds of the 17% Series Due 1991 may be redeemed without premium if redeemed (i) :at any time by the use of proceeds of released property (as hereinafter in this Section defined) or (ii) on or after September 1, 1986; by the application of any cash balance held in the Maintenance and Replacement Fund provided for in Section 5 of Article Eight of the First Mortgage as amended, and provided further, however, that the Company, in instances where the redemption premium provided for above would be applicable, shall not have the right to redeem any of the Bonds of the 17% Series Due 1991 prior to September 1, 1966, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness bears an effective interest cost to the Company (calculated in accordance with accepted financial practice) of less than 17.20% per annum (and in connection with each such redemption prior to September 1, 1986, the Company shall file with the Trustee a Treasurer’s certificate stating that such redemption complies with the requirements of this proviso).
Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any Bond of the 17% Series Due 1991 may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the

Trustee if there shall have been filed with the Trustee a written undertaking of such registered holder, for the benefit of the Trustee and of the Company, that such registered holder (a) will promptly and prior to any transfer make notations on such Bond of the 17% Series Due 1991 of the portions thereof so redeemed and the date to which interest has been paid thereon; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such Bond of the 17% Series Due 1991 or any interest thereon unless, prior to the delivery thereof, such Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed and the date to which interest has been paid thereon or shall have been surrendered to the Trustee in exchange for a new Bond or Bonds of the 17% Series Due 1991 aggregating the unredeemed balance of the principal amount of such Bond. The Trustee shall not be under any duty to determine that such notations have been made. The Trustee shall not be liable or responsible to any Bondholder or to the Company or to any other person for any act or omission to act on the part of the Company or any Bondholder in connection with the foregoing. The Company will indemnify and save the Trustee harmless against any liabilities resulting from any such act or omission or any action of the Trustee in accordance with this paragraph.
In connection with redemption, the term “proceeds of released property” as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of Bonds of the 17% Series Due 1991 pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended
Except as in this Twenty-Ninth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Bonds of the 17% Series Due 1991 at any time outstanding.

ARTICLE TWO.
Amendments to First Mortgage as Amended.
[The Amendments contained in the Twenty-ninth Supplemental Indenture are incorporated in the Articles of the First and Refunding Mortgage as amended, printed herein].

ARTICLE THREE.
Consent to and Amendment of Certain Amendments Made by Eleventh Supplemental Indenture as Amended and Consent to Certain Amendments Made by Fifteenth Supplemental Indenture.

Section 1.  The Company, and the holders of any Bonds of the 17%; Series Due 1991 by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2. 3. 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and. in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Ns 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*
Section 2.  Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Two) said amendments are hereby simultaneously further amended to that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read: **
“(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000, Series Due 2001, Series. Due 2003, Series Due 1981, Series Due 2005, Series Due 2006, Series Due 2007, the 8½% Series Due 2007, the 8.95% Series Due 1998, the 9½% Series Due 2008, the 101/4% Series Due 1999, the 121/8% Series Due 2009, the 145/8% Series Due 1988, the 14½% Series Due 1988 or the 17% Series Due 1991 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as pro-

________________
*Such amendments, which become effective at a later date or dates, are set forth in Appendix A.
**This amendment is incorporated in the footnotes to the Articles of the First and Refunding Mortgage as amended, printed herein.

vided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One.”
Section 3.  The Company, and the holders of any Bonds of the 17% Series Due 1991 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).*
Section 4.  The Company, and the holders of any Bonds of the 17% Series Due 1991 by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture. **
Section 5.  Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage as amended to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amend-

________________ *Such amendment which becomes effective at a later date or dates, is set forth in Appendix B. **Such amendment, which becomes effective at a later date, is set forth in Appendix C.

ment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.
No consent of Bonds of the 17% Series Due 1991 shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.
ARTICLE FOUR.
Covenants of the Company.
Section 1.  All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.
Section 2.  The Company will not, so long as any Bonds of the 17% Series Due 1991 shall be outstanding, declare any dividends on any of its common stock, except dividends payable in shares of common stock of the Company, or purchase any shares of its common stock, or make any distribution of cash or property among its common stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed nine subsequent to September 30, 1945, shall not exceed net income of the Company available for dividends on its common stock subsequent to September 30, 1945. For the purposes of this Section the term “common stock” shall be deemed to include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. For the purposes of this Section the term “net income of the Company available for dividends on its common stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence in an amount not less than fifteen per centum (15%) of the amount of the operating revenues of the Company (as hereinafter defined) during such period, less all expenditures made dur-

ing such period by the Company for maintenance and repairs and included or reflected in its operating expense accounts, and dividends paid or accrued on all stock of the Company ranking prior to its common stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its common stock for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (b) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on September 30, 1945), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (c) any tax charges or credits in connection with the matters referred to in (a) and (b) above; (d) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profit; or (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1945.
The term “operating revenues of the Company”, as used in the next preceding paragraph, shall mean and include all operating revenues derived by the Company from the operation of its plants and properties remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electricity, gas (natural, artificial or mixed), steam or water purchased and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation on which are borne by the owners,
Section 3.  Promptly after the execution and delivery of this Twenty-Ninth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Ninth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the First Mortgage as amended and this Twenty-Ninth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.
Section 4.  Notwithstanding any other provision of the First Mortgage, the Company will give appropriate directions to the Trustee with respect to the application of any cash balance at any time held in the Maintenance and Replacement Fund provided for in Section 5 of Article Eight of the First Mortgage as amended so that there shall not be applied prior to September 1, 1986 to the redemption of the Bonds of the 17% Series Due 1991 any portion of such balance. Nothing contained herein shall limit the right of the Company to deposit Bonds of the 17% Series Due 1991 with the Trustee in satisfaction (to the extent of the principal amount of such Bonds so deposited) of the Company’s obligation to make a deposit under said Section 5 of Article Eight.
ARTICLE FIVE.
Miscellaneous.
Section 1.  The Bonds of the 17% Series Due 1991 may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Twenty-Ninth Supplemental Indenture.
Section 2.  The provisions of this Twenty-Ninth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Twenty-Ninth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Two. From and after such initial issue of the Bonds of the 17% Series Due 1991 this Twenty-Ninth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Twenty-Ninth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Twenty-Ninth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Twenty-Ninth Supplemental Indenture, shall be applicable with respect to the Bonds of the 17% Series Due 1991, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Twenty-Ninth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Twenty-Ninth Supplemental Indenture and in the Bonds of the 17% Series Due 1991 (save only the Trustee’s certificate upon said Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.
Section 3.  The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Twenty-Ninth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.
No Bonds of the 17% Series Due 1991 shall be deemed to be outstanding within the meaning of the phrase “so long as any of the Bonds of the 17% Series Due 1991 shall be outstanding” as used in this Twenty-Ninth Supplemental Indenture, if the Company shall have exercised its option to redeem all the Bonds of the 17% Series Due 1991 then remaining outstanding and shall have deposited with the Trustee the proper redemption price thereof, to be held by the Trustee in trust for the holders of such Bonds, and provided that notice of such redemption shall have been published as hereinbefore provided or provision, satisfactory to the Trustee, for such publication shall have been made, and provided further that provision shall have been made prohibiting any further issue of Bonds of the 17% Series Due 1991 after such deposit of the redemption price of the Bonds of the 17% Series Due 1991 then outstanding.
Section 4.  This Twenty-Ninth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.